As filed with the Securities and Exchange Commission on December 30, 2004 Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________

ICON Leasing Fund Eleven, LLC
(Exact name of registrant as specified in governing instruments)

DELAWARE	7359	20-1979428
(State or other jurisdiction of organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

_____________

100 FIFTH AVENUE, NEW YORK, NEW YORK 10011 (212) 418-4700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael A. Reisner, Esquire
Senior Vice President and Counsel
ICON Capital Corp.
100 Fifth Avenue, Tenth Floor
New York, New York 10011
(212) 418-4700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Deborah Schwager Froling, Esquire
Hirschler Fleischer, A Professional Corporation
701 East Byrd Street, 15th Floor
Richmond, Virginia 23219
(804) 771-9514
(counsel to registrant)
_____________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of securities being registered	Amount being registered	Proposed maximum aggregate offering price (1)	Proposed maximum offering price per share	Amount of registration fee
Shares of limited liability company interests	200,000 shares	$200,000,000	$1,000.00	$23,540

(1)   Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED DECEMBER 30, 2004

ICON LEASING FUND ELEVEN, LLC
$1,000.00 per Share
Minimum Investment: 5 Shares ($5,000)
(3 Shares for IRAs and qualified plans)
(No minimum for investors in other ICON Funds)

This prospectus describes an investment in shares of ICON Leasing Fund Eleven, LLC, an equipment leasing business in the form of a limited liability company, which we refer to as Fund Eleven in this prospectus. We, ICON Capital Corp., formed Fund Eleven as its manager. We expect we will invest at least 80.71% of the gross proceeds from the sale of shares in equipment, and establish a reserve of 0.50%. The remaining 18.79% of the gross proceeds of the offering will pay fees and expenses related to this offering and organizing Fund Eleven.

These are speculative securities and this investment involves a high degree of risk. You should consider carefully the “Risk Factors” beginning on page 14, which include the following:

•	A substantial portion of the distributions you will receive may be a return of capital and the cash distributions received as a percentage of your investment may not equal the rate of return over the life of Fund Eleven.

•	You may not receive any income from this investment nor a complete return of all of your investment.

•	We will receive substantial fees from Fund Eleven, and our fees are likely to exceed the income portion of distributions made to you during Fund Eleven’s early years.

•	You may be unable to resell your shares and therefore you should be prepared to hold them for the life of Fund Eleven; any sale of shares could be at a loss.

•	Fund Eleven will borrow to purchase equipment.

•	Management decisions are subject to conflicts of interest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The use of forecasts in this Offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in Fund Eleven is not permitted

	Price	Sales	Proceeds to
	to Public	Commissions	Fund Eleven

Per Share	$1,000	$100	$900
Minimum Offering of 1,200 Shares	$1,200,000	$120,000	$1,080,000
Maximum Offering of 200,000 Shares	$200,000,000	$20,000,000	$180,000,000

One of our affiliates, ICON Securities Corp., will act as the dealer-manager for this offering of shares. Broker-dealers selling the shares are not required to sell any specific number of shares, but will use their best efforts to sell shares. No shares will be sold unless a minimum of $1,200,000 is received within one year from the start of the offering. We will deposit subscriptions in a bank escrow account until that amount is received. The last date on which shares may be sold is _________ __, 2007.

Notice to Pennsylvania investors: Because the minimum amount of this offering is less than $10,000,000 (a maximum to minimum offering ratio of 20:1), you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of investments.

This prospectus is dated ___________, 2005.

TABLE OF CONTENTS

Page
INVESTOR SUITABILITY	1
Considerations	1
Suitability Standard for Qualified Plans and IRAs	1
Suitability Standard for Other Fiduciaries	1
Additional Considerations for IRAs, Qualified Plans and Tax-Exempt Entities	2
Suitability Requirements in Connection with Transfers of Shares	2
QUESTIONS AND ANSWERS ABOUT THIS OFFERING	3
SUMMARY OF THE OFFERING	6
General	6
Investment Objectives and Policies	6
Summary of Risk Factors	7
Uses of Offering Proceeds	7
Our Compensation	8
Our Relationship to Fund Eleven Is Not Free of Conflicts of Interests	8
Our Management Responsibility	9
Other Businesses We Manage	9
Management; Financial Statements	9
Federal Income Tax Consequences	9
Capitalization	9
Summary of the LLC Agreement	9
Restrictions on Your Ability to Transfer Shares	10
Share Repurchase Plan	10
Investor Suitability	10
Minimum Investment	11
Plan of Distribution	11
RISKS RELATED TO FORWARD-LOOKING STATEMENTS	13
RISK FACTORS	14
A Substantial Portion of the Distributions You Will Receive May Be Deemed a Return of Capital	14
You May Not Receive Any Income From This Investment Nor a Complete Return of All of Your Investment	14
We Will Receive Substantial Fees from Fund Eleven, and Our Fees Are Likely to Exceed the Income Portion of Distributions Made to You During Fund Eleven’s Early Years	15
You May Be Unable to Resell Your Shares and Therefore You Should Be Prepared to Hold Them for the Life of Fund Eleven	15
Because Fund Eleven Will Borrow to Purchase Equipment, Losses as a Result of Lessee Defaults May Be Greater Than if Debt Were Not Incurred	15
Fund Eleven’s Use of Recourse Debt May Increase Fund Eleven’s Risk of Loss	16
Our Management Decisions Are Subject to Conflicts of Interest	16
If You Choose to Request that We Repurchase Your Shares You May Receive Significantly Less Than You Would Receive if You Were to Hold Your Shares	16
You May Not Receive Cash Distributions Every Month	17
If Fund Eleven Cannot Raise a Significant Amount of Capital, Its Level of Equipment Diversification and Financial Performance May Be Adversely Affected	17
All of the Potential Risks of This Investment Cannot Be Assessed at This Time as Fund Eleven Does Not Yet Own Any Equipment	17
If the Value of Fund Eleven’s Equipment Declines More Rapidly Than We Anticipate, Fund Eleven’s Financial Performance May Be Adversely Affected	17
If Leased Equipment is Not Properly Maintained, Its Residual Value May Be Less Than Expected	18
Fund Eleven Could Incur Losses if a Lessee Defaults on Its Lease	18
If a Lessee Files for Bankruptcy, Fund Eleven May Have Difficulty Enforcing the Leas	19
Fund Eleven May Invest in Options That Could Become Worthless if the Option Grantor Files for Bankruptcy	19
Leasing Equipment in Foreign Countries May Be Riskier Than Domestic Leasing	19
Fund Eleven Could Incur Losses as a Result of Foreign Currency Fluctuation	19

i

Sellers of Leased Equipment Could Use Their Knowledge of the Lease Terms for Gain at Fund Eleven’s Expense	20
Investment in Joint Ventures May Subject Fund Eleven to Risks Relating to Its Co-Investors Which Could Adversely Impact the Financial Results of Joint Ventures	20
Fund Eleven May Not Be Able to Obtain Insurance for Certain Risks and Would Have to Bear the Cost of Losses from Non-Insurable Risks	20
Fund Eleven Could Suffer Losses from Failure to Maintain Equipment Registration and from Unexpected Regulatory Compliance Costs	21
If a Lease Were Determined to Be a Loan, It Would Be Subject to Usury Laws Which Could Lower Fund Eleven’s Lease Revenue	21
Losses Could Result in Reduced Distributions	21
We Will Not Devote Our Time Exclusively to Managing Fund Eleven	21
You Will Have Limited Voting Rights and No Management Authority	21
If the IRS Classifies Fund Eleven as a Corporation Rather than a Partnership, Your Distributions Would Be Reduced Under Current Tax Law	22
Fund Eleven Could Lose Cost Recovery or Depreciation Deductions if the IRS Treats Its Leases as Sales or Financings	22
You May Incur Tax Liability in Excess of the Cash Distributions You Receive in a Particular Year	22
There are Limitations on Your Ability to Deduct Fund Eleven Losses	22
The IRS May Allocate More Taxable Income to You Than the LLC Agreement Provides	23
If You Are a Tax-Exempt Organization, You Will Have Unrelated Business Taxable Income from This Investment	23
This Investment May Cause You to Pay Additional Taxes	23
The Assets of Fund Eleven May Be Plan Assets for ERISA Purposes	23
ESTIMATED USE OF PROCEEDS	24
OUR COMPENSATION	25
CONFLICTS OF INTEREST	30
Our Compensation	30
Effect of Leverage on Our Compensation	30
Competition with Fund Eleven for Equipment	30
Joint Ventures	31
Lease Referrals	32
Lack of Independent Management and Directors	32
Participation of an Affiliate in this Offering	32
No Arm’s-Length Negotiation of Agreements	32
Tax Matters Partner	32
MANAGEMENT RESPONSIBILITY	33
Conflicts	33
Indemnification	33
Investor Remedies	34
OTHER BUSINESSES WE MANAGE	35
RELATIONSHIPS WITH SOME OF OUR AFFILIATES	38
MANAGEMENT	39
The Manager	39
Our Affiliates	40
INVESTMENT OBJECTIVES AND POLICIES	41
General	41
Leases	41
Transaction Approval Procedures	43
Creditworthiness Considerations	44
Equipment Considerations	44
Portfolio Acquisitions	46
Options and Other Interests in Equipment	46
Other Investments	46
Interim Financing	46

ii

Portfolio Review and Remarketing	47
Equipment Leasing Industry	47
CASH DISTRIBUTIONS	54
Monthly Cash Distributions	54
First Cash Distributions to Members	55
Purchasing Additional Shares with Distributions During the Offering Period	55
Cash Distributions During the Liquidation Period	55
FEDERAL INCOME TAX CONSEQUENCES	56
Opinion of Counsel	56
Classification as a Partnership	56
Taxation of Limited Liability Companies in General	56
Publicly Traded Partnerships	57
Taxation of Distributions	58
Company Income Versus Company Distributions	59
Allocations of Profits and Losses	59
Deductibility of Losses; Passive Losses, Tax Basis and “At-Risk” Limitation	60
Deductions for Organizational and Offering Expenses; Start-Up Costs	61
Tax Treatment of Leases	62
Cost Recovery	62
Limitations on Cost Recovery Deductions	62
Deferred Payment Leases	63
Sale or Other Disposition of Fund Eleven Property	64
Sale or Other Disposition of Shares	64
Treatment of Cash Distributions Upon Redemption or Repurchase	65
Gifts of Shares	65
Consequence of No Section 754 Election	65
Tax Treatment of Termination of Fund Eleven Pursuant to the LLC Agreement	65
Audit by the IRS	66
Alternative Minimum Tax	66
Interest Expense	67
Self-Employment Tax	67
Limited Deductions for Activities Not Engaged in for Profit	67
Foreign Source Taxable Income	67
Registration, Interest and Penalties	68
State and Local Taxation	69
Tax Treatment of Certain Trusts and Estates	69
Taxation of Tax-Exempt Organizations	69
Corporate Investors	69
INVESTMENT BY QUALIFIED PLANS AND IRAS	70
Fiduciaries Under ERISA	70
Prohibited Transactions Under ERISA and the Tax Code	70
Plan Assets	71
Other ERISA Considerations	72
CAPITALIZATION	73
MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION	74
Liquidity and Capital Resources	74
Operations	74
SUMMARY OF THE LLC AGREEMENT	75
Establishment and Nature of Fund Eleven	75
Name and Address of Fund Eleven	75
Duration of Fund Eleven	75
Capital Contributions	75
Management of Fund Eleven	75
Limitations on Our Powers	76
Our Right to Indemnification	77
Liability	77

iii

Non-Assessability of Shares	77
Cash Distributions	78
Allocation of Profits and Losses for Tax Purposes	78
Change of Management	79
Transfer of Shares	79
Dissolution and Winding-Up	80
Access to Company Books and Records	80
Meetings and Voting Rights of Members	80
Amending the LLC Agreement	81
TRANSFER OF SHARES / WITHDRAWAL	82
Restrictions on the Transfer of Shares and Withdrawal	82
Additional Transfer Restriction for Residents of California	83
Consequences of Transfer	83
SHARE REPURCHASE PLAN	84
Consequences of Repurchase or Redemption	84
REPORTS TO MEMBERS	85
Annual Reports	85
Quarterly Reports	85
PLAN OF DISTRIBUTION	86
General	86
Segregation of Subscription Payments	87
SUBSCRIPTIONS	88
Minimum Investment	88
Subscriber Representations and Subscription Procedures	88
Instructions Concerning “Important Information”	89
Binding Effect of the LLC Agreement on You	89
Your Citizenship and Residency	89
Co-Signature By Selling Broker-Dealer	89
How to Subscribe	90
FURTHER INFORMATION	91
Experts	91
Legal Matters	91
Additional Information	91
Tabular Information Concerning Prior Public Programs	91
Sales Material	92

iv

INVESTOR SUITABILITY

Considerations

Shares are an illiquid asset. They are not freely transferable, there is no public market in which to sell them, and none is expected to develop. Therefore, only if you have adequate financial means, do not need liquidity and are able to make a long-term investment should you purchase shares. Shares are not an appropriate investment if you must rely on cash distributions from Fund Eleven as an essential source of income to meet your necessary living expenses.

Before purchasing shares you should carefully consider the risk factors of this investment, including the lack of a market in which to sell your shares, the limited availability of repurchase by Fund Eleven, the unfavorable formula by which the repurchase price will be calculated and the resulting long-term nature of an investment in shares. See “Risk Factors.”

You must meet the suitability requirements described below to invest in Fund Eleven. We and the selling broker-dealer have a duty to make reasonable efforts to determine that an investment in shares is suitable for you. To verify that you meet such standards, we will rely upon your representations as to suitability on the Subscription Agreement. When evaluating your suitability for this investment using the standards listed below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles and the equity in your home. The assets included in your net worth calculation must be valued at their fair market value.

You must meet our basic suitability requirements to invest. In general, you must have either:

(1)    a net worth of at least $60,000 plus $60,000 of annual gross income; or

(2)    a net worth of at least $225,000.

If you are a resident of Arizona, Missouri, Nebraska, Ohio or Pennsylvania, your investment may not exceed 10% of your net worth. If you are a resident of New Hampshire, you must have either (a) a net worth of at least $250,000 or (b) a net worth, exclusive of the value of your home, home furnishings and automobiles, of at least $125,000 and an annual gross income of at least $50,000 in order to invest.

In addition, you must be either a U.S. citizen with a resident address in the United States or a resident alien residing in the United States in order to purchase shares.

It may be important for you to consider that, if you are unsure as to whether you meet these standards (or only meet them by a small margin), an investment in the shares may not be prudent for you.

Suitability Standard for Qualified Plans and IRAs

An IRA can purchase shares if the IRA owner meets both the basic suitability standard and any standard applicable in the owner’s state of residence. Pension, profit-sharing or stock bonus plans, including Keogh Plans, that meet the requirements of Section 401 of the Internal Revenue Code are called qualified plans in this prospectus. Qualified plans that are self-directed may purchase shares if the plan participant meets both the basic suitability standard and any standard applicable in the participant’s state of residence. Qualified plans that are not self-directed may purchase shares if the plan itself meets both our basic suitability standard and any relevant state standard.

Suitability Standard for Other Fiduciaries

When shares are purchased for fiduciary accounts other than IRAs and qualified plans, such as a trust, both the basic suitability standard and any applicable state suitability standard must be met by either the fiduciary account itself, or by the beneficiary on whose behalf the fiduciary is acting. If you are both the fiduciary and the person who directly or indirectly supplies the funds for the purchase of shares, then you may purchase shares for the fiduciary account if you meet both the basic suitability standard and any applicable state standard.

1

Additional Considerations for IRAs, Qualified Plans and Tax-Exempt Organizations

An investment in shares will not, in and of itself, create an IRA or qualified plan. To form an IRA or qualified plan, an investor must comply with all applicable provisions of the tax code and the Employee Retirement Income Security Act of 1974 (“ERISA”).

IRAs, qualified plans and tax-exempt organizations should consider the following when deciding whether to invest:

•	any income or gain realized will be unrelated business taxable income, which is subject to the unrelated business income tax;

•	for qualified plans and IRAs, ownership of shares may cause a pro rata share of Fund Eleven’s assets to be considered plan assets for the purposes of ERISA and the excise taxes imposed by the tax code;

•	any entity that is exempt from federal income taxation will be unable to take full advantage of any tax benefits generated by Fund Eleven; and

•	charitable remainder trusts that have any UBTI will be taxed on all otherwise non-taxable income.

See “Risk Factors,” “Federal Income Tax Consequences—Taxation of Tax-Exempt Organizations” and “Investment by Qualified Plans and IRAs.”

If you are a fiduciary or investment manager of a qualified plan or IRA, or if you are a fiduciary of another tax-exempt organization, you should consider all risks and investment concerns, including those unrelated to tax considerations, in deciding whether this investment is appropriate and economically advantageous for your plan or organization. See “Risk Factors,” “Federal Income Tax Consequences” and “Investment by Qualified Plans and IRAs.”

Although we believe that shares may represent suitable investments for some IRAs, qualified plans and tax-exempt organizations, shares may not be suitable for your plan or organization due to the particular tax rules that apply to it. For example, we believe that shares will only be a suitable investment for charitable remainder trusts under very specific circumstances. Furthermore, the investor suitability standards represent minimum requirements, and the fact that your plan or organization satisfies them does not mean that an investment would be suitable. You should consult your plan’s tax and financial advisors to determine whether this investment would be advantageous for your particular situation.

Suitability Requirements in Connection with Transfers of Shares

Shares are subject to substantial transfer restrictions and may be transferred only under certain circumstances and then subject to certain conditions. See “Transfer of Shares / Withdrawal—Restrictions on the Transfer of Shares and Withdrawal.” One condition is that you may sell or transfer your shares only to a recipient who meets all applicable suitability standards. If the transfer is effected through a member firm of the NASD, the member firm must be satisfied that a proposed buyer meets suitability standards for this investment. The NASD conduct rules also require the member firm to inform the proposed buyer of all pertinent facts relating to the liquidity and marketability of the shares.

2

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Q.	What is ICON Leasing Fund Eleven, LLC?

A.	ICON Leasing Fund Eleven, LLC (Fund Eleven) is what is often referred to as an Equipment Leasing Program. In an Equipment Leasing Program, the capital you invest is pooled with the capital contributed by other investors. This pool of cash is then used to make investments, to pay fees and expenses and to establish a small reserve. On pages __ and __, respectively, you can find additional information about subscribing to this offering and the specific use of proceeds from this offering.

Q.	How do Equipment Leasing Programs work?

A.	An Equipment Leasing Program raises money from investors, uses a portion of it to pay fees and expenses, and then makes investments and establishes a small reserve with the rest. The majority of investments made by an Equipment Leasing Program is the purchase of items of equipment which are leased out. One party to each lease owns the equipment; commonly this party is referred to as the owner or lessor. The other party uses the equipment for a specific period of time and pays rent for its use; this is the user or lessee. When the lease matures, the lessee typically purchases the equipment, extends the lease or returns the equipment to the lessor. An Equipment Leasing Program anticipates receiving cash from both rental payments made by lessees and the sale of the equipment when a lease is over.

Q.	What will ICON Leasing Fund Eleven, LLC do?

A.	As is typical of Equipment Leasing Programs, Fund Eleven will be a lessor, using a portion of the offering proceeds to buy items of equipment on lease to various lessees. Although the makeup of Fund Eleven’s leased equipment portfolio cannot be determined in advance, other Equipment Leasing Programs we (ICON Capital Corp.) manage invested in marine vessels, commercial aircraft, railcars, power plants, production facilities, store fixtures and technology equipment (and many other types of equipment). It is also not possible to determine who will be the lessees of Fund Eleven’s equipment, but in our other Equipment Leasing Programs the lessees were often Fortune 500 companies or large foreign businesses.

Q.	What can I expect to happen after I make an investment in ICON Leasing Fund Eleven, LLC?

A.	Fund Eleven has three phases of different lengths. It is very important to be aware of how Fund Eleven will operate during these three phases so you can evaluate this investment opportunity and have appropriate expectations.

We call the period when we are raising money from investors the offering period. This period will not exceed two years. The more quickly Fund Eleven raises money, the shorter the offering period will be. After Fund Eleven has raised $1,200,000, it will begin investing offering proceeds in equipment subject to leases. This will continue until all offering proceeds have been spent on equipment, fees and expenses, and establishing a small reserve.

Once the offering is complete, the operating period begins. Unless extended, it will last for five years. No new investors are admitted during this period. The operating period is when Fund Eleven expects to invest operating proceeds in additional equipment to the extent that cash is available after distributions are made and expenses are paid.

In both the offering and operating periods, Fund Eleven plans to make monthly distributions of cash to investors. Cash is expected to be distributed in the early part of each month, commencing shortly after you make an investment and once Fund Eleven has raised $1,200,000. Cash distributions are expected to continue each month for the entire offering and operating periods. However, the amount and rate of cash distributions could vary and is not guaranteed.

At the end of the operating period will be the liquidation period. The liquidation period is likely to last for several years. It is during the liquidation period that Fund Eleven gradually disposes of its equipment. If equipment is still on lease at the start of the liquidation period, it will typically be sold when the lease matures rather than re-leased to third parties, if market conditions permit. If we believe that it would be in the best interests of investors to have Fund Eleven acquire further equipment during the liquidation period, we may do so, but we will not receive any fees in connection with acquiring, leasing or selling that equipment.

3

Q.	How do the planned cash distributions from Fund Eleven to me compare to fixed income investments?

A.	You should carefully review the Risk Factors section of the prospectus to see how an investment in Fund Eleven differs from more conservative alternatives. Among other things, you are not guaranteed a return of or a return on your investment in Fund Eleven. The amount of distributions made to you during the offering and operating periods may vary depending on the performance of Fund Eleven’s equipment lease investments. Distributions made to you during the liquidation period will be irregular and there is no one guaranteeing that, when combined with prior distributions, they will add up to more than 100% of your investment. The possibility that the internal rate of return from this investment may be more or less than the initial distribution rate, as determined by us in our sole discretion, is an important difference between an investment in Fund Eleven and fixed income alternatives. Understanding the opportunities and risks of Fund Eleven prior to investing is very important, and you should not invest if you believe you do not fully understand this investment.

Q.	Are there tax considerations of this investment of which I need to be aware?

A.	Material federal tax consequences are described beginning on page __. You should consult your tax advisor if you have questions about the appropriateness of this investment for your own tax situation.

Investing in equipment ordinarily has the following federal tax characteristics. Fund Eleven will generate taxable income from rents received and equipment sales. A substantial part of this income is offset by deductions for depreciation, interest and other expenses. The result may be that, in the offering period and early years of the operating period, you will receive cash distributions which are not fully subject to income tax when you receive them. Distributions not fully subject to income tax during the offering period and early years of the operating period are likely to be comprised mainly of a return of capital. You will receive a Form K-1 early each year, which tells you what share of Fund Eleven’s income you will need to include on your individual tax return.

This is not an appropriate investment if you are seeking to shelter other sources of income from taxation, although in some instances passive losses from this investment can offset passive income. Based upon our experience managing other Equipment Leasing Programs, in the early years of Fund Eleven you will receive distributions but have to pay very little current income tax on them. By the time Fund Eleven is liquidated, the total tax you pay in the aggregate will likely be consistent with the tax you would pay with respect to other taxable investments. The benefit of paying taxes later instead of currently is commonly referred to as “tax deferral.” We use the term “tax deferral” to mean that, in the early years of the investment, only a small portion of the cash distributed to you will be considered a return on investment. To the extent in later years the portion considered a return on investment grows, it will be taxable at that time. This is not the same as a tax deferral commonly associated with qualified plans or IRAs where even the portion of your portfolio performance considered a return on investment is not taxable when distributed to the qualified plan or IRA and such earnings remain untaxed until withdrawn. An investment in Fund Eleven should not be made solely because of the potential for tax deferral. In addition, in some cases other taxes may offset the deferral benefit. Again, see the tax discussion beginning on page __, including the discussion of unrelated business taxable income (on page __) which may apply if you invest in Fund Eleven through a qualified plan or IRA.

Other Equipment Leasing Programs we manage have, on average for the first five years after their commencement, experienced that 81.04% of distributions to investors were a return of capital and 18.96% of distributions were returns on investments. A newer Equipment Leasing Program we manage, ICON Income Fund Nine, LLC, has, in its first three years, experienced that all of its distributions to investors were a return of capital and none of its distributions were a return on investment.

4

Q.	Can I have my distributions redirected elsewhere each month?

A.	Investors can specify a number of different accounts to which their distributions will be deposited. There is an opportunity to have your distributions invested in additional shares of Fund Eleven during the offering period.

Q.	What ability will I have to sell my investment in Fund Eleven?

A.	This is an illiquid investment and your ability to sell will be extremely limited. It is best only to invest money which you can afford to have tied up for at least 10 years, net of distributions which are expected to be made to you during those years. Fund Eleven has a share repurchase plan which, after you have held your shares for one year, allows you to request that Fund Eleven purchase your shares from time to time, which plan is more fully described on page __. From time to time, informal trading markets have existed where owners of investments in Equipment Leasing Programs can buy and sell such investments. You should assume that the financial result of a repurchase or sale, consisting of repurchase proceeds and distributions you received prior to repurchase, may be for less than your original investment.

5

SUMMARY OF THE OFFERING

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus, including the section entitled “Risk Factors,” carefully before making an investment decision. In this prospectus, “manager,” “we,” “us” and “our” refer to ICON Capital Corp., the manager of Fund Eleven. The principal executive offices of Fund Eleven are located at 100 Fifth Avenue, Tenth Floor, New York, New York 10011, and its telephone number is (212) 418-4700.

General

ICON Leasing Fund Eleven, LLC is an equipment leasing business formed on December 2, 2004. Fund Eleven will primarily engage in the business of acquiring equipment and other property subject to leases and, to a lesser degree, acquiring ownership rights to items of leased equipment upon expiration of the lease. Fund Eleven may also engage in other business activities that are consistent with Fund Eleven’s objectives. Some of Fund Eleven’s equipment leases will be acquired for cash and are expected to provide current cash flow, which we refer to as income leases. The majority of the purchase price of Fund Eleven’s other equipment leases will be borrowed, so these leases will generate little or no current cash flow because all of the rental payments received from a lessee will be paid to a lender. For these “growth” leases, we anticipate that the future value of the leased equipment will exceed the cash portion of the purchase price Fund Eleven pays for the equipment.

We expect that Fund Eleven will invest most of the net proceeds of this offering in items of equipment and other property that will be subject to a lease. After the net offering proceeds have been invested, additional investments will be made with the cash generated from Fund Eleven’s initial investments to the extent that cash is not needed for Fund Eleven’s expenses, reserves and distributions to investors. The investment in additional equipment in this manner is called “reinvestment.” We anticipate Fund Eleven will purchase equipment and other property from time to time until five years from the date we complete this offering. That time frame is called the operating period, which we may extend at our discretion for an additional three years. After the operating period, Fund Eleven will sell its assets in the ordinary course of business during a time frame called the liquidation period. If we believe it would benefit investors to reinvest Fund Eleven’s cash flow in equipment during the liquidation period, Fund Eleven may do so, but we will not receive any additional fees in connection with such reinvestments. Our goal is to complete the liquidation period in three years, but it may take longer to do so. Accordingly, you should expect to hold your shares for at least 10 years from the time you invest.

Investment Objectives and Policies

We have four investment objectives:

(1)	Invest in Leased Equipment: to invest at favorable prices in equipment and other property subject to leases with creditworthy lessees.

(2)	Make Cash Distributions: to make substantially tax-deferred cash distributions during the early years of Fund Eleven, beginning the month after the first investor is admitted as a member.

(3)	Diversify to Reduce Risk: to select individual investments that, when evaluated as a group, represent a diversified portfolio of equipment and other property subject to leases. A diverse portfolio comprised of various types of equipment and a range of maturity dates makes it less likely that changes in any one market sector will significantly impact Fund Eleven. Further, a diverse portfolio of creditworthy lessees makes it less likely that a lessee’s default or bankruptcy will significantly impact Fund Eleven. We intend to emphasize investments in used, long-lived, low-obsolescence equipment to reduce the impact of economic depreciation and, to a lesser degree, emphasize investments where high rental rates compensate Fund Eleven for the expected economic depreciation of the underlying equipment.

(4)	Provide a Favorable Total Return: to provide you a total return on your investment which, by the time Fund Eleven’s investments are sold, compares favorably with fixed income investments.

6

Summary of Risk Factors

This investment involves a high degree of risk. In addition to this summary of the material risks of this investment, you should read the entire section of this prospectus entitled “Risk Factors,” found on page 14, before making an investment decision.

•	A substantial portion of distributions you will receive from Fund Eleven may be a return of capital. Until all of Fund Eleven’s equipment is sold and Fund Eleven has made its final distribution, you will not be able to determine what portion of cash distributions received were a return of capital or a return on your investment.

•	You may not receive any income from this investment nor a complete return of all of your investment.

•	Fund Eleven will pay us and our affiliates substantial fees for organizing Fund Eleven, selling shares and acquiring and managing equipment for Fund Eleven. The amount of these fees is likely to exceed the income portion of distributions made to you in Fund Eleven’s early years.

•	There are significant limitations on your right to sell shares since there will be no public trading market for them. Although there is a share repurchase plan in Fund Eleven, you should be prepared to hold your shares for the life of Fund Eleven and any sale of shares may not return your full investment.

•	Because Fund Eleven intends to borrow to purchase equipment, the likelihood of a total loss of an investment in any particular item of equipment resulting from defaults by equipment lessees may be greater than if Fund Eleven did not borrow. While the use of borrowing will enable Fund Eleven to acquire more investments than if Fund Eleven did not borrow, there can be no assurance that the benefit of greater diversification that may result from increased borrowing will offset the risk of individual investment losses from defaults.

•	Management decisions are subject to conflicts of interest because we will receive more fees if Fund Eleven borrows funds to purchase equipment.

Uses of Offering Proceeds

Assuming all of the shares are sold, we expect we will:

•	invest at least 80.71% of the funds we receive from investors in equipment;

•	retain 0.50% of the funds in a reserve; and

•	use the remaining 18.79% of the funds to pay fees and expenses relating to this offering and organizing Fund Eleven.

Assuming only the minimum number of the shares (1,200) is sold, we expect we will:

•	invest at least 79.55% of the funds we receive from investors in equipment;

•	retain 0.50% of the funds in a reserve; and

•	use the remaining 19.95% of the funds to pay fees and expenses relating to this offering and organizing Fund Eleven.

7

Our Compensation

The dealer-manager, which is a corporation affiliated with us, will select the broker-dealers, manage this offering, and be compensated for those and other services. We will acquire the assets for, and manage the business of, Fund Eleven. The section of this prospectus entitled “Our Compensation” details the estimated amount and range of each item of compensation that we and the dealer-manager will be paid. The most significant items are:

•	we expect not more than 18.79% of the gross proceeds from the offering (assuming all 200,000 shares are sold) will pay fees and expenses relating to this offering and organizing Fund Eleven, including acquisition fees. We and our affiliates expect we will receive approximately 10.79% of the gross proceeds, and up to 8.0% will be paid to unaffiliated broker-dealers. If only the minimum number of shares are sold, we and our affiliates expect we will receive approximately 11.95% of the proceeds, and up to 8.0% will be paid to unaffiliated broker-dealers;

•	we are entitled to acquisition fees of 3.0% of the purchase price of the equipment purchased by Fund Eleven;

•	we are entitled to a management fee of between 2% and 7% of gross rental payments from Fund Eleven’s leases, but not from rental payments for equipment acquired during the liquidation period;

•	we will receive an additional fee of 2% of gross rental payments for providing re-leasing services to Fund Eleven when equipment comes off lease and is re-leased to a new lessee during the operating period, up to a maximum of 7% when combined with the management fee described above;

•	initially, we will receive 1% and the investors (sometimes called members) as a group will receive 99% of cash distributions from Fund Eleven’s operations and sales. This will continue until the investors have received what we call payout, which is a total cash distribution equal to the amount of their investment plus an 8.0% cumulative annual return, compounded daily, on their unreturned investment;

•	after payout, Fund Eleven will pay 10% of cash distributions from sales and operations to us and 90% to the investors; and

•	after payout, Fund Eleven will pay us a re-sale fee equal to 3% of the contract sales price of equipment, and interests in equipment, that Fund Eleven sells (excluding sales of equipment acquired during the liquidation period).

Our Relationship to Fund Eleven Is Not Free of Conflicts of Interest

Fund Eleven will be subject to conflicts of interest because of our relationship to it. These conflicts may include:

•	the lack of arm’s-length negotiations in determining our compensation;

•	the substantial fees we and our affiliates will earn for managing Fund Eleven and its business;

•	competition with other leasing businesses that we sponsor for the acquisition, lease or sale of equipment;

•	competition with our affiliates for the acquisition, lease or sale of equipment;

•	competition for management services with other leasing businesses that we or our affiliates sponsor; and

•	management decisions regarding whether to borrow to purchase equipment and when to sell equipment, since we may receive additional fees as a result of these decisions.

8

In addition to the fiduciary duty that we owe as the manager of Fund Eleven, the LLC Agreement contains provisions to minimize conflicts between us, our affiliates and you. See “Conflicts of Interest” and “Summary of the LLC Agreement.”

Our Management Responsibility

As manager of Fund Eleven, we will act with integrity, in good faith and exercise our best business judgment in conducting the business of Fund Eleven. However, Fund Eleven will indemnify us for many of our acts on its behalf, and we will be permitted to take actions that may involve a conflict of interest. See “Conflicts of Interest.”

Other Businesses We Manage

We sponsor, and are currently managing, eight other public leasing businesses. See “Other Businesses We Manage” and Exhibit B for more detailed information about these other businesses.

Management; Financial Statements

We are the sole manager of Fund Eleven. We are a Connecticut corporation located at 100 Fifth Avenue, Tenth Floor, New York, New York 10011 and our telephone number is (212) 418-4700. We will manage and control the affairs of Fund Eleven. See “Management” for a description of our officers and other key personnel who will be responsible on our behalf to manage Fund Eleven’s business. Our financial statements and those of Fund Eleven are located in the “Financial Statements” section of this prospectus.

Federal Income Tax Consequences

This prospectus contains a discussion of significant federal income tax issues pertinent to you in the section entitled “Federal Income Tax Consequences.” The most significant tax consideration is whether Fund Eleven will be taxed as a partnership or as a corporation. We will obtain an opinion from our counsel concerning Fund Eleven’s classification for federal income tax purposes as a partnership. Partnership taxation means that the members, rather than Fund Eleven, will pay tax on Fund Eleven’s income, and that the members, rather than Fund Eleven, may be able to deduct its losses. See “Federal Income Tax Consequences—Classification as a Partnership.” Because your investment in Fund Eleven is a passive activity, any losses allocated to you can be deducted only against your passive income, if any.

Capitalization

A table showing Fund Eleven’s current and projected capitalization, after deduction of the costs of this offering and organizing Fund Eleven, is located in the section of the prospectus entitled “Capitalization.”

Summary of the LLC Agreement

The relationship between you, the members, and us, the manager, is governed by the LLC Agreement. You should be particularly aware that under the LLC Agreement:

•	you will have limited voting rights;

•	your shares will not be freely transferable; and

•	our fiduciary duty as the manager of a limited liability company has been modified because of our sponsorship of other similar businesses. This was done to avoid conflicts in fiduciary standards that would otherwise apply to the sponsor of only one such business.

9

See “Management Responsibility,” “Summary of the LLC Agreement,” “Transfer of Shares / Withdrawal” and “Reports to Members” for further details.

Restrictions on Your Ability to Transfer Shares

The LLC Agreement restricts your ability to transfer shares. These restrictions are imposed so that Fund Eleven is not treated as a “publicly traded partnership,” which would make it subject to taxation as a corporation. See “Federal Income Tax Consequences—Publicly Traded Partnerships.” As a result of these restrictions, you will be unable to transfer your shares in a given year if the annual limit on the total number of share transfers has been reached during that particular year. See “Transfer of Shares / Withdrawal.”

Share Repurchase Plan

While an investment in shares should only be made if you can afford to hold onto them for at least 10 years, to the extent Fund Eleven has available cash, at our discretion Fund Eleven will allow a limited number of members to request that Fund Eleven repurchase their shares each year, up to two percent of the total shares outstanding in the prior 12-month period. Under the share repurchase plan, after you have held your shares for at least one year, you may be able to have your shares repurchased by Fund Eleven. However, shares repurchased under the plan will be purchased at our sole discretion and at prices lower than the $1,000 per share offering price.

•	During the offering period, $920 per share, minus cash distributions received during such period,

•	from the end of the offering period through the operating period, $950 per share plus a 4% annual return for each full year you are a member, minus cash distributions received; and

•	thereafter, at a price per share equal to the net asset value per share determined from the most recent financial statements.

We may, in our sole discretion, suspend or terminate the share repurchase plan at any time or refuse to authorize the repurchase of shares. See “Share Repurchase Plan” for further details.

Investor Suitability

You must meet our basic suitability requirements to invest. In general, you must either have:

(1)    a net worth of at least $60,000 plus $60,000 of annual gross income; or

(2)    a net worth of at least $225,000.

In addition, you must be either a U.S. citizen with a resident address in the United States or a resident alien residing in the United States in order to purchase shares.

Certain State Requirements—If you are a resident of Arizona, Missouri, Nebraska, Ohio or Pennsylvania, your investment may not exceed 10% of your net worth. If you are a resident of New Hampshire, you must have (a) a net worth of at least $250,000 or (b) a net worth, excluding the value of your home, home furnishings and automobiles, of at least $125,000, and an annual gross income of at least $50,000 in order to invest.

Who Should Invest—You should only invest if you:

•	are prepared to hold this investment for at least 10 years;

•	have no need for this investment to be liquid except for cash that you may receive from monthly distributions; and

•	are prepared to assume the substantial risks associated with this investment. See the section of this prospectus entitled “Investor Suitability” and Subscriptions,” and the Subscription Agreement, for a more detailed explanation of these requirements.

10

Minimum Investment

The minimum number of shares you must purchase is five. For IRAs and qualified plans, you must purchase at least three shares. There is no minimum investment if you are a citizen of the United States and purchased shares of ICON Income Fund Nine, LLC or ICON Income Fund Ten, LLC or limited partnership units of ICON Income Fund Eight B, L.P.

Plan of Distribution

The Offering—Fund Eleven is offering between 1,200 and 200,000 shares, with a maximum offering amount of $200,000,000. We do not guarantee that any specified amount of money will be raised. The dealer-manager and the broker-dealers will offer the shares for sale.

Offering Period—We anticipate the offering of shares will close no later than two years from the date of this prospectus. The applicable state securities authority in most states must approve our continuing the offering for more than one year after it commences. We may terminate the offering of shares at any time.

Minimum Offering—Unless Fund Eleven receives subscriptions for 1,200 shares prior to the completion of its offering period, no shares will be issued, and all funds received in connection with its offering will be promptly refunded to investors. Although we (and our affiliates) may buy up to 10% of the total shares purchased by non-affiliates, not more than 60 of the shares we purchase will be included in determining whether the minimum offering size for Fund Eleven has been achieved.

Escrow Agent; Distribution of Escrow Interest—We will deposit and hold your investment in an interest-bearing escrow account at a national bank until:

•	the minimum offering size of $1,200,000 has been received, excluding investments from Pennsylvania residents; or

•	one year after the offering begins, whichever comes first.

If you are a Pennsylvania resident, your investment is subject to the further conditions that:

•	it must be held in escrow until at least $10,000,000 (5% of the maximum offering of $200,000,000) has been received; and

•	you are offered the opportunity to rescind your investment if $10,000,000 has not been received within 120 days following the date your funds are received by the escrow agent, and every 120 days thereafter, during the offering period in Pennsylvania.

While your investment is held in escrow, your money will be invested in savings or money-market accounts bearing interest at prevailing rates. This will occur from the time the investment is deposited with the escrow agent until:

•	you are admitted to Fund Eleven as a member;

•	if you are a Pennsylvania investor, the end of the 120-day period following the effective date of the offering during which your money was received. During this period, aggregate subscriptions of $10,000,000 must be satisfied for you to be admitted as a member, or you will have the option to have your investment refunded; or

•	one year from the time the offering period began, whichever comes first.

11

For those members who invest prior to the minimum offering being achieved, upon admission to Fund Eleven, such members will receive a one-time distribution equal to the greater of 8.6% or the initial distribution rate, as determined by us, on your investment for each full month from the time your subscription was accepted, if cash on hand permits. If you are not admitted as a member of Fund Eleven, the interest earned on your subscription will be paid to you when your funds are returned to you.

Subscription—You must fill out a Subscription Agreement (Exhibit C to this prospectus) in order to purchase shares. By signing the Subscription Agreement, you will be making the representations and warranties contained in the Subscription Agreement and you will be bound by all of the terms of the Subscription Agreement and of the LLC Agreement.

Closings—The initial closing of the offering for Fund Eleven will be held after subscriptions for at least 1,200 shares have been received by the escrow agent (excluding subscriptions from residents of Pennsylvania). At that time, subscribers for at least that number of shares may be admitted to Fund Eleven as members. After the initial closing, Fund Eleven intends to hold daily closings until the offering is completed or terminated.

12

RISKS RELATED TO FORWARD-LOOKING STATEMENTS

Specified matters discussed in this prospectus are forward-looking statements. We have based these forward-looking statements on our current expectations and predictions about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things, factors discussed under the heading “Risk Factors” in this prospectus and the following:

•	general economic outlook;

•	level of required capital expenditures;

•	cash flow of our equipment;

•	operating performance of our properties;

•	financing activities;

•	our tax status; and

•	related industry developments, including trends affecting our business, financial condition and results of operations.

We intend to identify forward-looking statements in this prospectus by using words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “maybe,” “objective,” “plan,” “predict,” “project” and “will be” and similar words or phrases, or the negative thereof or other variations thereof or comparable terminology. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual transactions, results, performance or achievements o be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. The cautionary statements set forth under the caption “Risk Factors” and elsewhere in this prospectus identify important factors with respect to such forward-looking statements, including the following factors that could affect such forward-looking statements:

•	national and local economic and business conditions that, among other things, will affect demand for equipment and other property and the availability and terms of financing;

•	interest rate levels and fluctuations in exchange rates between the U.S. dollar and foreign currencies in countries where we do business;

•	our ability to invest in equipment that is able to compete effectively in areas such as rental rate structures;

•	the general availability of debt and equity capital;

•	our ability to invest in equipment that meets our investment criteria and the risk that equipment leases may not perform in accordance with expectations;

•	governmental approvals, actions and initiatives, including the need for compliance with environmental and safety requirements, and changes in laws and regulations or the interpretation thereof; and

•	the effects of tax legislative action.

Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we cannot assure investors that our expectations will be attained or that any deviations will not be material. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

13

RISK FACTORS

This investment involves a high degree of risk. You should carefully read the following risks and the other information in this prospectus before purchasing shares. Fund Eleven’s business, operating results and financial condition could be adversely affected by any of the following risks, which could result in Fund Eleven failing to provide any returns on your investment or even a complete loss of your investment.

A Substantial Portion of the Distributions You Will Receive May Be a Return of Capital

A substantial portion of cash distributions you will receive from Fund Eleven may be a return of capital. The portion of total distributions which is a return of capital and the portion which is economic return will depend upon a number of factors in Fund Eleven’s operations and cannot be determined until all of its equipment is sold, at which time you will be able to compare the total amount of all cash distributions received to your total capital invested, and determine your economic return.

Furthermore, the Internal Revenue Service will deem the majority of your distributions to be a return of capital for tax purposes during the early years of Fund Eleven. Distributions are expected to be deemed to be a return of capital for tax purposes because Fund Eleven is distributing cash in an amount greater than its taxable income. The fact that the Internal Revenue Service deems distributions to be a return of capital in part, and Fund Eleven reports an adjusted tax basis to you on Form K-1, is not an indication that Fund Eleven is performing greater than or less than expectations and cannot be utilized to forecast what final Fund Eleven returns might be.

You May Not Receive Any Economic Return From This Investment Nor a Complete Return of All of Your Investment

There are a number of uncertainties associated with the equipment leasing business which will affect Fund Eleven’s ability to make cash distributions to you that in total will be equal to or greater than all of your investment, or provide for any return on your investment. These include:

•	the quality of the equipment Fund Eleven buys and leases;

•	the continuing economic life and value of the equipment upon lease expiration;

•	the price paid for equipment;

•	the technological and economic obsolescence of equipment;

•	potential defaults by lessees;

•	management and other fees paid to us by Fund Eleven, which will limit the amount of offering proceeds that can be invested in equipment and cash that is available for distribution;

•	the existence of leverage increases the risk of foreclosure as well as increases the acquisition fees payable to us; and

•	increases in Fund Eleven’s expenses (including taxes and insurance expenses).

Three of the eleven equipment leasing businesses which we manage have completed operations and been liquidated. Those equipment leasing businesses had different investment objectives than Fund Eleven and were operated by individuals who have not been part of our management team since 1996. A brief financial summary of the performance of those businesses follows. As noted, two of those equipment leasing businesses did not completely return to investors all of their capital.

14

	Series A	Series B	Series C

Amount Invested	$1,000.00	$1,000.00	$1,000.00
Total Distributions	1,044.03	940.07	988.80
Taxable Income/Loss	44.03	(59.93)	(11.20)
Federal Tax Liability (assuming 28% tax)	(12.33)	16.78	3.14
Net Gain/Loss (after taxes)	$31.70	($43.15)	($8.06)

The reasons for the results summarized in the table above are discussed in more detail on page __ in the section entitled, “Other Businesses We Manage.”

We Will Receive Substantial Fees from Fund Eleven, and Our Fees Are Likely to Exceed the Income Portion of Distributions Made to You During Fund Eleven’s Early Years

Fund Eleven will pay us and our affiliates substantial fees for organizing Fund Eleven, selling shares and acquiring, managing, re-leasing and selling equipment and other property for Fund Eleven. The amount of these fees is likely to exceed the income portion of distributions made to you in Fund Eleven’s early years. Furthermore, because Fund Eleven is likely to borrow a substantial portion of the purchase price of its equipment investments, Fund Eleven will pay greater fees to us than if no debt were incurred because our management, re-leasing and acquisition fees are based upon the gross rental payments earned from, or the purchase price of, equipment, and the use of debt should permit Fund Eleven to acquire more equipment than if debt was not utilized. Through December 31, 2003, ICON Income Fund Ten, LLC, a similar business we manage which is still in its operating period and which has raised $23,784,330, paid us offering-related fees and expenses of $832,451, and formation and management fees of $1,545,981, for a total of $2,378,432. As of December 31, 2003, Fund Ten distributed $275,885 to members, all of which was a return of capital.

You May Be Unable to Resell Your Shares and Therefore You Should Be Prepared to Hold Them for the Life of Fund Eleven

The shares will not be listed on any exchange at any time, and we will take steps to assure that no public trading market develops for them. Your ability to sell or otherwise transfer your shares, other than at a substantial discount, is extremely limited and will depend upon your ability to identify a buyer, which will be difficult. You must view your investment in Fund Eleven as a long-term, illiquid investment. See “Transfer of Shares / Withdrawal.”

Because Fund Eleven Will Borrow to Purchase Equipment, Losses as a Result of Lessee Defaults May Be Greater Than if Debt Were Not Incurred

Although we expect Fund Eleven to acquire some of its investments for cash, Fund Eleven is likely to borrow a substantial portion of the purchase price of its equipment investments and there is no limit to the amount of debt that may be incurred when purchasing equipment. While we believe the use of leverage will result in Fund Eleven being able to make more acquisitions and that each acquisition will have fewer dollars at risk than if leverage were not utilized, there can be no assurance that the benefits of greater size and diversification of the portfolio will offset the heightened risk of loss in an individual lease transaction using leverage. Other equipment leasing businesses we manage, on average, utilized debt for 65-75% of the purchase price of their equipment portfolios, although such businesses are limited in the amount of debt they can incur whereas Fund Eleven is not so limited.

Subsequent to September 11, 2001, other equipment leasing businesses we manage suffered losses as a result of the value of the investment in aircraft declining sharply. For example, Fund Eight B had a $2.2 million investment in a Boeing 767 aircraft which became a total loss Fund Eight A had a total of $5.7 million invested in two Boeing 737 aircraft on lease to two different lessees which also became total losses. In the foregoing examples, the remaining loan balance at the expiration of each respective lease was greater than the fair market value of each aircraft. In these instances, the aircraft could not have been sold for an amount to satisfy the debt balance and could not be re-leased to a third-party for a lease rate high enough lease to make the debt service payments owed to a lender. As a consequence, equipment was either voluntarily returned to the lender or repossessed by the lender and the businesses received no additional proceeds from the aircraft. Additionally, LP Seven had a $7.5 million investment in five off shore supply tug vessels on bareboat charter to SEACOR Marine, Inc. The loan balance at charter expiration exceeded the fair market value of the vessels, thereby similarly making it impossible to remarket the vessels in a way that would be advantageous to the business. The vessels were repossessed by the lender.

15

Fund Eleven’s Use of Recourse Debt May Increase Fund Eleven’s Risk of Loss

While we expect the majority of Fund Eleven’s borrowings to be non-recourse, some of its borrowings may be recourse, whereby the lender can look to the general assets of Fund Eleven in the case of nonpayment. Recourse debt may increase Fund Eleven’s risk of loss because Fund Eleven must meet its loan payment obligations regardless of the rental revenue it receives from the equipment. With respect to non-recourse borrowings, a lessee default could force Fund Eleven to make debt service payments so as to protect its investment in equipment and prevent it from being subject to repossession.

Our Management Decisions Are Subject to Conflicts of Interest

Fund Eleven will be subject to various conflicts of interest arising out of its relationship to us and our affiliates, meaning that, as manager of Fund Eleven, we could be confronted with decisions where we will have an economic incentive to place our interests above those of Fund Eleven. We sponsor, and are currently managing, eight other equipment leasing businesses. See “Other Businesses We Manage” and Exhibit B for more detailed information about those other businesses. See “Conflicts of Interest.” These conflicts may include:

•	the fact that we will receive more fees for acquiring equipment if Fund Eleven incurs debt to fund these acquisitions than if debt is not used;

•	the lack of prohibitions in the LLC Agreement on our ability to compete with Fund Eleven for equipment acquisitions and other types of business;

•	our opportunities to earn fees for referring a prospective acquisition opportunity to purchasers other than Fund Eleven;

•	the fact that we will receive fees in connection with the turnover of Fund Eleven’s equipment portfolio;

•	the fact that the dealer-manager, who is affiliated with us and is not an independent securities firm, will review and perform due diligence on Fund Eleven and the information in this prospectus;

•	the lack of separate legal representation and lack of arm’s-length negotiations regarding compensation payable to us;

•	our ability as tax matters partner to negotiate with the IRS to settle tax disputes that would bind Fund Eleven and the members that might not be in your best interest given your individual tax situation; and

•	our decisions as to when and whether to sell a jointly owned asset when the co-owner is another business we manage.

If You Choose to Request that We Repurchase Your Shares You May Receive Significantly Less Than You Would Receive if You Were to Hold Your Shares

After you have been admitted as a member and held your shares for one year, you may request that Fund Eleven repurchase up to 100% of your shares. Fund Eleven is under no obligation to do so, however, and will only have limited cash available for this purpose. If we allow Fund Eleven to repurchase your shares, the repurchase price has been unilaterally set and is described in the section of this prospectus entitled “Share Repurchase Plan.” Depending upon when you request repurchase, the repurchase price may be less than the unreturned amount of your investment. If your shares are repurchased, the repurchase price may provide you a significantly lower value than the value you would realize by retaining your shares for the duration of Fund Eleven.

16

You May Not Receive Cash Distributions Every Month

While we intend to have Fund Eleven make monthly cash distributions, we may determine it is in the best interest of Fund Eleven to periodically change the amount of the cash distributions you receive or not make any distributions in some months. During the liquidation period, regularly scheduled distributions will decrease because there will be fewer leases available to generate cash flow, although it is expected that lump sums will be distributed from time to time if and when financially significant assets are sold. See “Cash Distributions—Monthly Cash Distributions.”

If Fund Eleven Cannot Raise a Significant Amount of Capital, Its Level of Equipment Diversification and Financial Performance May Be Adversely Affected

Fund Eleven may begin operations with minimum capitalization of approximately $1,200,000. Our ability to diversify Fund Eleven’s equipment portfolio, and its potential to provide attractive returns, will be adversely affected by having only the minimum amount of funds at our disposal. If only the minimum number of shares is sold, it will be harder to diversify both Fund Eleven’s equipment portfolio and its lessees, and any single lease transaction will have a greater impact on Fund Eleven’s financial performance. See “Estimated Use of Proceeds.”

All of the Potential Risks of This Investment Cannot Be Assessed at This Time as Fund Eleven Does Not Yet Own Any Equipment

You cannot assess all of the potential risks of this investment because none of the equipment to be purchased and the lessees to which the equipment will be leased have been identified. You will not have advance information as to the types, ages, manufacturers, model numbers or condition of Fund Eleven’s equipment portfolio, the number of leases Fund Eleven will acquire, the identity, financial condition and creditworthiness of the lessees, the terms and conditions in the leases, the purchase price that will be paid for the equipment subject to lease or the expected residual value of the equipment. You must rely upon our judgment and ability to select the equipment to purchase, evaluate the equipment’s condition, evaluate the ability of lessees to continue paying rent, and negotiate purchase documents. No assurance can be given that we will be able to perform such functions so as to achieve the investment objectives of Fund Eleven.

If the Value of Fund Eleven’s Equipment Declines More Rapidly Than We Anticipate, Fund Eleven’s Financial Performance May Be Adversely Affected

A significant part of the value of any equipment which Fund Eleven will purchase is the potential value of the equipment once the lease term expires. We call this value the residual value. Generally, leased equipment is expected to decline in value over its useful life. In acquiring equipment, we will assume a value for the equipment at the end of the lease which, when combined with lease payments, is expected to be enough to return the cost of Fund Eleven’s investment in the equipment and provide a profit despite the expected decline in equipment value over the lease term. However, the value of the equipment at the end of a lease, and whether that value meets our expectations, will depend to a significant extent upon the following factors, many of which are beyond our control:

•	our ability to acquire or, to a lesser degree, enter into lease agreements that preserve or enhance the relative value of the equipment;

•	our ability to maximize the value of the equipment upon its sale or re-lease when the lease expires;

•	market conditions prevailing at the time the lease expires;

•	the cost of new equipment at the time we are remarketing used equipment;

•	the extent to which technological or regulatory developments during the lease term reduce the market for such used equipment;

•	the strength of the economy; and

•	the condition of the equipment when the lease expires.

17

We cannot assure you that our assumptions with respect to value will be accurate or that the equipment will not lose value more rapidly than we anticipate. Subsequent to September 11, 2001, other equipment leasing businesses we manage suffered losses as a result of the value of the investment in aircraft declining sharply. For example, Fund Eight B had a $2.2 million investment in a Boeing 767 aircraft which became a total loss and Fund Eight A, another business we manage, had a total of $ $5.7 million invested in two Boeing 737 aircraft on lease to two different lessees which also became total losses. In the foregoing examples, the remaining loan balance at the expiration of each respective lease was greater than the fair market value of each aircraft. In these instances, the aircraft could not have been sold for an amount to satisfy the debt balance and could not be re-leased to a third-party for a lease rate high enough lease to make the debt service payments owed to a lender. As a consequence, equipment was either voluntarily returned to the lender or repossessed by the lender and the businesses received no additional proceeds from the aircraft. Additionally, LP Seven, another business we manage, had a $7.5 million investment in five off shore supply tug vessels on bareboat charter to SEACOR Marine, Inc. The loan balance at charter expiration exceeded the fair market value of the vessels, thereby similarly making it impossible to remarket the vessels in an way that would be advantageous to the business. The vessels were repossessed by the lender.

If Leased Equipment is Not Properly Maintained, Its Residual Value May Be Less Than Expected

If a lessee fails to maintain equipment in accordance with its lease, Fund Eleven may make unanticipated expenditures to repair the equipment in order to protect its investment. While we plan to inspect most used equipment prior to purchase, there is no assurance that an inspection of used equipment prior to purchasing it will reveal any defects, and problems with the equipment may occur after Fund Eleven acquires it.

We will seek to obtain representations from the sellers and lessees of used equipment that:

•	the equipment has been maintained in compliance with the terms of their leases;

•	that neither the seller, as lessor, nor the lessee, is in violation of any material terms of such leases; and

•	the equipment is in good operating condition and repair and that the lessee has no defenses to the payment of rent for the equipment as a result of its condition.

Fund Eleven would have rights against the seller of the equipment for any losses arising from a breach of representations made to Fund Eleven, and against the lessee for a default under the lease. There is no assurance, however, that these rights would make Fund Eleven whole with respect to its entire investment in the equipment or its expected returns on the equipment, including legal costs, costs of repair and lost revenue from the delay in being able to sell or re-lease the equipment due to undetected problems or issues. Some items of computer equipment in a portfolio of leased equipment acquired by an equipment leasing business we manage were either returned damaged upon lease expiration or not returned at all, and legal proceedings were necessary to recover the stipulated loss value.

Fund Eleven Could Incur Losses if a Lessee Defaults on Its Lease

If a lessee does not make lease payments to Fund Eleven when due, or violates the terms of its lease in another important way, Fund Eleven may be forced to terminate the lease and attempt to recover the equipment. Fund Eleven may do this at a time when it may not be able to arrange for a new lease or to sell the equipment right away, if at all. Fund Eleven would then lose the expected lease revenues and might not be able to recover the entire amount or any of its original investment in the equipment. The cost of recovering equipment upon a lessee’s default, enforcing the lessee’s obligations under the lease, and transporting, storing, repairing and finding a new lessee for the equipment may be high and may negatively affect the value of Fund Eleven’s investment in the equipment. Fund Eleven may lease equipment to lessees which have senior debt rated below investment grade. Lessees with such lower credit ratings may default on lease payments more frequently than higher credit lessees.

18

If a Lessee Files for Bankruptcy, Fund Eleven May Have Difficulty Enforcing the Lease

If a lessee files for protection under the bankruptcy laws, the remaining term of the lease could be shortened or the lease could be rejected, and unpaid pre-bankruptcy lease payments may be cancelled as part of the bankruptcy. Fund Eleven may also experience difficulty and delays in recovering equipment from a bankrupt lessee. If a lease is rejected in a bankruptcy, Fund Eleven would bear the cost of retrieving and storing the equipment, and then have to remarket it, and Fund Eleven would be an unsecured creditor for any amounts due under the lease. For example, another equipment leasing business we manage had an aircraft on lease to US Airways, Inc. which filed for Chapter 11 bankruptcy protection on two separate occasions during the term of the lease. In December 2002, while operating under bankruptcy protection, US Airways reduced the monthly rental payments for the aircraft from $49,0000 to $20,000 and also failed to make payments of approximately $115,000 before the lease was restructured as part of the bankruptcy proceeding. In September 2004, US Airways again filed for bankruptcy protection and this time rejected the lease of the aircraft, thereby allowing it to avoid making the final monthly rental payment under the lease and enabling it to avoid complying with the return conditions outlined in the lease.

Fund Eleven May Invest in Options That Could Become Worthless if the Option Grantor Files for Bankruptcy

Fund Eleven may acquire options to purchase equipment, usually for a fixed price at a future date, typically at the end of a lease term. In the event of a bankruptcy by the party granting the option, Fund Eleven might be unable to enforce the option or recover the option price paid.

Leasing Equipment in Foreign Countries May Be Riskier Than Domestic Leasing

While we expect Fund Eleven to acquire equipment in the U.S. subject to lease with U.S. lessees, Fund Eleven will also lease equipment for use by domestic or foreign lessees outside of the United States, including aircraft and marine vessels that may travel to or between locations outside of the U.S. Regulations of foreign countries may apply which may adversely effect Fund Eleven’s title to equipment in those countries. Foreign courts may not recognize judgments obtained in U.S. courts, and different accounting or financial reporting practices may make it difficult to judge lessees’ financial viability, heightening the risk of default and the loss of Fund Eleven’s investment in such equipment.

It may be difficult for Fund Eleven to repossess its equipment if a foreign lessee defaults, and lease enforcement outside the U.S. could be more expensive as legal counsel would need to be hired in the applicable foreign jurisdiction. An equipment leasing business we manage leased construction equipment to a U.K. company which went into bankruptcy. A lender with a security interest in the equipment repossessed the equipment and sold it, and kept all of the sales proceeds, which we believe violated the loan agreement with that lender. That equipment leasing business is now suing the lender in the U.K. to recover its share of the proceeds from the sale of the equipment.

Fund Eleven may have difficulty enforcing its rights under a lease. Moreover, foreign jurisdictions may confiscate equipment. Use of equipment in a foreign country will be subject to that country’s tax laws, which may impose unanticipated taxes. While we will seek to require lessees to reimburse Fund Eleven for all taxes on the use of the equipment and require them to maintain insurance covering the risks of confiscation of the equipment, there is no assurance that we will be successful or that insurance reimbursements will be adequate to allow for recovery of and a return on foreign investments.

Fund Eleven Could Incur Losses as a Result of Foreign Currency Fluctuation

Fund Eleven has the ability to acquire leases where the rental payments are not paid in U.S. dollars. In these cases, Fund Eleven may then enter into a contract to protect it from fluctuations in the currency exchange rate. These contracts, known as hedge contracts, would allow Fund Eleven to receive a fixed number of U.S. dollars for the rent and any other fixed, periodic payments due under the lease even if the exchange rate between the U.S. dollar and the currency of the lease changes over the lease term. If the lease payments were disrupted due to default by the lessee, Fund Eleven would try to continue to meet its obligations under the hedge contract by acquiring the foreign currency equivalent of the missed payments, which may be at unfavorable exchange rates. If a lease is denominated in a major foreign currency such as the pound sterling, which historically has a stable relationship with the U.S. dollar, we may consider hedging to be unnecessary to protect the value of the rental payments, but our assumptions concerning currency stability may turn out to be incorrect. Fund Eleven’s investment returns could be reduced in the event of unfavorable currency fluctuation when lease payments are not made in U.S. dollars.

19

Furthermore, when Fund Eleven acquires a residual interest in foreign equipment, it may be impossible to hedge foreign currency exposure with respect to residual values. This is because the amount and timing of receipt of the residual interest is unpredictable and hedge contracts typically require a precise monetary amount and date. Even with leases requiring rental payment in U.S. dollars, the equipment may be sold at lease expiration for an amount that cannot be pre-determined to a buyer paying in a foreign currency. This could positively or negatively affect Fund Eleven’s income from such a transaction when the proceeds are converted into U.S. dollars. See “Investment Objectives and Policies—Leases—Leases Denominated in Foreign Currencies.”

Sellers of Leased Equipment Could Use Their Knowledge of the Lease Terms for Gain at Fund Eleven’s Expense

Fund Eleven may acquire equipment subject to lease from leasing companies that have an ongoing relationship with the lessees. A seller could use its knowledge of the terms of the lease, particularly the end of lease options and date the lease ends, to compete with Fund Eleven. In particular, a seller may approach a lessee with an offer to substitute similar equipment at lease end for lower rental amounts. This may adversely affect Fund Eleven’s opportunity to maximize the residual value of the equipment. A joint venture involving equipment leasing businesses we manage acquired a portfolio of leased equipment in the U.K. The equipment seller caused lessees to return the equipment in order to sell replacement equipment to the lessees. Another joint venture involving equipment leasing businesses we manage acquired a portfolio of approximately 120 leases on lease to various U.S. lessees. Approximately 35 items in the portfolio had previously been sold to the seller by a leasing company, and that leasing company may have sold or leased replacement equipment to some lessees at lease maturity since a larger than expected amount of such leased equipment was returned rather than re-leased.

Investment in Joint Ventures May Subject Fund Eleven to Risks Relating to Its Co-Investors Which Could Adversely Impact the Financial Results of Joint Ventures

Fund Eleven may invest in joint ventures with other businesses we sponsor and manage or with unrelated third parties. Investing in joint ventures involves additional risks not present when acquiring leased equipment that will be wholly owned by Fund Eleven. These risks include the possibility that Fund Eleven’s co-investors might become bankrupt or otherwise fail to meet financial commitments, thereby obligating Fund Eleven to pay all of the debt associated with the joint venture, as each party to a joint venture typically must guarantee all of the joint venture’s obligations. Alternatively, the co-investors may have economic or business interests or goals that are inconsistent with those of Fund Eleven and want to manage the joint ventures in ways that do not maximize the return to Fund Eleven. Among other things, actions by a co-investor might subject leases that are owned by the joint venture to liabilities greater than those contemplated by the joint venture agreement. Also, when none of the joint owners control a joint venture, there might be a stalemate on decisions, including when to sell the equipment or prices or terms of a lease. Finally, while Fund Eleven will have the right to buy out the other joint owner’s interest in the equipment in the event of the sale, it may not have the resources available to do so.

Fund Eleven May Not Be Able to Obtain Insurance for Certain Risks and Would Have to Bear the Cost of Losses from Non-Insurable Risks

Equipment may be damaged or lost. Fire, weather, accident, theft or other events can cause damage or loss of equipment. While Fund Eleven’s leases will generally require lessees to have comprehensive insurance and assume the risk of loss, some losses, such as from acts of war, terrorism or earthquakes, may be either uninsurable or not economically feasible to insure. Furthermore, not all possible contingencies affecting equipment can be anticipated or insured against, and, if insured, the insurance proceeds may not be sufficient to cover a loss. If such a disaster would occur to the equipment, Fund Eleven could suffer a total loss of any investment in the affected equipment. In leasing some types of equipment, such as pressurized railroad tank cars that may carry hazardous materials, Fund Eleven may be exposed to environmental tort liability. Although Fund Eleven will use its best efforts to minimize the possibility and exposure of such liability including by means of attempting to obtain insurance, there can be no assurance that its assets will be protected against any claims.

20

Fund Eleven Could Suffer Losses from Failure to Maintain Equipment Registration and from Unexpected Regulatory Compliance Costs

Many types of transportation equipment are subject to registration requirements by U.S. governmental agencies, as well as foreign governments if the equipment is to be used outside of the U.S. Failing to register the equipment, or losing the registration, could result in substantial penalties, forced liquidation of the equipment and/or the inability to operate and lease the equipment. Governmental agencies may also require changes or improvements to equipment, and Fund Eleven may have to spend its own capital to comply if the lessee of the equipment is not required to do so under the lease. These changes could force the equipment to be removed from service for a period of time. Five marine vessels owned by an equipment leasing business we manage required routine refurbishing at a total cost of $850,000 (borne by the business) to comply with Coast Guard requirements. Prior to 2005, two MD83 aircraft, each jointly owned by equipment leasing businesses we manage, may require Mylar-covered insulation blankets, at an aggregate cost of between $300,000 and $500,000, in order to comply with airworthiness directives, which costs ultimately may be borne by these equipment leasing businesses. A Boeing 767-300ER aircraft formerly jointly owned by equipment leasing businesses we manage required cockpit door modifications, at a cost of $40,000, before it was permitted to fly into the United States.

The terms of leases may provide for rent reductions if the equipment must remain out of service for an extended period or is removed from service. Fund Eleven may then have reduced rental income from the lease for this item of equipment. If Fund Eleven did not have the capital to make a required change, it might be required to sell the affected equipment. If so, Fund Eleven could suffer a loss on its investment, might lose future revenues, and also might have adverse tax consequences.

If a Lease Were Determined to Be a Loan, It Would Be Subject to Usury Laws Which Could Lower Fund Eleven’s Lease Revenue

Equipment leases have sometimes been held by the courts to be loan transactions subject to state usury laws, which limit the interest rate that can be charged. Although we anticipate entering into or acquiring leases which we believe are structured so that they avoid being deemed loans, and would therefore not be subject to the usury laws, there can be no assurance that we will be successful in doing so. Loans at usurious interest rates are subject to a reduction in the amount of interest due under the loans and, if an equipment lease is held to be a loan with a usurious rate of interest, the amount of the lease payment could be reduced.

Losses Could Result in Reduced Distributions

While we will do our best to avoid and minimize losses, losses from operations of Fund Eleven (of the types described in these risk factors) and unexpected liabilities could result in a reduced level of distributions to you.

We Will Not Devote Our Time Exclusively to Managing Fund Eleven

Fund Eleven will not employ its own full-time officers, managers or employees. Instead, we will supervise and control the business affairs of Fund Eleven. Our officers and employees will also be spending time supervising the affairs of other businesses we manage, so they will only devote the amount of time they think is necessary to conduct Fund Eleven’s business. See “Conflicts of Interest.”

You Will Have Limited Voting Rights and No Management Authority

We will make all management decisions for Fund Eleven, including determining which leased equipment it will purchase. The success of Fund Eleven will depend upon the quality of the investment decisions we make, particularly relating to the acquisition of equipment and the re-leasing and disposition of equipment. You are not permitted to take part in managing Fund Eleven or establishing or changing Fund Eleven’s investment objectives or policies. Accordingly, you should not invest unless you are willing to entrust all aspects of Fund Eleven’s management to us. An affirmative vote of members owning not less than a majority of Fund Eleven’s shares is required to remove us (or anyone else) as manager.

21

If the IRS Classifies Fund Eleven as a Corporation Rather than a Partnership, Your Distributions Would Be Reduced Under Current Tax Law

Although counsel has rendered an opinion to us that Fund Eleven will be taxed as a partnership and not as a corporation, the opinion is not binding on the IRS, and the IRS has not ruled on any federal income tax issue relating to Fund Eleven. If the IRS successfully contends that Fund Eleven should be treated as a corporation for federal income tax purposes rather than as a partnership, then:

•	losses realized by Fund Eleven would not be passed through to you;

•	the income of Fund Eleven would be taxed at tax rates applicable to corporations, thereby reducing Fund Eleven’s cash available to distribute to you; and

•	your distributions would be taxed as dividend income to the extent of current and accumulated earnings and profits.

Fund Eleven will not apply for an IRS ruling that it will be classified as a partnership for federal income tax purposes. Fund Eleven could be taxed as a corporation if it is treated as a publicly traded partnership by the IRS. To minimize this possibility, Section 10 of the LLC Agreement places restrictions on your ability to transfer shares. You and your advisors should not only review the “Federal Income Tax Consequences” section with care, but also carefully review your tax circumstances. See “Federal Income Tax Consequences—Publicly Traded Partnerships.”

Fund Eleven Could Lose Cost Recovery or Depreciation Deductions if the IRS Treats Its Leases as Sales or Financings

We expect that, for federal income tax purposes, Fund Eleven will be treated as the owner and lessor of the equipment it owns or co-owns and/or leases. However, the IRS may challenge the leases and instead assert that they are sales or financings. If the IRS determines that Fund Eleven is not the owner of its equipment, it would not be entitled to cost recovery, depreciation or amortization deductions, and its leasing income might be deemed to be portfolio income instead of passive income. See “Federal Income Tax Consequences—Tax Treatment of Leases” and “—Deductibility of Losses; Passive Losses, Tax Basis and ‘At-Risk’ Limitation.”

You May Incur Tax Liability in Excess of the Cash Distributions You Receive in a Particular Year

Your tax liability from this investment may exceed the cash distributions you receive from it. While we expect that your taxable income from this investment for most years will be less than your cash distributions in those years, to the extent any Fund Eleven debt is repaid with rental income or proceeds from equipment sales, taxable income could exceed the related cash distributions. Additionally, a sale of Fund Eleven property may result in taxes in any year that are greater than the amount of cash from the sale and give you tax liability in excess of cash distributions.

There are Limitations on Your Ability to Deduct Fund Eleven Losses

Your ability to deduct losses generated by Fund Eleven is limited to the amounts that you have at risk in this activity. This is generally the amount of your investment, plus any profit allocations and minus any loss allocation and distributions. Additionally, your ability to deduct losses attributable to passive activities is restricted. Because Fund Eleven’s operations will constitute passive activities, you can only use losses from Fund Eleven to offset passive income in calculating tax liability. Furthermore, passive losses may not be used to offset portfolio income. See “Federal Income Tax Consequences—Deductibility of Losses; Passive Losses, Tax Basis and ‘At-Risk’ Limitation.”

22

The IRS May Allocate More Taxable Income to You than the LLC Agreement Provides

The IRS might successfully challenge our allocations of profits or losses. If so, the IRS would require reallocation of taxable income and loss, resulting in more taxable income or less loss for you than the LLC Agreement allocates. See “Federal Income Tax Consequences—Allocations of Profits and Losses.”

If You Are a Tax-Exempt Organization, You Will Have Unrelated Business Taxable Income from This Investment

Tax-exempt organizations are nevertheless subject to unrelated business income tax on unrelated business taxable income (“UBTI”). Such organizations are required to file federal income tax returns if they have UBTI from all sources in excess of $1,000 per year. Fund Eleven’s leasing income will constitute UBTI. Furthermore, for tax-exempt organizations in the form of charitable remainder trusts, having any UBTI will cause all otherwise non-taxable income of the charitable remainder trust to be subject to tax. Thus, an investment in Fund Eleven may not be appropriate for a charitable remainder trust and such entities should consult their own tax advisors with respect to an investment in Fund Eleven. See “Federal Income Tax Consequences—Taxation of Tax-Exempt Organizations.”

This Investment May Cause You to Pay Additional Taxes

You may be required to pay alternative minimum tax in connection with this investment, since you will be allocated a proportionate share of Fund Eleven’s tax preference items. Our operation of Fund Eleven may lead to other adjustments that could also increase your alternative minimum tax. Alternative minimum tax is treated in the same manner as the regular income tax for purposes of making estimated tax payments. See “Federal Income Tax Consequences—Alternative Minimum Tax.” You also may be subject to state and local taxation, such as income, franchise or personal property taxes in your state and other states, as a result of this investment. Fund Eleven’s use of equipment outside the U.S. might also subject Fund Eleven and you to income or other types of taxation in foreign countries.

The Assets of Fund Eleven May Be Plan Assets for ERISA Purposes

ERISA and the Internal Revenue Code may apply what is known as the look-through rule to this investment. Under that rule, the assets of an entity in which a qualified plan or IRA has made an equity investment may constitute assets of the qualified plan or IRA. If you are a fiduciary of a qualified plan or IRA, you should consult with your advisors and carefully consider the effect of that treatment if that were it to occur. See “Investment by Qualified Plans and IRAs.”

23

ESTIMATED USE OF PROCEEDS

The first table below is our best estimate of the use of the gross offering proceeds if only the minimum number of shares (1,200) is sold. The second table below is our estimate of offering expenses assuming the maximum number of shares (200,000) is sold. If the maximum number of shares offered is sold, resulting in gross offering proceeds of $200,000,000, we expect we will invest 80.71% of the gross offering proceeds in equipment and other property. The column in each table expressing expenses and fees as a percentage of Fund Eleven’s assets assumes that 40% of the purchase price for Fund Eleven’s investment assets will be paid from the proceeds of this offering and the remaining 60% will be paid with borrowed funds, which reflects the approximate level of borrowing by similar equipment leasing businesses we formed and manage. The actual level of borrowing by Fund Eleven when purchasing equipment could, however, exceed 60%.

		Fees and Expenses As a Percentage of:
	Minimum Offering of 1,200 Shares	Offering Proceeds	Assets

Offering Proceeds(1) — Assets	$1,200,000	$1,200,000	$2,580,000
Expenses:
Sales Commissions(2)	(96,000)	8.00%	3.72%
Underwriting Fees(3)	(24,000)	2.00%	0.93%
O&O Expense Allowance(4)	(42,000)	3.50%	1.63%
Public Offering Expenses	(162,000)	13.50%	6.28%

Acquisition Fees(5)	(77,400)	6.45%	3.00%
Fees and Expenses as % of Offering Proceeds (6)(7)		19.95%
Fees and Expenses as % of Assets			9.28%

		Fees and Expenses As a Percentage of:
	Maximum Offering of 200,000 Shares	Offering Proceeds	Assets

Offering Proceeds(1) — Assets	$200,000,000	$200,000,000	$436,250,000
Expenses:
Sales Commissions(2)	(16,000,000)	8.00%	3.67%
Underwriting Fees(3)	(4,000,000)	2.00%	0.92%
O&O Expense Allowance(4)	(4,500,000)	2.25%	1.03%
Public Offering Expenses	(24,500,000)	12.25%	5.62%

Acquisition Fees(5)	(13,087,500)	6.54%	3.00%
Fees and Expenses as % of Offering Proceeds (6)(7)		18.79%
Fees and Expenses as % of Assets			8.62%
__________
(1)	Excluding $1,000 contributed by us to Fund Eleven at the time of its formation.
(2)	Fund Eleven will pay $80.00 per share sold by broker-dealers as sales commissions, but no sales commission will be paid on shares sold to us or our affiliates. You may be able to purchase shares from a broker-dealer who charges a fee based upon the size of your total investment portfolio under management (wrap accounts, for example) rather than the $80.00 per share sales commission for this investment. If you purchase shares through a broker-dealer who has agreed with us to waive the sales commission, you would pay Fund Eleven $920.00 per share and pay an investment management fee to your broker-dealer instead of the sales commission. To the extent shares are purchased this way, the offering proceeds and the expenses of the offering reflected in this table may be reduced.
(3)	Fund Eleven will pay ICON Securities Corp., an affiliate of ours who is acting as dealer-manager, an underwriting fee equal to $20.00 for each share sold (2.0% of the gross offering proceeds assuming all shares are sold for $1,000 each) for managing the offering and to reimburse it, on a non-accountable basis, for wholesaling fees and expenses.
(4)	Fund Eleven will pay us organizational and operating expense allowance, called an O & O Expense Allowance, equal to $35.00 for each share sold (3.50% of the gross offering proceeds assuming all shares are sold for $1,000 each) if the offering results in gross offering proceeds of $50,000,000 or less. We will reduce the O&O Expense Allowance payable to us by Fund Eleven from $35.00 to $25.00 per share (2.50% of the gross offering proceeds assuming all shares are sold for $1,000 each) for that portion of the gross offering proceeds exceeding $50,000,000 but less than $100,000,000; and from $25.00 per share to $15.00 per share (1.50% of the gross offering proceeds assuming all shares are sold for $1,000 each) for that portion of the gross offering proceeds exceeding $100,000,000.) The O & O Expense Allowance will be paid on a non-accountable basis, which means that the payment we receive may be less than, or greater than, the actual costs and expenses that we incur in organizing Fund Eleven and offering shares for sale, which includes legal, accounting, printing, advertising and promotional expenses for preparing Fund Eleven for registration and then offering and distributing the shares to the public. The O & O Expense Allowance includes up to 0.5% bona fide due diligence expense reimbursement to be paid to broker-dealers for expenses incurred in performing due diligence on Fund Eleven and the offering.
(5)	Acquisition fees are computed by multiplying 3.00% times the total purchase price of Fund Eleven’s investments purchased with both offering proceeds and borrowings. The acquisition fees in the table are calculated assuming that, on average, total indebtedness encumbering investments will equal 60% of the purchase price of all investments. We will also earn acquisition fees from the reinvestment of equipment sales and operating proceeds into additional items of equipment.
(6)	If 65% of the purchase price of Fund Eleven’s investment assets is paid for with borrowed funds, we would be paid acquisition fees of $88,457 if the minimum offering of shares is sold, with our acquisition fees increasing to $14,957,143 if the maximum offering is achieved. If 70% of the purchase price of Fund Eleven’s investment assets is paid for with borrowed funds, we would be paid acquisition fees of $103,200 if the minimum offering of shares is sold, with our acquisition fees increasing to $17,450,000 if the maximum offering is achieved. The more debt Fund Eleven incurs to purchase its investment assets, the greater the acquisition fees and related expenses it will pay, which reduces the amount of capital contributions invested in equipment. Based upon our experience in raising and investing funds for similar businesses we manage, the total public offering expenses paid to us and our affiliates is estimated to be $17,837,500 in the first year of Fund Eleven’s operations.
(7)	Fund Eleven intends to establish an initial reserve equal to $5.00 per share (0.5% of the gross offering proceeds assuming all shares are sold for $1,000 each), which will be used for insurance, certain repairs, replacements and miscellaneous contingencies.

24

OUR COMPENSATION

The following table summarizes the types and estimated amounts of all compensation or distributions that we, our affiliates and selling broker-dealers may be paid, directly or indirectly, by Fund Eleven. Some of this compensation will be paid regardless of the success or profitability of Fund Eleven’s operations, and none was determined by arm’s-length negotiations. Fees and expenses payable to us which are subject to limitation by type may not be recovered by reclassifying our services as falling under a different fee type.

Although some of the compensation described below may vary from the amounts projected, the total amounts of compensation payable to all persons, including us, is limited as provided for in the LLC Agreement.

ORGANIZATION AND OFFERING STAGE

Type of Compensation	Method of Compensation	Estimated Dollar Amount

Sales Commission—paid to selling dealers, who are not affiliated with us
Up to $80.00 per share (8.0% of the offering proceeds assuming all shares are sold for $1,000 per share) from all shares sold, other than for shares sold to affiliates of ours which will be sold on a net of sales commission basis.(1)

Because sales commissions are based upon the number of shares sold, the total amount of sales commissions cannot be determined until the offering is complete.

If all shares sold were sold by the dealer-manager, which we do not expect, the dealer-manager would receive sales commissions of $96,000 if the minimum offering of 1,200 shares is sold and $16,000,000 if all 200,000 shares are sold. In each case, these amounts are calculated without giving effect to possible reduction of the sales commissions due to commissions that are not payable for shares purchased by affiliates of ours and by investors whose broker-dealer has waived the sales commission, if any.

Underwriting Fee—payable to ICON Securities Corp., the dealer-manager	$20.00 per share (2.0% of the offering proceeds assuming all shares are sold for $1,000 per share) on all shares sold.
Because underwriting fees are based upon the number of shares sold, the total amount of underwriting fees cannot be determined until the offering is complete.

$24,000 if the minimum offering of 1,200 shares is sold, up to a maximum of $4,000,000 if all 200,000 shares are sold.

(1)	Investors may be able to purchase shares from broker-dealers who charge a fee based upon the size of their total investment portfolio under management (wrap accounts, for example) rather than the $80.00 per share sales commission for this investment. Investors who purchase shares through a broker-dealer who has agreed to waive the sales commission would pay Fund Eleven $920.00 per share and pay an investment management fee to their broker instead of the $80.00 per share sales commission. To the extent shares are purchased this way, the estimated amount of the expenses of the offering reflected in this chart may be reduced.

25

Type of Compensation	Method of Compensation	Estimated Dollar Amount

O & O Expense Allowance—payable to us or the dealer-manager, or both, for organizational and offering expenses
$35.00 for each share sold (3.50% of the gross offering proceeds assuming all shares are sold for $1,000 each) from the first $50,000,000 of gross offering proceeds; $25.00 per share (2.50% of the gross offering proceeds assuming all shares are sold for $1,000 each) for that portion of the gross offering proceeds exceeding $50,000,000 but less than $100,000,000; and $15.00 per share (1.50% of the gross offering proceeds assuming all shares are sold for $1,000 each) for that portion of the gross offering proceeds exceeding $100,000,000; on a non-accountable basis (exclusive of sales commissions) whether or not incurred. We will pay actual organizational and offering expenses for this offering to the extent such expenses exceed the O & O expense allowance.

We will pay or advance bona fide due diligence fees and expenses of the dealer-manager and actual and prospective selling broker-dealers on a fully accountable basis from such allowance up to a maximum of 0.5% of the gross offering proceeds.

Because the O & O Expense Allowance is based upon the number of shares sold, the total amount of the O & O Expense Allowance cannot be determined until the offering is complete.

$42,000 if the minimum offering of 1,200 shares is sold, up to a maximum of $4,500,000 if all 200,000 shares are sold.

Acquisition Fee- payable to us(2)
3.00% of the purchase price paid by Fund Eleven to the seller of each item of equipment, or direct or indirect interest in equipment, acquired; the purchase price includes debt associated with equipment in which Fund Eleven acquired an interest (such as a residual interest or an interest in a joint venture), and debt which would be assumed if, in the case of options to acquire residual value interests, such options were immediately exercised.
In calculating acquisition fees, fees payable by or on behalf of Fund Eleven to unaffiliated finders and brokers will be deducted from acquisition fees otherwise payable to us. No finder’s or broker’s fees may be paid to any of our affiliates.

We will reduce or refund acquisition fees if Fund Eleven’s investment in equipment is less than the greater of (a) 80% of the gross offering proceeds reduced by .0625% for each 1% of borrowings encumbering Fund Eleven’s equipment, or (b) 75% of the gross offering proceeds.

Total acquisition fees would equal 6.45% of the gross offering proceeds (or $77,400) if the minimum offering of 1,200 shares is sold and 6.54% of the gross offering proceeds (or $13,087,500) if all 200,000 shares are sold. In both instances this assumes that Fund Eleven will encumber its investments with debt equal to 60% of the purchase price thereof. We will also earn acquisition fees from the reinvestment of equipment leasing proceeds and sales into additional items of equipment after the initial equipment is acquired. Levels of indebtedness in excess of 60% of the purchase price of equipment will result in our receipt of greater acquisition fees than indicated above.

(2)	Total acquisition fees paid from all sources is limited to the difference between the maximum front-end fees limitation (explained below) and all other front-end fees (i.e., sales commissions, underwriting fees and the O & O Expense Allowance, which fees may total up to 13.50% of the gross offering proceeds in the minimum offering or 12.25% of gross offering proceeds in the maximum offering). Pursuant to the LLC Agreement, the maximum front-end fees which Fund Eleven may pay is 20% of the gross offering proceeds (if no debt is employed by Fund Eleven to acquire its investments) which percentage is increased by .0625% for each 1% of indebtedness (up to a maximum of 80% of capital contributions) so utilized, resulting in maximum front-end fees of 25% of the gross offering proceeds.

26

OPERATIONAL STAGE

Type of Compensation	Method of Compensation	Estimated Dollar Amount

Acquisition Fee- payable to us(2)
3.00% of the purchase price paid by Fund Eleven to the seller of each item of equipment, or direct or indirect interest in equipment, acquired; the purchase price includes debt associated with equipment in which Fund Eleven acquired an interest (such as a residual interest or an interest in a joint venture), and debt which would be assumed if, in the case of options to acquire residual value interests, such options were immediately exercised.

In calculating acquisition fees, fees payable by or on behalf of Fund Eleven to unaffiliated finders and brokers will be deducted from acquisition fees otherwise payable to us. No finder’s or broker’s fees may be paid to any of our affiliates.

We will reduce or refund acquisition fees if Fund Eleven’s investment in equipment is less than the greater of (a) 80% of the gross offering proceeds reduced by .0625% for each 1% of borrowings encumbering Fund Eleven’s equipment, or (b) 75% of the gross offering proceeds.

Total acquisition fees would equal 6.45% of the gross offering proceeds (or $77,400) if the minimum offering of 1,200 shares is sold and 6.54% of the gross offering proceeds (or $13,087,500) if all 200,000 shares are sold. In both instances this assumes that Fund Eleven will encumber its investments with debt equal to 60% of the purchase price thereof. We will also earn acquisition fees from the reinvestment of equipment leasing proceeds and sales into additional items of equipment after the initial equipment is acquired. Levels of indebtedness in excess of 60% of the purchase price of equipment will result in our receipt of greater acquisition fees than indicated above.

Management Fee—payable to us for actively managing the leasing of Fund Eleven’s equipment portfolio, although not payable with respect to rental payments from any equipment acquired during the liquidation period

The lesser of:

(i)(a) 5% of gross rental payments from operating leases(3) except operating leases for which management services are performed by non-affiliates under our supervision for which 1% of annual gross rental payments will be payable;

(b) 2% of gross rental payments and debt service interest payments from full payout leases(4) with net lease provisions; and

(c) 7% of gross rental payments from equipment operated by Fund Eleven(5); or

(ii) management fees which are competitive and/or customarily charged by others rendering similar services as an ongoing public activity in the same geographic location for similar equipment transactions.(6)

The amount of management fees will depend upon the rental payments generated by Fund Eleven’s leased equipment portfolio. As the composition and size of the equipment portfolio will primarily be a function of the gross offering proceeds raised and the amount of debt incurred in connection with equipment acquisitions, the total amount of management fees is not determinable at this time.

We have agreed to subordinate, without interest, receipt of one-half of our monthly payments of the management fees during the offering and operating periods to the members’ receipt of all accrued, but previously unpaid, and current, installments of first cash distributions.(7)  Any management fees so deferred will be deferred without interest.

(2)	Total acquisition fees paid from all sources is limited to the difference between the maximum front-end fees limitation (explained below) and all other front-end fees (i.e., sales commissions, underwriting fees and the O & O Expense Allowance, which fees may total up to 13.50% of the gross offering proceeds in the minimum offering or 12.25% of gross offering proceeds in the maximum offering). Pursuant to the LLC Agreement, the maximum front-end fees which Fund Eleven may pay is 20% of the gross offering proceeds (if no debt is employed by Fund Eleven to acquire its investments) which percentage is increased by .0625% for each 1% of indebtedness (up to a maximum of 80% of capital contributions) so utilized, resulting in maximum front-end fees of 25% of the gross offering proceeds.
(3)	Operating leases are leases under which the aggregate rental payments due during the initial term of the lease, on a net present value basis, are less than the purchase price of the equipment.
(4)	Full payout leases are leases under which the rental payments due during the initial term of the lease, on a net present value basis, are sufficient to recover the purchase price of the equipment. Net lease provisions are provisions in leases in which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased equipment.
(5)	If we provide both equipment management and additional services relating to the continued and active operation of Fund Eleven equipment, such as ongoing marketing and re-leasing of equipment, hiring or arranging for the hiring of crews or operating personnel for Fund Eleven’s equipment and similar services, we may charge Fund Eleven a management fee not to exceed 7.0% of the gross rental payments from equipment operated by Fund Eleven. If we receive a Management Fee of 7.0% pursuant to this provision, we will not be entitled to the 2.0% Re-Leasing Fee.
(6)	We have established a market compensation committee to annually evaluate whether management, re-leasing and re-sale fees are reasonable, customary and competitive. With respect to management fees, the market compensation committee reviews management fees charged by similar businesses operating public investment programs with a particular emphasis on other equipment leasing programs. With respect to evaluating re-sale and re-leasing fees, we have extensive contact with parties offering services of re-sale and re-lease. The market compensation committee will review dealings with third parties or proposals received from third parties in an effort to establish the reasonableness of these types of fees paid to us. If the committee believes it has not received adequate unsolicited information from third parties on market fees for these services, it will solicit service providers for feedback as to market pricing for such services. The market compensation committee is currently comprised of Messrs. Clarke, Weiss, Martin and a member of our remarketing department.
(7)	See “Cash Distributions—First Cash Distributions to Members” for an explanation of first cash distributions.

27

Type of Compensation	Method of Compensation	Estimated Dollar Amount

Re-Leasing Fee—payable to us for re-leasing Fund Eleven’s equipment portfolio through the end of the operating period
The lesser of:

(i) 2% of gross rental payments and debt service interest payments from the re-lease of equipment; or

(ii) leasing fees which are competitive and/or customarily charged by others rendering comparable services for similar equipment transactions.

In no event will we receive a 2% Re-Leasing Fee if we receive a 7% Management Fee as described in footnote (5) on the previous page.

The Re-Leasing Fee is only payable if the equipment is not re-leased to the same lessee or its affiliates and we have provided substantial re-leasing services in connection with the re-lease, such as ongoing marketing or hiring or arranging for hiring of crews or operating personnel.

The amount of re-leasing fees will depend upon the rental payments generated from equipment which is re-leased after lease maturity. The rental amounts for which equipment can be re-leased in the future is presently unknown, as is the size and composition of the equipment portfolio that may be re-leased (see the discussion under Management Fees, above). For these reasons, the total amount of re-leasing fees is not determinable at this time.

Re-Sale Fee—payable to us in connection with the sale of equipment, but not payable with respect to any equipment acquired during the liquidation period
The lesser of:

(i) 3.00% of the purchase price paid to Fund Eleven by the purchaser of each item of equipment, or direct or indirect interest in equipment, acquired; the purchase price includes debt incurred or assumed, debt associated with equipment in which Fund Eleven sold an interest (such as a residual interest or an interest in a joint venture), and debt which would be assumed if, in the case of options to acquire residual value interests, such options were immediately exercised; or

(ii) One-half of reasonable, customary and competitive brokerage fees paid for services rendered in connection with the sale of equipment of similar size, type and location.

The amount of re-sale fees will depend upon equipment sales proceeds. The price at which equipment can be sold in the future is presently unknown, as is the size and composition of the equipment portfolio that may be sold (see the discussion under Management Fees, above). For these reasons, the amount of re-sale fees is not determinable at this time.

Our receipt of re-sale fees is subordinate to the members’ receipt of their capital contribution plus a cumulative return of 8% per year on unreturned capital contributions. Any re-sale fees that cannot be paid to us when earned will be deferred, without interest, and paid to us when the members have received the aforementioned return.

28

Type of Compensation	Method of Compensation	Estimated Dollar Amount

Distributions from operations and sales
Prior to payout, which is the time when cash distributions in an amount equal to (1) the sum of the investors’ capital contributions and (2) an 8.0% cumulative annual return, compounded daily, on such capital contributions as reduced by distributions in excess of such 8.0% have been made, distributions of cash from operations and sales will be made 99% to the members (based upon the number of shares held) and 1% to us. After payout, cash distributions from operations and sales will be made 90% to the members (based upon the number of shares held) and 10% to us.

Our distributions from operations and sales will depend upon the extent to which equipment rental payments and sales proceeds exceed expenses of Fund Eleven (including debt service), as well as whether the payout has been achieved. Therefore, our distributions from operations and sales are not determinable at this time.

Reimbursement for out-of-pocket acquisition expenses directly attributable to the acquisition of equipment payable to us and our affiliates	Fund Eleven will reimburse our affiliates and us for some expenses incurred in connection with Fund Eleven's operations.	The amount of expenses reimbursed will depend upon the scope of services we provide to Fund Eleven, as described in footnote(8) below. Reimbursement amounts are not determinable at this time.

(8)	The O & O Expense Allowance will be paid on a non-accountable basis, which means that the payment we receive may be less than, or greater than, the actual costs and expenses that we incur in organizing Fund Eleven and offering shares for sale, which may include legal, accounting, printing, advertising and promotional expenses for preparing Fund Eleven for registration and then offering and distributing the shares to the public. Bona fide due diligence expense reimbursements are limited to an aggregate amount not to exceed 0.5% of the gross offering proceeds. We will pay all O&O expenses in excess of those previously noted, in the aggregate, without reimbursement from Fund Eleven.

In addition to the O&O Expense Allowance, Fund Eleven will also reimburse us and our affiliates for: (1) the actual costs of goods and materials used for or by Fund Eleven and obtained from unaffiliated parties; (2) expenses related to the purchase, operation, financing and disposition of Fund Eleven’s equipment incurred prior to the time that Fund Eleven has funds available to pay such expenses directly; and (3) administrative services necessary to the prudent operation of Fund Eleven (such as accounting, professional, secretarial and investor relations staff, and capital items including computers and related equipment), not in excess of the lesser of our, or our affiliate’s, costs, or 90% of the cost that Fund Eleven would be required to pay to independent parties for comparable services. Fund Eleven’s annual reports to the members will provide a breakdown of services performed by, and amounts reimbursed to, our affiliates and us.

Section 6.4(j) of the LLC Agreement limits the types and annual amounts of expenses of Fund Eleven that may actually be paid by Fund Eleven to us. No reimbursement is permitted for services for which we are entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement, unless permitted under Section 6.4 of the LLC Agreement, will be:

(1)	salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any person with a controlling interest in us or any of our affiliates; and

(2)	expenses for rent, depreciation and utilities or for capital equipment or other administrative items.

29

CONFLICTS OF INTEREST

Fund Eleven will be subject to various conflicts of interest arising out of its relationship to us and our affiliates. There are some provisions in the LLC Agreement that are intended to protect your interests when conflicts arise. Please review Sections 6.2 and 6.4 of the LLC Agreement, which limits the actions we can take on behalf of Fund Eleven and limits our compensation from Fund Eleven. In addition, see “Management Responsibility” for a discussion of our fiduciary obligations to you, which require us to consider your best interests in managing Fund Eleven’s assets and affairs. The conflicts include the following:

Our Compensation

We have unilaterally determined the compensation that we and the dealer-manager will be paid by Fund Eleven. However, we believe that the amount of compensation is representative of practices in the industry and complies with the NASAA Guidelines (guidelines for publicly offered, finite-life equipment leasing businesses reflecting the policies of the North American Securities Administrators Association) in effect on the date of this prospectus. Both we and the dealer-manager will receive substantial compensation upon the closing of this offering and upon, or from, Fund Eleven’s acquisition, use and sale of its equipment and leases. We will make decisions involving these transactions in our sole discretion. See “Our Compensation.”

A conflict of interest may also arise from our decisions concerning the timing of Fund Eleven’s purchases and sales of equipment or the termination of Fund Eleven, each of which events will have an effect on the timing and amounts of our compensation. In such circumstances, our interest in continuing Fund Eleven and receiving management fees, for example, may conflict with the interests of the members in realizing an earlier return from this investment.

Effect of Leverage on Our Compensation

We intend for Fund Eleven to incur indebtedness that will total approximately 60% of the aggregate purchase price of its total portfolio of equipment and interests in equipment; but the actual level of borrowings may vary from this estimate, and there is no limit on the amount of the aggregate purchase price of Fund Eleven’s investments that can be financed. We will earn acquisition fees for purchasing equipment, and those fees are based upon the purchase price of the equipment we acquire for Fund Eleven, including incurred indebtedness. Therefore, we will earn a greater amount of acquisition fees if Fund Eleven incurs significant indebtedness to purchase equipment because we can purchase more equipment than if we did not borrow in connection with acquisitions. Additionally, our management and re-leasing fees are based upon the gross lease rental payments to Fund Eleven, so we may earn greater management and re-leasing fees as a result of Fund Eleven’s utilizing a greater amount of debt (leverage) to increase the amount of its investments. See “Our Compensation.”

Competition with Fund Eleven for Equipment

We and our affiliates are engaged directly and indirectly in the business of acquiring equipment for our own accounts as well as for other businesses. In the future we or any of our affiliates may form, sponsor and act as a general partner or manager of, or as an advisor to, other investment entities (including other public equipment ownership and leasing businesses). Those businesses could have investment objectives similar to Fund Eleven’s and may be in a position to acquire the same equipment at the same time as Fund Eleven. See “Relationships with Some of Our Affiliates” and “Management” for a chart of and a description of our relationship to Fund Eleven.

If the investments available from time to time to Fund Eleven and to other businesses we manage are less than the aggregate amount of investment then sought by them, in addition to the factors listed below, we will take into account the time period each business has been seeking investments. In allocating investments among Fund Eleven and other businesses we manage, we will take into consideration:

•	whether the required cash investment is greater than the cash that the businesses have available for investment;

•	whether the amount of debt to be incurred or assumed is above levels that we believe are acceptable for the businesses;

30

•	whether the investment is appropriate to the objectives of the businesses, which include seeking to avoid concentrations of exposure to any one class of equipment;

•	whether the lessee’s credit quality satisfies the objectives of the businesses of maintaining high-quality portfolios with creditworthy lessees while avoiding concentrations of exposure to any individual lessee or user;

•	whether the remaining lease term extends beyond the date by which the existence of the businesses will end;

•	whether the available cash flow of the businesses is sufficient to purchase the investment and to make distributions;

•	whether the structure of the proposed transaction, particularly the end-of-lease options governing the equipment, provides the opportunity to obtain the residual values needed to meet the businesses’ total return objectives for their investments; and

•	whether the transaction complies with the terms of the LLC Agreement or partnership agreement of the businesses.

Any conflicts in determining and allocating investments between Fund Eleven and another business will be resolved by the investment committee, which will evaluate the suitability of all prospective lease acquisitions for investment by Fund Eleven or other businesses.

The LLC Agreement does not prohibit us or our affiliates from investing in equipment leases, and we can engage in acquisitions, leasing and re-leasing opportunities on our or their own behalf or on behalf of other businesses. We and our affiliates will have the right to take for our or their own account, or to recommend to any business we manage, any particular investment opportunity after considering the factors in the preceding paragraph.

Conflicts may also arise between two or more businesses (including Fund Eleven) that we or one of our affiliates advise or manage, or between one or more of businesses and an affiliate of ours acting for its own account, which may be seeking to re-lease or sell similar equipment at the same time. In these cases, the first opportunity to re-lease or sell equipment will generally be allocated to the business attempting to re-lease or sell equipment that has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect. However, we may make exceptions to this general policy where equipment is subject to remarketing commitments with contrary provisions or where, in our judgment, other circumstances make applying this policy inequitable or not economically feasible for a particular business.

Joint Ventures

For added diversification, Fund Eleven may invest in joint ventures with other businesses that we sponsor and manage or with third parties. If Fund Eleven enters into a joint venture, we would have a fiduciary duty to Fund Eleven and to any other businesses we manage that participate in it. Having this duty to several businesses may result in conflicts in determining when and whether to dispose of any jointly owned investment. To minimize the likelihood of a conflict between these fiduciary duties, the LLC Agreement restricts our ability to make investments in joint ventures by requiring that the joint investment comply with the investment criteria and investment objectives of Fund Eleven. See “Risk Factors.” Other than with respect to investments in these types of joint ventures, Section 6.2(e) of the LLC Agreement prohibits us from investing Fund Eleven’s funds in other businesses that we or our affiliates sponsor or manage.

31

Lease Referrals

From time to time, we may have the opportunity to earn fees for referring prospective equipment lease transactions to a purchaser other than Fund Eleven. This could involve conflicts of interest because we would receive compensation as a result of the referral even though Fund Eleven would not receive any benefits from the transaction. Section 6.5 of the LLC Agreement provides that, if Fund Eleven has funds available for investment, we will not refer prospective equipment lease transactions to third parties for compensation, unless, using the criteria listed above under “Competition with Fund Eleven for Equipment,” we decide that the investment in question is inconsistent with the investment and diversification objectives of Fund Eleven.

Lack of Independent Management and Directors

Our directors, who are listed and described in the section of this prospectus entitled “Management,” are also our shareholders (through a company they own). In their roles as our directors and executive officers, they will make management decisions on behalf of Fund Eleven. Since they also are our owners, their decisions regarding managing Fund Eleven are subject to conflicts of interest, since such decisions could also benefit us.

Participation of an Affiliate in this Offering

Shares will be sold on a best-efforts basis through ICON Securities Corp., the dealer-manager, which will receive underwriting fees for all shares sold in addition to sales commissions for any shares sold by its securities representatives. Because ICON Securities Corp. is affiliated with us, its review and due diligence investigation of Fund Eleven and the information provided in this prospectus will not have the benefit of a review and due diligence examination by an independent securities firm in the capacity of a dealer-manager. ICON Securities Corp. is wholly owned by us, therefore ICON Securities Corp.’s relationship with Fund Eleven is subject to conflicts of interests, similar to our relationship to Fund Eleven, since it is controlled by us and we can be presumed to seek to maximize the sale of shares.

No Arm’s-Length Negotiation of Agreements

We are represented by the same legal counsel as Fund Eleven and the dealer-manager. The members, as a group, have not been represented by legal counsel and Fund Eleven’s legal counsel has not acted on behalf of prospective investors or conducted a review or due diligence investigation on their behalf. Therefore, none of the agreements and arrangements between Fund Eleven and either the dealer-manager or us was negotiated on an arm’s-length basis. The attorneys, accountants and other experts who perform services for Fund Eleven will also perform services for us, the dealer-manager, some of our affiliates and other businesses that we or our affiliates may sponsor. However, should a dispute arise between Fund Eleven and us, we will have Fund Eleven retain separate legal counsel to represent Fund Eleven in connection with the dispute.

Tax Matters Partner

We are Fund Eleven’s tax matters partner for purposes of dealing with the IRS on any audit or other administrative proceeding before the IRS and/or any legal proceeding. As tax matters partner, we are empowered to negotiate with the IRS and to settle tax disputes, thereby binding the members and Fund Eleven by any settlement. While we will seek to take into consideration the interest of the members as a whole in agreeing to any settlement of any disputed items of Fund Eleven’s income and expense, there is no assurance that any settlement will be in the best interest of any specific member given his or her specific tax situation.

32

MANAGEMENT RESPONSIBILITY

Conflicts

General. Fund Eleven is a Delaware limited liability company formed pursuant to the Delaware Limited Liability Company Act. The Delaware Limited Company Act was enacted in the early 1990s and there is very little case law interpreting it. The Delaware Limited Liability Company Act does not set forth any duties that a manager owes to a limited liability company and to its members. Nevertheless, it does allow for duties to be imposed on a manager contractually through a limited liability company’s LLC Agreement. In this regard, under the terms of the LLC Agreement, we have imposed upon ourselves the following duties:

•	to act diligently;

•	to faithfully exercise discretion to the best of our abilities; and

•	to use our best efforts to carry out the purposes and conduct the business of Fund Eleven in the best interests of Fund Eleven, subject to the limitations set forth therein.

Under the Delaware Limited Liability Company Act, a manager who acts under an LLC Agreement that imposes such duties will not be liable to the limited liability company or its members when acting in good faith in reliance upon the provisions of the LLC Agreement.

Competing Activities. Because we and other businesses that we manage (or in the future may manage) will acquire, lease and/or manage equipment, we may be deemed to have interests that differ from the interests of Fund Eleven. In recognition of this fact, Section 6.5 of the LLC Agreement expressly provides that neither we nor our affiliates will be obligated to present any particular investment opportunity to Fund Eleven; and we and our affiliates have the right, subject to certain limitations, to take for our or their own accounts (without the use of Company funds), or to recommend to any affiliate (including Fund Eleven), any particular investment opportunity. Provisions to resolve conflicts of interest that may arise between Fund Eleven and other businesses we manage with respect to particular investment opportunities that become available, as well as conflicts that arise between Fund Eleven and one or more other businesses which may be seeking to re-lease or sell similar equipment at the same time, are included in Section 6.5 of the LLC Agreement. See “Conflicts of Interest—Competition with Fund Eleven for Equipment.”

Detriment and Benefit. If the LLC Agreement did not explicitly permit us to acquire investments or to management similar businesses and thereby allocate investment opportunities among Fund Eleven and other businesses we manage, it is possible that a Delaware court could, by analogy to partnership law, apply certain fiduciary obligations to us commonly applied to the general partner of a partnership. If so, we might not be permitted to serve as the manager of Fund Eleven, as well as the manager or general partner of any business that might acquire and lease equipment, at the same time. The provisions in the LLC Agreement benefit us since they allow us to act as manager for more than one business and to acquire investments, which a Delaware court might not permit absent such provisions, although this is not certain. Our right to manage similar businesses and make investments on our own behalf may operate as a detriment to you because there may be opportunities that will not be made available to Fund Eleven. However, we believe Fund Eleven should benefit from the experience we have gained from acting as a manager or general partner to more than one business. Furthermore, the LLC Agreement attempts to resolve any conflicts arising from our management of multiple businesses in a manner consistent with the expectations of the investors of all of these businesses, our duties and Fund Eleven’s and other businesses’ investment objectives, especially including that of investment diversification.

Indemnification

Fund Eleven will indemnify us and our affiliates, out of its assets, for any liability, loss, cost and expense of litigation arising out of our acts or omissions provided that:

(1)	we or our affiliate made a determination in good faith that the action or inaction was in the best interests of Fund Eleven;

(2)	we or our affiliate were acting on behalf of or performing services for Fund Eleven; and

(3)	the course of conduct did not constitute negligence or misconduct on our part or that of our affiliate.

33

We and each of our affiliates will be liable, responsible and accountable, and Fund Eleven will not be held liable or responsible for, any liability, loss, cost or expense due to our or our affiliate’s fraud, negligence, misconduct or breach of fiduciary duty to Fund Eleven or any member, as determined by a court. Fund Eleven will not have to pay the cost of insurance that insures us or any affiliate for any liability for which we cannot be indemnified.

In addition, Fund Eleven has agreed to indemnify the dealer-manager and the selling broker-dealers against all losses, claims, damages, liabilities and expenses incurred by any of them (except those arising as a result of their own fraud, negligence or misconduct) in connection with the offer or sale of the shares. Any successful claim for indemnification would deplete Fund Eleven’s assets by the amount paid and could reduce the amount of distributions subsequently made to you.

Fund Eleven is not permitted to indemnify us, any of our affiliates, including the dealer-manager, or any selling dealer for any losses, liabilities, litigation, settlement or any other costs or expenses arising out of an alleged violation of federal or state securities laws unless the following have occurred:

(1)	(a)	there was a successful adjudication on the merits in favor of us, our affiliate or the selling dealer on each count of alleged securities laws violation;

(b)	the claims were dismissed on the merits by the court; or

(c)	the court approved a settlement of the claims and indemnification regarding the costs of claims; plus

(2)	we have advised the court regarding the current position of the Securities and Exchange Commission, and any other relevant regulatory body on the issue of indemnification for securities law violations.

Investor Remedies

There are a number of remedies available to you if you believe we have breached our fiduciary duty. You may sue on behalf of yourself and all other similarly situated members (a class action) to recover damages, or you may bring suit on behalf of Fund Eleven (a derivative action) to recover damages from us or from third parties where we have failed or refused to enforce an obligation. Further, if you suffer losses resulting from violation of the anti-fraud provisions of federal or state securities laws in connection with the purchase or sale of shares, you may be able to recover the losses from a selling broker-dealer, the dealer-manager or anyone associated with either of them.

We will provide quarterly and annual reports of operations and must, upon demand, give you or your legal representative a copy of Fund Eleven’s Annual Report on Form 10-K and other information concerning Fund Eleven’s affairs. Further, you may inspect or copy Fund Eleven’s books and records at any time during normal business hours upon reasonable advance written notice. See “Summary of the LLC Agreement—Access to Books and Records.”

This is a developing and constantly changing area of the law; and this summary, which describes in general terms the remedies available to you if we breach our fiduciary duty, is based on statutes and judicial and administrative decisions as of the date of this prospectus. If you have questions concerning our duties or you believe that we have breached a fiduciary duty, you should consult your own counsel.

In the opinion of the Securities and Exchange Commission, indemnifying an entity for liabilities arising under the Securities Act is contrary to public policy and therefore unenforceable. If we assert a claim against Fund Eleven for indemnification of such liabilities (other than for expenses incurred in a successful defense) under the LLC Agreement or otherwise, Fund Eleven will submit to a court of competent jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act.

34

OTHER BUSINESSES WE MANAGE

We were formed in 1985 to finance and lease equipment, and act as the manager or general partner for publicly offered, income-oriented equipment leasing businesses. In addition to acting as the manager of Fund Eleven, we are the manager or general partner of:

•	ICON Cash Flow Partners, L.P., Series D;

•	ICON Cash Flow Partners, L.P., Series E;

•	ICON Cash Flow Partners L.P. Six;

•	ICON Cash Flow Partners L.P. Seven;

•	ICON Income Fund Eight A L.P.;

•	ICON Income Fund Eight B L.P.;

•	ICON Income Fund Nine, LLC; and

•	ICON Income Fund Ten, LLC.

And we were the general partner of:

•	ICON Cash Flow Partners, L.P., Series A;

•	ICON Cash Flow Partners, L.P., Series B; and

•	ICON Cash Flow Partners, L.P., Series C; which were liquidated and dissolved in 1999 and 2001.

These businesses are referred to collectively as our prior public programs. All were publicly offered and are income-oriented equipment leasing limited partnerships or limited liability companies. We and our affiliates have also engaged in the past, and may in the future engage, in the business of brokering or acquiring equipment leasing transactions which do not meet the investment criteria we have established for Fund Eleven and for our prior public programs (such as criteria for creditworthiness, equipment types, excess transaction size or concentration by lessee, location or industry).

Three of the eleven equipment leasing businesses which we manage have completed operations and been liquidated. Those equipment leasing businesses had different investment objectives than Fund Eleven and were operated by individuals who have not been part of our management team since 1996. A brief financial summary of the performance of those businesses follows. As noted, two of those equipment leasing businesses did not completely return to investors all of their capital.

	Series A	Series B	Series C

Amount Invested	$1,000.00	$1,000.00	$1,000.00
Total Distributions	1,044.03	940.07	988.80
Taxable Income/Loss	44.03	(59.93)	(11.20)
Federal Tax Liability (assuming 28% tax)	(12.33)	16.78	3.14
Net Gain/Loss (after taxes)	$31.70	($43.15)	($8.06)

The reasons for the results summarized in the table above are discussed in below.

35

Prior Programs Gross Proceeds as of December 31, 2003

Program	No. of Investors	Total Gross Proceeds
A (dissolved in 1999)	226	$2,504,500
B (dissolved in 2001)	1,756	20,000,000
C (dissolved in 2001)	1,741	20,000,000
D	3,080	40,000,000
E	3,712	61,041,151
Six	2,277	38,385,712
Seven	4,597	99,999,682
Eight A	2,890	74,996,504
Eight B	2,815	75,000,000
Nine	3,238	99,743,474
Ten	794	23,784,330
Total:	27,126	$555,455,353

Our prior public programs that are still in the reinvestment phase are all actively engaged in purchasing equipment and entering into and acquiring lease and other transactions. Through December 31, 2003, our prior public programs had originated or acquired investments as follows:

Investments Originated or
Acquired by Prior Public Programs
Through December 31, 2003
(All Amounts in Dollars of Original Acquisition Cost)

	Leased	Other	Total
Program	Equipment	Transactions	Investments
A (dissolved in 1999)	$6,226,774	$1,556,694	$7,783,468
B (dissolved in 2001)	40,950,305	26,850,666	67,800,971
C (dissolved in 2001)	45,800,967	26,853,123	72,654,090
D	55,577,669	81,733,088	137,310,757
E	80,651,864	198,673,604	279,325,468
Six	93,104,306	80,543,188	173,647,494
Seven	251,479,444	74,628,128	326,107,572
Eight A	94,464,101	57,348,895	151,812,996
Eight B	189,025,172	82,998,076	272,023,248
Nine	222,367,104	79,284,989	301,652,093
Ten	3,600,000	---	3,600,000

As of December 31, 2003, our prior public programs had leases and other transactions under management (determined by the original cost of the investment acquired less the total original cost of assets sold) in the U.S. dollar amounts shown below.

36

Investment Portfolio of
Prior Programs as of
December 31, 2003

	Leased	Other	Total
Program	Equipment	Transactions	Investments
A (dissolved in 1999)	--	--	--
B (dissolved in 2001)	--	--	--
C (dissolved in 2001)	--	--	--
D	$2,653,473	$1,015,520	$3,668,723
E	43,514,870	14,869,700	58,384,570
Six	21,270,759	416,691	21,687,450
Seven	109,886,606	783,526	110,670,132
Eight A	57,431,581	20,055,204	77,486,785
Eight B	184,969,936	73,292,265	258,262,201
Nine	220,110,779	80,539,119	300,649,898
Ten	3,600,000	--	3,600,000

Three of our prior public programs, Series A, Series B and Series C, experienced unexpected losses in 1992, and the effects of such losses are reflected in the returns to investors set forth on Table III of Exhibit B to this prospectus and in the risk factor entitled “You May not Receive Any Income From This Investment Nor a Complete Return of All Of Your Investment” on page __. The losses incurred by investors in those programs do not take into account the benefit of tax-deferral resulting from the fact that a significant portion of early distributions received by investors comprised a return of capital, which was not subject to tax at the time of receipt. Series A experienced losses of $133,569 in 1992 primarily related to the bankruptcy of Richmond Gordman Stores, Inc. In 1992, Series B wrote down its residual positions by $506,690, $138,218 of which was related to the bankruptcy of Richmond Gordman Stores, Inc. and $368,472 of which was related to rapid obsolescence of equipment due to unexpected withdrawal of software support by the manufacturer. Series C wrote down its residual position in 1992 by $1,412,365 relating to the bankruptcy of PharMor, Inc., which involved the reported misappropriation of funds by the management of that company and the overstatement of inventory on its audited financial statements.

Series A, Series B and Series C were all syndicated before 1991 by ICON Capital Corp. under prior ownership and management. In 1996, we (ICON Capital Corp.) were acquired by Messrs. Clarke, Weiss and Martin who have comprised our executive management since that time. All members of our acquisition and remarketing departments joined those departments upon or subsequent to the ownership change. Each of Series A, Series B and Series C had investment objectives and policies significantly different than those of Fund Eleven. For example, the majority of the equipment acquired by those programs was new or recently delivered, whereas for the Fund Eleven the majority, if not all, of the equipment to be purchased will be used equipment already subject to lease, which we believe presents substantially less risk than purchasing new equipment. Additionally, Series A, Series B and Series C attempted to compete with money center banks in the highly competitive business of originating new leases. Current management’s philosophy is to acquire leases , the majority, if not all, of which are acquired in the secondary market, and therefore does not involve direct competition with such institutions. Each of Series A, Series B and Series C had the ability to, and did, invest in financing transactions, which Fund Eleven will not do. Finally, the amount of the gross offering proceeds raised by each of Series A, Series B and Series C was substantially smaller than what is likely to be raised by Fund Eleven. Fewer offering proceeds result in smaller portfolios of equipment and less portfolio diversification. Series A raised only $2.5 million, and Series B and Series C each raised only $20 million. Other equipment leasing businesses we have syndicated under current management have raised in excess of 99% of the amounts offered, which have been between $75 and $100 million.

Fund Eight B had a $2.2 million investment in a Boeing 767 aircraft which became a total loss and Fund Eight A had a total of $5.7 million invested in two Boeing 737 aircraft on lease to two different lessees which also became total losses. In the foregoing examples, the remaining loan balance at the expiration of each respective lease was greater than the fair market value of each aircraft. In these instances, the aircraft could not have been sold for an amount to satisfy the debt balance and could not be re-leased to a third-party for a lease rate high enough lease to make the debt service payments owed to a lender. As a consequence, equipment was either voluntarily returned to the lender or repossessed by the lender and the businesses received no additional proceeds from the aircraft. Additionally, LP Seven had a $7.5 million investment in five off shore supply tug vessels on bareboat charter to SEACOR Marine, Inc. The loan balance at charter expiration exceeded the fair market value of the vessels, thereby similarly making it impossible to remarket the vessels in an way that would be advantageous to the business. The vessels were repossessed by the lender.

37

Series D, Series E and LP Six and LP Seven are currently in their liquidation periods. Series D has not made a distribution to its limited partners since April 1, 2001. Series E has not made a distribution to its limited partners since May 1, 2004. LP Six has not made a distribution to its limited partners since March 1, 2004. LP Seven has not made a distribution to its limited partners since April 2003; however, it currently has significant assets remaining to be liquidated.

If you purchase shares in Fund Eleven, you will not have any ownership interest in any other business as a result of your purchase. You should not assume that you will experience returns, if any, comparable to those experienced by investors in our prior public programs.

RELATIONSHIPS WITH SOME OF OUR AFFILIATES

The following diagram shows our relationship to some of our affiliates. The solid lines indicate ownership and the dashed lines indicate contractual relationships. All of the entities shown below are corporations except as otherwise indicated.

38

MANAGEMENT

The Manager

We (ICON Capital Corp.) are a Connecticut corporation formed in 1985. Our principal office is located at 100 Fifth Avenue, Tenth Floor, New York, New York 10011 ((212) 418-4700), and we have an additional office at 260 California Street, 7th Floor, San Francisco, California 94111 ((415) 981-4266). Our executive officers, listed below, have extensive experience in selecting, acquiring, leasing, financing, managing and remarketing (re-leasing and selling) equipment.

All services relating to the day-to-day management of equipment and acquiring of leases and will be performed by us or under our direction. These services include:

•	collecting payments due from the lessees,

•	remarketing equipment which is off-lease,

•	inspecting equipment,
•	being a liaison with lessees,

•	supervising equipment maintenance, and

•	monitoring performance by the lessees of their obligations, including payment of rent and all operating expenses.

Our officers and directors are:

Beaufort J.B. Clarke	Chairman, Chief Executive Officer and Director
Paul B. Weiss	President and Director
Thomas W. Martin	Executive Vice President, Chief Financial Officer and Director
Michael A. Reisner	Senior Vice President and General Counsel
Sean Hoel	Senior Vice President

Beaufort J. B. Clarke, 58, has been our Chairman, Chief Executive Officer and Director since August of 1996. He was our President from August of 1996 until December 31, 1998. Prior to his present positions, Mr. Clarke was founder, President and Chief Executive Officer of Griffin Equity Partners, Inc. (a purchaser of equipment leasing portfolios) from October 1993 through August 1996. Prior to that, Mr. Clarke was President of Gemini Financial Holdings, Inc. (an equipment leasing company) from June 1990 through September 1993. Previously, Mr. Clarke was a Vice President of AT&T Systems Leasing. Mr. Clarke formerly was an attorney with Shearman and Sterling. Mr. Clarke received a B.A. degree from the University of Virginia and a J.D. degree from the University of South Carolina. Mr. Clarke has been in the equipment leasing business, as a business person and lawyer, since 1979.

Paul B. Weiss, 44, has been our President and Director since January 1, 1999. Mr. Weiss was our Director and Executive Vice President responsible for lease acquisitions from November of 1996 until December 31, 1998. Mr. Weiss served as Executive Vice President and co-founder of Griffin Equity Partners, Inc. from October of 1993 through November of 1996. Prior to that, Mr. Weiss was Senior Vice President of Gemini Financial Holdings, Inc. from 1991 to 1993 and Vice President of Pegasus Capital Corporation (an equipment leasing company) from 1988 through 1991. Mr. Weiss has a B.A. in Economics from Connecticut College. Mr. Weiss has been in the equipment leasing business since 1988.

Thomas W. Martin, 50, has been our Executive Vice President, Chief Financial Officer and Director (and Director, President and Chief Financial Officer of the dealer-manager as well) since August of 1996. Mr. Martin was the Executive Vice President and Chief Financial Officer of Griffin Equity Partners, Inc. from October 1993 to August 1996. Prior to that, Mr. Martin was Senior Vice President of Gemini Financial Holdings, Inc. from April 1992 to October 1993 and he held the position of Vice President at Chancellor Corporation (an equipment leasing company) for 7 years. Mr. Martin has a B.S. degree from University of New Hampshire. Mr. Martin has been in the equipment leasing business since 1983.

39

Michael A. Reisner, Esq., 34, has been our Senior Vice President and General Counsel since January 2004. Mr. Reisner was our Vice President and Associate General Counsel from March 2001 until December 2003. Previously, from 1996 to 2001, Mr. Reisner was an attorney with Brodsky Altman & McMahon, LLP in New York, concentrating on commercial transactions. Mr. Reisner received a J.D. from New York Law School and a B.A. from the University of Vermont.

Sean E. Hoel, 34, has been our Senior Vice President since June 1999. Mr. Hoel is responsible for the acquisition of equipment subject to lease. Mr. Hoel has a Masters Degree in Finance from Seattle University, preceded by Law School at the University of Oslo, a B.A. in Finance at the University of Wyoming, as well as three years of military service as a naval officer.

Our Affiliates

ICON Securities Corp., the dealer-manager, is a New York corporation and a wholly owned subsidiary of ICON Capital Corp. It was formed in 1982 to manage the equity sales for investor programs sponsored by its affiliates. It is registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. ICON Securities Corp. is the dealer-manager of this offering.

40

INVESTMENT OBJECTIVES AND POLICIES

General

Investment Objectives. Fund Eleven will purchase various types of equipment that will usually be leased at the time of purchase. The leases will primarily be with businesses located in North America and Europe that we determine are creditworthy. We have four investment objectives:

(1)	Invest in Leased Equipment: to invest at favorable prices in equipment subject to leases with creditworthy lessees.

(2)	Make Cash Distributions: to make substantially tax-deferred cash distributions during the early years of Fund Eleven, beginning the month after the first investor is admitted as a member.

(3)	Diversify to Reduce Risk: to select individual investments that, when evaluated as a group, represent a diversified portfolio of equipment subject to leases. A diverse portfolio comprised of various types of equipment and a range of maturity dates makes it less likely that changes in any one market sector will significantly impact Fund Eleven. Further, a diverse portfolio of creditworthy lessees makes it less likely that the default or bankruptcy of a single lessee will significantly impact Fund Eleven. We intend to emphasize investments in used, long-lived, low-obsolescence equipment to reduce the impact of economic depreciation and to a lesser degree emphasize investments where high rental rates compensate Fund Eleven for the expected economic depreciation of the underlying equipment.

(4)	Provide a Favorable Total Return: to provide you a total return on your investment which, by the time Fund Eleven’s investments are sold, compares favorably with fixed income investments.

We expect Fund Eleven initially to make equipment investments equal to the sum of the following:

•	80.71% of the funds received from investors; plus

•	borrowed funds, which are expected to be approximately 60% of the purchase price of Fund Eleven’s investment portfolio, but there is no limit on the amount Fund Eleven can borrow to fund equipment purchases; plus

•	excess cash flow not held in reserve or distributed to investors.

Leases

Leases in General. In a typical lease, Fund Eleven will own and lease equipment and the lessee will make periodic payments to Fund Eleven, usually of a predetermined (and usually level) dollar amount, payable for a fixed length of time. The most important characteristic that distinguishes a lease from other financing arrangements involving equipment is that when the lessee’s right to use the equipment ends (upon the expiration of a lease), a significant part of the equipment’s economic life remains. The potential value that may be realized upon the expiration of the initial lease term is commonly referred to as the residual value of the equipment. Your ultimate return, if any, on an investment in shares will partly depend upon the residual value of the equipment we acquire for Fund Eleven.

The majority of the investments made by Fund Eleven will be the outright purchase of equipment which is already subject to a lease. From this type of investment, Fund Eleven will be legally entitled to receive rental payments from leasing the equipment, and, as owner of the equipment, may sell or re-lease it at lease expiration. Fund Eleven will purchase equipment subject to lease either directly or through special purpose entities it owns. Fund Eleven may, in some cases, jointly purchase equipment with other businesses we sponsor and manage or with unaffiliated third parties. In such cases, Fund Eleven may co-own a special purpose entity with other parties.

Fund Eleven will seek to acquire a portfolio of equipment leases that is comprised of both (a) transactions that provide current cash flow in the form of rental payments made directly to Fund Eleven, and (b) transactions where the cash flow in the form of rental payments has been pledged or assigned, in whole or in part, to a lender. We refer to current cash flow leases which Fund Eleven acquires for cash as income leases. We call leases where the cash flow (and perhaps a portion of the expected residual value of the equipment) has been pledged or assigned to a lender as growth leases (also known within the equipment leasing industry as leveraged leases). Most of the indebtedness incurred by Fund Eleven to pay a portion of the purchase price for growth leases will be non-recourse to Fund Eleven’s other assets, meaning that in the event the lender is not paid, the other assets of Fund Eleven would not be at risk as a source of payment; only the particular item of financed equipment would be at risk.

41

Income Leases. Equipment acquired that is subject to income leases generally will have shorter economic lives (at least 3 and sometimes 7-10 years), and more rapid technological obsolescence, than equipment subject to growth leases. It is typical of income leases that we intend to acquire for Fund Eleven for the value of the leased equipment at lease expiration to be a smaller percentage of the purchase price of the equipment than is the case with growth leases. As a result, income leases provide for the payment of a higher relative amount of rent than growth leases. Rental payments under income leases are expected to be, on average, in the range of 2-3% of equipment cost per month. The higher anticipated rental rate on income leases is expected to enable Fund Eleven to achieve a favorable return on these lease investments despite the anticipated decline in the value of the equipment.

Despite the anticipated decline in the value of the underlying equipment, we believe that income leases will be available to Fund Eleven which have attractive total return opportunities resulting from the possible extension of the leases with the lessees, or the exercise of renewal options by the lessees. A meaningful amount of the cash distributions Fund Eleven makes to members in its early years is expected to come from the cash flow associated with income leases. Given the objectives of Fund Eleven, income leases are an important component of a balanced portfolio of equipment leases.

Growth Leases. Equipment acquired that is subject to growth leases generally will have longer economic lives (at least 10 and sometimes 40 or more years) and much less rapid technological obsolescence than equipment which is subject to income leases. We anticipate that for growth leases acquired for Fund Eleven, the future value of these types of leased equipment will exceed the cash portion of the purchase price paid by Fund Eleven. With growth leases, a lender provides a significant percentage of the purchase price, and the rental payments from the lease are used, in whole or in part, to pay interest on, and reduce the principal balance of, the financed portion of the purchase price. Rental payments under growth leases are expected to be, on average, close to 1% per month (most of which will be pledged to a lender). The outstanding indebtedness is expected to be reduced at a faster rate than the gradual economic depreciation for this class of equipment. As a result, we hope to build up Fund Eleven’s equity in the equipment over time if the future value of the equipment is equal to or exceeds our expectations.

Growth leases typically will provide little or no current cash flow to Fund Eleven. Fund Eleven will receive most or all of its cash from growth leases upon the sale or re-lease of the equipment at lease expiration when the underlying equipment is sold or is re-leased to the current lessees or third parties. Because we expect that a meaningful amount of distributions to members in Fund Eleven’s early years will come from the cash flow associated with income leases, we believe we can prudently invest at least 50% of Fund Eleven’s portfolio in growth leases.

There can be no assurance as to the exact percentage of Fund Eleven’s equipment leasing portfolio that will consist of income leases and growth leases. We believe the optimal mix depends upon the specific leases identified for acquisition and their rental payments, lease terms and forecast residual values. The mix of lease types during the term of Fund Eleven may vary significantly as leases expire and reinvestment occurs, and the mix of leases we believe optimal at later dates may be materially different than what we consider optimal today. It is our general philosophy that income leases, having lower total return prospects but higher current cash flow than growth leases, are an important part of a prudently structured portfolio when combined with growth leases, which we believe have higher total return prospects.

Fund Eleven’s authority to carry out these acquisition policies and endeavor to meet its investment objectives is contained in Sections 3.1 through 3.3 of the LLC Agreement. Any changes to those provisions of the LLC Agreement can only be made with the approval of a majority of the shares.

Lease Provisions. The terms and provisions of each lease that Fund Eleven acquires or enters into will vary depending upon a number of factors that existed at the time the lease commenced, including the type and intended use of the equipment, the business, operations and financial condition of the lessee, any regulatory considerations and the tax consequences and accounting treatment of the lease transaction.

42

We anticipate each lease that Fund Eleven acquires will hold the lessee responsible for:

(1)    paying rent without deduction or offset of any kind;

(2)    bearing the risk of equipment loss and maintaining both casualty and liability insurance on the equipment;

(3)    paying sales, use or similar taxes relating to the lease or other use of the equipment;

(4)    indemnifying Fund Eleven against any liability resulting from any act or omission of the lessee or its agents;

(5)    maintaining the equipment in good working order and condition during the term of the lease; and

(6)    not permitting the assignment or sublease of the equipment without our prior written consent.

Fund Eleven’s leases will usually have terms ranging from 2 to 7 years. We also anticipate that most leases will not be cancelable during their initial terms, although some leases may provide the lessee with a termination right in exchange for an agreed upon payment to Fund Eleven. We may agree to allow cancellation of a lease that does not have a termination right if it appears to be in Fund Eleven’s best interest; provided, however, a lessee pays compensation to Fund Eleven or a more attractive alternative to Fund Eleven exists that will enable Fund Eleven to achieve its objectives. At the end of each lease term, the lessee may have the option to buy the equipment or renew the lease, either at set prices or at prices tied to current fair market value at the end of the lease.

Leases Denominated in Foreign Currencies. Fund Eleven has the ability to acquire some leases where the rental payments are denominated in a currency other than U.S. dollars. In these cases, Fund Eleven may enter into a contract to protect it from fluctuations in the currency exchange. If a lease is denominated in a major currency such as the pound sterling, which historically has a stable exchange relationship with the U.S. dollar, U.S. dollar hedging may be unnecessary or not cost effective to protect the value of the rental payments. To hedge the risk related to a lease in a foreign currency, Fund Eleven would enter into a hedge contract so that it would receive a fixed number of U.S. dollars for the rent and any other fixed, periodic payments due under the lease even if the exchange rate between the U.S. dollar and the currency of the lease changes over the lease term. We expect that Fund Eleven would enter into hedge contracts only if two additional requirements could be satisfied. First, the hedge transaction expenses would have to be low enough so that the return on the lease in question, even with these hedge transaction expenses taken into account, is attractive. Second, the lessee whose lease payment obligations are being hedged must have what we consider to be superior credit, since Fund Eleven would typically remain obligated under the hedge contract even if the lessee in question defaulted on the lease obligations being hedged. See “Risk Factors.”

Transaction Approval Procedures

We have established an investment committee which has set, and may from time to time revise, standards and procedures for the review and approval of potential leases. The investment committee is responsible for supervising and approving all individual transactions and portfolio purchases. The investment committee will consist of at least two persons whom we designate. We expect that all such persons will be our officers or those of one of our affiliates. The investment committee will make decisions by the greater of a majority vote or the approval of two committee members. As of the date of this prospectus, the members of the investment committee are Messrs. Clarke, Martin and Weiss.

43

The investment committee will make investment decisions using the investment policies described in this prospectus and the undertakings set forth under “Conflicts of Interest.” All potential equipment acquisitions will be evaluated on the basis of:

•	the extent to which the transaction appears to satisfy Fund Eleven’s investment objectives;

•	the creditworthiness of the prospective lessee and the character of its business, and, to the extent deemed prudent for lessees whose senior debt is rated investment grade by an independent rating agency, the availability of credit enhancements to secure the transaction in the event the potential lessee defaults; and

•	the type of equipment to be purchased for lease and its condition, location, and expected residual value.

Creditworthiness Considerations

We maintain credit review procedures in reviewing potential lessees. The procedures generally are the following, but they may be revised as the investment committee believes appropriate:

•	for lessees which have senior debt rated investment grade by an independent rating agency, an intensive and comprehensive analysis of a potential lessee’s current and past years’ financial statements and any and all additional information on the lessee’s business which may help determine the ability of the lessee to meet its obligations; and

•	for lessees which do not have senior debt rated investment grade by an independent rating agency and whom we believe warrant additional investigation beyond the review noted above, review and verification of the potential lessee’s credit and payment history, bank accounts, trade references, and credit reports from credit agencies such as Moody’s and Standard & Poor’s, etc.

Equipment Considerations

“Used” Equipment. We anticipate that the majority of Fund Eleven’s investments will be in used equipment, that is, equipment delivered to the current lessee prior to Fund Eleven’s purchase of the equipment. Used equipment transactions can be advantageous because we will have the opportunity to analyze payment histories and compliance with other lease provisions, the condition of the equipment, and how it is used and maintained by the lessee prior to purchasing it. In general, we will not make substantial equipment purchases (particularly in the case of growth leases) without obtaining information and reports, and making (or having made on our behalf) inspections and surveys of the equipment and its service, maintenance and repair records and utilization history we deem prudent and necessary to determine the probable economic life, reliability and productivity of the equipment, as well as the competitive position, suitability and desirability of investing in the equipment compared with other investment opportunities.

Types of Equipment. We expect Fund Eleven to invest in the following types of equipment (among others):

•	transportation equipment such as aircraft (including airframes, engines, avionics, parts and ground handling equipment), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track), heavy-duty trucks, truck trailers and intermodal (rail, over-the-road and marine) containers and chassis, and marine vessels (including oceangoing vessels, towboats and barges and offshore energy exploration and production equipment that may characterized as vessels);

•	machine tools and manufacturing equipment such as computer- and mechanically controlled lathes, drill presses, vertical and horizontal milling machines, rotary and cylindrical grinders, metal fabrication and slitting equipment, and other metal forming equipment, and entire facilities dedicated to manufacturing, production or distribution of goods;

•	materials handling equipment, such as forklifts and more specialized equipment for moving materials in warehouse or shipping areas;

44

•	furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment and patient monitoring equipment) and miscellaneous medical equipment (including lab test equipment, blood-gas analyzers and treatment room furniture);

•	office technology, personal computers and computer networks, servers, communication and related peripheral equipment, scanners and copy machines; and

•	other equipment, which we expect to have a value in the future and which would allow Fund Eleven to meet its objectives.

The following chart shows the types of equipment purchased since 1996 by other equipment leasing business we manage, based upon the cash portion of the purchase price for the equipment.

Economic Useful Lives of Equipment. We will generally seek to buy equipment subject to leases having a remaining term of 2 to 7 years and, on expiration of the lease, at least one-third of the economic useful life of the equipment is likely to remain, based upon its age or utilization history. To maximize Fund Eleven’s end-of-lease disposal options and investment returns, we will seek to avoid investing in equipment that may become technologically obsolete or, as in the case of income leases, otherwise of limited utility for reasons including excessive wear and tear. However, we will make exceptions for equipment which we have reason to believe will contribute to Fund Eleven’s overall objectives. An example of this in the case of income leases is if the lease rental rate enables Fund Eleven to achieve a favorable return despite the anticipated decline in the value of the equipment.

Equipment Registration and Regulation. Before acquiring transportation equipment for Fund Eleven, we will evaluate the impact and costs of maintaining the registration of the equipment with appropriate governmental agencies and complying with the requirements such agencies place on the operation and qualities of the equipment. Aircraft and marine vessels are subject to registration requirements by the Federal Aviation Administration and United States Coast Guard, respectively. Railroad cars, over-the-road vehicles and other equipment may also be subject to governmental registration requirements. Most foreign countries have similar regulatory requirements. If for any reason the equipment is not appropriately registered or registration lapses or is lost, substantial penalties could be imposed on Fund Eleven or Fund Eleven could be forced to liquidate the equipment. Often, until registration is obtained or regained, the equipment may not be operated. Regulatory agencies sometimes require changes or improvements to equipment, and Fund Eleven may have to spend its own capital to make the changes if the lessee of the equipment is not required to do so under a lease. Making changes may cause the equipment to be removed from service for a period of time. Additionally, federal law restricts the extent to which U.S. registered aircraft and marine vessels which are registered in the United States may be owned or controlled by people who are not United States citizens. As a consequence of these rules, Fund Eleven may transfer title of certain aircraft and vessels to a trust of which Fund Eleven is the sole beneficiary, or to a limited liability company beneficially owned by Fund Eleven, or to a limited liability company of which Fund Eleven is a member.

45

Portfolio Acquisitions

Fund Eleven may purchase portfolios of equipment subject to leases. In evaluating a portfolio acquisition, we expect to follow one or more of the following procedures:

•	review for completeness and accuracy the lease documentation of (a) the largest of the leases in the portfolio, and/or (b) a substantial random sampling of smaller leases (particularly in the event that there is not a concentration of large transactions);

•	review and verify lessee and user payment histories where necessary and practicable;

•	evaluate the underlying equipment or other collateral and verify their values (either directly or by an independent appraiser with respect to some or all of the leases);

•	take commercially reasonable steps to evaluate the creditworthiness of a representative number of non-investment-grade potential lessees; and

•	perform Uniform Commercial Code lien searches against selected potential lessees, as well as against the current holder of the portfolio.

In connection with the acquisition of any portfolio, we may require that such acquisition be full or partially recourse to the current holder of the portfolio in the event that any underlying lessee defaults.

Options and Other Interests in Equipment

Fund Eleven may purchase options to acquire equipment, usually for a fixed price at a future date. Fund Eleven will acquire options, with the intent of exercising them, if we believe the residual value of the equipment is significantly greater than the price of the option plus the agreed price of the equipment at which the option can be exercised. Fund Eleven may also purchase direct and indirect interests in equipment, including ownership rights to equipment after lease expiration or make future commitments to lease, purchase or purchase options in, equipment. Indirect interests in equipment may include residual interests, which include the right to the proceeds from lease payments and equipment sales after all of the debt associated with the equipment has been paid.

Other Investments

Fund Eleven may also, from time to time, invest in other types of property, tangible and intangible, including related real property, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships, affiliated programs, joint ventures or other entities. However, Fund Eleven may make such investments only in furtherance of its investment objectives, in accordance with its investment policies, and in relation to the acquisition of equipment or other transactions as described in this prospectus.

Interim Financing

Fund Eleven may participate with other affiliated programs and us in a common recourse debt facility to provide temporary financing. We or any of our affiliates may acquire equipment for Fund Eleven on an interim basis not to exceed six months, so long as the acquisition is in the best interest of Fund Eleven and the equipment is purchased by Fund Eleven for a price no greater than our cost for the equipment. Neither we nor our affiliates may benefit from the acquisition, except for allowable compensation to us as described in “Our Compensation.” When we or an affiliate purchases equipment on this type of interim basis with our own funds in order to facilitate the ultimate purchase by Fund Eleven, we or our affiliates, as the case may be, will be entitled to receive interest on the funds advanced on behalf of Fund Eleven at a rate equal to that which would be charged by third-party financing institutions on comparable loans for the same purpose in the same geographic area. However, Fund Eleven will not pay a higher rate of interest than that which we or our affiliate is paying if we or our affiliate either assumes an existing loan or borrows money to acquire the equipment. Fund Eleven will pay interest on such funds until Fund Eleven buys the equipment. Interest on these loans will begin to accrue on the date we or our affiliate buys the equipment. Any rental payments received or accrued by us or our affiliate prior to the sale of the equipment to Fund Eleven will either reduce the sales price of the equipment to Fund Eleven or will be assigned to Fund Eleven upon its purchase of the equipment. If a loan secured by equipment is assumed in connection with such an acquisition, the loan must have the same interest terms at the time Fund Eleven acquires the equipment as it had when we or our affiliate first acquired the equipment.

46

Portfolio Review and Remarketing

We intend to evaluate Fund Eleven’s investments at least annually, and more frequently if circumstances require, to determine whether each item of equipment should remain in the portfolio or should be sold, and if such a sale would achieve Fund Eleven’s objectives given then-existing market conditions. We will make that decision based upon Fund Eleven’s operating results, general economic conditions, tax considerations, the nature and condition of items of equipment, the financial condition of the parties obligated to make payments under leases, alternate investment opportunities then available to Fund Eleven and other factors that we deem appropriate to the evaluation.

Following the expiration of any lease, we will try either:

(1)	extending or renewing the lease with the existing lessee,

(2)	leasing the equipment to a new lessee, or

(3)	selling the equipment to the existing lessee or a third party.

The activity of disposing of or redeploying equipment upon lease expiration is known in the equipment leasing industry as remarketing.

Equipment Leasing Industry

Overview. Equipment leasing, estimated to be a $218 billion industry, encourages investment in economic growth and productivity, and generates high quality jobs associated with technological and productive equipment, which comprises a majority of leased assets. From 1997 to 2002, the equipment leasing industry was responsible for the creation of between 3-5 million jobs, effectively producing as much as $300 billion in additional real GDP annually. Approximately 80% of American companies presently lease all or some of their equipment.

Leasing enables companies, particularly small businesses, to access more capital by allowing equipment users to acquire vital inputs to their businesses, while expanding the market for producers and distributors. Positive effects of equipment leasing have reached numerous industries throughout the United States, Europe and Japan. IT related equipment is the largest single category, while industrial equipment—aircraft, transportation and industrial equipment—combined, accounts for nearly half of all equipment investment.

More companies, particularly small companies, acquire new productive equipment through leases than through loans. Of the $668 billion spent by business on productive assets in 2003, $208 billion, or 31%, was acquired by American businesses through leasing, according to the Equipment Leasing Association (“ELA”).

47

Leasing Volume by Equipment Type
July 2004

Source: ELA

48

New Equipment Leasing Markets

Construction

The U.S. construction equipment leasing market resumed its growth in 2003, as the industry experienced strong replacement demand. Additional replacement demand is projected to sustain market growth through 2004 and into 2005. Annual market growth is forecasted to be in the 8% to 10% range for 2004 and 2005.

Information Technology

The total U.S. market for IT equipment leasing in 2002 was an estimated $23.8 billion based on the value of new equipment acquisitions. From 1998-2002, the average annual rate of market growth was a mere 1.5%, reflecting the substantial downturn in IT equipment acquisitions accompanying the economic decline.

The IT equipment leasing market is projected to reach a level of $28 billion by 2005. This would represent a healthier 6.5% average annual rate of growth over the 2003-2005 rate.

49

Medical

According to a newly published report by the ELA, the healthcare leasing market segment is one of the bright spots in the industry. In 2002, healthcare leasing was estimated to be $5.8 billion in terms of new volume, a 7% growth rate compared to the previous year. The healthcare equipment leasing market is projected to reach $7.4 billion in volume by the year 2005.

Office Equipment

In 1998, the total size of the office machine market was estimated by Marketdata to be $24 billion. The market is expected to grow at a 3.0% average annual rate to $27.7 billion by 2003. This does not include computers, telecommunication equipment, or furniture. Of this, Marketdata estimates that $7.98 billion worth of office machines were placed on lease. This is expected to grow to $8.18 billion in 1999.

Transportation

According to the Equipment Leasing Association's 2001 Survey of Industry Activity (SIA), transportation equipment comprised the highest distribution of total annual volume of equipment leased at 35%. The truck/trailer industry represented the highest dollar volume of new business originations, accounting for 21% of total survey volume, according to the 2001 SIA. Based on the 2000 SIA, the highest increase in equipment leasing volume was a 794% increase in the leasing of fleet vehicles between 1998 and 1999 among survey participants. The leasing volume of buses and motor coaches increased by 84%. Transportation and transportation-related expenses accounted for $950 billion or 11.2% of U.S. GDP in 1998. Transportation equipment that can be leased includes but is not limited to: aircraft, commercial and fleet automobiles, containers, fresh and saltwater vessels, railroads, trucks, trailers buses and motor coaches. Transportation and transportation related products and services rank as the fourth largest contributor to U.S. Gross Domestic Product ranked by major societal function. The truck finance/lease market accounts for 9% of the class two through eight registrations. Almost 9% of the class eight market is leased, according to ELA's 2001 Truck and Trailer study. ELA's 2001 Truck and Trailer study reported, the class eight market is expected to return to levels of 200,000 through 2005. In addition, the top 10 lenders hold 69% of all class six through eight registrations. The commercial and consumer truck renting industry now generates more than $23 billion in annual revenue, according to the "2001 Truck Renting and Leasing Industry Report" published by the Truck Renting and Leasing Association.

Several factors that contribute to growth in the transportation industry include: greater vehicle availability, globalization of business, reduced travel costs, increases in population, economic growth and higher levels of consumer disposable income. The U.S. Census Bureau said there will be an increase of 60 million people in the U.S. between 1990-2020. This 24% rise in population will not necessarily translate into a similar supply for transportation equipment. Based on the National Transportation statistics released in 1996, the last time population increased by this amount, the total number of freight tons in the economy increased by 63%.

50

Trends and Forecasts for Equipment Leasing in the U.S.
(dollars are in billions)

Year	Business Investment in Equipment	Equipment Leasing Volume	Market Penetration Rate
1990	$388.3	$124.3	32.0%
1991	$375.5	$120.2	32.0%
1992	$376.2	$121.7	32.3%
1993	$443.9	$130.5	29.4%
1994	$487.0	$140.2	28.8%
1995	$538.8	$151.4	28.1%
1996	$566.2	$169.9	30.0%
1997	$621.0	$179.0	28.8%
1998	$691.0	$207.0	30.0%
1999	$738.0	$234.0	31.7%
2000	$796.0	$247.0	31.0%
2001	$697.0	$216.0	31.0%
2002	$645.0	$206.0	31.9%
2003	$670.0	$194.0	29.0%
2004*	$735.0	$220.0	29.9%
2005*	$800.0	$248.0	31.0%

Note: *2004 data are estimates and 2005 data are forecasts.

Used Equipment Leasing Markets

The following information relating to the used equipment leasing markets is derived from data provided by ELA.

Aircraft

The airline industry improved in 2003, but continued to operate in a near survival mode. Profitability is expected to finally return in 2004, but at a mere $1.5 billion. Long term prospects are improving, according to Boeing, which has projected for the next 20 years some $1.9 trillion in purchases will be made worldwide of more than 24,000 new airliners. Of these purchases, only 4% of the deliveries will be for Boeing 747's and larger aircraft; with 22% for intermediate-sized aircraft; and the majority of new aircraft — about 74% (18,000 overall) will be for small and large regional jets, and single-aisle aircraft. This reinforces the industry's latest push for "point-to-point" low fare service.

Currently, the market is still glutted with aircraft, with many carriers now renegotiating existing leases. There is an ample supply of older, wide-body aircraft that can be leased for under $100,000 per month, and sometimes much lower than that. In addition, U.S. major airlines have retired hundreds of older narrow-bodies, which have not been released or purchased now that new start-ups can afford to purchase new equipment at discounted prices with vendor support packages. Lease rates are starting to stabilize for narrow bodies, and may improve somewhat over 2004. In general, lease rate multipliers have fallen below the traditional 1% benchmark, even after considering already greatly-reduced equipment values.

51

The cargo market has stabilized and is expected to improve on the back of the global economy, dampened somewhat by a drop in airlift support for Iraq. The freighter market has experienced many older narrow body retirements while newer wide bodies are being added. The wide body, which comprised only 16% of the fleet in 1990, currently totals 44% of the fleet. The mixed market has also affected cargo conversions, which are expected to stay relatively flat, falling by five units to 46 in 2004. The regional jet market seems to be one of the few bright spots in the airline industry, as illustrated by the solid demand for CRJs and ERJs. However, the same is not true for the turbo prop market segment, which encountered only 23 new orders in 2003, mostly for 50- to 70-seat equipment from repeat customers. The worst segment hit remains the 19-seat segment, which is now virtually non-existent. Meanwhile, the business jet segment has dropped by around 30%, and single-piston deliveries have remained about the same, but billings have fallen over 30%, thanks to soft market conditions. Also, the engine market has stabilized to where some lease rates now are within 10% of pre-9/11 rates. However, CAEP 6 could adversely impact engine values due to restrictions on CO2 and NOx exhaust, and related penalties associated with as-of-yet to be fixed outputs. Experts now expect the engine spares industry, of which 25% of the equipment is currently leased, to rapidly expand to 50% leased level in the not too distant future. This could present an opportunity to lessors with expertise in this area.

Lastly, it is expected that the aircraft values should finally stabilize in 2004, as drops in equipment value either stop or fall into the single-digit category. In general, average “narrow bodies” in 2002 dropped in value from 15 to 45%, then 9 to 18% in 2003; while wide body aircraft values dropped 15 to 30% in 2002, and only 4 to 12% in 2003. Thus, although 2003 showed a slight improvement over 2002, 2004 is expected to be better as conditions for the industry finally stabilize. For comparative purposes, the used aircraft market rated a 3 in 2003.

Rail

The used rail equipment market rebounded nicely in 2003 after bottoming in 2002. Prior to this, market conditions had been deteriorating since a downturn that began in 1999. For 2003, total carloadings increased by 0.1% over 2002, while intermodal units originated increased a total of 6.8% last year — up from a total of 4.6% in 2002. Meanwhile, railroads’ estimated ton miles increased by approximately 1.9% from the previous year’s record 1.48 trillion ton miles. For 2003, new car deliveries increased for the first time since 1999, when total deliveries amounted to 74,000, falling to 56,000 in 2000, to 34,000 in 2001, to 17,700 in 2002, before finally increasing to approximately 33,000 in 2003. The current backlog is over 32,000 cars, which is approximately twice 2002’s level. During 2004, deliveries are expected to increase to approximately 39,000 units.

The industry remains focused on HAL (Heavy Axle-Load) railcars, which have gross weight capacities of 315,000-pounds, compared to current state-of-the-art 286,000-pounds. Adoption of the heavier cars would spur additional spending in rail construction MOW projects over the next two- to four years. Meanwhile, railcar lease rates improved over 2003, in some instances significantly, but are still low by historical standards. While good demand continued for center-beam flatcars, demand for boxcars is mixed, and mill gondola demand is weak. Rail equipment in the 70-ton capacity category has little or no demand and very little value. Since the rail industry's recovery in mid-2003 began with such conviction, a spot shortage of locomotives developed. Thus, a marked improvement in day rates has occurred over the past six months and is expected to continue into 2004 in spite of Tier Zero (clean engine) regulations.

Finally, in the intermodal sector, trailer shipments increased by 1.5% and containers increased sharply by 8.5%. Several major intermodal railcar purchases were made during 2003 and are expected to be made in 2004, mainly related to 53-foot wellcars. As railroads continue to increase traffic as well as gross car weights, there has been a constant build-up of maintenance-of-way projects. For 2003, Class 1 MOW projects totaled $3.3 billion., approximately a 10 % increase from 2002; while 2004 projects are expected to total over $3.5 billion. Therefore, demand remains good in the MOW market. Near the end of 2003, because corn and wheat exports soared by over 25% in a short period of time, the rail industry experienced significant log-jams and bottlenecks, and even service disruptions throughout the farm belt. This caused a sharp increase in demand for covered hopper railcars. It also caused shippers to have to pay about $300 per month for a covered hopper car, which is approximately a 100% increase over rates charged just six months prior. In addition, on-time arrival guarantees likewise more than doubled to approximately $250 per car. Thus, it is clear that the railcar and locomotive equipment sector experienced a revival in 2003, which is expected to continue into 2004.

52

Marine

Opportunities in the marine sector for 2004 appear to be improving, as ship prices continue to rise, along with the global economy. Orders booked for new buildings over the next four years show the dry bulk carrier fleet growing at an annual rate of 2.85%, the crude carrier fleet at 1.91%, and the container ship fleet at 5.91%. 2003 was a year of consolidation and improvement. Overall, fleet prices started improving significantly around mid-year, which coincided with improvements in the global economy. Initially, prices firmed on larger vessels, and are currently filtering down to older, smaller tonnage. New building prices for Handymax, Panamax, and Capesize bulk carriers increased by 14 to 16% over the past year; while prices for Panamax, Aframax, and VLCC crude carriers increased by 12%, 6%, and 2%, respectively. Secondary market prices for marine vessels also improved over the past year, with 15-year-old dry bulk carriers generally selling for about 25% of new building cost; crude carriers about 22% of cost; and container ships about 35% of new building cost. Meanwhile, due the improving global economy, scrap rates increased sharply over the past year to $230 per LWT in China, and $260 per LWT in India. This represents price increases of over 30% in the past year. Currently, the average tanker is 18.2 years old; bulk carrier 15.2 years; and container ship 10.7 years of age. The entire marine fleet has an average age of 18.8 years. Also, values and charter rates for open-top and covered hopper barges have improved smartly from mid-year lows caused by several notable shipper bankruptcies. In addition, tank barges of any size are in demand, and demand is improving for off-shore vessels, particularly those in the 190-ft.+ length class. Presently, there are approximately three dozen banks in the world each with marine vessel portfolio sizes in excess of one billion dollars. Thus, lessors can expect increased opportunities in 2004 as this equipment segment is expected to improve along with the global economy.

Container

The market for new ISO (marine) cargo and domestic containers experienced a prosperous year in 2003, as a record of just over two million TEU of dry freight containers were delivered. This compares with around 1.6 million TEU in 2002 and 1.2 million TEU in 2001, and surpasses the previous dry freight record of 1.9 million TEU set in 2000. In 2000, new boxes topped $1,500 per 20-foot standard unit. Current U.S. quotes range from about $1,400 to $1,500 for a new 20-foot container; and $2,200 for a new 40-foot container; and approximately $2,400 for a new 40-foot high cube.

A prime driver in the recovery is the improving global economy that has pushed the average fleet utilization figure to climb to a very high level, averaging almost 90% of lessor's combined fleets. Utilization has not been this high since early to mid-1990's, and is indicative of the recent strength of demand for leased equipment &#-4063;particularly standard containers. Also, in 2003, intermodal operators ordered 24,000 domestic 53-foot containers, the most popular size for cargo transload from marine containers to domestic equipment at distribution centers on the west coast. These new containers are continuing to arrive from Asia onto the west coast at a rate of 800 to 1,100 units per month.

Supply and demand has been affected by the U.S. trade imbalance with Asia, which shows U.S. 'import' containers arriving from Asia exceeding 'exports' by more than two to one. Thus, when a 40-foot marine container or 53-foot domestic box is shipped to the Midwest or the eastern U.S., it may sit for days or weeks awaiting a backhaul. It typically takes 20-25 days to cycle a domestic container from the east coast back to Southern California. Thus, some shippers are faced with a choice of making one-way moves from the U.S. east coast to China, which costs $800 per TEU, or leaving units in storage, which can amount to over $1 per day. Currently, there is a strong supply imbalance in Chicago, where there are numerous containers in storage.

Meanwhile, in the U.S. there is a trend towards the purchase of 53-foot domestic containers, which are presently being sold new for about $10,500 for U.S.-built, with those manufactured in China costing about $8,000 each. Current plans are to increase the manufacture of domestic containers during 2004. There is a clear indication that the industry is quickly moving away from the 48-foot domestic container.

Finally, the chassis market continues to remain strong, and day rates have increased about 10% year-over-year, to range from about $2.00 to $2.60, depending on conditions. Currently, 40-foot goosenecks, which sell new for about $7,000 can be purchased on the secondary market for prices ranging from $2,500 to $3,500, depending on condition. This is a clear indicator that the chassis market is strengthening. In fact, the market is becoming so strong that users are now placing chassis into ‘term leases’ and moving away from pools to ensure they will have a sufficient supply of equipment when they need it. In the secondary market, prices for used 20-foot dry van containers increased last year due to heavy military requisitions, while prices for 40-foot containers remained flat, but are expected to improve in 2004. In addition, per diem rates, which had fallen 50% to 75%, have now stabilized and have increased by about 10% over the past year. Geographically, there is good demand in the Southeast, Southwest and West Coast, while demand in the Northeast and Chicago remains soft. For 2004, the used container equipment market is expected to improve once again, primarily due to an improving domestic and global economy. Thus, this market sector has recovered from its cyclical lows and is well on the way to full recovery, which should occur in 2004.

53

CASH DISTRIBUTIONS

While it is Fund Eleven’s objective to make the monthly cash distributions to the members as described below, we can make no prediction as to what level of distributions or return on investment, if any, will be achieved. No specific amount of distributions is guaranteed, and investors bear a significant risk of loss on this investment.

Monthly Cash Distributions

Section 8.1(a) of the LLC Agreement provides that each member, other than us (solely in our role as manager and not in our capacity as members), is entitled to receive monthly cash distributions. These monthly distributions will be made at the initial distribution rate, as determined by us, beginning with the month after the member’s admission to Fund Eleven and ending with the termination of the operating period, to the extent that cash on hand is available for this purpose. The operating period is Fund Eleven’s period of active investment and reinvestment, which we anticipate will end five years after the final closing date of the offering but which we may extend.

During the operating period, Fund Eleven intends to reinvest substantially all of its undistributed cash not held in reserve, as well as proceeds of financings not needed to pay current obligations, in additional equipment. A ratable portion (that is, one-twelfth) of the annual distribution amount will be payable monthly. Those members who invest prior to the minimum offering being achieved whose funds are held in escrow, upon admission as members, will receive a one-time distribution in an amount equal to the greater of 8.6% or the initial distribution rate for each full month your funds were held in escrow, to the extent cash on hand permits.

Cash on hand will be distributed to members in an amount that we believe can be prudently distributed without adversely affecting the operations of Fund Eleven, including meeting all of its investment objectives. In determining how much cash to distribute, we will consider the following: (a) Fund Eleven’s expenses, the timing and amounts of which are expected to be largely non-discretionary; and (b) monies which we determine are necessary to set aside as reserves or reinvest in additional investments. Thus, our decisions to establish additional reserves might affect the ability of Fund Eleven to make monthly cash distributions. Furthermore, Fund Eleven’s ability to make cash distributions to the members may be subject to restrictions imposed upon Fund Eleven by its banks or other lenders.

Cash distributions are non-cumulative, meaning that if there is insufficient cash available to make a distribution at the initial distribution rate or the current distribution rate, as determined by us, in a given month, the shortfall will not necessarily be made up in any subsequent monthly distribution.

We anticipate that the monthly cash distributions, provided funds are available, will be made approximately five days after the end of each month, commencing in the first full month following the initial closing date, which is the date the minimum offering is achieved. Since monthly cash distributions are subject to the availability of funds, there can be no assurance that any anticipated monthly distributions will be made.

Management has prepared a financial model in which certain assumptions have been made, including, but not limited to:

•	amount and timing of the sale of Shares,

•	amount and timing of investment in equipment, purchase price of equipment,

•	debt employed to acquire equipment,

•	interest rates available for debt so utilized,

•	rental rate and remaining lease term to which the equipment is subject,

•	residual value, and

•	amount and timing of reinvestment in additional equipment.

54

These assumptions were arrived at based upon the evaluation by management of market conditions and their historical experience in achieving returns from investing in equipment. Because these variables are arrived at subjectively and because the financial model is sensitive to deviations in any one or more of these assumptions, there can be no assurance of future results and any forecast as to future results would be highly speculative. Furthermore, unanticipated events may have a material effect on final results.

Based upon the results of the financial model prepared as of the date of the commencement of this offering, investors could expect to receive cash distributions equal to the initial distribution rate, as determined by us, until the end of the operating period, unless we change the distribution rate.

However, there can be no assurance that the assumptions in the financial model will prove to be accurate, that the cash distributions in all, or any, years will equal the amounts described above, or that the investor will receive a return on their investment or a return of all of their investment.

First Cash Distributions to Members

If in any month during the offering period and operating period, the current annual distribution rate is less than 50 percent of the initial distribution rate, we will defer that percentage of our management fees representing the difference between that current distribution rate and the initial distribution rate. Such deferral will continue until such time as aggregate distributions to investors in Fund Eleven are equal to the aggregate distributions that would have been received had the initial distribution rate continued, as modified, to the calculation date.

The ratio of cash distributions to members other than us, and to us, is different before and after payout. See “Our Compensation—Operational Stage.” Payout is the time when cash distributions have been made in an amount equal to the sum of the members’ capital contributions plus an 8% cumulative annual return on their capital contributions, compounded daily. Prior to payout, distributions of cash flow will be made 99% to the members and 1% to us. After payout, distributions of cash flow will be made 90% to the members and 10% to us.

Purchasing Additional Shares with Distributions During the Offering Period

You may elect to have your periodic cash distributions invested in additional shares of Fund Eleven during the offering period. We will invest distributions not later than 30 days from the distribution date, to the extent that shares are available for purchase. Any distributions that you choose to invest in shares will be purchased at the public offering price. Commissions of up to 8.0% of the additional shares’ purchase price may be paid to the unaffiliated selling dealer responsible for your original purchase of shares. You may choose to reinvest your distributions at any time by completing the authorization form that appears in Exhibit C, “Subscription Documents.” Reinvestment of distributions will commence with the next distribution payable after Fund Eleven receives your authorization form or subscription agreement. We reserve the right to prohibit qualified plan investors from reinvesting their distributions if such participation would cause the underlying assets of Fund Eleven to constitute “plan assets.” See “Investment by Qualified Plans and IRAs.”

Cash Distributions During the Liquidation Period

After the operating period, Fund Eleven will sell its assets in the ordinary course of business during a timeframe called the liquidation period. These sales will occur as soon as we deem it prudent, which may or may not be before the expiration of the remaining term of the related lease. At our option, equipment returned from expired leases may be leased to third parties rather than sold if, in our judgment, the re-lease of the equipment is in best economic interest of the members. Because there can be no assurance that equipment coming off lease can be sold in a timely fashion during the liquidation period, or that sales proceeds will be adequate to allow a distribution to be made in a given month, you should expect the amount and frequency of distributions during the liquidation period to be unpredictable. Distributions made during the liquidation period will, among other things, depend upon:

•	the amount of cash on hand at the end of the operating period,

•	the cash from sales of Fund Eleven’s investments, and

•	the amount of cash flow, if any, that Fund Eleven derives from the ownership of its remaining investments during the liquidation period.

If we believe it would benefit investors to reinvest Fund Eleven’s cash flow in equipment during the liquidation period, we will do so, and that would have an impact on the amount and timing of distributions during the liquidation period.

55

FEDERAL INCOME TAX CONSEQUENCES

This section discusses the federal income tax consequences for an individual investor who is a U.S. citizen or resident. The tax consequences of investing in Fund Eleven will not be the same for all investors. A careful analysis of your particular tax situation is required to evaluate this investment properly. Therefore, we urge you to consult your own tax advisor.

Tax treatment for other investors--such as trusts, corporations, tax-exempt organizations and employee benefit plans, and foreign investors--are likely to differ significantly from the principal tax consequences outlined in this section. See “—Foreign Investors,” “—Tax Treatment of Certain Trusts and Estates,” “—Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations” and “—Corporate Investors.” State and local tax consequences may differ from the federal income tax consequences described below. See “—State and Local Taxation.”

Opinion of Counsel

We will obtain a legal opinion from Hirschler Fleischer, A Professional Corporation, our counsel, concerning Fund Eleven’s classification as a partnership for federal tax purposes. Counsel has reviewed this section of the prospectus and is providing its opinion on a number of tax issues discussed in this prospectus. To the extent the summaries of tax consequences herein contain statements or conclusions of law, counsel is of the opinion that these statements or conclusions are correct under the present Internal Revenue Code, applicable current and proposed IRS regulations, current published administrative positions of the IRS, and judicial decisions.

Counsel’s opinion is based upon the facts described in this prospectus and upon additional facts that we provided to counsel about how we plan to operate Fund Eleven. Any alteration of Fund Eleven’s activities from the description we gave to counsel may render the opinion unreliable. Furthermore, the opinion of counsel is based upon existing law, which is subject to change either prospectively or retroactively.

You should note that the tax opinion represents only counsel’s best legal judgment and has no binding effect or official status of any kind. The IRS may not accept the conclusions set forth in counsel’s opinion.

Classification as a Partnership

Business organizations generally are treated either as corporations or partnerships for tax purposes. Counsel has given us its opinion that, under current tax laws and regulations, Fund Eleven will be classified for federal tax purposes as a partnership and not as a corporation. We will not request a ruling from the IRS on this matter. Counsel’s opinion on this issue is based partially on our representations that: (1) the business of Fund Eleven will be conducted as described in this prospectus; and (2) Fund Eleven will not elect to be classified as an association taxable as a corporation. While Fund Eleven is not a partnership for state law purposes, for tax purposes we expect it will be treated as a partnership.

Taxation of Limited Liability Companies in General

For income tax purposes, limited liability companies that do not elect to be taxed as corporations are treated as partnerships and, thus, pass through entities. This means that the individual members, and not the limited liability company, pay tax on the limited liability company income and deduct the limited liability company’s losses. As a member, you will report your share of Fund Eleven’s income, deductions, capital gains and losses on your federal income tax return. You will also pay the taxes on your share of any taxable income or gains earned by Fund Eleven.

One tax advantage of a limited liability company taxed as a partnership is that its earnings are only taxed once by the federal government. The limited liability company files an informational return with the IRS, but has no federal income tax liability. Because it pays no federal income taxes, the limited liability company has more income to distribute to its investors. By contrast, a corporation’s earnings are effectively taxed twice. The corporation itself must pay corporate income taxes, reducing the amount available to distribute in dividends to its shareholders; the shareholders are then required to pay income taxes on the dividends they receive. Another tax advantage of limited liability companies is that, subject to the limitations discussed in this section, investors often can deduct their share of any losses the limited liability company incurs; a corporation does not pass through deductible losses to its investors.

56

We believe that your most substantial tax risk from this investment would be for the IRS to treat Fund Eleven as a corporation for tax purposes, by classifying it as a “publicly traded partnership.” Were that to happen, Fund Eleven would have to pay tax on its income, reducing the amount of income available for distribution to you; and you would not be able to deduct your share of any losses. Such a classification would adversely affect your after-tax return, especially if the classification were to occur retroactively. Furthermore, a change in Fund Eleven’s tax status would be treated as an exchange by the IRS, which could give rise to additional tax liabilities. See “—Publicly Traded Partnerships.”

Your ability to deduct losses generated by Fund Eleven is limited to the amounts that you have at risk in this investment. This is generally the amount of your investment, plus any profit allocations and minus any loss allocations and distributions. Additionally, your ability to deduct losses attributable to passive activities is restricted. Because Fund Eleven’s operations will constitute passive activities to an individual investor, you can only use losses from Fund Eleven to offset passive income in calculating your tax liability. For example, passive losses may not be used to offset portfolio income. See “—Deductibility of Losses; Passive Losses, Tax Basis and `At-Risk’ Limitation.”

Leasing activities will generate the overwhelming majority of Fund Eleven’s income. We expect that, for federal income tax purposes, Fund Eleven’s equipment leases will be treated as true leases and Fund Eleven will be considered the owner and lessor of the equipment. The IRS may challenge the leases, however, and instead assert that they are sales or financings. This would result in the loss of cost recovery or depreciation deductions by Fund Eleven. See “—Tax Treatment of Leases.”

Publicly Traded Partnerships

Some limited liability companies otherwise treated as partnerships for tax purposes are classified as publicly traded partnerships, referred to as “PTPs.” If Fund Eleven were classified as a PTP, it would taxed as a corporation. A PTP is a limited liability company (or partnership) in which interests are traded on an established securities market or are readily tradable on either a secondary market or the substantial equivalent of a secondary market. If the PTP derives less than 90% of its gross income from sources such as interest and dividends, rents from real property, and gains from the sale of real property, the PTP is taxed as a corporation.

We do not intend to list the shares in Fund Eleven on any market. Shares also will not be readily tradable on a secondary market, nor do we expect them to be in the future. Therefore, Fund Eleven will be a PTP only if the shares become readily tradable on the substantial equivalent of a secondary market. Shares do not become readily tradable merely because we provide information to members regarding other members’ desires to buy or sell shares to each other or occasionally arrange transfers between members.

Transfers made through a qualified matching service are also not counted. A matching service qualifies for this exclusion if it satisfies all seven of the following conditions:

(1)	it consists of a system that lists customers’ bid and ask quotes in order to match sellers and buyers;

(2)	deals occur either by matching the list of interested buyers to interested sellers or by bidding on listed interests;

(3)	sellers cannot enter into a binding agreement to sell their interest until at least 15 days after information regarding their offering is made available to potential buyers;

(4)	the closing of the sale does not occur until at least 45 days after information about the offering is made available;

57

(5)	the matching service only displays quotes that express interest in trading but do not represent firm commitments to buy or sell at the quoted price;

(6)	the seller’s information is removed from the matching service within 120 days after the posting and, if removed for any reason other than a sale, no offer to sell from that seller is entered into the matching service for at least 60 days; and

(7)	the percentage of interests in the capital or profits transferred during the tax year (other than through private transfers) does not exceed 10% of the total interests in partnership capital or profits.

In the opinion of counsel, the IRS will not treat Fund Eleven as a PTP. This opinion is based in part on our representation to counsel that the shares will not be listed on a securities exchange or NASDAQ and that, in accordance with Section 10.2 of the LLC Agreement, we will refuse to permit any assignment of shares which would result in the transfer of more than 2% of the shares in any year. See “Transfer of Shares / Withdrawal—Restrictions on the Transfer of Shares and Withdrawal.”

If Fund Eleven were classified as a PTP, it would be treated for federal income tax purposes as a corporation unless, as noted above, 90% or more of its income were to come from certain “qualified sources.” Fund Eleven’s business will be the leasing of personal (but not real) property, and income from this source is not “qualified.” Thus, if Fund Eleven were a PTP, it would be taxed as a corporation. The major consequences of corporate tax treatment would be that, in addition to being taxed when distributed to you, Fund Eleven’s income would be subject to corporate income tax and its losses would not be passed through its members. If Fund Eleven were taxed as a corporation, and particularly if the PTP classification were made retroactively, corporate taxation would have a substantial adverse effect on your after-tax return on your investment. Furthermore, the IRS would treat a change in tax status from a partnership to a PTP taxable as a corporation as an exchange that would give rise to tax liabilities for the members if Fund Eleven’s debt exceeded the tax basis of Fund Eleven’s assets at the time of the change in tax status--even though members likely would not receive cash distributions from Fund Eleven to cover such tax liabilities. See “—Classification as a Partnership” and “—Sale or Other Disposition of Company Interest.”

Taxation of Distributions

As long as Fund Eleven is classified as a partnership under federal tax law, it will not be subject to federal income tax. Rather, you will be required to report on your federal income tax return, and pay taxes with respect to, your share of Fund Eleven’s annual income, gains, losses, deductions and credits.

You will be furnished with all information about Fund Eleven necessary to prepare your federal income tax return not later than 75 days after the end of each fiscal year. Fund Eleven will also file an annual information return with the IRS and will report its finances on an accrual basis using a December 31 fiscal year. Fund Eleven’s income and loss for the year will be allocated among the members based on the number of shares held by each member during the year. If any members hold their shares for less than the entire year, they will be allocated income and loss in proportion to the part of the year during which they held their shares. For purposes of allocating income or loss among the members, Fund Eleven will treat its operations as occurring ratably over each fiscal year--in other words, we will assume that income and loss are spread evenly over the fiscal year. Depreciation or other cost recovery with respect to equipment may create a deferral of tax liability. Larger cost recovery deductions in the early years may reduce or eliminate Fund Eleven’s taxable income in the initial years of Fund Eleven’s operations. This deferral, however, will be offset in later years, when smaller depreciation and cost recovery deductions will offset less Company income, while an increasing portion of Fund Eleven’s revenue must be applied to reduce debt principal. In later years, it is possible that taxable income will exceed cash distributions.

With the exception noted below, you will not be required to pay income tax on cash distributions that exceed your share of Fund Eleven’s taxable income. The excess will reduce your tax basis for your shares, however. Your tax basis will also increase or decrease annually based on your allocable share of Fund Eleven’s income or loss for the year. Any cash distributions you receive that exceed your tax basis (after adjustment for your allocated share of Fund Eleven’s income or loss) will be taxable to you, generally as capital gains, provided the shares are held by you as capital assets. A portion of any distribution in excess of your tax basis will, however, be recharacterized as ordinary income in the same percentage that ordinary income would be realized upon a sale by Fund Eleven of all its assets, for example, because of depreciation recapture.

58

Company Income Versus Company Distributions

The taxable income reported to you each year by Fund Eleven will not equal the cash distributions that you receive. The difference between reported income and cash distributions arises primarily from two facts: first, depreciation and other cost recovery deductions reduce Fund Eleven’s taxable income but not its cash available for distribution. Conversely, Fund Eleven’s revenues that we reinvest or use to repay debt principal will generally constitute income even though using revenues for those purposes reduces the cash distributed to you. See “—Cost Recovery.” Therefore, the cash distributions that we make to you may be greater or less than your share of Fund Eleven’s taxable income in any given year.

Allocations of Profits and Losses

Your share of any item of income, gain, loss, deductions or credits of Fund Eleven is determined by the LLC Agreement. As a general rule, when we are reinvesting proceeds in equipment (the first five to eight years after Fund Eleven is closed to new investors), 99% of Fund Eleven’s profits will be allocated among its members (including us) in proportion to share ownership, and we will be allocated 1%. This allocation will continue until the later of: (1) each member’s capital contribution is reduced to zero by distributions from Fund Eleven that exceed his or her 8% cumulative return; or (2) each member has been allocated profits equal to the sum of his or her aggregate 8% cumulative return plus any Company losses previously allocated to the member. Thereafter during the operating period, Fund Eleven’s profits will be allocated 90% among the members (including us) in proportion to their shares and 10% to us. Then, during the liquidation period, while we sell Fund Eleven’s assets, gross income first will be allocated to all members (including us) in the amount necessary to eliminate any deficits in the members’ capital accounts. Profits will thereafter be allocated as described immediately above.

As a general rule, for the duration of Fund Eleven, 1% of its losses will be allocated to us and 99% will be allocated among the other members in proportion to their shares. Nonrecourse deductions will be allocated 90% to us and 10% among the other members.

The IRS respects a limited liability company’s allocation of income, gain, loss, deductions or credits if:

(a)	the allocation is substantial and has economic effect, or

(b)	the members can show that the allocation accords with the member’s interest in the limited liability company, and

(c)	in the case of either (a) or (b), the allocation complies with special rules requiring that members receiving allocations of losses or deductions generated by purchasing assets with borrowed money be charged back income and gain as those funds are repaid.

IRS regulations generally provide that, for an allocation to have economic effect, the following conditions must be true:

•	the allocation must be reflected by an increase or decrease in the relevant member’s capital account;

•	liquidation proceeds must be distributed in accordance with the member’s positive capital account balances;

•	the LLC Agreement must provide that if a member will have a deficit balance in his or her capital account upon liquidation of the limited liability company, the member either must be required to restore the deficit amount to the limited liability company, so that amount may be distributed to other members with positive capital account balances, or, in the absence of an obligation to restore the deficit, the LLC Agreement must contain a qualified income offset provision. A qualified income offset provision mandates that when a member receives a distribution from the limited liability company which cause a deficit in the member’s capital account or increases a preexisting deficit, that member must be allocated income and gains as quickly as possible to eliminate any deficit balance in his or her capital account that is greater than any amount that he or she is obligated to restore.

59

The economic effect of an allocation is substantial if there is a reasonable possibility that it will substantially affect the amount to be received by the members from the limited liability company, independent of tax consequences. An economic effect is not substantial if, at the time the allocation becomes part of the LLC Agreement: (1) at least one member’s after-tax return may, in present value terms, be enhanced compared to his or her return if the allocation were not contained in the LLC Agreement; and (2) there is a strong likelihood that no member’s after-tax return will, in present value terms, be substantially diminished compared to his or her return if the allocation were not contained in the LLC Agreement. The Treasury regulations on this issue state that, in determining after-tax return, a member’s entire tax situation, including aspects unrelated to the limited liability company, will be taken into account.

The LLC Agreement contains several provisions designed to ensure that allocations have a substantial economic effect.

(1)	It requires that all allocations of income, gains, losses, deductions and distributions are reflected by an increase or decrease in the relevant members’ capital accounts.

(2)	All members who are allocated losses and deductions generated by assets acquired with borrowed money will be charged back income and gains generated by those assets.

(3)	Although no member (other than us) having a deficit balance in his or her capital account after the final liquidating distribution will be required to make a cash contribution to Fund Eleven to eliminate the deficit, the LLC Agreement does contain a provision for a qualified income offset.

Based on the foregoing, the allocations provided in the LLC Agreement should be respected for tax purposes. If upon audit, however, the IRS takes the position that any of those allocations should not be recognized, and if the IRS position were sustained by the courts, you could be taxed on a portion of the income allocated to us, and part of the deductions allocated to you could be disallowed.

Deductibility of Losses; Passive Losses, Tax Basis and “At-Risk” Limitation

Passive Losses. The passive activity loss rules generally allow taxpayers to deduct their passive activity losses only against their passive activity income. Passive activity income does not include portfolio income like interest, dividends and royalties, or ordinary income from salary and other types of compensation for personal services. Therefore, taxpayers generally will be required to segregate income and loss into three categories: active trade or business income or loss; passive activity income or loss; and portfolio income or loss. The passive activity rules apply to individuals, estates, trusts, personal service corporations and some closely held corporations (including S corporations).

A passive activity is one that involves the conduct of a trade or business in which the taxpayer does not materially participate. The IRS generally considers rental activities passive, whether or not a taxpayer materially participates; furthermore, the IRS generally considers the status of non-managing members to be passive with respect to a limited liability company’s activities. Accordingly, we expect that you must treat your share of Fund Eleven’s income or losses as passive income or loss. Any interest you incur on debt used to acquire or maintain shares will also be treated as a passive activity deduction, and deduction of such amounts will be limited by the same principles as those applicable to losses passed through to you by Fund Eleven. You may have some portfolio income or loss; for example, interest earned on Fund Eleven’s funds pending their investment in equipment would be portfolio income.

You can deduct passive losses against passive income to reduce your overall income tax liability; but you cannot offset ordinary or portfolio income with passive losses. Your tax deduction for passive losses will be limited by the amount of your passive income in any given tax year. If your share of Fund Eleven’s passive losses is greater than your passive income, you will have a suspended loss, meaning that you cannot deduct the loss in the year you incurred it. You can, however, carry the suspended loss forward indefinitely to offset any passive activity income you derive in future years, whether from Fund Eleven or another passive activity. Additionally, any suspended losses generally may be deducted against non-passive income when you recognize a gain or loss from the sale of your entire interest in Fund Eleven. Finally, passive income from Fund Eleven can be used to absorb losses from other passive activities, subject to special rules regarding PTPs.

60

Losses from a PTP are treated as passive activity losses that may only be used to offset income subsequently generated by the same PTP that is taxed as a partnership. The IRS generally treats income from a PTP as portfolio income, unless it is used to offset previous losses from the same PTP. Fund Eleven has been structured to avoid being classified as a PTP; however, these rules mean that income or losses from Fund Eleven may not be used to offset any losses or income you may derive from another limited liability company or partnership that is classified as a PTP.

Tax Basis. Your initial tax basis in your Company interest will be the price you paid for your shares. Your tax basis will then be increased by your share of Company income, and by your share of any increases in Fund Eleven’s Non-Recourse Debt (that is, debt for which none of the members are personally liable). Your basis will be reduced by the amount of any cash distributions you receive, your share of any losses and any reductions in your share of Fund Eleven’s Non-Recourse Debt; you may deduct your share of Fund Eleven’s losses, if any, only to the extent of the tax basis in your shares.

“At-Risk” Limitation. Generally, taxpayers may not deduct limited liability company losses they incur that exceed the total amount they have at risk in the limited liability company at the end of a limited liability company’s tax year. For the most part, the amount a taxpayer has at risk equals the money and the adjusted basis of other property contributed to the limited liability company.

You will not be at risk, and will not be entitled to increase the at-risk basis of your shares, with respect to Fund Eleven’s recourse liabilities, like trade payables. Nor will you be at risk with respect to nonrecourse liabilities incurred by Fund Eleven, like amounts borrowed to finance equipment purchases, even though nonrecourse liabilities may increase the tax basis of the shares. Thus your initial amount at risk will be the amount of your investment. This at-risk amount will be reduced by your cash distributions and loss allocations, and increased by income allocations.

As noted above, the at-risk rules limit your ability to use Company losses allocated to you to offset your income from other sources. Losses from Fund Eleven may only be taken up to the amount that you have at risk in this investment. Although Fund Eleven may generate tax losses for a taxable year, you will be unable to use such losses should they exceed your at-risk amount. Any unused losses may be carried forward indefinitely until you have sufficient amounts at risk in Fund Eleven to use the losses.

Deductions for Organizational and Offering Expenses; Start-Up Costs

The costs of organizing Fund Eleven and selling its shares, as well as other start-up costs, generally may not be deducted in the year they are incurred; rather, they must be capitalized. Organizational expenses and start-up costs may be currently deducted on a limited basis (up to $5,000) in the year incurred. However, this $5,000 amount is reduced (but not below zero) by the amount by which the cumulative cost of such expenditures exceeds $50,000. The remainder of the start-up costs can be amortized over a period of 180 months.

Syndication expenses, which are the costs incurred to promote or effect the sale of shares, may be deducted, if at all, only upon liquidation of Fund Eleven, and then, in most cases, only as a capital loss. Syndication expenses include brokerage fees (such as the underwriting fees and sales commissions provided for in the LLC Agreement); registration and filing fees with the SEC and each state in which shares are sold; legal fees of Fund Eleven for securities advice and advice concerning the adequacy of tax disclosures in the offering materials; accounting fees for the preparation of information to be included in the offering materials; printing and reproduction costs; and other selling or promotional expenses.

61

We will endeavor to treat the organizational, start-up and syndication costs of Fund Eleven in accordance with the foregoing rules. There is uncertainty, however, about the distinction between trade or business expenses that may be currently deducted, and organizational, start-up and syndication costs that must be capitalized or deferred. Because of this uncertainty, the IRS could challenge the current deduction of some Company expenses on the grounds that the expenses are not deductible in the year incurred.

Tax Treatment of Leases

Your depreciation and cost recovery deductions with respect to any item of Company equipment depends, in part, on the tax classification of the rental agreement under which it is leased. These deductions are only available if the rental agreement is a true lease of equipment, meaning Fund Eleven retains ownership of it. Depreciation and cost recovery deductions are not available if the transaction is classified as a sale, or as a financing or refinancing arrangement where, for tax purposes, ownership is treated as if it shifted to a purchaser, the nominal lessee.

Whether Fund Eleven is the owner of any particular item of equipment, and whether a lease is a true lease for federal income tax purposes, depends upon both factual and legal considerations. The IRS has published guidelines on the tax treatment of leveraged leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts, although they have been in a number of instances.

Whether any lease will meet the relevant requirements to be characterized as a true lease, and whether Fund Eleven will be treated for tax purposes as the owner of each item of equipment acquired by Fund Eleven, would depend upon the specific facts in each case. Since these facts cannot now be determined with regard to leases that will be entered into in the future, tax counsel can render no opinion on this issue.

Cost Recovery

The equipment we plan to acquire and lease for Fund Eleven generally is classified as 3-year, 5-year or 7-year property, and may be written off for federal income tax purposes, through cost recovery or depreciation deductions, over its respective recovery period. The amount deductible in each year generally may be calculated using the 200 percent declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction. A taxpayer may, however, choose to use a straight-line method of depreciation for the entire recovery period.

Fund Eleven will allocate all or part of the acquisition fees, which are fees paid to us in connection with the selection and purchase of equipment, to the cost basis of such equipment. We cannot assure you that the IRS will agree that cost recovery deductions calculated on a cost basis that includes acquisition fees are properly allowable. The IRS might assert that the acquisition fees are attributable to items other than the equipment, or are not subject to cost recovery at all. If the IRS were successful in making that claim, the cost recovery deductions available to Fund Eleven would be reduced accordingly. Because the determination of this issue depends on the magnitude and type of services performed for the acquisition fees, which is presently undeterminable and may vary for each piece of equipment acquired by Fund Eleven, tax counsel is unable to render an opinion about whether our cost recovery deductions would be upheld if challenged by the IRS.

In some circumstances, a taxpayer will be required to recover the cost of an asset over longer period of time than described above. These circumstances include the use of equipment predominantly outside the United States and the use of equipment by a tax-exempt entity. See “—Limitations on Cost Recovery Deductions.”

Limitations on Cost Recovery Deductions

Property Used Predominantly Outside the United States. Fund Eleven may own and lease equipment that is used predominantly outside the United States. The cost of this equipment must be written off for federal income tax purposes using the straight-line method of depreciation over a period corresponding to the equipment’s ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property. If the equipment does not have an ADR Class Life, a 12-year period must be used. Certain types of property used predominantly outside the United States nevertheless qualify for the normal rules discussed above, that is, a shorter depreciable life should be allowable. The exceptions include the following:

62

(1)	aircraft registered in the United States that are operated to and from the United States;

(2)	some railroad rolling stock used within and without the United States;

(3)	vessels documented under the laws of the United States which are operated in the foreign or domestic commerce of the United States; and

(4)	containers owned by a United States taxpayer which are used in the transportation of property to and from the United States.

Tax-exempt Leasing. Fund Eleven may lease equipment to tax-exempt entities. Property leased to tax-exempt entities, called tax-exempt use property, must be written off for federal income tax purposes using the straight-line method of depreciation. The depreciation period is the longer of

•	the equipment’s ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for property not leased to tax-exempt entities; or

•	125% of the term of the lease, including all options to renew as well as some successor leases for the equipment.

The definition of a tax-exempt entity includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, some foreign persons and entities, and some international organizations. The term also generally includes organizations that were tax-exempt at any time during the five-year period before the organization first uses the property involved. Foreign persons or entities are treated as tax-exempt entities with respect to property if less than 50% of the income derived from the leased property is subject to U.S. income tax.

The term tax-exempt use property does not include:

(1)	property which is used predominantly by a tax-exempt entity in an unrelated trade or business, if the entity pays unrelated business income tax on the income from the trade or business;

(2)	property leased to a tax-exempt entity under a short-term lease, meaning a lease which has a term of either less than one year, or less than 30% of the property’s ADR Class Life as long as that is less than three years; and

(3)	certain high-technology equipment.

If any property is owned by a partnership or limited liability company (taxed as a partnership and not as a corporation) which has both a tax-exempt entity and a non-exempt person or entity as partners or members, the tax-exempt entity’s proportionate share of the property is treated as tax-exempt use property, unless specific requirements relating to the allocation of profits and losses among the partners or members are met. These requirements will not be met by Fund Eleven. Substantially all of the taxable income from Fund Eleven, however, will be treated as unrelated business taxable income in the hands of employee benefit plans and other tax-exempt investors. See “—Taxation of Employee Benefit Plans and Other Tax Exempt Organizations.” Additionally, a substantial portion of Fund Eleven’s taxable income will be treated as United States source business income in the hands of foreign members for which no exemption is available. See “—Foreign Investors.” Therefore, we do not anticipate that the depreciation limitations applicable to tax-exempt use property will be material as they relate to equipment owned by Fund Eleven and not leased to or used by a tax-exempt entity.

Deferred Payment Leases

Section 467 of the Internal Revenue Code requires both the lessor and lessee in certain rental agreements to annually accrue the rent and interest on any rental payments that will be paid in the future. A Section 467 rental agreement is any rental agreement for the use of tangible property which involves total payments in excess of $250,000 and either provides for increasing rental payments, or provides that some rent for the use of property in a calendar year is payable after the close of the following calendar year. In general, the amount of rent that must be allocated to a tax year will be determined by the terms of the lease. In some circumstances, however, rent will be required to be allocated to a year prior to the year in which it will be paid, with the exact amount determined based upon present-value principles; the present-value amount would accrue as interest until paid. Fund Eleven may enter into transactions that meet the definition of a Section 467 rental agreement, which could result in the acceleration of income recognition by Fund Eleven prior to receipt of the corresponding cash flow.

63

Sale or Other Disposition of Fund Eleven Property

Because of the different individual tax rates for capital gains and ordinary income, the tax code provides various rules classifying income as ordinary income or capital gains, and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, there are limits on the amount of capital losses that an individual may offset against ordinary income.

Upon a sale or other disposition of equipment, Fund Eleven will realize gain or loss equal to the difference between the tax basis of the equipment at the time of disposition and the price received for it upon disposition. Any foreclosure of a security interest in equipment would be considered a taxable disposition, and Fund Eleven would realize gain if the face amount of the debt being discharged were greater than the tax basis of the equipment, even though Fund Eleven would receive no cash.

Because the equipment is tangible personal property, upon its disposition, all of the depreciation and cost recovery deductions taken by Fund Eleven will be subject to recapture to the extent of any realized gain. Recapture means that the depreciation previously deducted is reversed by recognizing the depreciated amounts as ordinary income in the year of the sale or other disposition. Recapture cannot be avoided by holding the equipment for any specified period of time. If Fund Eleven were to sell property on an installment basis, all depreciation recapture income would be recognized at the time of sale, even though the payments are received in later taxable years.

Certain gains and losses are grouped together to determine their tax treatment. The gains on the sale or exchange of certain assets, including equipment used in a trade or business such as that to be owned by Fund Eleven and held for more than one year, are added to the gains from some compulsory or involuntary conversions; if these gains exceed the losses from such sales, exchanges and conversions, the excess gains will be taxed as capital gains (subject to the general rules of depreciation recapture described above and a special recapture rule described below). If the losses exceed the gains, however, the excess losses will be treated as ordinary losses. Under a special recapture provision, any net gain under this aggregation rule will be treated as ordinary income rather than capital gain if the taxpayer has non-recaptured net losses, which are net losses under this aggregation rule from the five preceding taxable years which have not yet been offset against net gains in those years.

Sale or Other Disposition of Shares

The gain or loss you realize on the sale of shares in Fund Eleven includes the cash or other consideration you receive from the purchaser, as well as your share of Fund Eleven’s nonrecourse indebtedness. This gain or loss will, except as noted below, be taxed as long-term or short-term capital gain or loss, depending on how long you hold your shares, assuming that your shares qualify as capital assets in your hands.

The portion of your gain attributable to ordinary income assets held by Fund Eleven, which includes inventory and unrealized receivables, would be treated as ordinary income. Ordinary income assets include assets that are subject to recapture of recovery or depreciation deductions, determined as if your proportionate share of Fund Eleven’s properties are sold at the time you sell your shares. Thus, it is likely that most of any gain upon the sale of your shares will be treated as ordinary income.

You must promptly notify us of any sale or exchange of your shares. Once we are notified, we are required to inform the IRS, the buyer and you of the fair market value of the allocable share of unrealized receivables and appreciated inventory attributable to the shares you sold or exchanged. This report must be made on or before January 31 following the calendar year of sale. The penalty for failure to inform the IRS is $50 for each failure, with a limit of $100,000. If you fail to notify us of the transfer of your shares, you will be penalized $50 per failure.

64

Treatment of Cash Distributions Upon Redemption or Repurchase

The redemption or repurchase by Fund Eleven of all or a portion of your shares will be treated as a sale or exchange of the shares for income tax purposes and may generate taxable income to you. The amount you realize in such redemption or repurchase will equal the sum of the cash you receive plus your share of Fund Eleven’s nonrecourse liabilities.

Simultaneously with your receipt of a cash distribution from Fund Eleven in connection with a redemption or repurchase, your share of Fund Eleven’s ordinary income assets will be reduced. You will be treated as if you have received the cash, or a portion of the cash, in exchange for your share of ordinary income assets. If the distribution that is deemed a payment for the ordinary income assets exceeds your share of the adjusted basis of the ordinary income assets, you must recognize the excess as ordinary income. The remainder of the distribution, if any, will be treated in the same manner as a distribution (that is, you will recognize income only to the extent that the cash distributions exceed your adjusted basis in your shares). See “—Taxation of Distributions.”

We anticipate that funds used to redeem or repurchase shares will be payable out of cash flow that otherwise would be available for distribution to all members or for reinvestment in additional equipment. Accordingly, while any redemption or repurchase of shares would decrease the aggregate number of shares outstanding, and thereby proportionally increase each remaining member’s distributive share of Fund Eleven’s income, gain, loss and deductions, it may also reduce the total amount of cash available for investment or reinvestment.

Gifts of Shares

Generally, no gain or loss is recognized upon the gift of property. A gift of shares, however, including a charitable contribution, may be treated partially as a sale, to the extent of your share of Fund Eleven’s nonrecourse liabilities. You may be required to recognize gain in an amount equal to the difference between your share of Non-Recourse Debt and, in the case of a charitable contribution, the portion of the basis in the shares allocable to that deemed sale transaction. In the event of a non-charitable gift, the amount of your share of the Non-Recourse Debt is offset by your entire basis in the shares. Charitable contribution deductions for the fair market value of the shares will be reduced by the amounts involved in such a partial sale and, in any event, may be subject to reduction in certain cases by the amount of gain which would be taxed as ordinary income on a sale of your shares.

Consequence of No Section 754 Election

Because of the complexities of the tax accounting required, Fund Eleven does not presently intend to file elections under Section 754 of the tax code to adjust the basis of property in the case of transfers of shares. As a consequence, a person who obtains shares may be subject to tax upon the portion of the proceeds of sales of Fund Eleven’s property that represents a return of capital to that person. This may affect adversely the price that potential purchasers would be willing to pay for shares. This result may be mitigated somewhat by the mandatory Section 754 basis adjustment for transfers of interests in or distributions by partnerships or limited liability companies with substantial built-in loss (where the adjusted basis of the partnership property exceeds its fair market value by more than $250,000), which provision was added to the Code by the American Jobs Creation Act of 2004 (the “2004 Tax Act”). In such instances, the adjusted tax basis of the partnership’s assets will be reduced to their fair market value.

Tax Treatment of Termination of Fund Eleven Pursuant to the LLC Agreement

In the event Fund Eleven terminates pursuant to the LLC Agreement, we are required to dispose of Fund Eleven assets, apply the proceeds and other Company funds to repayment of Company liabilities, and distribute any remaining funds to the members in accordance with their positive capital accounts balances. Sales and other dispositions of Fund Eleven’s assets would have the tax consequences described in “—Sale or Other Disposition of Company Property.” Cash distributions made at liquidation that exceed the tax basis of your interest in Fund Eleven generally would be taxable as capital gain, provided your shares constitute capital assets in your hands. Cash distributions in amounts less than your basis may result in a loss, generally a capital loss, which would be subject to the general limitations on deductibility of losses.

65

Audit by the IRS

No tax rulings have been sought by Fund Eleven from the IRS. While Fund Eleven (and any joint ventures in which Fund Eleven participates) intends to claim only those deductions and assert only those tax positions for which there is substantial authority, the IRS may audit the returns of Fund Eleven or any joint venture involving Fund Eleven, and it may not agree with some or all of the tax positions we take.

An audit of Fund Eleven’s information return may result in an increase in its income, the disallowance of deductions, and the reallocation of income and deductions among the members. In addition, an audit of Fund Eleven’s information return may lead to an audit of your personal income tax return, which could lead to adjustments of items unrelated to this investment.

You must report your share of Fund Eleven’s income, gains, losses, deductions and credits on your individual return in a manner consistent with Fund Eleven’s return unless you file a statement with the IRS identifying the inconsistency, or unless you can prove your return is in accordance with information provided by Fund Eleven. Failure to comply with this requirement will subject you to penalties and may result in an extended time period for the IRS to challenge your return.

In most circumstances, the federal tax treatment of the income, gains, losses, deductions and credits of a limited liability company taxed as a partnership will be determined at the limited liability company level in a unified limited liability company proceeding, rather than in separate proceedings with its members. In any audit of a limited liability company, the IRS will deal with the limited liability company’s “tax matters partner.” We, as manager, are designated as Fund Eleven’s tax matters partner in the LLC Agreement. Only members having at least a 1% interest in Fund Eleven will be entitled to receive a separate notice from the IRS of any audit of Fund Eleven’s return and of the results of the audit. Members who have an interest of less than 1% will not be entitled to notice from the IRS; however, groups of members who together own a 5% or greater interest in Fund Eleven may, by notification to the IRS, become a “notice group” and designate a member of their group to receive IRS notices. All members have the right to participate in any audit of Fund Eleven. We are required to keep you informed of any administrative and judicial proceedings involving the tax matters of Fund Eleven. Also, we will keep you advised of any significant audit activities with respect to Fund Eleven.

As the tax matters partner, we are authorized to enter into settlement agreements with the IRS that are binding upon members with less than a 1% interest, except for those who belong to a notice group or who have filed a statement with the IRS that we do not have authority to enter into settlement agreements that are binding upon them. You are entitled to have any favorable settlement agreement reached between the IRS and another member with respect to a Company item applied to you.

We are empowered by the LLC Agreement to conduct, on behalf of Fund Eleven and its members, all examinations by tax authorities relating to Fund Eleven at the expense of Fund Eleven. See “Summary of the LLC Agreement.” A tax controversy could result in substantial legal and accounting expenses being charged to Fund Eleven, even if the outcome is favorable.

Alternative Minimum Tax

Some taxpayers must pay an alternative minimum tax (AMT) if the AMT exceeds the taxpayer’s regular federal income tax liability for the year. For noncorporate taxpayers, the AMT is imposed on alternative minimum taxable income (AMTI) that is above an exemption amount. The AMTI is based on a recomputation of taxable income, which is increased by tax preference items, and other adjustments to taxable income are made. The principal adjustment associated with an investment in shares in Fund Eleven relates to depreciation or cost recovery deductions. In this case depreciation deductions are limited to those that do not exceed those computed using the 150% declining balance method.

66

We do not anticipate that any significant tax preference items will be generated by Fund Eleven. You should be aware, however, that, for purposes of computing AMTI, interest you pay to acquire or maintain an ownership interest in a passive activity (such as shares in Fund Eleven) is deductible only to the extent that the interest payments, when added to your passive activity income or loss and computed with the appropriate alternative minimum tax adjustments and tax preferences, does not result in a passive activity loss. Accordingly, if you borrow money and incur interest expense in connection with your purchase of shares, you may only be allowed a limited deduction for that interest in computing AMTI.

The rules relating to the alternative minimum tax for corporations are different than those just described. Corporations contemplating purchase of the shares should consult their tax advisors as to the possible AMT consequences of investing in shares.

Interest Expense

In general, interest paid in connection with investment activities is deductible only against investment income. Interest paid in connection with investments in passive activities, like Fund Eleven, may only be deducted in accordance with the rules for losses derived from passive activities. See “—Deductibility of Losses; Passive Losses, Tax Basis and `At-Risk’ Limitation.”

Interest paid by Fund Eleven likely will be treated as passive activity interest, except to the extent it is allocable to reserves being maintained by Fund Eleven, as would any interest expense you incur on money borrowed to purchase shares. Fund Eleven may enter into transactions involving the prepayment of interest or the payment of points, commitment fees, and loan origination or brokerage fees. In general, prepaid interest, points and similar costs may not be deducted currently; they usually have to be capitalized and expensed over the life of the related loan.

Self-Employment Tax

If you are self-employed, your distributive share of Fund Eleven’s income will not be subject to self-employment tax.

Limited Deductions for Activities Not Engaged in for Profit

The ability to take deductions for activities not engaged in for profit is limited. The law presumes that an activity is engaged in for profit if the gross income from the activity exceeds the deductions from the activity in at least three out of five consecutive years, ending with the tax year at issue. We intend to operate Fund Eleven for the purpose of providing an economic profit and anticipate that Fund Eleven will have sufficient income to entitle it to the benefit of the presumption that it operates for profit. If the IRS were to treat Fund Eleven’s activities as not being engaged in for profit, any deductions of Fund Eleven in excess of its income might be permanently disallowed.

Foreign Source Taxable Income

Rental income and interest received by Fund Eleven from sources in foreign countries could be subject to withholding and/or income taxes imposed by those countries. In addition, gains on the sale of equipment may also be subject to taxes in foreign countries where Fund Eleven sells equipment. Tax treaties between some countries and the United States may reduce or eliminate such taxes. The foreign activities of Fund Eleven, however, may require you to file tax returns in foreign countries. We cannot predict what tax rate Company income will be subject to in other countries, since the amount of Fund Eleven’s assets to be invested in various countries is not known.

We will inform you of your proportionate share of any foreign income and the foreign taxes, if any, paid by Fund Eleven; you then will be required to include these items on your tax return. At your option, you generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if you itemize your deductions, a deduction (subject to the limitations generally applicable to deductions) for your share of foreign taxes in computing your federal income taxes.

67

Generally, a credit for foreign taxes may not exceed the federal tax liability attributable to your total foreign-source taxable income. Your share of Fund Eleven’s rental income and interest income attributable to equipment used outside the U.S. generally will qualify as foreign-source income; the source of income from the sale of equipment will usually be attributed to the location of the equipment. Several limits apply to the foreign tax credit. The credit is applied separately to different types of foreign-source income, including foreign-source passive income like interest income; special limits also apply to income from the sale of capital assets. The foreign tax credit may offset only 90% of the alternative minimum tax imposed on corporations and individuals. Furthermore, in calculating the foreign tax credit limitation, the amount of your foreign-source income is reduced by various deductions that are allocated and/or apportioned to the foreign-source income. One such deduction is interest expense, a portion of which will generally reduce the foreign-source income of any member who owns foreign assets, either directly or indirectly. For these purposes, foreign assets owned by Fund Eleven will be treated as owned by the members, and indebtedness incurred by Fund Eleven will be treated as incurred by members.

Because of these limits, you may be unable to claim credit for the full amount of your proportionate share of the foreign taxes attributable to the income of Fund Eleven. In addition, any foreign losses generated by Fund Eleven could reduce the tax credits available to you from foreign-source income unrelated to Fund Eleven. The foregoing is only a general description of the foreign tax credit under current law. Since the availability of a credit or deduction depends on your particular circumstance, we advise you to consult your own tax advisor.

Registration, Reportable Transactions, Interest and Penalties

Tax Shelter Registration and Reportable Transactions. Prior to the 2004 Tax Act, tax shelters were required to be registered with the IRS. Under temporary Treasury regulations, an investment was regarded as a tax shelter if a potential investor could reasonably infer from representations made in connection with the sale of the investment that the aggregate amount of deductions and 350% of the credits potentially allowable with respect to the investment will be greater than twice the amount to be invested for any of the first five years

The 2004 Tax Act repealed tax shelter registration, and replaced it with a requirement of disclosure and list maintenance for persons that participate in listed and reportable transactions. In general, listed and reportable transactions are those that the IRS views as having substantial potential for tax avoidance or evasion. By category, reportable transactions include listed transactions, confidential transactions, transactions with contractual protection, transactions that result in substantial losses, transactions with a significant back-tax differences, and transactions with a brief asset holding period. It is possible that the threshold of the gross out-of-pocket losses contemplated by the loss transaction reportable transaction category may be experienced by members of the Fund ($2,000,000 for an individual in any one year, or $4,000,000 over any combination of years, $10,000,000 for corporations, or at least $10,000,000 for a partnership in any year or $20,000,000 in any combination of years). If an investment in Fund Eleven or its investment in equipment leases, were to be considered to be reportable transactions, then Fund Eleven and each member would be required to adequately disclose such transaction on its income tax return and by Fund Eleven on its information return. We believe that neither Fund Eleven nor its investments constitute reportable transactions, since it is expected that that requisite magnitude of losses, if any, will not be incurred, and the disclosure and list maintenance requirements for such transactions are therefore not applicable.

Interest on Underpayments. The interest that taxpayers must pay for underpayment of federal taxes is the Federal short-term rate plus three percentage points, compounded daily. The Federal short-term rate is set quarterly by the Treasury Department based on the yield of U.S. obligations with maturities of three years or less.

Penalty for Substantial Understatements. The tax code also contains a penalty for substantial understatement of federal income tax liability equal to 20% of the amount of the understatement. An understatement occurs if the correct tax for the year (as finally determined after all administrative and judicial proceedings) exceeds the tax liability actually shown on the taxpayer’s returns for the year. An understatement on an individual’s return will be considered substantial for purposes of the penalty if it exceeds both (a) 10% of the correct tax, and (b) $5,000. The imposition of this penalty may be avoided however if, in the case of any item that is not attributable to a reportable transaction, (a) there was substantial authority for the taxpayer’s treatment of the item, or (b) the relevant facts affecting the item’s tax treatment were adequately disclosed in the taxpayer’s return, provided that the taxpayer had a “reasonable basis” for the tax treatment of such item. In the case of an item that is attributable to a reportable transaction, the penalty may be avoided if (a) all the relevant facts affecting the tax treatment of the item are adequately disclosed on the foregoing return, (b) there was substantial authority for the taxpayer’s treatment of the item, and (c) the taxpayer reasonably believed that his treatment of the item on the return was more likely than not the proper treatment.

68

State and Local Taxation

In addition to the federal income tax consequences described above, you should consider potential state and local tax consequences of this investment. Your share of the taxable income or loss of Fund Eleven generally must be included in determining reportable income for state or local tax purposes in the jurisdiction where you reside. In addition, other states in which Fund Eleven owns equipment or does business may require you to file state income tax returns and may impose taxes on your pro rata share of Fund Eleven’s income derived from that state. Any tax losses generated by Fund Eleven’s operations in such states may not be available to offset income from other sources in other states. To the extent that you pay tax to a state by virtue of the operations of Fund Eleven within that state, you may be entitled to a deduction or credit against tax owed to your state of residence with respect to the same income. Payment of state and local taxes will constitute a deduction for federal income tax purposes, assuming that you itemize deductions. We advise you to consult your own tax advisor to determine the effect of state and local taxes, including gift and death taxes as well as income taxes, which may be payable in connection with this investment.

Tax Treatment of Certain Trusts and Estates

The tax treatment of trusts and estates can differ from the tax treatment of individuals. Investors who are trusts and estates should consult with their tax advisors regarding the applicability of the tax rules discussed in this section.

Taxation of Tax-Exempt Organizations

Charitable and tax-exempt organizations are likewise subject to the unrelated business income tax. A charitable remainder trust that recognizes unrelated business taxable income will be required to pay tax on all income recognized during a year, whether or not such other income is unrelated business taxable income. Tax-exempt investors will be deemed to be engaged in the business carried on by Fund Eleven and will be subject to the unrelated business income tax. Such investors should consult with their tax advisors regarding the tax consequences to them of investing in Fund Eleven.

Corporate Investors

The federal income tax consequences to investors which are corporations may differ materially from the tax consequences discussed in this section, particularly as they relate to the alternative minimum tax. Such investors should consult with tax advisors as to the tax consequences to them of this investment.

69

INVESTMENT BY QUALIFIED PLANS AND IRAS

Fiduciaries Under ERISA

Investors that are fiduciaries of qualified plans are subject to certain requirements under the federal law commonly known as ERISA. These requirements include the duty to discharge their responsibilities solely in the interest of, and for the benefit of, the qualified plan’s participants and beneficiaries. A fiduciary must:

•	perform its duties with the skill, prudence and diligence of a prudent person;

•	diversify the qualified plan’s investments so as to minimize the risk of large losses; and

•	act in accordance with the qualified plan’s governing documents.

Fiduciaries of qualified plans include anyone who exercises any authority or control over the management or disposition of the funds or other property of the qualified plan. For example, any person responsible for choosing a qualified plan’s investments, or who is a member of a committee that is responsible for choosing a qualified plan’s investments, is a fiduciary of the qualified plan. Also, an investment professional who renders or who has the authority or responsibility to render investment advice regarding the funds or other property of a qualified plan is a fiduciary of that qualified plan, along with any other person with special knowledge or influence with respect to a qualified plan’s investment or administrative activities.

IRAs generally are not subject to ERISA’s fiduciary duty rules. In addition, a participant who exercises control over his or her individual account in the qualified plan in a self-directed investment arrangement generally will be held responsible for the consequences of his or her investment decisions. Some qualified plans of sole proprietorships, partnerships and closely held corporations are generally not subject to ERISA’s fiduciary duty rules, although they, as well as IRAs and self-directed accounts, are subject to the IRS’ prohibited transaction rules, explained below.

A person subject to ERISA’s fiduciary rules with respect to a qualified plan should consider those rules in the context of the particular circumstances of the qualified plan before authorizing or making an investment in shares with a portion of the qualified plan’s assets.

Prohibited Transactions Under ERISA and the Tax Code

The Internal Revenue Code and ERISA prohibit qualified plans and IRAs from engaging in certain transactions involving assets of the qualified plan or IRA with parties that are referred to as disqualified persons or parties in interest. Disqualified persons include fiduciaries of the qualified plan or IRA, officers, directors and certain shareholders and other owners of the company sponsoring the qualified plan, and persons and legal entities sharing certain family or ownership relationships with other disqualified persons. In addition, the beneficiary of an IRA is generally considered to be a disqualified person for purposes of the prohibited transaction rules.

Types of prohibited transactions include:

•	direct or indirect transfers of a qualified plan’s or IRA’s assets to, or use by or for the benefit of, a disqualified person,

•	acts by a fiduciary involving the use of a qualified plan’s or IRA’s assets in the fiduciary’s individual interest or for the fiduciary’s own account; and

•	a fiduciary receiving consideration for his or her own personal account from any party dealing with a qualified plan or IRA in connection with a transaction involving the assets of the qualified plan or the IRA.

70

Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made from the transaction and will be required to compensate the qualified plan for any losses it sustained. The Internal Revenue Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a qualified plan or IRA. Prohibited transactions subject to these sanctions must generally be unwound to avoid incurring additional penalties. In addition, if you engage in a prohibited transaction with an IRA in which you are a beneficiary, the IRA ceases to be treated as an IRA and, therefore, all of the assets are treated as if they are distributed to you in the year in which such transaction occurred.

In order to avoid the occurrence of a prohibited transaction under the Internal Revenue Code or ERISA, shares may not be purchased by a qualified plan or IRA from assets for which we or any of our affiliates are fiduciaries.

Plan Assets

If Fund Eleven’s assets were determined under ERISA or the Internal Revenue Code to be plan assets of qualified plans and/or IRAs owning shares, fiduciaries of such qualified plans and IRAs might be subject to liability for actions that we take. In addition, some of the transactions described in this prospectus in which Fund Eleven might engage, including transactions with our affiliates, might constitute prohibited transactions under the Internal Revenue Code and ERISA for qualified plans and IRAs, even if their purchase of shares did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to qualified plans and/or IRAs subject to ERISA’s fiduciary duty rules might be deemed to have improperly delegated their fiduciary responsibilities to us in violation of ERISA.

In some circumstances, ERISA and the Internal Revenue Code apply a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested may constitute plan assets. ERISA and the Internal Revenue Code, however, exempt investments in certain publicly registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors, from the look-through principle. Under the Department of Labor’s current regulations regarding what constitutes the assets of a qualified plan or IRA in the context of investment securities, such as the shares, undivided interests in the underlying assets of a collective investment entity such as Fund Eleven will not be treated as plan assets of qualified plan or IRA investors if either:

•	the shares are publicly offered;

•	less than 25% of the shares are owned by qualified plans, IRAs, and certain other employee benefit plans; or

•	Fund Eleven is an operating company.

To qualify for the publicly-offered exception, the shares must be freely transferable, owned by at least 100 investors independent of Fund Eleven and of one another, and either (a) be part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days after the end of Fund Eleven’s fiscal year during which the offering occurred. Shares are being sold as part of an offering registered under the Securities Act of 1933. Accordingly, whether the shares will qualify for the publicly-offered exception will depend whether they are freely transferable within the meaning of the Department of Labor’s regulations.

Whether a share is freely transferable is a factual determination. However, we believe that the limits on assigning shares and on substituting members contained in Sections 10.2, 10.3 and 10.4 of the LLC Agreement fall within the scope of certain restrictions which are permitted by the Department of Labor regulations. These regulations will not cause a determination that securities are not freely transferable when the minimum investment, as in the case of the shares, is $10,000 or less.

Whether the assets of Fund Eleven will constitute “plan assets” is a factual issue which may depend in large part on our ability throughout the life of Fund Eleven to satisfy either the publicly-offered shares exception or the 25% ownership exception. Accordingly, counsel is unable to express an opinion on this issue.

71

Other ERISA Considerations

In addition to the above considerations in connection with the “plan asset” question, a fiduciary’s decision to cause a qualified plan or IRA to acquire shares should involve, among other factors, considerations that include whether:

(1)	the investment is in accordance with the documents and instruments governing the qualified plan or IRA;

(2)	the purchase is prudent in light of the diversification-of-assets requirement for the qualified plan and the potential difficulties that may exist in liquidating shares;

(3)	the investment will provide sufficient cash distributions in light of the qualified plan’s likely required benefit payments and other needs for liquidity;

(4)	the investment is made solely in the interests of plan participants;

(5)	the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that will be owed on unrelated business taxable income derived from Fund Eleven; and

(6)	the fair market value of shares will be sufficiently ascertainable, and with sufficient frequency, to enable the qualified plan or IRA to value its assets in accordance with the rules and policies applicable to the qualified plan or IRA.

72

 CAPITALIZATION

The capitalization of Fund Eleven as of the date of this prospectus, and as adjusted to reflect the sale of the minimum and maximum offering of shares, is as follows:

	As of the date hereof(1)	Minimum Offeringof 1,200 Shares	Maximum Offering of 200,000 Shares

Our Capital Contribution(1)	$2,000	$1,000	$1,000
Other Members’ Capital Contribution	-0-	1,200,000	200,000,000
Total Capitalization(2)	$2,000	$1,201,000	$200,001,000
Less Estimated Offering Expenses(3)	--	239,400	37,587,500
Net Capitalization	$2,000	$961,600	$162,413,500

_______________
(1)	Fund Eleven was originally capitalized by our contribution of $1,000 and $1,000 contributed by Thomas W. Martin, the Initial Member. The Initial Member will withdraw his capital contribution upon Fund Eleven achieving its minimum offering and admitting investors as members.

(2)	The amounts shown reflect the offering gross proceeds from sale of shares at $1,000.00 per share before deduction of (a) sales commissions of $80.00 per share sold, which will be paid except in the case of shares sold to our affiliates or purchased through brokers who charge their clients an investment management fee rather than receive the $80.00 commission, (b) underwriting fees of $20.00 per share, and (c) the allowance for organization and offering expenses equal to $35.00 for each share sold (3.50% of the gross offering proceeds assuming all shares are sold for $1,000 each) if the offering results in gross offering proceeds of $50,000,000 or less. We will reduce the O&O Expense Allowance payable to us by Fund Eleven from $35.00 to $25.00 per share (2.50% of the gross offering proceeds assuming all shares are sold for $1,000 each) for that portion of the gross offering proceeds exceeding $50,000,000 but less than $100,000,000; and from $25.00 per share to $15.00 per share (1.50% of the gross offering proceeds assuming all shares are sold for $1,000 each) for that portion of the gross offering proceeds exceeding $100,000,000.) The O & O Expense Allowance will be paid on a non-accountable basis, which means that the payment we receive may be less than, or greater than, the actual costs and expenses that we incur in organizing Fund Eleven and offering shares for sale, which includes legal, accounting, printing, advertising and promotional expenses for preparing Fund Eleven for registration and then offering and distributing the shares to the public. The O & O Expense Allowance includes up to 0.5% bona fide due diligence expense reimbursement to be paid to broker-dealers for expenses incurred in performing due diligence on Fund Eleven and the offering.

(3)	The maximum dollar amount of these items of compensation payable to us, our affiliates and non-affiliated selling broker-dealers will equal $239,400 for the minimum offering of 1,200 shares and $37,587,500 for the maximum offering of 200,000 shares, in each case computed as if all shares are sold to the general public without purchases by our affiliates or through brokers who waive the sales commission. Our affiliates may acquire shares (for investment purposes only) on a net of sales commissions basis for a price of $920.00 per share. To the extent that shares are purchased by our affiliates or through brokers who waive the sales commission, both the total capital contributions of the members and Fund Eleven’s obligation to pay sales commissions will be reduced accordingly. See “Estimated Use of Proceeds.”

73

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Liquidity and Capital Resources

Fund Eleven had limited funds at its formation, which was December 2, 2004. To date, Fund Eleven has not had any operations. Fund Eleven intends to use the proceeds of this offering primarily to acquire equipment subject to lease and to establish working capital reserves of approximately 0.5% of the gross offering proceeds. However, unanticipated or greater than anticipated operating costs or losses (including a lessee’s inability to make timely lease payments) would adversely affect liquidity. To the extent that working capital reserves may be insufficient to satisfy the cash requirements of Fund Eleven, we anticipate that Fund Eleven would use cash from operations, proceeds from the sale of equipment or bank loans. Fund Eleven may participate with other affiliated programs and us in a common recourse debt facility to provide temporary financing. Fund Eleven may use a portion of cash on hand to re-establish working capital reserves. We, ICON Capital Corp., have no intent to fund any cash flow deficit of Fund Eleven or, except as may be described in this prospectus, provide other financial assistance to Fund Eleven.

Operations

Fund Eleven has had no operations to date. Until receipt and acceptance of subscriptions for 1,200 shares and the admission of subscribers as members on the initial closing date, Fund Eleven will not begin to acquire equipment or incur indebtedness. The level of Fund Eleven’s indebtedness cannot be predicted until the offering proceeds are mostly invested. If Fund Eleven requires additional cash or we determine that it is in the best interests of Fund Eleven to obtain additional funds to increase cash available for investment or for any other proper business need, Fund Eleven may borrow funds on a secured or unsecured basis. Fund Eleven currently has no arrangements with, or commitments from, any lender with respect to any such borrowings.

74

SUMMARY OF THE LLC AGREEMENT

The following is a summary of the material provisions of Fund Eleven’s LLC Agreement. The LLC Agreement sets forth the terms and conditions upon which Fund Eleven will conduct its business and affairs and it sets forth the rights and obligations of the members. This summary is not complete and is subject to and qualified by the detailed provisions of the LLC Agreement. A copy of the LLC Agreement is included as Exhibit A to this prospectus. Potential investors should study the LLC Agreement carefully before making any investment.

Establishment and Nature of Fund Eleven

We organized Fund Eleven as a limited liability company under the Delaware Limited Liability Company Act, with us as its manager. A limited liability company is a non-corporate business entity having one or more managers and one or more members (who may also be managers). A member who is not also a manager ordinarily does not play a role in the management or control of a limited liability company’s affairs, and his or her liability for limited liability company obligations is generally limited to his or her investment.

Name and Address of Fund Eleven

Fund Eleven will conduct business under the name “ICON Leasing Fund Eleven, LLC,” with its principal office and place of business at 100 Fifth Avenue, 10th Floor, New York 10011 (unless we change the offices with written notice to you).

Duration of Fund Eleven

The term of Fund Eleven commenced when we filed a Certificate of Formation with the Delaware Secretary of State on December 2, 2004. It will terminate at midnight on December 31, 2024, or earlier if a dissolution event occurs. See “—Dissolution and Winding-Up.”

Capital Contributions

Our Contribution. We have contributed $1,000, in cash, as our capital contribution to Fund Eleven in exchange for one share and an interest in Fund Eleven’s cash flow, as described in “Our Compensation.” Thomas W. Martin, a director and officer of ours, has also contributed $1,000, in cash, as a capital contribution to Fund Eleven as the initial member. Mr. Martin will withdraw as the initial member and his capital contribution will be returned, without interest, as soon as the minimum offering is achieved and additional members are admitted into Fund Eleven.

Members’ Contributions. Each member (other than us, members affiliated with us and members described in the next sentence) will make a capital contribution to Fund Eleven’s capital, in cash, in an amount equal to $1,000 for each share purchased. Each member affiliated with us, and members who acquire shares through brokers who charge an investment management fee rather than a sales commission, will make a capital contribution, in cash, in an amount equal to $920.00 for each share purchased.

Management of Fund Eleven

Our Powers. Except as otherwise specifically provided in the LLC Agreement, we will have complete and exclusive discretion in the management and control of the affairs and business of Fund Eleven and will be authorized to employ all powers necessary or advisable to carry out the purposes and investment policies, conduct the business and affairs, and exercise the powers of Fund Eleven. For example, we will have the right to make investments for and on behalf of Fund Eleven and to manage the investments and all other assets of Fund Eleven. You will not be permitted to participate in the management of Fund Eleven. We will have the sole and absolute discretion to accept or refuse to accept the admission of any subscriber as a member to Fund Eleven. Except to the extent limited by Delaware law or the LLC Agreement, we may delegate all or any of our duties under the LLC Agreement to any person, including any of our affiliates. The LLC Agreement designates us as Fund Eleven’s tax matters partner and authorizes and directs us to represent Fund Eleven and its members in connection with all examinations of Fund Eleven’s affairs by tax authorities and any resulting administrative or judicial proceedings, and to expend Fund Eleven’s funds in doing so.

75

Members’ Powers. No member can participate in or have any control over Fund Eleven’s business or have any right or authority to act for, or to bind or otherwise obligate, Fund Eleven.

Limitations on Our Powers

The LLC Agreement and Delaware law subject us to limitations on how we administer the business and affairs of Fund Eleven, as outlined below.

Dealings With Affiliates. Fund Eleven will not purchase or lease investments from, or sell or lease investments to, us or any of our affiliates (including any program in which we or any of our affiliates has an interest, other than joint ventures as described below) unless certain conditions are satisfied. These conditions include:

(1)	a determination that the investment is in the best interests of Fund Eleven;

(2)	the price to be paid by Fund Eleven does not exceed the sum of (A) the net cost to us or our affiliate of acquiring and holding the investment (adjusted for any income received and expenses paid or incurred while holding same) plus (B) any compensation to which we or our affiliate is otherwise entitled to receive;

(3)	the interest terms of any indebtedness secured by the investment at the time it is acquired by us or our affiliate is the same as at the time it is acquired by Fund Eleven;

(4)	neither we nor our affiliate will receive any compensation, other than as set forth in the section of this prospectus entitled “Our Compensation,” as a result of the investment; and

(5)	we or our affiliate hold the investment only on an interim basis (generally not longer than six months) for purposes of facilitating the acquisition of the investment by Fund Eleven, borrowing money or obtaining financing for Fund Eleven or for other purposes related to the business of Fund Eleven.

Fund Eleven may not make any loans to us or any of our affiliates. We or any of our affiliates, however, may make loans to Fund Eleven, provided the terms of the loan include:

(1)	interest at a rate that does not exceed the lowest of the following:

(a)	the rate at which we or the affiliate borrowed funds for the purpose of making the loan; or

(b)	if no borrowing was incurred, the interest rate Fund Eleven could obtain in an arm’s-length borrowing, without reference to our or our affiliate’s financial abilities or guarantees;

(2)	repayment of the loan not later than 12 months after the date on which it was made; and

(3)	neither we nor our affiliate may receive financial charges or fees in connection with the loan, except for reimbursement of actual and reasonable out-of-pocket expenses.

Fund Eleven will not acquire any investments in exchange for shares.

Fund Eleven may make investments in joint ventures provided that such joint venture meets the following criteria:

•	we determine that the investment is in the best interests of Fund Eleven; and

•	such joint venture will not result in duplicate fees being paid to us or any of our affiliates.

76

If the joint investment is made with affiliates of ours, the following additional conditions must be met:

•	such investment will be made upon terms that are substantially identical to the terms upon which the participants have invested in the joint venture;

•	the compensation payable to us or our affiliates by Fund Eleven and the other program must be substantially identical; and

•	Fund Eleven will have a right of first refusal to buy the investment if an affiliate desires to sell equipment held in the joint venture.

If the joint investment is made with non-affiliates, the following conditions must be met:

•	Fund Eleven will have the right to control the joint investment and

•	the joint venture will own and lease specific equipment or interests in specific equipment.

Neither we nor any of our affiliates may receive a commission or fee (except the types and amounts described in “Our Compensation”) in connection with the reinvestment or distribution of cash from operations or of the proceeds from the resale, exchange or refinancing of equipment. In addition, in connection with any agreement entered into by Fund Eleven with us or any of our affiliates, we or our affiliate may not receive any rebates or give-ups, nor may we or any of our affiliates participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of the LLC Agreement. Neither we nor any of our affiliates will pay or award any commissions or other compensation to any person engaged by a potential investor as an investment advisor as an inducement to the person to advise the potential investor about Fund Eleven. However, this does not prohibit us from paying underwriting fees and sales commissions otherwise in accordance with the terms of the LLC Agreement.

Our Right to Indemnification

With limited exceptions, Fund Eleven will indemnify us, our affiliates and individual officers out of Fund Eleven’s assets. The indemnification will apply to any liability, loss, cost and expense of litigation that we or an affiliate suffer so long as we have met the standard contained in the LLC Agreement. See “Management Responsibility—Indemnification.”

Liability

Our Limited Liability. Except in the case of negligence or misconduct, neither we nor any of our affiliates will have any personal liability for obligations of Fund Eleven. All decisions we make will be binding upon Fund Eleven. See “Management Responsibility—Conflicts.”

Limited Liability of the Members. You will have no personal liability for any obligations or liabilities of Fund Eleven. You will only be liable, in your capacity as a member, to the extent of your capital contribution and your pro rata share of any undistributed profits and other assets of Fund Eleven.

Delaware law provides that, for a period of three years from the date on which any distribution is made to you, you may be liable to Fund Eleven for the distribution if both of the following are true:

(1)    after giving effect to the distribution, all liabilities of Fund Eleven exceed the fair value of its assets; and

(2)    you knew at the time you received the distribution that it was made in violation of Delaware law.

Non-Assessability of Shares

The shares are not assessable. After you pay for your shares, you will not have any further obligations to Fund Eleven, be subject to any assessment or be required to contribute any additional capital to, or loan any funds to, Fund Eleven. However, under certain circumstances, you may be required to return distributions made to you in violation of Delaware law as described in the immediately preceding paragraph.

77

Cash Distributions

Prior to payout, which is the time when cash distributions in an amount equal to the sum of the members’ (1) capital contributions and (2) an 8.0% cumulative annual return, compounded daily, on such capital contributions as reduced by distributions in excess of such 8.0% (measured from the date the investor is admitted as a member), compounded daily, have been made, distributions of cash will be made 99% to the members and 1% to us. Income earned on escrowed funds and distributed to members will be counted toward the 8% cumulative return. After payout, distributions of cash will be made 90% to the members and 10% to us.

During the operating period, we will have the sole discretion to determine the amount of cash on hand that is to be reinvested and the amount that is to be distributed. However, during the operating period, before any cash on hand is reinvested in equipment, you will receive, to the extent available, monthly cash distributions equal to the initial distribution rate on your original investment divided by twelve, reduced by (a) any portion of your original investment that has been returned to you because we did not invest all of the offering proceeds and (b) any amounts you received upon repurchase of your shares. Our decision regarding the amount of reserves to establish and the amount of funds to reinvest may affect the ability of Fund Eleven to make cash distributions. Cash distributions will be noncumulative, meaning that if there is insufficient cash to pay the full monthly distributions, only the amount available is required to be distributed and any shortfall will not necessarily be made up. We expect that a substantial portion of all of these cash distributions (for example, the portion that exceeds taxable income) will be treated for federal income tax purposes (but not for purposes of GAAP or for purposes of Section 6.4(g) of the LLC Agreement) as a return of the members’ original investment, and that the balance of these distributions will be treated as a return on the original investment. After the operating period, Fund Eleven intends to promptly distribute substantially all cash after taking into account anticipated expenditures and reserves for unanticipated costs; provided, that Fund Eleven may use cash to acquire additional equipment if we believe it is in the best interests of the members; however, we will not receive acquisition or management fees with respect to any equipment acquired during the liquidation period.
Allocation of Profits and Losses for Tax Purposes

As a general rule, during the operating period Fund Eleven’s profits will be allocated as follows:

•	First, 1% will be allocated to us and 99% to the members (including us) in proportion to their shares, until each member has been allocated profits equal to the excess, if any, of:

(1)	the amount still needed for distribution to provide the member an 8% annual cumulative return, compounded daily, on his or her adjusted capital contribution (which amount we call the unpaid target distribution); over

(2)	the member’s capital account balance;

•	Next, in a manner that will create a ratio of 90% to 10% between (a) the excess of the members’ (including us but only with respect to our shares) aggregate capital account balances over the amount of their aggregate unpaid target distributions and (b) our capital account balance; and

•	Thereafter, 10% to us and 90% to the members (including us) in proportion to their shares.

After the operating period, profits first will be allocated to all members in the amount necessary to eliminate any deficits in their capital accounts and, thereafter, they will be allocated as described above.

Generally, 1% of Fund Eleven’s losses will be allocated to us and 99% will be allocated among the other members throughout the life of Fund Eleven. Nonrecourse deductions will be allocated 90% to us and 10% among the other members.

In addition to the general provisions regarding allocations of profits and losses, the LLC Agreement contains a number of special allocations that are intended to meet certain tax safe-harbor provisions relating to allocations. One such safe harbor is a qualified income offset provision, which requires that profits be allocated to any members developing deficits in their capital account in an amount necessary to eliminate such deficits. Another safe harbor is a minimum gain chargeback provision, which requires that depreciation recapture and other similar items of income be allocated back to the members who were initially allocated the depreciation deductions or other related items of deduction. Other special allocations provisions are designed to reflect the business deal among the members (see Section 8.2(f)(vii) of the LLC Agreement) or to protect the members in the event Fund Eleven is subjected to an unexpected tax liability because of a particular member. For example, local taxes that are imposed on Fund Eleven because of a member’s residence in that locality will be charged to that member.

78

Members who own shares for less than an entire year will be allocated profits or losses based on the proportionate part of the year that they owned their shares. For this purpose, profits and losses will be treated as if they occurred ratably throughout the year.

Change of Management

Voluntary Withdrawal. We may not voluntarily withdraw as the manager from Fund Eleven without (a) 60 days’ advance written notice to you, (b) an opinion of counsel that the withdrawal will not cause the termination of Fund Eleven or otherwise materially adversely affect the federal tax status of Fund Eleven as a partnership, and (c) selection of, and acceptance of its appointment as manager by, a substitute manager who is acceptable to the members owning a majority of the shares and meets the requirements, including net worth, of a “sponsor” for purposes of the NASAA Guidelines.

Involuntary Withdrawal. We may be removed by the members owning a majority of the shares or upon the occurrence of any other event that constitutes an event of withdrawal under Delaware law. Neither we nor any of our affiliates may participate in any vote by the members to remove us as manager or cancel any management or service contract with us or an affiliate.

Management fees for equipment (and interests in equipment) acquired by Fund Eleven prior to the effective date of our withdrawal will be payable to us when Fund Eleven receives the gross rental payment from the investments creating the obligation to pay the management fees. In the event that we pledge the management fees receivable to a lender, the assignment to the lender will be binding in the event of our voluntary or involuntary withdrawal.

Transfer of Shares

Withdrawal of a Member. You may withdraw from Fund Eleven only by selling, transferring or assigning your shares or having all of your shares repurchased or redeemed in accordance with the LLC Agreement and any applicable securities laws. You may generally transfer all or a portion of your shares except to impermissible types of transferees or by transfers which would adversely effect Fund Eleven. See Section 10.2 of the LLC Agreement and “Transfer of Shares / Withdrawal.”

Limited Repurchase of Shares. We have a share repurchase plan. In brief, after you have held your shares for at least one year, and from time to time thereafter until termination of Fund Eleven, you may request that Fund Eleven repurchase all or any portion of your shares, subject to certain conditions. This right is subject to the availability of funds and the other provisions of the share repurchase plan. See “Share Repurchase Plan.”

79

Dissolution and Winding-Up

Fund Eleven will be dissolved when any of the following events occurs:

•	the withdrawal of the manager if a substitute manager has not been admitted as manager;

•	the voluntary dissolution of Fund Eleven by the manager with the consent of the members owning a majority of the shares or, subject to Section 13 of the LLC Agreement, by the consent of the same majority without action by the manager;

•	the sale of all or substantially all of the assets of Fund Eleven;

•	the expiration of the term of Fund Eleven;

•	the operations of Fund Eleven are no longer legal activities under Delaware or any other applicable law; or

•	any other event which causes the dissolution or winding-up of Fund Eleven under Delaware law.

Liquidation of Fund Eleven. When a dissolution event occurs, the investments and other assets of Fund Eleven will be liquidated and the proceeds thereof will be distributed to the members after we pay liquidation expenses and pay the debts of Fund Eleven, including our fees, in the order of priority set forth in the LLC Agreement. The existence of Fund Eleven will then be terminated. You are not guaranteed the return of, or a return on, your investment.

Access to Fund Eleven’s Books and Records

We will maintain the books and records of Fund Eleven at our principal office. Such books and records include, among other things, the investor suitability records for a period of six years for any member whose shares were sold by us or any affiliate of ours .

Members will have the right to have a copy of the list of members mailed to them for a nominal fee. However, members requesting the list must certify that the list will not be sold or otherwise provided to another party or used for a commercial purpose other than for the member’s interest relative to his or her shares in Fund Eleven. In addition, members or their representatives will have the right, upon written request, subject to reasonable notice and at their own expense, to inspect and copy other Company books and records that we maintain.

If we refuse or neglect to exhibit, produce or mail a copy of the membership list as requested, we or our affiliate will be liable to any member requesting the membership list for the costs, including reasonable attorneys’ fees, incurred by that member for compelling the production of the membership list and for actual damages suffered by any member by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the request for inspection or for a copy of the membership list is to secure such list for the purpose of selling such list or of using the membership list for a commercial purpose unrelated to the business of Fund Eleven. We may require that the member requesting the membership list certify that it is not requesting the membership list for any of the prohibited reasons above. These remedies are in addition to, and will not in any way limit, other remedies available to members under federal law or the laws of any state.

Meetings and Voting Rights of Members

Meetings. We may call a meeting of the members at any time on our own initiative to act upon any matter on which the members may vote. If we receive written requests for a meeting from members holding 10% or more of the outstanding shares, we will call a meeting as well. In addition, in lieu of a meeting, any matter that could be voted upon at a meeting of the members may be submitted for action by written consent of the members.

Voting Rights of Members. The members, with the consent of the members owning a majority of the shares, may take action on the following matters without our concurrence:

•	an amendment of the LLC Agreement (except as set forth in the following section);

•	the dissolution of Fund Eleven;

80

•	the sale of all or substantially all of Fund Eleven’s assets, except for sales while liquidating Fund Eleven’s investments during the liquidation period; and

•	the removal of the manager and the election of one or more substitute managers.

An affirmative vote of members owning not less than a majority of Fund Eleven’s shares (excluding shares we and our affiliates own) is required to remove us (or anyone else) as manager as well as to approve transactions between Fund Eleven and us. Neither we nor our affiliates may vote on those matters, and the total number of shares that we and our affiliates may purchase cannot exceed 10% of the number of shares purchased by non-affiliates. Members who dissent from any matter approved by members owning a majority of the shares are nevertheless bound by such vote and do not have a right to appraisal or automatic repurchase of their shares. We and our affiliates are entitled to vote on all matters other than our removal as manager and transactions between Fund Eleven and us or our affiliates.

Amending the LLC Agreement

Amendment by Members Without Our Concurrence. The members may amend the LLC Agreement with the consent of the members owning a majority of the shares without our concurrence so long as the amendment does not allow the members to take part in the control or management of Fund Eleven’s business, or alter our rights, powers and duties as set forth in the LLC Agreement. However, any amendment that will increase the liability of any member or adversely affect in a disproportionate manner (other than results that are due to a difference in relative number of shares owned) any member’s share of cash distributions, allocations of profits or losses for tax purposes, or of any investment tax credit will require the consent of each member affected by the change.

Amendment by Us Without the Consent of the Members. We may, without the consent of the members, amend the LLC Agreement to effect any change for the benefit or protection of the members, including:

•	adding to our duties or obligations, or surrendering any of our rights or powers;

•	curing any ambiguity in the LLC Agreement, or correcting or supplementing any provision of the LLC Agreement that may be internally inconsistent;

•	preserving the status of Fund Eleven as a “partnership” for federal income tax purposes;

•	deleting or adding any provision that the Securities and Exchange Commission or any other regulatory body or official requires to be deleted or added;

•	permitting the shares to fall into an exemption from the definition of “plan assets” under DOL regulations;

•	under certain circumstances, amending the allocation provisions, in accordance with the advice of tax counsel, accountants or the IRS, to the minimum extent necessary; and

•	changing the name of Fund Eleven or the location of its principal office.

81

TRANSFER OF SHARES / WITHDRAWAL

You may withdraw from Fund Eleven only by selling or transferring all of your shares, or if all of your shares are repurchased by Fund Eleven in accordance with the share repurchase plan.

Restrictions on the Transfer of Shares and Withdrawal

There is no public or secondary market for the shares, and none is expected to develop. Consequently, you may not be able to liquidate your investment in the event of emergencies or for other reasons, or obtain financing from lenders who may not accept the shares as collateral. You may transfer shares only upon the satisfaction of the conditions and subject to the restrictions discussed below. In addition, the transfer of shares may subject you to the securities laws of the state or other jurisdiction in which the transfer is deemed to take place. The recipient must also own a sufficient number of shares to meet the minimum investment standard. Anyone to whom you transfer shares may become a substitute member only upon our approval, which is at our sole and absolute discretion; otherwise, they will be an assignee. While assignees will hold all economic rights that come with ownership of shares, they will not have the other rights of members, including voting rights and the right to a copy of the list of members. We will also require that no adverse effect to Fund Eleven results from the transfer of shares, and that the assignee has signed a transfer agreement and other forms, including a power of attorney, as described in the LLC Agreement.

You may transfer or assign your own shares to any person, whom we called an assignee, only if you and the assignee each sign a written assignment document, in form and substance satisfactory to us, which:

(a)	states your intention that your shares be transferred to the assignee;

(b)	reflects the assignee’s acceptance of all of the terms and provisions of the LLC Agreement; and

(c)	includes a representation by both you and the assignee that the assignment was made in accordance with all applicable laws and regulations, including minimum investment and investor suitability requirements under state securities laws.

Furthermore, unless we consent, no shares may be transferred or assigned:

•	to a minor or incompetent unless a guardian, custodian or conservator has been appointed to handle the affairs of the person;

•	to any person if, in the opinion of counsel, the assignment would result in the termination of Fund Eleven’s taxable year or its status as a partnership for federal income tax purposes;

•	to any person if the assignment would affect Fund Eleven’s existence or qualification as a limited liability company under Delaware law or the applicable laws of any other jurisdiction in which Fund Eleven is conducting business;

•	to any person not permitted to be an assignee under applicable law, including, without limitation, applicable federal and state securities laws;

•	to any person if the assignment would result in the transfer of less than the minimum required share purchase, unless the assignment is of all of the shares owned by the member;

•	if the assignment would result in your retaining a portion of your investment that is less than the minimum required share purchase;

•	if, in our reasonable belief, the assignment might violate applicable law; or

•	if the assignment would cause an impermissible percentage of shares to be owned by non-United States citizens.

82

Any attempt to transfer or assign shares in violation of the provisions of the LLC Agreement or applicable law will be null and void from the outset and will not bind Fund Eleven. Assignments of shares will be recognized by Fund Eleven as of the first day of the month following the date upon which all conditions to the assignment have been satisfied.

The LLC Agreement provides further that we will not permit any share (or interest in a share) to be sold on a secondary market or the substantial equivalent of a secondary market, as defined by tax law. See “Federal Income Tax Consequences—Publicly Traded Partnerships.” If we determine that a proposed sale was effected on a secondary market, Fund Eleven and we have the right to refuse to recognize the proposed sale and to take any action we deem necessary or appropriate so that such proposed sale is not in fact recognized.

All members and assignees must provide us with all information respecting assignments which we deem necessary in order to determine whether a proposed transfer occurred on a secondary market.

Additional Transfer Restriction for Residents of California

California law requires that all certificates for shares that we issue to residents of California, or that are subsequently transferred to residents of California, bear the following legend:

“It is unlawful to consummate a sale or transfer of a membership interest, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner’s rules.”

Consequences of Transfer

If you transfer or assign all of the shares you own, you will cease to be a member and will no longer have any of the rights or privileges of a member. Whether or not any assignee becomes a substitute member, however, your assignment of your entire Company interest will not release you from liability to Fund Eleven to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law. See “Federal Income Tax Consequences - Sale or Other Disposition of Shares.”

83

SHARE REPURCHASE PLAN

Fund Eleven has a share repurchase plan that will provide eligible members with limited, interim liquidity by enabling them to sell their shares back to Fund Eleven in limited circumstances. Fund Eleven can amend the provisions of the share repurchase plan without your approval. Fund Eleven's share repurchase plan permits you to sell your shares back to Fund Eleven after you have held them for at least one year, subject to the significant restrictions and conditions described below.

The prices at which shares may be sold back to Fund Eleven are as follows:

•	during the offering period at $920 per share, minus cash distributions received during such period;

•	during the operating period at $950 per share plus a 4% annual return for each full year you are a member, minus cash distributions received; and

•	during the liquidation period, at a price per share equal to the net asset value per share determined from the most recent financial statements.

Fund Eleven will make repurchases under its repurchase plan quarterly, at its sole discretion, on a pro rata basis. Subject to funds being available, Fund Eleven will limit the number of shares repurchased during any calendar year to two percent (2%) of the weighted average number of shares outstanding during the prior calendar year.

Fund Eleven may, in its sole discretion, choose to terminate, amend or suspend its repurchase plan at any time.

Fund Eleven cannot guarantee that it will have sufficient funds to accommodate all requests made each year. Pending requests will be honored on a pro rata basis if insufficient funds are available to honor all requests. If no funds are available for the plan when repurchase is requested, the member may withdraw the request or ask that Fund Eleven honor the request when funds are available. In addition, you may withdraw a repurchase request upon written notice at any time prior to the date of repurchase. Members are not required to sell their shares to Fund Eleven.

The availability of funds for repurchasing or redeeming shares will be subject to Fund Eleven having sufficient cash. In this connection, it should be noted that we intend to reinvest a substantial portion of Fund Eleven’s cash during the operating period and possibly during the liquidation period. Furthermore, shares may be repurchased only if the repurchase would not impair the capital or the operations of Fund Eleven (which we will decide in our sole discretion) and would not result in the termination of Fund Eleven’s taxable year or of its federal income tax status as a partnership. Any amounts used to redeem or repurchase shares will reduce Fund Eleven’s available funds for making investments and distributions to the remaining members.

Consequences of Repurchase or Redemption

Any shares tendered to, and accepted by, Fund Eleven for repurchase or redemption will be canceled when repurchased or redeemed. If all of your shares are accepted for repurchase or redemption by Fund Eleven, you will cease to be a member and will no longer have any of the rights or privileges of a member. A repurchase or redemption of your entire Fund Eleven interest will not release you from liability to Fund Eleven to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law.

Gain or loss realized on the repurchase or redemption of your shares, if you hold them as a capital asset and if you held them for more than one year, will be a capital gain or loss, as the case may be. However, any gain realized will be treated as ordinary income to the extent attributable to your share of potential depreciation recapture on Fund Eleven’s equipment, substantially appreciated inventory items and unrealized receivables. See “Federal Income Tax Consequences—Treatment of Cash Distributions Upon Redemption or Repurchase.”

84

REPORTS TO MEMBERS

Annual Reports

By March 15 of each year, we will send you a statement of your share of Fund Eleven’s income, gains, losses, deductions and credits, if any, for the year most recently completed to enable you to prepare your federal income tax return.

Within 120 days after the end of the year, we will send to each person who was a member or assignee at any time during the year an annual report which will include:

•	financial statements for Fund Eleven for the fiscal year prepared in accordance with GAAP, including a balance sheet as of the year end and related statements of operations, cash flows and changes in members’ equity, accompanied by an auditors’ report containing an opinion of Fund Eleven’s accountants;

•	a breakdown, by source, of distributions made during the year to you and to us;

•	a status report with respect to each item of equipment that individually represents at least 10% of the aggregate purchase price of Fund Eleven’s investments at the end of the year, including our knowledge of the condition and utilization of the equipment;

•	a breakdown of the compensation and amounts reimbursed to us (if any), and a summary of the terms and conditions of (a) any contract (if any) with us that was not filed as an exhibit to the registration statement of which this prospectus forms a part and (b) any other programs we sponsor, demonstrating the allocation of the compensation between Fund Eleven and the other programs; and

•	until all amounts invested by members have been invested or committed to investments and reserves, used to pay permitted front-end fees or not committed to investment and therefore returned to investors, information regarding investments made by Fund Eleven during the fiscal year.

Quarterly Reports

Within 60 days after the end of each of the first three quarters each year, we will send to each person who was a member or assignee at any time during the quarter an interim report for the quarter which will include:

•	unaudited financial statements for Fund Eleven for the quarter, including a balance sheet and related statements of operations, cash flows and changes in members’ equity;

•	a tabular summary of the compensation paid, and any amounts reimbursed, to us, including a statement of the services we performed or expenses we incurred, and a summary of the terms and conditions of any contract (if any) with us which was not filed as an exhibit to the registration statement of which this forms a part; and

•	until all amounts invested by members have been invested or committed to investment and reserves, used to pay permitted front-end fees or not committed to investment and therefore returned to investors, information regarding investments made by Fund Eleven during the quarter.

85

PLAN OF DISTRIBUTION

General

Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the LLC Agreement, Fund Eleven, through the dealer-manager, will offer, on a best efforts basis, a minimum of 1,200 shares and a maximum of 200,000 shares, all of which are priced at $1,000 per share, except for certain shares which may be purchased by: (1) members affiliated with us; or (2) by investors whose broker does not charge a commission for each investment, for the net share price of $920.00 per share. The minimum subscription is five shares, except for IRAs and qualified plans for which the minimum investment is three shares. If you purchased shares of ICON Income Fund Ten, LLC, ICON Income Fund Nine, LLC or limited partnership units of ICON Income Fund Eight B L.P., there is no minimum investment. See “Subscription—How to Subscribe.”

The offering period for Fund Eleven will begin on the date of this prospectus. We expect the offering period to terminate two years after the date of this prospectus, but in no event will the offering period for Fund Eleven continue for longer than two years from the date of this prospectus. We have a reasonable period of time to conclude Fund Eleven’s closing after the termination of Fund Eleven’s offering period. We may terminate the offering period at our option at any time.

Subscribers will generally not have the right to withdraw or receive their funds from the escrow account unless and until the offering of Fund Eleven is terminated, which may be as late as 24 months after the effective date of this prospectus.

Shares will be sold primarily through the selling broker-dealers and, to a limited extent, by the dealer-manager. Fund Eleven will pay to the selling broker-dealer or the dealer-manager, as the case may be, a sales commission of up to $80.00 per share.

Generally, shares are purchased by subscribers at a price of $1,000.00 per share. However, our officers, employees, securities representatives and those of our affiliates and selling broker-dealers may purchase shares, for investment purposes only, for the net share price of $920.00 per share. Fund Eleven will incur no obligation to pay any sales commissions with respect to these purchases. Investors may also be able to purchase shares for $920.00 per share from brokers or registered investment advisors who do not charge a commission for each investment but rather are paid a percentage of assets under management. The purchase of shares by us and our affiliates is limited to a maximum of 10% of the number of shares sold to non-affiliates, and we have already purchased one share. Not more than sixty (60) shares purchased by us or our affiliates will be treated as satisfying the minimum offering requirement. Neither we nor our affiliates intend to resell our shares.

Payments of sales commissions and underwriting fees to the dealer-manager and participating selling broker-dealers will not exceed 10.0% of the offering proceeds. One of our affiliates, ICON Securities Corp., is the dealer-manager of this offering and will be receiving underwriting fees equal to $20.00 per share. Additionally, we may, in our sole discretion, pay bona fide due diligence expense reimbursement to the dealer-manager and prospective selling broker-dealers up to an additional 0.5% of gross offering proceeds. Any payments made in connection with due diligence activities will be paid only on a fully accountable basis and only for bona fide due diligence activities. We will make payments or advances for sales commissions and due diligence fees and expense reimbursement only for bona fide transactions or due diligence activities. We will require commissions and expenses to be proven by receipt of duly signed subscription documents, invoices and other evidence satisfactory to us. The sums we may expend in connection with due diligence activities are included in the O & O Expense Allowance paid by Fund Eleven to us. See “Our Compensation.”

Due diligence activities of broker-dealers that will be reimbursed from the O & O Expense Allowance are comprised of a review of the prospectus associated with the offering and verification of factual matters set forth herein (including operational matters), a review of the SEC and blue sky effectiveness letters once available, a review of our financial statements and those of ICON Capital Corp., ongoing monitoring of updated financial statements of Fund Eleven, a review of the financial statements, 10-Q’s and 10-K’s of our prior public programs which are still in operation, a review of the biographies of our management and monitoring any future changes in management which may occur, an initial and an ongoing maintenance of files on literature associated with this offering, a review of policies and procedures for providing investors and registered representatives with statements on investments, and a review of NASD no objection letters for any literature which may at any time be used with prospective investors (when such literature is created).

86

The dealer-manager agreement and the selling dealer agreements contain provisions for Fund Eleven to indemnify the participating selling broker-dealers with respect to some types of liabilities, including liabilities arising under the Securities Act, unless such liability arises from information in this prospectus relating to the dealer manager and supplied by the dealer manager.

Segregation of Subscription Payments

We will place all funds that the dealer-manager receives from subscribers in an escrow account at JP Morgan Chase Bank at Fund Eleven’s expense. We will do so beginning on the effective date of this prospectus and until we have accepted subscriptions for 1,200 shares (or 10,000 shares in the case of residents of Pennsylvania) and the subscribers have been admitted as members on the initial closing date (or a subsequent closing date in the case of Pennsylvania residents). Thereafter, we will deposit funds received through the termination date in an interest-bearing account pending the next closing.

We will promptly accept or reject subscriptions for shares after we receive a prospective investor’s subscription documents and subscription funds. Broker-dealers have agreed to provide each investor with a final prospectus prior to an investor signing a subscription agreement. Each subscriber has the right to cancel his or her subscription for a period of five business days after receiving a final prospectus. The initial closing date will be as soon as practicable after Fund Eleven receives and accepts subscriptions for 1,200 shares excluding, for this purpose, subscriptions from residents of Pennsylvania. Subsequent to the initial closing date, we anticipate holding daily closings, provided the number of subscribed shares is sufficient to justify the burden and expense of a closing. Once subscriptions total of 10,000 shares, including subscriptions from residents of Pennsylvania, we will release from escrow all subscription payments then remaining in escrow and terminate the escrow agreement. At each closing, Fund Eleven will admit as members, effective as of the next day, all subscribers whose subscriptions have been received and accepted by Fund Eleven and who are then eligible to be admitted to Fund Eleven. Pennsylvania subscribers are not eligible to be admitted as members prior to sale of 10,000 shares in Fund Eleven.

If 1,200 shares have not been subscribed on or before the anniversary of the date of this prospectus, then Fund Eleven will direct the escrow agent to release the applicable subscription payments from escrow and return them promptly to subscribers, together with all interest earned on the subscriptions, and Fund Eleven will be terminated. For a subscriber from Pennsylvania, this will happen if 10,000 shares have not be sold within 120 days of the escrow agent’s receipt of their subscription, and the subscriber has been offered and has elected to rescind his or her subscription. We will apply the same procedure to return subscription payments which are held in the escrow account for one year from the date of this prospectus. In addition, any proceeds from the sale of shares in Fund Eleven which have not been invested or committed for investment within two years after the date of this prospectus, except for reserves and necessary operating capital, will be returned, without interest, to the members in proportion to their respective investments. These returned proceeds will include a return of the proportionate share of the underwriting fees and any sales commissions paid to us or any of our affiliates.

87

SUBSCRIPTIONS

Minimum Investment

If you are a U.S. citizen resident in the U.S. or a resident alien, the minimum number of shares you can purchase is five. For IRAs and qualified plans, you must purchase at least three shares. There is no minimum investment if you purchased shares in ICON Income Fund Ten, LLC or ICON Income Fund Nine, LLC or limited partnership units of ICON Income Fund Eight B L.P.

Subscriber Representations and Subscription Procedures

Each potential investor, whom we sometimes call a subscriber, must sign the Subscription Agreement found on pages C-1 to C-5. We will promptly review each subscription, and will accept or decline to accept you as a member in our sole and absolute discretion. If we accept your subscription, either we or an agent of ours will give you prompt written confirmation of your admission as a member.

By your signature and initials in Section 5 of the Subscription Agreement (on page C-3), you are indicating your desire to become a member and to be bound by all the terms of the LLC Agreement. You also appoint us, as the manager, to be your true and lawful attorney-in-fact to sign documents, including the LLC Agreement, that may be required for your admission as a member.

Your signature and initials in Section 5 also serve as your affirmation that the representations printed in that section and on page C-4 of the Subscription Agreement are true, by which you confirm that:

(1)	you have received a copy of the prospectus;

(2)	you received a copy of the prospectus at least five days before we accepted your subscription;

(3)	you have read the General Instructions on Page C-2 of the Subscription Agreement;

(4)	you understand that an investment in shares is not a liquid investment;

(5)	you affirm that we may rely on the accuracy of the factual data about yourself that you report in the Subscription Agreement, including your representation that:

a.	if you are purchasing shares for an IRA, qualified plan or other benefit plan, you have accurately identified the subscriber as such;

b.	you have accurately identified yourself, or the investing entity, as a U.S. citizen, having determined citizenship in the manner described below;

c.	you have accurately reported your social security number or the federal taxpayer identification number of the investing entity; and

d.	you are not subject to backup withholding of federal income taxes;

(6)	you meet the minimum income and net worth standards established by Fund Eleven; and

(7)	you are purchasing shares for your own account.

We will require that everyone who wishes to purchase shares make these representations in order to assist NASD-registered securities sales representatives, selling broker-dealers and the dealer-manager in determining whether this investment is suitable for each subscriber. We will rely upon the accuracy and completeness of your representations in complying with our obligations under state and federal securities laws, and we may use these representations as a defense in a lawsuit by subscribers or securities regulatory agencies.

88

The Subscription Agreement asks that you acknowledge receipt of this prospectus and of the instruction to rely only on information contained in this prospectus, so that we may make an informed judgment as to whether we should accept your offer to subscribe for shares. We recognize that in the sales process a potential investor will usually discuss Fund Eleven with his or her broker. It is possible that you may misunderstand what you are told or that someone might tell you something different from, or contrary to, the information contained in this prospectus. You might also read or hear something which contradicts the data and information contained in this prospectus from sources over which we have no control and for which neither we nor our dealer-manager is responsible.

If you become a member and later make a claim against Fund Eleven, the dealer-manager and/or us alleging that you did not receive a prospectus for this offering, or that although you received a prospectus you relied on information that is contradictory to that disclosed in this prospectus, then we anticipate relying on the representations you made in your Subscription Agreement in our defense. Your signature on the Subscription Agreement is your acknowledgment that you did receive this prospectus, and that we instructed you to rely exclusively on the prospectus and not to rely on any other information or representations in making your investment decision. Do not sign the Subscription Agreement if you do not understand this section.

Instructions Concerning “Important Information”

The Important Information on page C-2 of the Subscription Agreement asks you to review the disclosures in this prospectus concerning certain conflicts of interest we face, certain risks involved in this investment, Fund Eleven’s management, and possible adverse effects on the federal income tax treatment we expect to be available as a result your purchase of shares. These disclosures are found in the sections entitled “Risk Factors,” “Conflicts of Interest,” “Management” and “Federal Income Tax Consequences.”

We included this instruction because, as this investment involves inherent conflicts of interest and risks, we do not intend to admit you as a member unless we have reason to believe that you are aware of the risks involved in this investment. If you become a member and later make claims against Fund Eleven, the dealer-manager and/or us to the effect that you were not aware that this investment involved the inherent risks described in this prospectus, we, Fund Eleven, and the dealer-manager anticipate relying on this instruction as evidence that you were aware of the degree of risk involved in this investment.

Binding Effect of the LLC Agreement on You

The representation in the Subscription Agreement that you have agreed to all the terms and conditions of the LLC Agreement is necessary because we and every member are bound by all of the terms and conditions of that agreement, notwithstanding the fact that members do not actually sign the LLC Agreement. Though you do not actually sign the LLC Agreement, your signature on the Subscription Agreement gives us the power of attorney pursuant to which we obligate you to each of the terms and conditions of the LLC Agreement. If you become a member and later make claims against us, Fund Eleven and/or the dealer-manager that you did not agree to be bound by all of the terms of the LLC Agreement and the Subscription Agreement, we, Fund Eleven and/or the dealer-manager anticipate relying on your representation and on the power of attorney as evidence of your agreement to be bound by all the terms of the LLC Agreement.

Your Citizenship and Residency

All investors will be required to represent and warrant that they are either a United States citizen or a resident alien, each with an address in the United States. We will not admit anyone as a member of Fund Eleven who is either a United States citizen living outside of the United States or a non-resident of the United States.

Co-Signature By Selling Broker-Dealer

Selling broker-dealers must countersign each Subscription Agreement for subscribers solicited by their firm. By this signature, the selling broker-dealer certifies that it has obtained information from the potential investor sufficient to enable the selling broker-dealer to determine that the investment is suitable for the investor based on the investor’s income, net worth and other characteristics. Since we, Fund Eleven and the dealer-manager will not have had the opportunity to obtain financial information directly from you, we will rely on the selling broker-dealer’s representation to determine whether to admit you as a member. If you become a member and later make claims against Fund Eleven, the dealer-manager and/or us alleging that the shares were not a suitable investment because you did not meet the financial requirements contained in the investor suitability standards, we, Fund Eleven and the dealer-manager anticipate relying upon the selling broker-dealer’s representation (and your representation) as evidence that you did meet the financial requirements for this investment. The NASD’s conduct rules require that any member of or person associated with the dealer-manager or a selling broker-dealer who sells or offers to sell shares must make every reasonable effort to ensure that a potential subscriber is a suitable investor for this investment in light of such subscriber’s age, education level, knowledge of investments, need for liquidity, net worth and other pertinent factors.

89

How to Subscribe

If you are an individual investor, you must personally sign the Subscription Agreement and deliver it, together with a check for all subscription monies payable in connection with your subscription, to a selling broker-dealer. In the case of IRA, SEP and Keogh Plan, the trustee or custodian must sign the Subscription Agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, the donor must sign the Subscription Agreement. In the case of other fiduciary accounts in which the donor neither exercises control over the account nor is a fiduciary of the account, the plan fiduciary alone may sign the Subscription Agreement.

Until subscriptions for 1,200 shares (or 10,000 shares in the case of residents of Pennsylvania) are received by Fund Eleven, checks for the purchase of shares should be made payable to “JP Morgan Chase Bank as Escrow Agent for ICON Leasing Fund Eleven, LLC.” After the initial closing date, checks for the purchase of shares should be made payable to “ICON Leasing Fund Eleven, LLC” for deposit into an interest bearing account pending the next closing.

90

FURTHER INFORMATION

Experts

The audited balance sheets of Fund Eleven as of December 17, 2004 and ICON Capital Corp. and Subsidiaries as of March 31, 2004 have been included herein in reliance upon the reports of Hays & Company LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Legal Matters

Hirschler Fleischer, A Professional Corporation, in Richmond, Virginia, will provide us with an opinion on the legality of the securities offered in this prospectus and the tax matters set forth under “Federal Income Tax Consequences.”

Additional Information

A registration statement under the Securities Act has been filed with the Securities and Exchange Commission, Washington, D.C., with respect to the shares. This prospectus, which forms a part of the registration statement, contains information concerning Fund Eleven and includes a copy of the LLC Agreement governing Fund Eleven, but it does not contain all the information set forth in the registration statement and its exhibits. The information omitted may be examined at the public reference room of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549 (202-942-8090), without charge, and copies may be obtained from that office upon payment of the fee prescribed by the rules and regulations of the Securities and Exchange Commission. Additionally, it can be viewed via the website of the Securities and Exchange Commission at www.sec.gov. Fund Eleven will file periodic reports with the Securities and Exchange Commission, copies of which will be available on our website at www.iconcapital.com.

Tabular Information Concerning Prior Public Programs

Exhibit B contains prior performance and investment information for our previous publicly offered income-oriented programs: Series A; Series B; Series C, Series D; Series E; LP Six; LP Seven; Fund Eight A; Fund Eight B; Fund Nine and Fund Ten. Table I through V of Exhibit B contain unaudited information relating to experience in raising and investing funds, the compensation paid to us and our affiliates, the operating results of, and sales or dispositions of investments by most of these prior public programs. Purchasers of shares will not acquire any ownership interest in any of the prior public programs and should not assume that the results of any of the prior public programs will be indicative of the future results of Fund Eleven. Moreover, the operating results for the prior public programs should not be considered indicative of future results of the prior public programs nor of whether the prior public programs will achieve their investment objectives. Future results and the achievement of investment objectives will in large part depend on facts which we cannot determine, including the residual value of equipment held by these prior public programs.

Sales Material

In addition to this prospectus, we may use sales material in connection with the offering of shares. In some jurisdictions sales material may not be available. This material will include information relating to this offering, to us and to our affiliates, and may include brochures, articles and publications about equipment leasing. If required by regulatory agencies, we will use only sales material that they have approved. The offering of shares, however, is made only by means of this prospectus. Although the information contained in sales material does not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in them by reference or as forming the basis of this offering of the shares.

91

GLOSSARY

The following terms used in this prospectus have the meanings set forth below:

“Acquisition Fee” means, in connection with any Investment, the amount payable from all sources in respect of all fees and commissions paid by any party in connection with the selection and purchase of any item of Equipment or Lease, however designated and however treated for tax and accounting purposes.

“Affiliate” means:

(1)	any person or entity, directly or indirectly controlling, controlled by or under common control with another person or entity;

(2)	any person or entity owning or controlling 10% or more of the outstanding voting securities or beneficial interests of another entity; or

(3)	any officer, director, member or partner of an entity; and

(4)	if such person is an officer, director, member or partner, any other business entity for which the person acts in such capacity.

However, affiliates will not include a person or entity who is a partner in a partnership, member of a limited liability company or joint venturer in a joint venture with Fund Eleven if such person or entity is not otherwise an affiliate.

“Dealer-Manager” means ICON Securities Corp., an affiliate of ours, who will act as the manager of this offering of shares.

“Fund Eleven” means ICON Leasing Fund Eleven, LLC, a Delaware limited liability company.

“Gross Rental Payments” means the total amount of rental payments paid, whether directly to Fund Eleven or pledged or assigned, by lessees of equipment from Fund Eleven.

“Growth Leases” mean equipment leases which will generate little or no current cash flow for Fund Eleven because the rental payments will be paid directly to the lender that lent Fund Eleven a portion of the purchase price of the equipment.

“ICON Capital Corp.” means the Connecticut corporation which serves as the manager of Fund Eleven, and is referred to in this prospectus as “we.”

“Income Leases” mean equipment leases which are expected to provide current cash flow to Fund Eleven, as none of the cash flow from the leases have been pledged or assigned.

“Lessee” means the party which is leasing the equipment from the owner of the equipment.

“Leverage” means the use of debt in the acquisition of equipment.

“Liquidation Period” means the phase after the Operating Period during which Fund Eleven will sell its assets; however, if we believe it would benefit members for Fund Eleven’s cash flow to be reinvested in equipment during the liquidation period, Fund Eleven may do so.

“Management Fee” means the fee payable to us from Fund Eleven for actively managing the leasing of its equipment portfolio.

“Maximum Offering” means the offering of up to 200,000 shares of Fund Eleven.

“Member” means a holder of at least one share and who has been admitted to Fund Eleven as a member.

“Minimum Offering” means the offering of 1,200 shares of Fund Eleven, which must be achieved before Fund Eleven can begin operations or accept any subscriptions for shares.

92

“Non-Recourse Debt” means debt for which the lender can only look to those assets of Fund Eleven acquired with the debt as a source for repayment of the loan obligation in the event of default.

“O&O Expense Allowance” means an allowance payable to us, the dealer-manager or both for expenses incurred in organizing Fund Eleven as well as expenses relating to this offering of Shares.

“LLC Agreement” means the Limited Liability Company Agreement of Fund Eleven, as it may be amended from time to time.

“Operating Period” means the time frame during which Fund Eleven will purchase equipment, which period is anticipated to last 5 years commencing with the completion of the offering but which may be extended at our discretion for an additional 3 years.

“Payout” means the point in time when members have received total cash distributions equal to the amount of their investment plus an 8% cumulative annual return, compounded daily, on their unreturned investment.

“Publicly Traded Partnership” means a limited liability company or other unincorporated business association that is taxed as a corporation rather than a partnership.

“Recourse Debt” means debt for which the lender can look to all of the assets of Fund Eleven as a source for repayment of the loan obligation in the event of default.

“Reinvestment” means the use of cash generated from Fund Eleven’s initial equipment purchases to acquire additional items of equipment.

“Re-Leasing Fee” means the fee payable to us in connection with re-leasing Fund Eleven’s equipment portfolio during the operating period.

“Repurchase” means the purchase of shares from a member by Fund Eleven pursuant to the Share Repurchase Plan.

“Re-Sale Fee” means the fee payable to us in connection with the sale of Fund Eleven’s equipment portfolio, but not payable with respect to any equipment acquired during the liquidation period.

“Residual Value” means the value of an item of equipment upon the maturity of its lease.

“Sales Commission” means a commission paid to selling dealers, who are not affiliated with us, for selling shares.

“Selling Broker-Dealer” means brokers unaffiliated with us who will be selling shares in this offering.

“Shares” means ownership interests in Fund Eleven, which entitled the holder to the rights described in the prospectus and in the LLC Agreement.

“Underwriting Fees” means the fee payable to ICON Securities Corp., the dealer-manager of this offering and an affiliate of ours, in connection with the sale of shares.

93

94

ICON LEASING FUND ELEVEN, LLC

Balance Sheet

December 17, 2004

(With Independent Auditor’s Report Thereon)

95

Hays & Company LLP

CERTIFIED PUBLIC ACCOUNTANTS

Globally: MOORE STEPHENS HAYS LLP

DAVID A. LIFSON, CPA	477 MADISON AVENUE
EDWARD A. KUCZMARSKI, CPA	NEW YORK, NY 10022-5892
JOHN A. BASILE, CPA	TELEPHONE: 212-572-5500
RONALD B. HEGT, CPA	FACSIMILE: 212-572-5572
STUART M. FRIEDMAN, CPA	www.haysco.com
MARTIN R. KLEIN, CPA

INDEPENDENT AUDITOR’S REPORT

The Members
ICON Leasing Fund Eleven, LLC

We have audited the accompanying balance sheet of ICON Leasing Fund Eleven, LLC (a Delaware limited liability company) as of December 17, 2004. The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ICON Leasing Fund Eleven, LLC as of December 17, 2004, in conformity with accounting principles generally accepted in the United States of America.

                                            /s/ Hays & Company LLP
December 22, 2004
New York, New York

A MEMBER OF MOORE STEPHENS INTERNATIONAL LIMITED AS: MOORE STEPHENS HAYS LLP
MOORE STEPHENS INTERNATIONAL LIMITED IS A GROUP OF INDEPENDENT FIRMS WITH
OFFICES IN PRINCIPAL CITIES WITHIN NORTH AMERICA AND THROUGHOUT THE WORLD

96

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)

Balance Sheet

December 17, 2004

Assets

Cash	$2,000

Liabilities and Members’ Equity

Commitments and Contingencies

Members’ equity:
Manager (one share outstanding, $1,000 per share original issue price)	$1,000
Additional member (one share outstanding, $1,000 per share original issue price)	1,000
$2,000

See accompanying notes to balance sheet

97

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)

Notes to Balance Sheet

December 17, 2004

(1)	The Limited Liability Company

ICON Leasing Fund Eleven, LLC (the “LLC”) was formed on December 2, 2004 as a Delaware Limited Liability Company. The initial capitalization of the LLC was $2,000. The LLC will continue until December 31, 2024, unless terminated sooner. The LLC is offering membership interests on a “best efforts” basis with the intention of raising up to $200,000,000 of capital. Upon raising a minimum of $1,200,000, membership interests will be admitted.

With the proceeds from membership interests sold, the LLC intends to invest in equipment subject to leases and in residual ownership rights in leased equipment and establish a cash reserve as described more fully in the LLC’s prospectus. The Manager of the LLC is ICON Capital Corp. (the “Manager”), a Connecticut corporation. The Manager will acquire the assets and manage the business of the LLC.

During the offering period prior to the commencement of operations, the Manager will, and has been paying on behalf of the LLC, sales commissions incurred to third parties, as outlined in the LLC’s prospectus. The LLC will also make payments to the Manager and its affiliates for various fees upon commencement of operations, as outlined in the LLC’s prospectus.

(2)	Capital Contribution

The Manager has made an initial capital contribution of $1,000 to the LLC. In addition, an additional member was admitted on December 17, 2004. The additional member is an officer and director of the Manager.

98

ICON CAPITAL CORP. AND SUBSIDIARIES

Consolidated Balance Sheet

March 31, 2004

(With Independent Auditor’s Report Thereon)

99

Hays & Company LLP

CERTIFIED PUBLIC ACCOUNTANTS

Globally: MOORE STEPHENS HAYS LLP

DAVID A. LIPSON, CPA	477 MADISON AVENUE
EDWARD A. KUCZMARSKI, CPA	NEW YORK, NY 10022-5892
JOHN A. BASILE, CPA	TELEPHONE: 212-572-5500
RONALD B. HEGT, CPA	FACSIMILE: 212-572-5572
STUART M. FRIEDMAN, CPA	WWW.HAYSCO.COM
MARTIN R. KLEIN, CPA

INDEPENDENT AUDITOR’S REPORT

The Board of Directors
ICON Capital Corp.

We have audited the accompanying consolidated balance sheet of ICON Capital Corp. and subsidiaries as of March 31, 2004. The consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated balance sheet. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of ICON Capital Corp. and its subsidiaries as of March 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

                                                     /s/ Hays & Company LLP
June 10, 2004
New York, New York

A MEMBER OF MOORE STEPHENS INTERNATIONAL LIMITED AS: MOORE STEPHENS HAYS LLP
MOORE STEPHENS INTERNATIONAL LIMITED IS A GROUP OF INDEPENDENT FIRMS WITH
OFFICES IN PRINCIPAL CITIES WITHIN NORTH AMERICA AND THROUGHOUT THE WORLD

100

ICON CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
MARCH 31, 2004

ASSETS

Cash and cash equivalents (Note 2(b))		$955,912
Notes receivable - related parties (Note 4)		88,424
Investment in finance leases (Note 7):
Minimum rents receivable	4,785,379
Estimated unguaranteed residual values	154,396
Unearned income	(234,568)
Net investment in finance leases		4,705,207
Investment in unguaranteed residual values (Note 6)		338,000
Deferred charges (Note 2 (e))		219,097
Prepaid expenses and other assets		164,006
Fixed assets and leasehold improvements, less
accumulated depreciation and amortization of $2,627,026
(Notes2 (f) and 3)		698,445

Total assets		$7,169,091

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities:
Accounts payable and accrued expenses		$554,038
Notes payable - non-recourse (Note 7)		4,572,815
Capitalized lease obligations (Note 8)		290,108
Due to affiliates, net (Note 4)		13,228
Deferred state income taxes (Note 2(h))		33,737

Total liabilities		5,463,926

Commitments (Notes 4, 5, 6 and 7)

Stockholder's equity:
Common stock: no par value; $10 stated value; 3,000 shares
authorized; 1,500 shares issued and outstanding		15,000
Additional paid-in capital		1,087,400
Retained earnings		602,765

Total stockholder’s equity		1,705,165

Total liabilities and stockholder’s equity		$7,169,091

See accompanying notes to consolidated balance sheet.

101

ICON CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED BALANCE SHEET
MARCH 31, 2004

(1)	Organization

ICON Capital Corp. (the “Company”) is a wholly-owned subsidiary of ICON Holdings Corp. (“Holdings” or “Parent”). The primary activity of the Company is the development, marketing and management of publicly registered equipment leasing Funds in the United States of America.

The Company is the general partner of six publicly owned Partnerships and the manager of two publicly owned Limited Liability Companies (collectively, the “Funds” or “Managed Funds”) as follows:

- ICON Cash Flow Partners, L.P., Series D ("ICON Cash Flow D")
- ICON Cash Flow Partners, L.P., Series E ("ICON Cash Flow E")
- ICON Cash Flow Partners L.P. Six ("ICON Cash Flow Six")
- ICON Cash Flow Partners L.P. Seven (“ICON Cash Flow Seven”)
- ICON Income Fund Eight A L.P. (“ICON Eight A”)
- ICON Income Fund Eight B L.P. (“ICON Eight B”)
- ICON Income Fund Nine, LLC (“ICON Fund Nine”)
- ICON Income Fund Ten, LLC (“ICON Fund Ten”)

The Funds are publicly registered equipment leasing entities that were formed for the purpose of acquiring equipment and leasing such equipment to third parties. The Company generally holds a one percent interest in each of the managed funds.

The following table identifies pertinent offering information for each of the Funds:

	Date of First Closing	Date of Final Closing	Gross Proceeds Raised
ICON Cash Flow D	September 13, 1991	June 5, 1992	$40,000,000
ICON Cash Flow E	June 5, 1992	July 31, 1993	61,041,151
ICON Cash Flow Six	March 31, 1994	November 8, 1995	38,385,712
ICON Cash Flow Seven	January 19, 1996	September 16, 1998	99,999,683
ICON Eight A	October 14, 1998	May 17, 2000	75,000,000
ICON Eight B	May 25, 2000	October 17, 2001	75,000,000
ICON Fund Nine	December 18, 2001	April 30, 2003	99,743,474
ICON Fund Ten	August 22, 2003	Active	52,136,258*
			$541,306,278
______________
*Total proceeds raised as of June 10, 2004.

ICON Fund Ten was formed on January 2, 2003 with an initial capital contribution of $1,000 from the Company and began offering its units on August 22, 2003. The offering period for ICON Fund Ten is expected to last approximately two years from the initial offering date.

The Company earns fees from the Funds from the sales proceeds of limited partnership units or limited liability members’ shares. Additionally, the Company earns acquisition and management fees during the Funds’ operating lives and shares in each Fund’s cash distributions, generally at 1%.

102

ICON CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED BALANCE SHEET
MARCH 31, 2004

(1)	Organization - continued

ICON Securities Corp. is a wholly-owned subsidiary of the Company and is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. Its primary business activity is to underwrite and sell units in the Funds.

On December 3, 2003, the Company and East Hampton Capital Partners, LP, an entity owned by the Principals of the Parent, formed a joint venture (“100 Fifth Avenue LLC”) which is owned 91.15 % by the Company and its financial results are consolidated with the Company. At March 31, 2004, minority interest is $4,611 and is included in accrued expenses and other liabilities in the accompanying consolidated balance sheet. The sole business activity of 100 Fifth Avenue, LLC is to acquire equipment on lease to third parties.

(2)	Summary of Significant Accounting Policies

(a)	Consolidation

The consolidated balance sheet includes the accounts of the Company and its wholly owned subsidiary, ICON Securities Corp., and its majority owned subsidiary, 100 Fifth Avenue LLC, at March 31, 2004. All significant intercompany accounts have been eliminated in consolidation.

(b)	Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.

The Company had deposits with commercial financial institutions, which, at times, may exceed the FDIC insured limits. Management has placed these funds in high quality institutions in order to minimize the risk.

(c)	Concentration of Credit Risk

Concentrations of credit risk with respect to minimum rents receivable are limited to lessees in various industry segments dispersed across the United States of America. Accordingly, the Company is exposed to business and economic risk. Although the Company does not currently foresee a significant credit risk associated with these minimum rents receivables, repayment is dependent upon the financial stability of each lessee.

(d)	Allowance for Doubtful Accounts

When evaluating the adequacy of the allowance for doubtful accounts, the Company estimates uncollectibility of receivables from the Managed Funds by analyzing historical bad debts, concentrations, credit worthiness and current economic trends.

103

ICON CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED BALANCE SHEET
MARCH 31, 2004

(2)	Summary of Significant Accounting Policies - continued

(e)	Deferred Charges

Under the terms of the agreements with the Managed Funds, the Company is entitled to fees for organizing and offering the units of the Funds from the gross proceeds raised, subject to certain limitations, based on the number of investment units sold. The costs of organizing and offering the Funds are capitalized and amortized over the Fund’s offering period, generally two years from the formation of the Fund. The unamortized balance of these costs is reflected on the consolidated balance sheet as deferred charges.

(f)	Fixed Assets and Leasehold Improvements

Fixed assets and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight line method over the estimated useful lives of the assets. Estimated useful lives are three years for computer equipment and software and five years for furniture and fixtures, office equipment and telephone equipment. Amortization of leasehold improvements is computed using the shorter of the lease term or the life of the asset. Normal maintenance and repair costs, which do not extend the useful lives of the assets, and are expensed as incurred while renewal, betterments and major repairs that materially extend the useful lives of the assets are capitalized.

(g)	Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. In such circumstances, the Company will estimate the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company will recognize an impairment loss to adjust to the fair value of the asset.

(h)	Income Taxes

The Company accounts for its deferred state income taxes, in states where it files separate returns, following the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting basis and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when it is determined that it is more likely than not that the deferred tax assets will not be realized.

(i)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

104

ICON CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED BALANCE SHEET
MARCH 31, 2004

(2)	Summary of Significant Accounting Policies - continued

(j)	Lease and Revenue Recognition

The Company earns fees from the Funds for the organization and offering of each Fund. Additionally, the Company earns fees from each Fund for (i) underwriting, (ii) acquisition or prepaid service (formation), (iii) management, and (iv) administration of the Funds. Organization, underwriting, prepaid service (formation) fees are earned based on the total amount of investment units sold and are recognized at each closing. Acquisition fees are earned based on the purchase price paid or the principal amount of each transaction entered into by the Funds. Management and administrative fees are earned based on a percentage of the receipts received by the Funds for rental or loan obligations from lease and financing transactions.

The Company accounts for owned equipment leased to third parties as finance leases or operating leases, as appropriate. Initial direct costs are capitalized and are amortized over the terms of the related leases using the interest or straight-line methods.

For finance leases, the Company records, at the inception of the lease, the total minimum lease payments receivable, the estimated unguaranteed residual values, the initial direct costs related to the leases and the related unearned income. Unearned income represents the difference between the sum of the minimum lease payments receivable plus the estimated unguaranteed residual minus the cost of the leased equipment. Unearned income is recognized as finance income over the terms of the related leases using the interest method.

(3)	Fixed Assets and Leasehold Improvements

Fixed assets and leasehold improvements at March 31, 2004 consist of the following:

Computer and office equipment	$1,281,507
Furniture and fixtures	474,722
Computer software	404,491
Telephone equipment	428,294
Leasehold improvements	736,457

3,325,471
Less: Accumulated depreciation and amortization	(2,627,026)
$698,445

Included in the above amounts are fixed assets acquired under capital leases, which consist of the following:

Computer and office equipment	$461,752
Telephone equipment	330,961
792,713
Less: Accumulated depreciation and amortization	(735,284)
$57,429

105

ICON CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED BALANCE SHEET
MARCH 31, 2004

(3)	Fixed Assets and Leasehold Improvements - continued

The Company has entered into leases for certain of its equipment which have been accounted for as capitalized leases. During the year ended March 31, 2004, the Company entered into a capital lease for equipment aggregating $26,242.

(4)	Related Party Transactions

The Company elected to refund administrative fees of $351,298 to ICON Fund Ten in the second calendar quarter of 2004. Additionally, during the second calendar quarter of 2004, the Company refunded $237,791 in acquisition fees which it was previously entitled to collect from ICON Fund 9, due to a portion of a transaction not closing, which was scheduled to be consummated before the year ended March 31, 2004.

The Company earns various fees from the Funds for the organization and offering of each Fund and for the underwriting, acquisition, management, and administration of each Fund’s investments. At March 31, 2004 the Company had amounts due from the Funds for the various fees earned totaling $575,861 which have been substantially collected subsequent to March 31, 2004. The amounts due from Managed Funds have been included with the amounts in the preceding paragraph and shown together as a single amount on the accompanying consolidated balance sheet under the heading due to affiliates.

During December 2003 the principals of the Company contributed property with a fair value of $338,000 (See Note 6) which was recorded as additional paid in capital in the accompanying consolidated balance sheet.

During the year ended March 31, 2004, the Company declared and paid dividends to Holdings of $800,050.

From time-to-time, the Company advances funds to its affiliates and related parties. Notes payable with interest accruing at 11.5% per annum support these advances. The balance of these advances outstanding at March 31, 2004 was $88,424.

In accordance with the terms of a management agreement dated as of August 29, 2003 between the Company and its Parent (the “Agreement”); the Company is required to pay a monthly management fee, as defined in the Agreement, to Holdings. At March 31, 2004 the Company paid $390,791 of management fees related to this Agreement.

(5)	Income Taxes

Warrenton Capital Partners LLC, the Parent of Holdings, files a consolidated federal income tax return and combined state income tax returns with the Company in states where such a filing is permitted. These consolidated income tax returns include the operations of the Company and its wholly owned subsidiary. In states that do not permit or require the Company to file on a combined basis, the Company files separate state income tax returns.

106

ICON CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED BALANCE SHEET
MARCH 31, 2004

(5)	Income Taxes - continued

Deferred income taxes are provided for in states in which the Company files separate income tax returns and are the result of temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. Deferred income taxes are primarily the result of temporary differences relating to the carrying value of fixed assets and leasehold improvements, the Company's equity interest in the Managed Fund's financed leases and deferred charges.

The Company’s share of current and deferred federal tax obligations and its share of current and deferred combined state tax obligations are recorded as payables due to Holdings. At March 31, 2004, the Company had a payable due to Holdings of $8,369 related to its share of current and deferred federal and combined state tax obligations.

(6)	Investment in Unguaranteed Residual Values

In December 2003, the Parent, through its affiliate East Hampton Capital Partners, LP, contributed to the Company its interest in unguaranteed residual values of certain leased equipment. The leases encumbering the equipment are scheduled to expire in July 2004. The assets have been recorded at their fair market values as a contribution to Capital of $338,000 and are reflected in the accompanying consolidated balance sheet as investment in unguaranteed residual values.

The Company has recorded an additional $154,396 of unguaranteed residual values which are attributable to the lease transactions described in Note 7. Actual amounts ultimately realized from these investments may differ from the amounts reflected in the accompanying consolidated balance sheet.

(7)	Investment in Finance leases and Notes payable - non recourse

100 Fifth Avenue LLC, a majority owned subsidiary of the Company, purchased various pieces of computer equipment for a total purchase price of $2,844,880 and assumed non-recourse debt which accrues interest at 4.74% per annum and expires during September 2007. The equipment is subject to a lease with Honda Manufacturing of Alabama, LLC, which lease expires during September 2007 and provides for monthly lease payments equal to the assumed non-recourse debt payments.

On March 29, 2004, the Company acquired various medical and computer equipment for a total purchase price of $2,217,698 and assumed certain non-recourse debt which accrues interest at rates between 3.82% and 6.00% per annum and expires between January 2008 and February 2008. The equipment is currently being leased by The Milton S. Hershey Medical Center and Verio, Inc, with the original terms expiring in January and February 2008, respectively. The monthly lease payments are equal to the assumed non-recourse debt payments.

107

ICON CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED BALANCE SHEET
MARCH 31, 2004

(7)	Investment in Finance leases and Notes payable - non recourse - continued

The aggregate annual maturities of the non-recourse debt at March 31, 2004 are as follows:

Year Ending
March 31,	Amount
2005	$1,117,690
2006	1,163,882
2007	1,217,073
2008	998,296
2009	75,874
$4,572,815

(8)	Leases

The annual repayment schedule for all capitalized leases which are payable in monthly installments, is as follows:

Year Ending
March 31,	Amount
2005	$199,888
2006	69,175
2007	53,370
322,433
Less: amounts representing interest at approximately 5.0%	(32,325)
Total	$290,108

The Company is obligated for certain non-cancelable operating leases for office space through 2009 as follows:

Year Ending
March 31,	Amount
2005	$1,130,786
2006	801,072
2007	801,072
2008	801,072
2009	801,072
$4,335,074

108

ICON CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2004

ASSETS

Cash and cash equivalents	$1,827,853
Receivables from managed funds	232,236
Notes receivable - related parties	196,242
Prepaid expenses and other assets	211,353
Investment in unguaranteed residual values	306,161
Deferred charges, net	379,454
Fixed assets and leasehold improvements, less accumulated depreciation and amortization of $2,907,310	533,182
Total assets	$3,686,481

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
Accounts payable and accrued expenses	$451,334
Notes payable	127,458
Due to related parties	409,922
Capitalized lease obligations	145,840
Deferred state income taxes payable	11,523
Total liabilities	1,146,077
Commitments and contingencies

Stockholder's Equity:
Common stock: no par value; $10 stated value: 3,000 shares authorized; 1,500 shares issued and outstanding	15,000
Additional paid in capital	1,087,400
Retained earnings	1,438,004
Total stockholder's equity	2,540,404
Total liabilities and stockholder's equity	$3,686,481

See accompanying notes to consolidated balance sheet

109

ICON CAPITAL CORP. AND SUBSIDIARIES NOTES TO CONSOLIDATED BALANCE SHEET SEPTEMBER 30, 2004

(1)	Organization

ICON Capital Corp. (the “Company”) is a wholly-owned subsidiary of ICON Holdings Corp. (“Holdings” or “Parent”). The primary activity of the Company is the development, marketing and management of publicly registered equipment leasing Funds in the United States of America.

The Company is the general partner of six publicly owned Partnerships and the manager of three publicly owned Limited Liability Companies (collectively, the “Funds” or “Managed Funds”) as follows:

- ICON Cash Flow Partners, L.P., Series D ("ICON Cash Flow D")
- ICON Cash Flow Partners, L.P., Series E ("ICON Cash Flow E")
- ICON Cash Flow Partners L.P. Six ("ICON Cash Flow Six")
- ICON Cash Flow Partners L.P. Seven (“ICON Cash Flow Seven”)
- ICON Income Fund Eight A L.P. (“ICON Eight A”)
- ICON Income Fund Eight B L.P. (“ICON Eight B”)
- ICON Income Fund Nine, LLC (“ICON Fund Nine”)
- ICON Income Fund Ten, LLC (“ICON Fund Ten”)
- ICON Leasing Fund Eleven, LLC (“ICON Fund Eleven”)

The Funds are publicly registered equipment leasing entities that were formed for the purpose of acquiring equipment and leasing such equipment to third parties. The Company generally holds a one percent interest in each of the Managed Funds.

The following table identifies pertinent offering information for each of the Funds:

	Date of First Closing	Date of Final Closing	Gross Proceeds Raised
ICON Cash Flow D	September 13, 1991	June 5, 1992	$40,000,000
ICON Cash Flow E	June 5, 1992	July 31, 1993	61,041,151
ICON Cash Flow Six	March 31, 1994	November 8, 1995	38,385,712
ICON Cash Flow Seven	January 19, 1996	September 16, 1998	99,999,683
ICON Eight A	October 14, 1998	May 17, 2000	75,000,000
ICON Eight B	May 25, 2000	October 17, 2001	75,000,000
ICON Fund Nine	December 18, 2001	April 30, 2003	99,743,474
ICON Fund Ten	August 22, 2003	Active	104,378,319*
ICON Fund Eleven	In Process	In Process	—
			$593,548,339
___________
*Total proceeds raised as of December 13, 2004.

110

ICON CAPITAL CORP. AND SUBSIDIARIES NOTES TO CONSOLIDATED BALANCE SHEET SEPTEMBER 30, 2004

(1)	Organization - continued

ICON Fund Ten was formed on January 2, 2003 with an initial capital contribution of $1,000 from the Company and began offering its membership interests on August 22, 2003. The offering period for ICON Fund Ten is expected to last approximately two years from the initial offering date. The maximum amount of proceeds from its offering will not exceed $150,000,000.

ICON Fund Eleven was formed on December 2, 2004 as a Delaware Limited Liability Company. The initial capitalization was $2,000. ICON Fund Eleven will continue until December 31, 2024, unless terminated sooner. ICON Fund Eleven is offering membership interests on a “best efforts” basis with the intention of raising up to $200,000,000 of capital. Upon raising a minimum of $1,200,000, membership interests will be admitted.

The Company earns fees from the Funds from the sales proceeds of limited partnership units or limited liability members’ shares. Additionally, the Company earns acquisition and management fees during the Funds’ operating lives and shares in each Fund’s cash distributions, generally at 1%.

ICON Securities Corp. is a wholly-owned subsidiary of the Company and is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. Its primary business activity is to underwrite and sell units in the Funds.

(2)	Summary of Significant Accounting Policies

(a)	Consolidation

The consolidated balance sheet includes the accounts of the Company and its wholly owned subsidiary, ICON Securities Corp. All significant intercompany accounts have been eliminated in consolidation.

(b)	Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.

The Company had deposits with commercial financial institutions, which, at times, may exceed the FDIC insured limits. Management has placed these funds in high quality institutions in order to minimize the risk.

(c)	Concentration of Credit Risk

Concentrations of credit risk with respect to receivables from the Managed Funds are limited to the Managed Funds that the Company manages. Accordingly, the Company is exposed to business and economic risk. Although the Company does not currently foresee a significant credit risk associated with these Managed Funds, repayment is dependent upon the financial stability of each entity.

(d)	Allowance for Doubtful Accounts

When evaluating the adequacy of the allowance for doubtful accounts, the Company estimates uncollectibility of receivables from the Managed Funds by analyzing historical bad debts, concentrations, credit worthiness and current economic trends.

111

ICON CAPITAL CORP. AND SUBSIDIARIES NOTES TO CONSOLIDATED BALANCE SHEET SEPTEMBER 30, 2004

(2)	Summary of Significant Accounting Policies - continued

(e)	Deferred Charges

Under the terms of agreements with the Managed Funds, the Company is entitled to fees for organizing and offering the membership interests of the Funds payable from the gross proceeds raised, subject to certain limitations, based on the number of membership interests sold. The costs incurred by the Company for organizing and offering the Funds are capitalized and amortized over the Fund’s offering period, generally two years from the formation of the Fund. The unamortized balance of these costs is reflected on the consolidated balance sheet as deferred charges.

(f)	Fixed Assets and Leasehold Improvements

Fixed assets and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight line method over the estimated useful lives of the assets. Estimated useful lives are three years for computer equipment and software and five years for furniture and fixtures, office equipment and telephone equipment. Amortization of leasehold improvements is computed using the shorter of the lease term or the life of the asset. Normal maintenance and repair costs, which do not extend the useful lives of the assets, are expensed as incurred while renewal, betterments and major repairs that materially extend the useful lives of the assets are capitalized.

(g)	Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. In such circumstances, the Company will estimate the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company will recognize an impairment loss to adjust to the fair value of the asset.

(h)	Income Taxes

The Company accounts for its deferred state income taxes, in states where it files separate returns, following the liability method. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when it is determined that it is more likely than not that the deferred tax assets will not be realized.

(i)	Use of Estimates

The preparation of a consolidated balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidate balance sheet. Actual results could differ from those estimates.

112

ICON CAPITAL CORP. AND SUBSIDIARIES NOTES TO CONSOLIDATED BALANCE SHEET SEPTEMBER 30, 2004

(3)	Fixed Assets and Leasehold Improvements

Fixed assets and leasehold improvements at September 30, 2004 consist of the following:

Computer and office equipment	$1,267,340
Furniture and fixtures	467,659
Computer software	491,591
Telephone equipment	402,212
Leasehold improvements	811,690

3,440,492
Less: Accumulated depreciation and amortization	(2,907,310)
$533,182

Included in the above amounts are fixed assets acquired under capital leases, which consist of the following:

Computer and office equipment	$461,752
Telephone equipment	330,961

792,713
Less: Accumulated depreciation and amortization	(766,059)
$26,654

(4)	Related Party Transactions

The Company earns various fees from the Funds for the organization and offering of each Fund and for the underwriting, acquisition, management, and administration of each Fund’s investments. At September 30, 2004 the Company had amounts due from the Funds for the various fees earned totaling $232,236.

From time-to-time, the Company advances funds to its affiliates and related parties which are evidenced by notes. These notes accrue interest at rates ranging from 11.5% to 13.0% per annum. At September 30, 2004 the Company had notes receivable, including accrued interest, from related parties of $196,242.

Effective June 30, 2004, the Company declared and paid a dividend of its entire ownership interest in various medical and computer equipment originally acquired on March 31, 2004. The dividend was valued at $75,635 which represented the net book value of equipment.

Effective June 30, 2004, the Company declared and paid a dividend of its 91.15% interest in 100 Fifth Avenue LLC. The dividend was valued at $42,430 which represents the net book value of the Company’s interest in 100 Fifth Avenue, LLC.

Total dividends declared and paid during the six months ended September 30, 2004, including its interest in equipment and 100 Fifth Avenue LLC, discussed above, amounted to $508,856.

In accordance with the terms of a management agreement dated August 29, 2003 between the Company and its Parent (the “Agreement”); the Company is required to pay a monthly management fee, as defined in the Agreement, to Holdings. For the six months ended September 30, 2004, the Company paid $390,791 of management fees related to this Agreement.

113

ICON CAPITAL CORP. AND SUBSIDIARIES NOTES TO CONSOLIDATED BALANCE SHEET SEPTEMBER 30, 2004

(5)	Income Taxes

Warrenton Capital Partners LLC, the parent of Holdings, files a consolidated federal income tax return and combined state income tax returns with the Company in states where such a filing is permitted. These consolidated income tax returns include the operations of the Company and its wholly owned subsidiary. In states that do not permit or require the Company to file on a combined basis, the Company files separate state income tax returns.

Deferred state income taxes are provided for in states in which the Company files separate income tax returns and are the result of temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. Deferred income taxes are primarily the result of temporary differences relating to the carrying value of fixed assets and leasehold improvements, the Company's equity interest in the Managed Funds and deferred charges.

The Company’s share of current and deferred consolidated federal tax obligations and its share of current and deferred combined state tax obligations are recorded as payables to Holdings. Amounts due to Holdings for current and deferred income taxes are included in due to related parties on the accompanying consolidated balance sheet.

(6)	Investment in Unguaranteed Residual Values

During March 2004, the Parent, through its affiliate East Hampton Capital Partners, LP, contributed to the Company its interest in unguaranteed residual values of certain leased equipment with a fair value of $338,000. The leases encumbering the equipment expired in July 2004. The equipment was purchased by the lessee on October 21, 2004 for $306,161. Accordingly, the Company recorded an impairment reserve at September 30, 2004 to reduce the value of this asset to its net realizable value.

(7)	Notes Payable

On September 1, 2004 the Company became obligated under two notes payable for the purchase of computer software and a related one year maintenance agreement with an unrelated third party. The note relating to the computer software has a principal balance of $94,500, accrues interest at 7.5% per annum and is payable in 36 equal monthly installments of $2,939, including principal and interest beginning October 1, 2004. The note relating to the maintenance agreement has a principal balance of $32,958, accrues interest at 7.5% per annum and is payable in four equal quarterly installments of $8,240, including principal and interest, beginning 90 days after the installation of the software, which occurred during November 2004.

The aggregate annual maturities of notes payable at September 30, 2004 are as follows:

Year Ending
September 30,	Amount
2005	$62,133
2006	31,440
2007	33,885
$127,458

114

ICON CAPITAL CORP. AND SUBSIDIARIES NOTES TO CONSOLIDATED BALANCE SHEET SEPTEMBER 30, 2004

(8)	Leases

The annual repayment schedule for all capitalized leases which are payable in monthly installments, is as follows:

Year Ending
September 30,	Amount
2005	$120,446
2006	36,914
2007	1,370
158,730
Less: amounts representing interest at approximately 5.0%	(12,890)
Total	$145,840

The Company is obligated for certain non-cancelable operating leases for office space through 2009 as follows:

Year Ending
September 30,	Amount
2005	$1,061,168
2006	673,202
2007	483,557
2008	135,000
2009	135,000
$2,487,927

115

EXHIBIT A

LIMITED LIABILITY COMPANY AGREEMENT
OF
ICON LEASING FUND ELEVEN, LLC

This Limited Liability Company Agreement of ICON Leasing Fund Eleven, LLC, is executed as of the 17th day of December, 2004 by its manager, ICON Capital Corp., a Connecticut corporation (the “Manager”), and Thomas W. Martin, its Initial Member.

WITNESSETH:

WHEREAS, ICON Leasing Fund Eleven, LLC, (the “Company”) was formed as a Delaware limited liability company pursuant to a Certificate of Formation filed on December 2, 2004, under and pursuant to the Delaware Act on the following terms and conditions.

Section 1. ESTABLISHMENT OF THE COMPANY.

The parties hereto hereby enter into this Agreement and do hereby set forth the terms of the Company established under and pursuant to the provisions of the Delaware Act, which terms shall govern the rights and liabilities of the Members, except as otherwise herein expressly stated.

Section 2. NAME, PRINCIPAL OFFICE AND ADDRESS.

2.1  Legal Name and Address.

The name of the Company is “ICON Leasing Fund Eleven, LLC.” The principal office and place of business of the Company shall be 100 Fifth Avenue, Tenth Floor, New York, New York 10011 or at such other address as the Manager may from time to time determine and specify by written notice to the Members. The Company may also maintain such other offices and places of business as the Manager may deem advisable at any other place or places within the United States and, in connection therewith, the Manager shall qualify and remain qualified, and shall use its best efforts to qualify and keep the Company qualified, to do business under the laws of all such jurisdictions as may be necessary to permit the Company legally to conduct its business in such jurisdictions. The registered office of the Company shall be at 2711 Centerville Road, Suite 400, Wilmington   (New Castle County), Delaware 19808. The name of its registered agent at such address shall be Corporation Service Company. The Manager may change the registered office and the registered agent of the Company, with written notice to the Members.

2.2  Address of Members.

The principal place of business of the Manager and the places of residence of the other Members shall be those addresses set forth opposite their respective names in Schedule A to this Agreement (as such may be supplemented or amended from time to time). Any Member may change his, her or its respective place of residence by giving Notice of such change to the Company (and, in the case of the Manager, by also giving Notice thereof to all of the Members), which Notice shall become effective five (5) days after receipt.

Section 3. PURPOSES AND POWERS.

3.1  Purposes.

The Company has been organized for the purposes of: (a) acquiring, investing in, purchasing, owning, acquiring options to purchase, holding, leasing, re-leasing, financing, refinancing, borrowing, managing, maintaining, operating, improving, upgrading, modifying, exchanging, assigning, encumbering, creating security interests in, pledging, selling, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, equipment and any other type of direct or indirect interest (including residual interests, which encompass, among other things, the right to Equipment rental and sales proceeds after the payout of debt associated with the Equipment) in Equipment and Leases of all kinds and purchasing equity interests in Equipment-owning entities or entities owning direct or indirect interests in Equipment; and (b) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith.

3.2  Types of Equipment.

The Equipment acquired by the Company shall be selected from among new or used: (a) transportation equipment such as aircraft (including airframes, engines, avionics, parts and ground handling equipment), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track), heavy duty trucks, truck trailers and intermodal (rail, over-the-road and marine) containers and chassis, and marine vessels (including oceangoing vessels, towboats and barges and offshore energy exploration and production equipment that may characterized as vessels); (b) machine tools and manufacturing equipment such as computer- and mechanically-controlled lathes, drill presses, vertical and horizontal milling machines, rotary and cylindrical grinders, metal fabrication and slitting equipment, and other metal forming equipment, and entire facilities dedicated to manufacturing, production or distribution of goods; (c) materials handling equipment such as fork-lifts and more specialized equipment for moving materials in warehouse or shipping areas; (d) furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment, patient monitoring equipment) and miscellaneous medical equipment (including lab test equipment, blood-gas analyzers and treatment room furniture); (e) office technology, personal computers and computer networks, servers, communication and related peripheral equipment, scanners and copy machines; (f) any real property or leasehold or other interests in real property that are related to any Equipment or Leases; and (g) miscellaneous equipment of any other type which the Manager believes may be an attractive investment.

3.3  Powers.

In furtherance of the above purposes, the Company shall have the power, directly or indirectly:

(a)

to acquire, invest in, purchase and/or make future commitments to purchase, own, acquire options to purchase, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and Leases;

(b)	to enter into Joint Ventures, partnerships and other business, financing and legal and beneficial ownership arrangements with respect to Equipment and Leases;

(c)	to purchase and hold trust certificates, debt securities and equity securities issued by any Person;

(d)

to lend and borrow money, to issue and accept evidences of indebtedness in respect thereof, and to secure the same by mortgages or pledges or grants of liens on, or other security interests in, Investments of the Company and accept such kinds and amounts of security for loans and leases it makes to others as the Manager in its sole and absolute discretion shall deem appropriate; and

(e)

to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, connected with, or incidental to, or in furtherance of, the purposes of the Company consistent with the terms of this Agreement.

A-2

Section 4. TERM.

The term of the Company commenced upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware on December 2, 2004 and shall terminate at midnight on December 31, 2024, unless sooner dissolved or terminated as provided in Section 11 of this Agreement.

Section 5. MEMBERS AND CAPITAL.

5.1  The Manager.

The Manager, as a Member, has contributed $1,000, in cash, as its Capital Contribution to the Company.

5.2  Members.

(a)

The Initial Member shall contribute the sum of $1,000 in cash to the Company. On the first business day following the admission of additional Members, the Initial Member’s $1,000 Capital Contribution shall be returned, without interest, and he shall cease to be a Member. The Members hereby consent to the Initial Member’s withdrawal of his Capital Contribution and waive any right, claim or action they may have against him by reason of his having been a Member.

(b)	From and after the Initial Closing Date, there shall be one class of members, whose interests in the Company shall consist of up to 200,000 Shares.

(c)

Any Person desiring to become a Member shall execute and deliver to the Manager a Subscription Agreement substantially in the form that is attached as an exhibit to the Prospectus, and such other documents as the Manager shall request, which other documents shall be in form and substance satisfactory to the Manager, pursuant to which, among other things, such Person shall, subject to acceptance of his or her subscription by the Manager, agree to be bound by all terms and provisions of this Agreement.

(d)

Each Member (other than Affiliated Members) shall make a Capital Contribution, in cash, in an amount equal to the Gross Share Price to the capital of the Company for each Share or fraction thereof purchased. Each Affiliated Member shall make a Capital Contribution, in cash, in an amount equal to the Net Share Price for each Share or fraction thereof purchased.

(e)

Qualified Plans, including IRAs, need only purchase a minimum of three (3) Shares. All other eligible subscribers must purchase a minimum of five (5) Shares. There is no minimum investment for Members who previously purchased shares of limited liability company interests of any of ICON Income Fund Ten, LLC or ICON Income Fund Nine, LLC or limited partnership interests in ICON Income Fund Eight B, L.P. Above such minimum purchase requirements, Members may subscribe for additional Shares or fractions thereof equal to 1/10,000th of a Share or any multiple thereof (unless prohibited by applicable law) at the Net Share Price or Gross Share Price, whichever shall be applicable.

(f)

The Manager and any Affiliate of the Manager shall have the right to subscribe for Shares for its own account for investment purposes only; provided, however, that the aggregate number of Shares purchased by the Manager and such Affiliates collectively shall not exceed ten percent (10%) of all Shares subscribed for by non-Affiliated Persons.

A-3

(g)

No subscribers shall be admitted to the Company unless and until the Minimum Offering shall be achieved. Upon the determination by the Manager that the Minimum Offering has been achieved, the Manager shall set the Initial Closing Date. Following the Initial Closing Date, daily Closings may be held. As promptly as is practicable following the admission of each subscriber as Member, the Manager shall send notice to such Member in confirmation thereof. Subscribers who tender Subscription Monies and who are accepted as Members shall be admitted not later than the last day of the calendar month following the date their subscription was accepted.

(h)

Subscriptions for Shares received after the Initial Closing Date shall promptly be accepted or rejected by the Manager after their receipt by the Company (but in any event not later than 30 days thereafter) and a confirmation of receipt thereof sent to the subscriber. The Manager retains the unconditional right to refuse to admit any subscriber as a Member.

(i)

Each subscriber who is admitted to the Company as a Member shall, for all purposes of this Agreement, become and be treated as a Member as of the first day immediately following the Closing Date as of which such subscriber is admitted to the Company or the Final Closing Date next following the acceptance of their subscriptions by the Manager and the receipt by the Manager of all Subscription Monies payable in connection therewith.

(j)

The name and address of each Member and the amount of the Capital Contribution made by such Member are set forth on Schedule A hereto, as such may be supplemented or amended from time to time, which shall be no less frequently than quarterly; provided, that any failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any Member to the Company for all purposes of this Agreement if such Member was duly and properly admitted to the Company as a result of such Closing.

(k)

From the date hereof to, but not including, the Initial Closing Date, all Subscription Monies shall be deposited into the Escrow Account. From and after the Initial Closing Date, all Subscription Monies (other than those Subscription Monies from residents of the Commonwealth of Pennsylvania whose Subscription Monies must be held in the Escrow Account until Subscription Monies equal to $10,000,000 shall have been received and accepted), shall be held by the Company in a Qualified Subscription Account until the release thereof on the applicable Closing Date.

(l)

On the Initial Closing Date or any subsequent Closing Date, whichever may be applicable, all Subscription Monies then held in the Escrow Account (taking into account the requirements for Subscription Monies from residents of the Commonwealth of Pennsylvania) or any Qualified Subscription Account, as the case may be, with respect to Shares purchased by any Member admitted to the Company as a result of such Closing, together with any interest earned thereon, shall be released to the Company. If the number of Shares subscribed for as of the Termination Date are insufficient to constitute the Minimum Offering, all Subscription Monies deposited by any subscriber shall be returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. Furthermore, any Subscription Monies deposited by any subscriber who is not accepted by the Manager to become a Member shall be promptly returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account for more than one year beyond the Effective Date before either being released to the Company upon a Closing or returned to the subscriber.

A-4

5.3  Company Capital.

(a)	No Member shall be paid interest on any Capital Contribution (except any interest earned on Subscription Monies as provided in Section 5.2(l)).

(b)

Except as provided in the Company’s Share Repurchase Plan or Section 10.5 hereof, the Company shall not repurchase any Shares. No Member shall have the right to withdraw or receive any return of such Member’s Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Member in the form of property other than cash.

(c)

Except as otherwise specifically provided herein, no Member shall have priority over any other Member as to: (i) the return of such Member’s Capital Contribution or Capital Account; (ii) such Member’s share of Profits and Losses; or (iii) such Member’s share of distributions of Cash From Operations and Cash From Sales.

(d)	Neither the Manager nor any of its Affiliates shall have any personal liability for the repayment of the Capital Contribution of any Member except to the extent as may be set forth in this Agreement.

5.4    Capital Accounts.

(a)	A separate Capital Account shall be established and maintained for the Manager and for each Member.

(b)	The initial Capital Account balance of each of the Manager and the Initial Member shall be $1,000, representing the purchase of one Share.

(c)	The initial Capital Account balance of each Member shall be the amount of such Member’s Capital Contribution.

(d)

The Capital Account of each Member shall be increased by: (i) the amount of any additional money contributed by such Member to the Company; and (ii) allocations to such Member of Profits (or items thereof), and items specially allocated pursuant to Section 8.2(f) hereof. The Capital Account of each Member shall be decreased by: (i) the amount of money distributed to or on behalf of such Member by the Company; (ii) if a liquidating trust is utilized pursuant to Section 8.8, the fair market value of any property distributed to such trust for the benefit of such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752); and (iii) allocations to such Member of Losses (or items thereof), and items specially allocated pursuant to Section 8.2(f) hereof.

(e)

For purposes of this Agreement, a Member who has more than one Share in the Company shall have a single Capital Account that reflects all such Shares, regardless of the time or manner in which such Shares were acquired.

A-5

(f)

If a Share is sold or otherwise transferred, the Capital Account of the transferor with respect to such Share shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l).

(g)	For any taxable year in which the Company has a Code Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

(h)

Upon the occurrence of the events specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f), the Members’ Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Company assets on the books of the Company in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h).

(i)

Notwithstanding anything herein to the contrary, the Members’ Capital Accounts shall at all times be maintained in the manner required by Treas. Reg. Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement is silent as to the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) shall fail to provide guidance as to how adjustments to the Capital Accounts should be made to reflect particular adjustments to the capital on the books of the Company, such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Members and is based, wherever practicable, on federal tax accounting principles.

5.5  Additional Capital Contributions.

(a)

The Manager shall not be required to make any Capital Contributions in addition to its initial $1,000 Capital Contribution except pursuant to and in accordance with Section 11.2(a)(iii) of this Agreement.

(b)	No Member shall be required to make any Capital Contribution in addition to the Gross Share Price or Net Share Price paid, as the case may be, for such Member’s Shares pursuant to the Offering.

A-6

5.6  Loans by Members.

Except as provided in Section 11.2(a)(iii), no loan by any Member or any Affiliate of any Member to the Company (including, without limitation, any Company Loan) shall constitute a Capital Contribution to the Company or increase the Capital Account balance of any Member, but shall be treated, for all purposes, as Indebtedness of the Company payable or collectible only out of the assets of the Company in accordance with the terms and conditions upon which such loan was made.

5.7  No Right to Return of Capital.

No Member shall be entitled to demand any distribution of or with respect to such Member’s Capital Contribution or Capital Account.

Section 6. MANAGER.

6.1  Extent of Powers and Duties.

(a)

General. Except as expressly limited by the provisions of this Agreement, the Manager shall have complete and exclusive discretion in the management and control of the affairs and business of the Company and shall be authorized to employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Company. Without limiting the generality of the foregoing, the Manager shall provide such personnel and services as the Manager, in its sole and absolute discretion, may deem necessary or appropriate to conduct the business activities of the Company and the day-to-day management of its assets, and shall possess and enjoy with respect to the Company all of the rights and powers of a manager of a limited liability company to the extent permitted by Delaware law. The Manager may employ on behalf of the Company, to the extent that it, in its sole judgment shall deem advisable, managerial, sales, maintenance, administrative or secretarial personnel, agents, consultants, professional advisors, appraisers, attorneys, accountants, brokers and other Persons for the maintenance of any of the Company’s property, and/or the operation of the business of the Company. The Manager may employ the services of its Affiliates to assist the Manager in its managerial duties, and may compensate all such Persons from the assets of the Company at rates which it, in its sole judgment, deems fair and reasonable; provided, however, that, other than as provided in Section 6.4 hereof: (i) the compensation, price or fee payable to any of its Affiliates shall not exceed an amount which is comparable and competitive with the compensation, price or fee which would be charged by non-Affiliates of the Manager to render comparable services which could reasonably be made available to the Company upon comparable terms; (ii) all services for which the Manager’s Affiliates are to receive compensation from the Company shall be embodied in a written contract which (A) precisely describes the services to be rendered and all compensation to be paid therefor and (B) is terminable by either party without penalty upon 60 days written notice; (iii) the compensation, price and fees and other terms of any such contract shall be fully disclosed in the Prospectus; (iv) the Manager’s Affiliates must, at the time such services are to be rendered, be engaged in the business of providing such services to non-Affiliates and derive at least 75% of their gross revenues for such services therefrom; and (v) any such contract may only be amended in a manner which is either more favorable to the Manager’s Affiliates or less favorable to the Company by the vote or consent of a Majority Interest.

A-7

(b)	Powers and Duties.

(i)

General Duties. The Manager shall diligently and faithfully exercise its discretion to the best of its ability and use its best efforts to carry out the purposes and conduct the business of the Company in accordance with this Agreement and in the best interests of the Company. The Manager shall have responsibility as a fiduciary for the safekeeping and use of all funds and assets of the Company, whether or not in its immediate possession or control, and shall not employ, or permit any other Person to employ, such funds or assets in any manner other than as permitted by this Agreement. Except as specifically herein stated or implied, the Members may not contract away the fiduciary duty owed to such Members by the Manager. The Manager shall devote that amount of its time deemed necessary in its absolute discretion to carry out its duties to the Company.

(ii)

General Powers. The Manager shall have full power and authority, subject to the provisions of this Agreement or as provided in the Delaware Act, on behalf of the Company, to carry out and accomplish its purposes and functions including, without limitation, the power to: (A) acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and Leases and to contract with others to do the same on behalf of the Company; (B) select and supervise the activities of any equipment management agents for the Company; (C) assure the proper application of revenues of the Company; (D) maintain proper books of account for the Company and to prepare reports of operations and tax returns required to be furnished to the Members pursuant to this Agreement or taxing bodies or other governmental agencies in accordance with applicable laws and regulations; (E) employ the Dealer-Manager to select Selling Dealers to offer and sell Shares; (F) expend Company capital; (G) purchase, lease, sell, exchange, improve, divide, combine and otherwise in all respects transact business with respect to interests in real and personal property of any and all kinds whatsoever, both tangible and intangible, including, without limitation, equipment, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general), limited liability companies, joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature), and, in connection therewith, to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds and to employ engineers, contractors, attorneys, accountants, brokers, appraisers, and such other consultants, advisors, artisans and workmen as may be necessary or advisable, in the sole and absolute discretion of the Manager, for all such purposes; (H) invest any and all funds held by the Company; (I) designate depositories of the Company’s funds, and the terms and conditions of such deposits and draws thereon; (J) borrow money or otherwise to procure extensions of credit for the Company and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents or instruments constituting obligations or evidences of Indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Equipment and other assets of the Company as security therefor; (K) hold all or any portion of the Investments and other assets of the Company in the name of one or more trustees, nominees or other entities or agents of or for the Company; (L) establish Reserves; (M) assure the doing of all other things necessary, convenient or advisable in connection with the supervision of the affairs, business and assets of the Company; and (N) take all such actions and execute all such documents, agreements and other instruments as the Manager may deem necessary, convenient or advisable to accomplish or further the purposes of the Company or to protect and preserve Company assets to the same extent as if the Manager were itself the owner thereof.

A-8

(iii)

Authority to Admit Members. The Manager shall have the authority to do all things necessary or advisable, in the sole and absolute discretion of the Manager, to effect the admission of Members, including, but not limited to, registering the Shares under the Securities Act and effecting the qualification of, or obtaining exemptions from the qualification of, the Shares for sale with state securities regulatory authorities.

(iv)

Authority to Enter into the Dealer-Manager Agreement. The Manager shall have the authority to enter into, on behalf of the Company, the Dealer-Manager Agreement with the Dealer-Manager and, on behalf of the Company, to make any and all necessary filings with the NASD to obtain a “no objections” determination from the NASD with respect to the Offering.

(v)

Authority to Enter into Selling Dealer Agreements. The Manager shall have the authority to enter into, on behalf of the Company, or to authorize the Dealer-Manager to so enter into, separate Selling Dealer Agreements with NASD member broker-dealers selected by the Dealer-Manager.

(vi)

Authority to Enter into the Escrow Agreement. The Manager shall have the authority to enter into, on its own behalf and on behalf of the Company, the Escrow Agreement, pursuant to which, among other things, the Escrow Agent shall agree to act as the Escrow Agent with respect to all Subscription Monies received prior to the Initial Closing Date (and thereafter with respect to Subscription Monies received from residents of the Commonwealth of Pennsylvania until Subscription Monies for $10,000,000 have been received and accepted) and the Escrow Agent shall be entitled to receive for its services in such capacity such compensation as the Manager may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organizational and Offering Expense.

(vii)

Authority to Contract for Insurance. The Manager shall have the authority to cause the Company to purchase and maintain such insurance policies as the Manager, in its sole discretion (except to the extent limited elsewhere in this Agreement), deems reasonably necessary to protect the interests of the Company, including, without limitation, extended coverage liability and casualty and workers’ compensation, and the Manager and any Affiliate of the Manager and their respective employees and agents may be named as additional insured parties thereunder, provided that the cost of premiums payable by the Company is not increased thereby.

A-9

(viii)

Authority to Enter into Certain Transactions in its Own Name. The Manager shall have the authority to purchase or otherwise make Investments in its own name, an Affiliate’s name, the name of a nominee or nominees, or a trust or trustees or otherwise temporarily (generally not more than six months) hold title thereto for the purpose of facilitating the Investment by the Company; provided, however, that the Company will not acquire Equipment from any Program, except as expressly provided in this Agreement.

(ix)

Authority to Enter into Joint Ventures. The Manager shall have the authority to cause the Company to enter into Joint Ventures, subject to the limitations of Section 6.2(e), for the purpose of acquiring Investments, borrowing funds, managing or disposing of Investments, or for such other activities which the Manager deems necessary or appropriate.

(x)

Authority to Reinvest. During the Operating Period (and the Liquidation Period, to the extent the Manager determines it would benefit Members), the Manager may reinvest all or a substantial portion of the Company’s Cash Flow in additional Investments in furtherance of, and consistent with, the Company’s purposes and investment objectives set forth in Sections 3.1 and 3.2.

(c)

Delegation of Powers. Except as otherwise provided under this Agreement or by law, the Manager may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person (including, without limitation, any of its Affiliates).

(d)

Reliance by Third Parties. No Person dealing with the Company or its assets, whether as assignee, lessee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the Manager in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Company be required to inquire as to whether the approval of the Members for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority signed by the Manager, or in accepting any instrument signed by the Manager, in the name and behalf of the Company or the Manager.

6.2  Limitations on the Exercise of Powers of Manager.

The Manager shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the Manager shall be subject to the following in the administration of the Company’s business and affairs:

(a)

Investment Company Status. The Manager shall not exercise its powers in a manner which causes the Company to be deemed an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(b)

Sales and Leases of Equipment from or to the Manager and its Affiliates. The Company shall neither purchase nor sell Investments, nor sell nor lease Equipment, to or from the Manager or any of its Affiliates, except as provided in this Section. Notwithstanding the first sentence of this subsection (b), the Company may purchase Affiliated Investments if:

A-10

(i)	the Manager determines that making the Affiliated Investment is in the best interests of the Company;

(ii)

such Affiliated Investment is acquired by the Company at a price which does not exceed the sum of (A) the net cost to the Manager or such Affiliate of acquiring and holding the Investment (adjusted for any income received and expenses paid or incurred while holding same) plus (B) any compensation to which the Manager and any Affiliate is otherwise entitled to receive pursuant to this Agreement;

(iii)

there is no difference in the interest terms of any Indebtedness secured by the Affiliated Investment at the time it is acquired by the Manager or its Affiliate and the time it is acquired by the Company;

(iv)

neither the Manager nor any of its Affiliates realizes any benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Company making such Affiliated Investment; and

(v)

at the time the Affiliated Investment is transferred to the Company, the Manager or its Affiliate had held such Affiliated Investment on an interim or temporary basis (generally not longer than six months) for the purposes of (A) facilitating the acquisition of such Affiliated Investment by the Company, (B) borrowing money or obtaining financing for the Company or (C) any other lawful purposes related to the business of the Company.

(c)

Loans to or from the Manager and its Affiliates. No loans shall be made by the Company to the Manager or any of its Affiliates. The Manager or any of its Affiliates, however, may, from time to time, loan or advance funds to the Company (each such loan or advance being hereinafter called a “Company Loan”) in accordance with this subsection (c). The terms of any Company Loan permitted to be made shall include the following:

(i)

any interest payable by the Company in connection with such Company Loan shall be charged at an annual rate of interest not in excess of the lesser of the following: (A) the rate of interest payable by the Manager or its Affiliate in connection with the borrowing (in the event that the Manager or any Affiliate shall borrow money for the specific purpose of making such Company Loan) or (B) the rate of interest that would be charged to the Company (without reference to the Manager’s or its Affiliate’s financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the Manager nor an Affiliate borrowed money to make such Company Loan);

(ii)	all payments of principal and interest on such Company Loan shall be due and payable within twelve months after the date on which such Company Loan is made; and

(iii)

neither the Manager nor any Affiliate may receive points or other financial charges or fees in any amount in respect of such Company Loan (except that the Manager or an Affiliate may be reimbursed, dollar for dollar, for the actual reasonable out-of-pocket expenses (including, without limitation, any points or other financial charges or fees) incurred by it in connection with the making of such Company Loan); provided, however, that nothing in this clause (iii) shall prohibit any increase in Acquisition Fees and Management Fees otherwise payable to the Manager or an Affiliate in accordance with this Agreement, notwithstanding that such increase may be an indirect result of the making of such Company Loan.

A-11

If the Manager or any of its Affiliates purchase Investments in its own name and with its own funds in order to facilitate ultimate purchase by the Company, the Manager or an Affiliate, as the case may be, shall be deemed to have made a Company Loan in an amount equal to the Purchase Price paid for such Equipment and shall be entitled to receive interest on such amount in accordance with clause (i) above. Any advances made by the Manager or any of its Affiliates for the purpose of paying Organizational and Offering Expenses shall not constitute a Company Loan, but shall be reimbursed to the Manager or such Affiliate (to the extent possible) from the O & O Expense Allowance, without interest, in accordance with, and to the extent provided in, Section 6.4(e) of this Agreement.

(d)	No Exchange of Interests for Investments. The Company shall not acquire any Investments in exchange for Shares.

(e)	Joint Venture Investments. The Company may make Investments in Joint Ventures, provided that:

(i)	the Manager shall have determined that:

(A)	such Investment is in the best interests of the Company; and

(B)	such Investment shall not result in duplicate fees to the Manager or any of its Affiliates;

(ii)	in the case of any Joint Venture with any non-Affiliated Person, the Company must have the right to control the Joint Venture and the Joint Venture must own specific Equipment or Leases; and

(iii)	in the case of any Joint Venture with any Program, all of the following conditions are met:

(A)

all Programs, including the Company, participating in such Joint Venture shall have substantially identical investment objectives and shall participate in such Joint Venture on substantially the same terms and conditions;

(B)	the compensation payable to the Manager or any of its Affiliates by the Company and by each other Program shall be substantially identical; and

(C)	the Company shall have a right of first refusal with respect to the purchase of any Equipment or Lease held by the Joint Venture if the other joint owner decides to sell its interest.

(f)

Sale of All or Substantially All Assets; Dissolution. During the Operating Period, the Manager may not dissolve the Company or sell or otherwise dispose of all or substantially all of the assets of the Company without the Consent of the Majority Interest.

A-12

(g)

No Investments in Other Programs. The Company shall not invest in any other Program; provided, however, that nothing herein shall preclude the Company from making investments in Joint Ventures, to the extent and in the manner provided in this Section.

(h)	Exclusive Right to Sell Company Equipment. The Company shall not give the Manager or any of its Affiliates the exclusive right to sell nor exclusive employment to sell Equipment for the Company.

6.3  Limitation on Liability of the Manager and its Affiliates; Indemnification.

(a)

Except in the case of negligence or misconduct, neither the Manager nor any of its Affiliates (sometimes referred to as an “Indemnitee”) shall be liable, responsible or accountable in damages or otherwise to the Members or the Company for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to the Company, if done in good faith to promote the best interests of the Company. Each Indemnitee shall be entitled to be indemnified by the Company from the assets of the Company, or as an expense of the Company, but not by the Members, against any liability or loss, as a result of any claim or legal proceeding relating to the performance or nonperformance of any act concerning the activities of the Company, except in the case where such Indemnitee is negligent or engages in misconduct, provided such act or omission was done in good faith to promote the best interests of the Company. The indemnification authorized by this Section 6.3(a) shall include the payment of reasonable attorneys’ fees and other expenses (not limited to “taxable costs”) incurred in settling or defending any claim, threatened action or finally adjudicated legal proceedings.

(b)

Notwithstanding subsection (a), above, the Manager and its Affiliates (when acting within the scope of authority of the Manager) and the Dealer-Manager and any Selling Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Commission, and any other applicable regulatory authority with respect to the issue of indemnification for securities law violations. The Company shall not incur the cost of that portion of any liability insurance which insures any Indemnitee for any liability as to which the Indemnitee is prohibited from being indemnified under this Section.

A-13

6.4  Compensation of the Manager and its Affiliates.

Neither the Manager nor any of its Affiliate shall, in their respective capacities as such receive any salary, fees, profits, distributions, commissions or other compensation (including in connection with the reinvestment or distribution of Cash From Operations or from the proceeds from the sale, exchange or refinance of Investments), except in accordance with this Section 6.4; or pay or award any commissions or other compensation to any Person engaged by a potential Member as an investment advisor as an inducement to the Person to advise the potential Member about the Company (but this does not prohibit the payment of Underwriting Fees and Sales Commissions otherwise in accordance with this Section 6.4). In furtherance thereof, no rebates or give-ups may be received by the Manager nor may the Manager or any of its Affiliates participate in any reciprocal business arrangement which would circumvent the provisions of this Section 6.4. Furthermore, the sum of all Organizational and Offering Expenses, Sales Commissions and Underwriting Fees paid shall not exceed fifteen percent (15%) of the Gross Offering Proceeds.

(a)

Allocations and Distributions. The Manager shall be entitled to receive the allocations and distributions provided for under Sections 8 and 11.3, in addition to any such allocations and distributions with respect to the Shares it holds.

(b)	Underwriting Fees. Fees in the amount equal to $20.00 per Share sold (“Underwriting Fees”) shall be paid by the Company to the Dealer-Manager, which is an Affiliate of the Manager.

(c)

Sales Commissions. Commissions in the amount of up to $80.00 per Share sold (“Sales Commissions”) shall be paid by the Company to the Dealer-Manager and each Selling Dealer in respect of the Shares sold by each of them, provided that no Sales Commissions shall be payable by the Company in respect of any Shares sold to Affiliated Members.

(d)

Due Diligence Expenses. Fees and expenses actually incurred for bona fide due diligence efforts expended in connection with the Offering in a maximum amount not to exceed the lesser of (i) 0.5% of the Gross Offering Proceeds and (ii) the maximum amount permitted to be reimbursed under Rule 2810 of the NASD Conduct Rules (“Due Diligence Expenses”) may, in the Manager’s sole discretion, be reimbursed by the Company to the Dealer-Manager and each Selling Dealer; provided, however, that the amount of Due Diligence Expenses actually paid to the Dealer-Manager shall reduce, dollar-for-dollar, the amount of the O & O Expense Allowance otherwise payable by the Company to the Manager pursuant to Section 6.4(e) of this Agreement.

(e)

O & O Expense Allowance. The Company shall pay to the Manager immediately following each Closing Date $35.00 per Share of the first $50,000,000 or less of Gross Offering Proceeds; $25.00 per Share for Gross Offering Proceeds in excess of $50,000,000 but not more than $100,000,000; and $15.00 per Share for Gross Offering Proceeds exceeding $100,000,000 (“O & O Expense Allowance”), whether or not the full amount thereof is actually incurred by the Manager or any of its Affiliates. The Manager shall distribute to the Dealer-Manager all or such portion of the O & O Expense Allowance as the Manager shall, in its sole and absolute discretion, deem appropriate and the Company shall have no separate liability to the Dealer-Manager for any Organizational and Offering Expenses incurred by the Dealer-Manager. The Manager shall bear any Organizational and Offering Expenses incurred by the Manager or any of its Affiliates (including, without limitation, the Dealer-Manager) in excess of the O & O Expense Allowance.

A-14

(f)

Acquisition Fees. Once the Company has entered into a binding contract to make an Investment, and all material conditions to the closing of such Investment have been satisfied, the Company shall pay the Manager, for services rendered in connection with acquiring the Investment, a fee (“Acquisition Fees”) equal to the difference (to the extent greater than zero) between (i) 3.0% of the Purchase Price paid by the Company for any Investment, and (ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Company to any other Person in connection with such Investment; provided, however, that:

(i)	no Acquisition Fees may be paid by or on behalf of the Company to any finder or broker that is an Affiliate of the Manager;

(ii)

the Company shall not pay any Acquisition Fees, or part thereof, if it would cause the aggregate Purchase Price (without deducting Front-End Fees) for the Company’s Investments to be less than the greater of (x) 80% of the Gross Offering Proceeds, reduced by .0625% for each 1% of Indebtedness encumbering Investments, or (y) 75% of such Gross Offering Proceeds; and

The formula in clause (ii), is illustrated as follows:

(A)	No Indebtedness—80% of the Gross Offering Proceeds must be committed to Investments.

(B)	50% Indebtedness—50% x .0625% = 3.125%
80% - 3.125% = 76.875% of the Gross Offering Proceeds must be committed to Investments.

(C)	80% Indebtedness—80% x .0625% = 5%
80% - 5% = 75% of the Gross Offering Proceeds must be committed to Investments.

(iii)

the aggregate sum of (A) Acquisition Fees and (B) all other Front-End Fees, which, in each case, may be paid to any Person pursuant to this Agreement in connection with all Investments made by the Company from any source (including, without limitation, Net Offering Proceeds, Company Indebtedness or reinvestment) shall not exceed an amount equal to 25% of the Gross Offering Proceeds.

If the Company purchases an Investment from the Manager or one of its Affiliates pursuant to Section 6.2(b) for a Purchase Price which includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 6.4(f) and there shall be no duplicative payment thereof.

(g)

Management Fees. Each month, the Company shall pay to the Manager Management Fees attributable to the Gross Revenues of the Company (excluding any interest income component thereof) during such month; provided, however, that only fifty percent (50%) of such Management Fees shall be paid in any month during the Offering Period and Operating Period if the sum of all distributions paid to Members in such month does not equal or exceed the required First Cash Distributions for such month. To the extent that the Company does not have sufficient cash in any month to pay the required amount of all First Cash Distributions, the payment of fifty percent (50%) of Management Fees for such month shall be deferred and paid, without interest, in the next following month in which the Company has paid all previously required and current First Cash Distributions. Notwithstanding the foregoing, the Manager shall not receive any Management Fees with respect to any Investments made during the Liquidation Period.

A-15

(h)	Re-Sale Fees. For providing services in connection with the sale of any Investment, the Company shall pay to the Manager the applicable Re-Sale Fee; provided that:

(i)	in no event shall any Re-Sale Fees be paid prior to Payout;

(ii)

the Manager shall not be entitled to receive any Re-Sale Fees to the extent that such amount would cause the total commissions paid to all Persons in connection with the sale of such Investments to exceed a fee for services which is reasonable, customary and competitive in light of the size, type and location of such Investment; and

(iii)	Re-Sale Fees that cannot be paid to the Manager when earned because Payout has not been achieved shall accrue, without interest, and be paid to the Manager at Payout.

(i)

Re-Leasing Fees. Until the end of the Operating Period, the Company shall pay the Manager Re-Leasing Fees for providing substantial re-leasing services (including, but not limited to, ongoing marketing or hiring or arranging for the hiring of crews or operating personnel) in connection with the re-lease of the Company’s Equipment. In addition, the Re-Leasing Fee shall only be payable to the Manager if the Equipment is not re-leased to the same lessee or its affiliates. In connection therewith, the Manager shall maintain adequate staff for rendering re-leasing services to the Company.

(j)	Other Company Expenses.

(i)

Except as otherwise provided in this Section 6.4(j), expenses of the Company, including Acquisition Expenses, other than those incurred and otherwise reimbursed in accordance with Sections 6.4(b) through (i), shall be billed directly to and paid by the Company.

(ii)

Subject to clause (iii) of this Section 6.4(j), the Manager and any of its Affiliates may be reimbursed for Operating Expenses which are actually incurred by it or them in connection with the performance or arrangement of administrative services reasonably necessary, convenient or advisable, in the discretion of the Manager, to the prudent operation of the Company; provided, however, that the reimbursement for same shall be limited to the lesser of (A) its or their actual cost of providing same or (B) the amount the Company would be required to pay to non-Affiliates for comparable administrative services in the same geographic location; and provided, further, that no reimbursement is permitted for such services if the Manager or any Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 6.4.

A-16

(iii)	Neither the Manager nor any of its Affiliates shall be reimbursed by the Company for amounts expended by it with respect to the following:

(A)	salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any Controlling Person of the Manager or of any such Affiliate;

(B)	expenses for rent, depreciation, utilities, capital equipment or other administrative items (other than as specified in paragraph (ii) of this Section 6.4(j), above).

6.5  Other Interests of the Manager and its Affiliates.

The Manager shall be required to devote only such time to the affairs of the Company as the Manager shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Company. The Manager and its Affiliates are engaged directly and indirectly in the business of acquiring and leasing equipment for their own respective accounts as well as for other Programs. The Manager or any of its Affiliates may in the future form, sponsor, act as a manager or general partner of, or as an advisor to, other investment entities (including other public equipment ownership and leasing companies) which have investment objectives similar to the Company’s and which may be in a position to acquire the same Investments at the same time as the Company. Neither the Manager nor its Affiliates shall be obligated to present any particular investment opportunity to the Company, and the Manager and its Affiliates shall have the right, subject only to the provisions of the following paragraph, to take for its or their own accounts (without the use of Company funds), or to recommend to any Affiliate of the Manager (including the Company), any particular investment opportunity.

The Manager and its Affiliates are not prohibited from investing in equipment leasing acquisitions, financing, refinancing, leasing and re-leasing opportunities on its or their own behalf or on behalf of the Programs. The Manager and each such Affiliate shall have the right, subject only to the provisions of the immediately following paragraph, to take for its own account (individually or otherwise), or to recommend to any Program (including the Company), any particular investment opportunity after considering the factors in the following paragraph.

If the aggregate amount of Investments available from time to time to the Company and to other Programs is less than the aggregate amount of Investments then sought by them, in addition to the factors listed below, the Manager will take into account the time period the particular Program has been seeking Investments. In allocating Investments among Programs, the Manager will take into consideration:

(a)	whether the required cash needed for the Investment is greater than the cash available for Investment by the Programs;

(b)	whether the amount of debt is above levels deemed acceptable for the Programs;

(c)	whether the investment is appropriate for the Programs’ objectives, which include the avoidance of concentration of exposure to any one class of Equipment;

(d)

whether the Lessee credit quality satisfies the Programs’ objectives, which include maintaining high-quality portfolios with creditworthy Lessees while avoiding concentrations of exposure to any individual Lessee;

(e)	whether the term of the Investment extends beyond the liquidation period of the Programs;

A-17

(f)	whether the available cash flow (or lack thereof) is commensurate with the Programs’ need to make certain distributions to their investors during their operating periods;

(g)

whether the transaction structure, particularly with respect to the end-of-lease options governing the Equipment, provides the Programs with the residual value opportunity commensurate with the total return requirements of the Programs; and

(h)	whether the transaction complies with the terms of the Programs’ operating agreement or partnership agreement.

Any conflicts in determining and allocating Investments between the Manager and Programs, on the one hand, and the Company, on the other hand, will be resolved by the Investment Committee, which will evaluate the suitability of all prospective lease acquisitions for investment by the Company or other Program.

If conflicts arise between the Company and one or more other Programs, which may be seeking to re-lease or sell similar Equipment at the same time, the first opportunity to re-lease or sell Equipment shall generally be allocated by the Manager to the Program attempting to re-lease or sell Equipment which has been subject to the Lease which expired first, or, if the Leases expire simultaneously, the Lease which was first to take effect. However, the Manager, in its discretion, may make exceptions to this general policy where Equipment is subject to remarketing commitments which provide otherwise or in cases in which, in the Manager’s judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Program, including the Company.

Section 7. POWERS AND LIABILITIES OF MEMBERS.

7.1  Absence of Control Over Company Business.

The Members hereby consent to the exercise by the Manager of the powers conferred upon the Manager by this Agreement. No Member shall participate in or have any control over the Company’s business or have any right or authority to act for, or to bind or otherwise obligate, the Company (except one who is also the Manager, and then only in its capacity as the Manager). No Member shall have the right to have the Company dissolved and liquidated or to have all or any part of such Member’s Capital Contribution or Capital Account returned except as provided in this Agreement.

7.2  Limited Liability.

The liability of each Member in such capacity shall be limited to the amount of such Member’s Capital Contribution and pro rata share of any undistributed Profits. Except as may otherwise be required by law, after the payment of all Subscription Monies for the Shares purchased by such Member, no Member shall have any further obligations to the Company, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Company.

No Member shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Company under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Company.

A-18

Section 8. DISTRIBUTIONS AND ALLOCATIONS.

8.1  Distributions of Cash.

(a)

The Manager shall determine, in its sole discretion, what portion, if any, of cash on hand shall be invested and reinvested in additional Investments and which portion shall be distributed to the Members. Until the end of the Operating Period, the Manager intends to distribute, to the extent available, cash to the Members in an amount at least equal to the following:

Monthly cash distributions equal to one-twelfth of the Initial Distribution Rate, as determined by the Manager, multiplied by each Member’s respective Capital Contribution as such Capital Contribution is reduced by any portion thereof which has been (A) returned to such Member pursuant to Section 8.6 or (B) received by such Member in connection with a repurchase by the Company of such Member’s Shares pursuant to Section 10.5 of this Agreement; provided, however, that each monthly cash distribution amount shall be computed as provided in the preceding clause on a non-cumulative basis (that is, without increase for any portion of the monthly cash distribution amount computed above which the Company is unable to make, and without reduction for any cash distributions actually made, in any prior period).

(b)

Prior to Payout, distributions pursuant to this Section 8.1 shall be made 1% to the Manager and 99% to the other Members. After Payout, distributions pursuant to this Section 8.1 shall be distributed 10% to the Manager and 90% to the other Members.

(c)	Notwithstanding the provisions of Section 8.1(b), distributions of cash following a Dissolution Event shall be made in accordance with the provisions of Section 11.3.

(d)

Members who make Capital Contributions to the Company prior to the Initial Closing Date shall be entitled to receive distributions described in this Section 8.1(a) with respect to the time period between the date of making their Capital Contribution and the Initial Closing Date. A one-time special distribution will be paid to such Members on the date of the first distribution after the Initial Closing Date equal to the greater of (i) 8.6% of the Member’s Capital Contribution or (ii) the amount of the annual Initial Distribution Rate times the Member’s Capital Contribution, the greater of which is divided by a fraction, the numerator of which is the number of full months the Member’s Capital Contributions were held prior to the Initial Closing Date and the denominator of which is 12.

8.2    Allocations of Profits and Losses.

(a)	The Profits and Losses of the Company shall be determined for each Fiscal Year or Fiscal Period.

(b)

Except as otherwise provided in this Agreement, whenever a proportionate part of the Company’s Profits or Losses is allocated to a Member, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses, or arising from the transactions with respect to which such Profits or Losses were realized, shall be allocated to such Member in the same proportion.

(c)	Profits for any Fiscal Period during the Operating Period shall be allocated as follows:

A-19

(i)

first, 1% to the Manager and 99% to the Members (including the Manager with respect to any Shares it owns) until all Members have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

(ii)

next, in a manner that will cause (A) the excess of the Members’ (including the Manager, but only with respect to its Shares) aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the Manager’s Capital Account balance, to be in the ratio of 90% to 10%; and

(iii)	thereafter, 10% to the Manager and 90% to the Members (including the Manager with respect to any Shares it owns).

(d)	Profits for any Fiscal Period during the Liquidation Period shall be allocated as follows:

(i)

first, 1% to the Manager and 99% to the Members (including the Manager with respect to any Shares it owns) until all Members have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

(ii)

next, in a manner that will cause (A) the excess of the Members’ (including the Manager, but only with respect to its Shares) aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the Manager’s Capital Account balance, to be in the ratio of 90% to 10%; and

(iii)	thereafter, 10% to the Manager and 90% to the Members (including the Manager with respect to any Shares it owns).

(e)	Losses for any Fiscal Period shall be allocated as follows:

(i)

first, 1% to the Manager and 99% to the Members until the Members (including the Manager with respect to any Shares it owns) have been allocated Losses equal to the excess, if any, of their aggregate Capital Account balances over their aggregate Adjusted Capital Contributions;

(ii)	next, to the Members in proportion to and to the extent of their respective remaining positive Capital Account balances, if any; and

(iii)

thereafter, 1% to the Manager and 99% to the Members (including the Manager with respect to any Shares it owns); provided, however, that if and to the extent that an allocation of Losses to any Member (other than the Manager) pursuant to this Section 8.2(e) or Section 8.2(f) would result in any such Member having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Members in accordance with this Section 8.2(e) and, when no Member (other than the Manager) can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the Manager.

A-20

(f)	Special Allocations. The following special allocations shall, except as otherwise provided, be made prior to allocations in Section 8.2(a)-(e) in the following order:

(i)

Minimum Gain Charge-Back. Notwithstanding any other provision of this Section 8, if there is a net decrease in Company Minimum Gain or in any Member Nonrecourse Debt Minimum Gain during any Fiscal Period, prior to any other allocation pursuant this Section 8, each Member shall be specifically allocated items of Company income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

(ii)

Company Nonrecourse Deductions. Company Nonrecourse Deductions for any Fiscal Period shall be allocated 10% to the Manager and 90% to the other Members, including the Manager with respect to any Shares it owns.

(iii)

Member Nonrecourse Deductions. Member Nonrecourse Deductions for any Fiscal Period shall be allocated to the Member who made or guaranteed or is otherwise liable with respect to the Loan to which such Member Nonrecourse Deductions are attributable in accordance with principles of Treas. Reg. Section 1.704-2(i) or any successor provision.

(iv)

Qualified Income Offset. If in any Fiscal Period, any Member has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, such Member shall be allocated items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a “qualified income offset” within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

(v)

Special Allocations of Gross Income. During the Liquidation Period, there shall be a special allocation of Gross Income to the Members in proportion to, and to the extent of, the deficit balances, if any, in their respective Capital Accounts.

(vi)

Curative Allocations. The special allocations provided for in the proviso of Section 8.2(e) and in Sections 8.2(f)(i)-(v) are intended to comply with certain requirements of Treas. Reg. Sections 1.704-1 and 1.704-2. To the extent that any of such special allocations shall have been made, subsequent allocations of income, gains, losses and deductions and items thereof (curative allocations) shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Members’ Capital Account balances to be as nearly as possible in the same proportions in which they would have been had such special allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Profits and Losses and items thereof that were originally allocated pursuant to the provision of Sections 8.2(e) and Sections 8.2(f)(i)-(v) in order to put the Members as nearly as possible in the positions in which they would have been had such special allocations not occurred.

A-21

If the Manager determines, after consultation with counsel, that the allocation of any item of Company income, gain, loss or deduction is not specified in this Section 8 (an “unallocated item”), or that the allocation of any item of Company income, gain, loss or deduction hereunder is clearly inconsistent with the Members’ economic interests in the Company determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii)(a) “misallocated item”), then the Manager may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.

(vii)

Special Allocation of State, Local and Foreign Taxes. Any state, local or foreign taxes imposed on the Company by reason of a Member being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of taxable income or tax loss resulting therefrom, shall be specially allocated to such Member.

(viii)

Transactions with the Company. If, and to the extent that, any Member is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Member and the Company pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision now or hereafter in effect, any corresponding Profits or Losses or items thereof shall be allocated to the Member who was charged with such item.

(ix)

Fees and Commissions Paid to the Manager. It is the intent of the Company that, any amount paid or deemed paid to the Manager as a fee or payment described in Section 6.4 shall be treated as a “guaranteed payment” or a payment to a Member not acting in his capacity as a Member pursuant to Section 707(a) or (c), respectively, of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the Manager and not a guaranteed payment or, a payment to a Member not acting in his capacity as a Member, the Manager shall be allocated an amount of Company gross ordinary income equal to such payment.

(x)

Sales Commissions, Underwriting Fees and O & O Expense Allowance. Sales Commissions, Underwriting Fees and the O & O Expense Allowance shall be allocated 100% to the Members. Organizational and Offering Expenses, in excess of Sales Commissions, Underwriting Fees and the O & O Expense Allowance, shall be allocated 100% to the Manager.

8.3  Tax Allocations; Code Section 704(c); Revaluations.

(a)

In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction, and items thereof, with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

A-22

(b)

In the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (b) of the definition of Gross Asset Value herein and Section 5.4(h) hereof, subsequent allocations of income, gain, loss and deduction, and items thereof, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Proposed Treas. Reg. Section 1.704-3(a)(6) or the corresponding provision of final or successor Treasury Regulations.

(c)

Any elections or other decisions relating to the allocations required by clauses (a) and (b) of this Section 8.3 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this clause (c) of this Section 8.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

8.4  Distributions and Allocations Among the Members.

(a)

Except to the extent otherwise provided herein, all distributions of cash and all allocations of Profits and Losses and items thereof for any Fiscal Year or Fiscal Period shall be distributed or allocated, as the case may be, among the Members in proportion to their respective numbers of Shares. Each distribution of cash shall be made to the Members or their respective assignees of record as of the last day of the month next preceding the date on which such distribution is made.

(b)

All distributions of cash and all allocations of Profits and Losses or items thereof for any Fiscal Year in which any Members (other than the Manager) are admitted to the Company shall be allocated among such Members as follows:

(i)	first, the Operations and Sales shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales;

(ii)

second, all Profits and Losses for such Fiscal Year shall be allocated among the Members in the ratio that the number of Shares held by each Member multiplied by the number of days in such Fiscal Year that such Shares were held by such Member bears to the sum of that calculation for all Members (other than the Manager); and

(iii)

third, all monthly distributions made to such Members pursuant to Section 8.1(b) shall be distributed among the Members in the ratio that the number of Shares held by each Member multiplied by the number of days in the month preceding the month in which the distribution is made that such Shares were held by such Member bears to the sum of that calculation for all Members (other than the Manager).

If the Manager determines at any time that the sum of the monthly distributions made to any such Member during or with respect to a Fiscal Year does not (or will not) properly reflect such Member’s share of the total distributions made or to be made by the Company for such Fiscal Year, the Manager shall, as soon as practicable, make a supplemental distribution to such Member, or withhold from a subsequent distribution that otherwise would be payable to such Member, such amount as shall cause the total distributions to such Member for such Fiscal Year to be the proper amount.

A-23

(c)

In the event of a transfer of a Share during a Fiscal Year in accordance with Section 10, the transferor and transferee shall be allocated a ratable share of Profits and Losses for such Fiscal Year based on the number of days in such Fiscal Year that each held such transferred Shares. Monthly distributions made by the Company in accordance with Section 8.1(b) shall be allocated between the transferor and transferee (and subsequently adjusted, if necessary) in the manner set forth in Section 8.4(b)(iii).

(d)

Each distribution made to a Member (other than the Manager) pursuant to Section 8.1(b), 8.6 or 11.3 of this Agreement, and any amount paid to such Member with respect to a repurchase of such Member’s Shares pursuant to Section 10.5 shall be applied as follows:

(i)	first, in reduction of such Member’s Unpaid Cumulative Return, to the extent thereof, as determined immediately before such distribution; and

(ii)	then, in reduction of such Member’s Adjusted Capital Contribution, to the extent thereof, as determined immediately before such distribution.

8.5  Compliance with NASAA Guidelines Regarding Front-End Fees.

Notwithstanding anything in this Agreement to the contrary, in the event the Company fails, at any time after the expiration of 30 months from the date of the Prospectus, to comply with the restrictions set forth in Section 6.4(b) through (i) above, the Manager shall appropriately adjust the allocations and distributions set forth in this Section 8 so as to comply with the requirements contained in NASAA Guidelines. No adjustment proposed to be made pursuant to this Section 8.5 shall require the Manager to obtain the Consent of the Members unless such proposed adjustment adversely effects the allocations or distributions made, or to be made, to any Member.

8.6  Return of Uninvested Capital Contribution.

If an amount equal to 100% of the Net Offering Proceeds has not been used to make Investments or committed to Reserves within the later of (i) twenty four (24) months after the Effective Date of the Offering or (ii) twelve (12) months of the receipt thereof by the Company, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Company to the Members, pro rata based upon their respective number of Shares, as a return of capital, without interest and without reduction for Front-End Fees in respect of such uninvested Capital Contributions (which distributions shall not in any event exceed the related Capital Contribution of any Member). Funds shall be deemed to have been committed to Investments and need not be returned to a Member to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings are executed and not terminated during the applicable twenty four (24) or twelve (12) month period described above, if such Investments are ultimately consummated within a further period of twelve (12) months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering Proceeds, to the Members on a pro rata basis, as a return of capital.

8.7  Members’ Return of Investment in the Company.

Each Member shall look solely to the assets of the Company for the return of his or her Capital Contribution and for any other distributions with respect to his or her Shares. If the assets of the Company remaining after payment or discharge, or provision for payment or discharge, of its debts and liabilities are insufficient to return such Capital Contribution or to make any other distribution to such Member, he or she shall not have any recourse against the personal assets of the Manager or any other Member, except to the limited extent set forth in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii).

A-24

8.8  No Distributions in Kind.

Distributions in kind shall not be permitted except upon dissolution and liquidation of the Company’s assets and may only then be made to a liquidating trust established for the purpose of: (a) liquidating the assets transferred to it; and (b) distributing the net cash proceeds of such liquidation in cash to the Members in accordance with the provisions of this Agreement.

8.9  Company Entitled to Withhold.

The Company shall, at all times, be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Member arising as a result of such Member’s participation in the Company. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Section 8 and Section 11, as the case may be, to the extent such Member is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Member exceeds the amount to which such Member is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to twelve percent (12%) per annum simple interest from the date of such payment or withholding until such excess is repaid to the Company (i) by deduction from any distributions subsequently payable to such Member pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Member to the Company. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefor by the Manager, which demand shall be made only if the Manager determines that such Member is not likely to be entitled to distributions within twelve (12) months from the date of such withholding or payment by the Company in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section 8.9 shall be made at the maximum applicable statutory rate under the applicable tax law unless the Manager shall have received an opinion of counsel or other evidence, satisfactory to the Manager, to the effect that a lower rate is applicable, or that no withholding or payment is required.

Section 9. WITHDRAWAL OF THE MANAGER.

9.1  Voluntary Withdrawal.

The Manager may not voluntarily withdraw as a Manager from the Company unless (a) the Members have received written notice of the Manager’s intention to withdraw 60 days in advance, (b) the Company shall have received an opinion of counsel to the effect that such withdrawal will not constitute a termination of the Company or otherwise materially adversely affect the status of the Company for federal income tax purposes and (c) a Substitute Manager shall have been selected and such Substitute Manager (i) shall have expressed a willingness to be admitted to the Company, (ii) shall have received the specific written Consent of the Majority Interest to such admission and (iii) shall have a Net Worth sufficient to satisfy the net worth requirements for “sponsors” under the NASAA Guidelines.

9.2  Involuntary Withdrawal.

The Manager shall be deemed to have involuntarily withdrawn as a Manager from the Company upon the removal of the Manager pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect.

For purposes of this Section 9.2 and Section 13, neither the Manager nor any of its Affiliates will participate in any vote by the Members to (a) involuntarily remove the Manager or (b) cancel any management or service contract or agreement with the Manager or any such Affiliate.

A-25

9.3  Consequences of Withdrawal.

(a)

Upon the voluntary withdrawal of the Manager in accordance with Section 9.1, the Manager, or its estate, successors or legal representatives, shall be entitled to receive from the Company: (i) an amount equal to the positive balance, if any, in the Manager’s Capital Account (as adjusted to the date of such withdrawal by allocation pursuant to Section 8 of any Profits or Losses or other allocable items realized by the Company through such date of withdrawal and any unrealized gains and losses inherent in the Company’s assets as of such date), provided, however, that in no event shall such amount exceed the fair market value of the interest in the income, losses, distributions and capital of the Company then held by the Manager, as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) Management Fees with respect to Investments acquired by the Company prior to the effective date of the Withdrawal of the Manager shall remain payable to the Manager notwithstanding any such Withdrawal as and when the Company receives the Cash Flow from such Investments creating the obligation to pay such Management Fees, and in the event that the Manager pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the Voluntary Withdrawal or Involuntary Withdrawal of the Manager, (iii) an amount equal to the difference between (A) any amounts due and owing to the Manager by the Company and (B) any amounts due and owing by the Manager to the Company, and, upon such payment, the Manager’s interest in the income, losses, distributions and capital of the Company shall be terminated. The right of the Manager, or its estate, successors or legal representatives, to receipt of such amount shall be subject to (x) any claim for damages by the Company or any Member against the Manager, or its estate, successors or legal representatives, that such Withdrawal shall have been made in contravention of this Agreement and (y) if the Manager has a negative balance in its Capital Account after making the adjustments provided for in the first sentence of this subsection (a) of Section 9.3, payment to the Company of an amount equal to the lesser of (1) the amount of such deficit balance or (2) the excess of 1.01% of the total Capital Contributions of the Members (other than the Manager) over the capital previously contributed by the Manager.

(b)

Upon the Involuntary Withdrawal of the Manager in accordance with Section 9.1, the Manager, or its estate, successors or legal representatives, shall be entitled to receive from the Company: (i) the fair market value of its interest in the income, losses, distributions and capital of the Company as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be; (ii) Management Fees with respect to Investments acquired by the Company prior to the effective date of the Withdrawal of the Manager shall remain payable to the Manager notwithstanding any such Withdrawal as and when the Company receives the Cash Flow from such Investments creating the obligation to pay such Management Fees, and in the event that the Manager pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the Voluntary Withdrawal or Involuntary Withdrawal of the Manager; and (iii) an amount equal to the difference between (A) any amounts due and owing to the Manager by the Company and (B) any amounts due and owing by the Manager to the Company, and, upon such payment, the Manager’s interest in the income, losses, distributions and capital of the Company shall be terminated.

A-26

(c)

For purposes of this Section 9.3, the fair market value of the withdrawn Manager’s interest in the income, losses, distributions and capital of the Company shall be determined, in good faith, by such Manager and the Company, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association by two independent appraisers, one selected by the withdrawn Manager and one by the Members. In the event that such two appraisers are unable to agree on the value of the withdrawn Manager’s Shares within 90 days, they shall, within 20 days thereafter, jointly appoint a third independent appraiser whose determination shall be final and binding; provided, however, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn Manager and the Company.

(d)

The method of payment to the Manager upon Withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Company. When the Withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Company, with principal payable, if at all, from distributions that the withdrawn Manager otherwise would have received under Agreement had the Manager not withdrawn. When the withdrawal is involuntary, the method of payment will be presumed to be fair if it provides for a promissory note bearing interest on the outstanding principal amount thereof at the lesser of (i) the rate of interest (inclusive of any points or other loan charges) which the Company would be required to pay to an unrelated bank or commercial lending institution for an unsecured, (sixty) 60-month loan of like amount or (ii) the rate of interest from time to time announced by JP Morgan Chase Bank at its principal lending offices in New York, New York as its prime lending rate plus 3% and providing for repayments of principal thereunder in sixty (60) equal monthly installments, together with accrued but unpaid interest.

9.4  Continuation of Company Business.

In the event that the Manager withdraws from the Company, the Manager, or its estate, successors or legal representatives, shall deliver to the Members Notice stating the reasons for such Withdrawal. If, within 90 days following such Withdrawal, any Person shall be admitted to the Company as a Substitute Manager, such Substitute Manager shall execute a counterpart of this Agreement and the business of the Company shall continue. If no Substitute Manager shall have been so admitted to the Company within 90 days following the date of the Manager’s Withdrawal, then the Company shall be dissolved.

Section 10. TRANSFER OF SHARES.

10.1  Withdrawal of a Non-Manager Member.

A Member (other than the Manager) may withdraw from the Company only by Assigning or having all of his or her Shares redeemed or repurchased in accordance with this Section 10. The withdrawal of a Member shall not dissolve or terminate the Company. In the event of the withdrawal of any such Member because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Member shall be deemed to be the Assignee of the Shares of such Member and may become a Substitute Member upon compliance with the provisions of Section 10.3.

A-27

10.2  Assignment.

(a)

Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this Agreement, any Member (other than the Manager) may Assign all or any portion of the Shares owned by such Member to any Person (the “Assignee”); provided, that

(i)	such Member and such Assignee shall each execute a written Assignment instrument, which shall:

(A)	set forth the terms of such Assignment;

(B)	evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;

(C)

include a representation by both such Member and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

(D)	otherwise be satisfactory in form and substance to the Manager.

(b)	Notwithstanding the foregoing, unless the Manager shall specifically consent, no Shares may be Assigned:

(i)	to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

(ii)

to any Person if, in the opinion of counsel, such Assignment would result in the termination of the Company’s taxable year or its status as a partnership for federal income tax purposes; provided, however, that the Company may permit such Assignment to become effective if and when, in the opinion of counsel, such Assignment would no longer result in the termination of the Company’s taxable year or its status as a partnership for federal income tax purposes;

(iii)

to any Person if such Assignment would affect the Company’s existence or qualification as a limited liability company under the Delaware Act or the applicable laws of any other jurisdiction in which the Company is then conducting business;

(iv)	to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

(v)	if such Assignment would result in the transfer of less than five (5) Shares (unless such Assignment is of all of the Shares owned by such Member);

(vi)	if such Assignment would result in the retention by such Member of less than five (5) Shares;

(vii)	if, in the reasonable belief of the Manager, such Assignment might violate applicable law; or

(viii)	if such transfer would cause the Shares to be owned by any person who is not a United States citizen or a resident alien with an address in the United States.

A-28

Any attempt to make any Assignment of Shares in violation of this Section 10.2(b) shall be null and void ab initio.

(c)

The Manager shall not recognize, for any purpose whatsoever, an Assignment of Shares (or interest therein) if such Assignment occurred on a secondary market (or the substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a “Secondary Market”). The Members agree to provide all information respecting Assignments which the Manager deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market, and each Member hereby consents and agrees to any decision made by the Manager, in good faith, to deny a proposed Assignment of Shares hereunder.

(d)

Assignments made in accordance with this Section 10.2 shall be considered consummated on the last day of the month upon which all of the conditions of this Section 10.2 shall have been satisfied and effective for record purposes and for purposes of Section 8 as of the first day of the month following the date upon which all of the conditions of this Section 10.2 shall have been satisfied. Distributions to the Assignee shall commence the month following effectiveness of the Assignment.

10.3  Substitution.

(a)	An Assignee shall be admitted to the Company as a Substitute Member only if:

(i)	the Manager has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Company does or may result from such admission; and

(ii)

such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by Section 15, as the Manager reasonably may require to determine compliance with this Section 10.

(b)

An Assignee who does not become a Substitute Member in accordance with this Section 10.3 and who desires to make a further Assignment of his or her Shares shall be subject to all the provisions of Sections 10.2, 10.3 and 10.4 to the same extent and in the same manner as a Member desiring to make an Assignment of Shares. Failure or refusal of the Manager to admit an Assignee as a Substitute Member shall in no way affect the right of such Assignee to receive distributions of cash and the share of the Profits or Losses for tax purposes to which his or her predecessor in interest would have been entitled in accordance with Section 8.

10.4  Status of an Assigning Member.

Any Member that shall Assign all of his or her Shares to an Assignee who becomes a Substitute Member shall cease to be a Member and shall no longer have any of the rights or privileges of a Member.

A-29

10.5  Limited Right to Request the Repurchase of Shares.

(a)

Commencing with the one-year anniversary of the admission of the Member to the Company, such Member (other than the Manager or an Affiliated Member) may request that the Company repurchase, and, subject to the availability of funds, in accordance with the Company’s Share Repurchase Plan, a copy of which was an exhibit to the Prospectus for the Offering and this Section 10.5, such Member’s Shares. The Company shall not, in any calendar year, repurchase Shares that, in the aggregate, along with all Shares otherwise transferred in such calendar year, exceed 2% of the total Shares outstanding as of the last day of such year. With the prior Consent of the Manager, the Company shall repurchase, for cash, up to 100% of the Shares of such Member, at the Applicable Repurchase Price. The Company shall be under no obligation to repurchase Shares of a Member and shall do so only in the sole and absolute discretion of the Manager. In this regard, the Manager may take into consideration the time of year during which a repurchase request is made, and the effect such a repurchase would have on the 2% limit (described above).

(b)

No reserves shall be established by the Company for the repurchase of Shares. The availability of funds for the repurchase of any Share shall be subject to the availability of sufficient Cash Flow. Furthermore, Shares may be repurchased only if such repurchase would not impair the capital or the Operations of the Company and would not result in the termination under the Code of the Company’s taxable year or of its federal income tax status as a partnership.

(c)	A Member desiring to have a portion or all of his Shares repurchased shall comply with the procedures for such request as set forth in the Share Repurchase Plan.

(d)

In the event that the Manager receives requests for the Company to repurchase more Shares than there are funds sufficient to repurchase, the Manager shall repurchase such Shares on a pro rata basis from all Members who shall so request repurchase in accordance with the provisions of the Share Repurchase Plan.

(e)

In the event that all Shares of any Member are repurchased, such Member shall be deemed to have withdrawn from the Company and shall, from and after the date of the repurchase of all Shares of such Member, cease to have the rights of a Member.

Section 11. DISSOLUTION AND WINDING-UP.

11.1  Events Causing Dissolution.

The Company shall be dissolved upon the happening of any of the following events (each a “Dissolution Event”):

(a)	the withdrawal of the Manager, unless a Substitute Manager shall have been admitted to the Company in accordance with Section 9.5 of this Agreement; or

(b)

the voluntary dissolution of the Company (i) by the Manager with the Consent of the Majority Interest or (ii) subject to Section 13 of this Agreement, by the Consent of the Majority Interest without action by the Manager; or

(c)	the Sale of all or substantially all of the Investments of the Company; or

A-30

(d)	the expiration of the Company term specified in Section 4 of this Agreement; or

(e)	the Operations of the Company shall cease to constitute legal activities under the Delaware Act or any other applicable law; or

(f)	any other event which causes the dissolution or winding-up of the Company under the Delaware Act to the extent not otherwise provided herein.

11.2  Winding-Up of the Company; Capital Contribution by the Manager Upon Dissolution.

(a)	Upon the occurrence of a Dissolution Event, the winding-up of the Company and the termination of its existence shall be accomplished as follows:

(i)

the Manager (or if there shall be none, such other Person as shall be selected by the Consent of the Majority Interest, or if no such other Person is so selected, such other Person as is required by law to wind up the affairs of the Company, which Person, in either event, may exercise all of the powers granted to the Manager herein and is hereby authorized to do any and all acts and things authorized by law and by this Agreement for such purposes and any and all such other acts or things consistent therewith as may be expressly authorized by the Majority Interest) shall proceed with the liquidation of the Company (including, without limitation, the Sale of any remaining Investments and cancellation of the Certificate of Formation), and is hereby authorized to adopt such plan, method or procedure as may be deemed reasonable by the Manager (or such other Person effecting the winding up) to effectuate an orderly winding-up;

(ii)

all Profits or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 8.2(f) for the period prior to final termination shall be credited or charged, as the case may be, to the Members in accordance with Section 8;

(iii)

in the event that, after all requirements of clauses (i) and (ii) of this Section 11.2(a) shall have been accomplished, the Manager shall have a deficit balance in its Capital Account, the Manager shall contribute within thirty (30) days to the Company as a Capital Contribution an amount equal to the lesser of (A) the amount of such deficit balance or (B) the excess of 1.01% of the total Capital Contributions of the Members (other than the Manager) over the capital previously contributed by the Manager (for this purpose, any payments made by the Manager as co-signatory or guarantor of any of the Indebtedness of the Company and not yet reimbursed to the Manager at the time of dissolution of the Company and any amounts due and unpaid to the Manager on, under or with respect to any Company Loans at the time of such dissolution may, at the election of the Manager, be deemed to be Capital Contributions by the Manager to the Company and, in such case, any obligation of the Company to reimburse or repay such amounts shall thereupon cease);

(iv)	the proceeds from Sales and all other assets of the Company shall be applied and distributed in liquidation as provided in Section 11.3; and

(v)

the Manager (or such other Person effecting the winding-up) shall file such certificates and other documents as shall be required by the Delaware Act, the Code and any other applicable laws to terminate the Company.

A-31

(b)

If the winding-up of the Company is effected by the Manager, the Manager shall be compensated for its services in connection therewith as provided in Section 6.4 of this Agreement and, if such winding-up is effected by any such other Person (whether selected by the Majority Interest or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

11.3  Application of Liquidation Proceeds Upon Dissolution.

Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Company shall be applied as follows and in the following order of priority:

(a)	first, to the payment of creditors of the Company in order of priority as provided by law, except obligations to Members or their Affiliates;

(b)

next, to the setting up of any Reserve that the Manager (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Company or the Members; such Reserve may, in the sole and absolute discretion of the Manager (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such Reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the Manager (or such other Person effecting the winding-up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (c)-(e) of this Section 11.3.

(c)	next, to the payment of all obligations to the Members in proportion to, and to the extent of advances made by, each Member pursuant to the provisions of this Agreement;

(d)	next, to the payment of all reimbursements to which the Manager or any of its Affiliates may be entitled pursuant to this Agreement; and

(e)	thereafter, to the Members in proportion to, and to the extent of, the positive balances of their Capital Accounts.

Section 12. FISCAL MATTERS AND REPORTS.

12.1  Title to Property and Bank Accounts.

Except to the extent that trustees, nominees or other agents are utilized as permitted by Section 6.1(b)(ii)(K), all Investments and other assets of the Company shall be held in the name of the Company. The funds of the Company shall be deposited in the name of the Company in such bank account or accounts as shall be designated by the Manager, and withdrawals therefrom shall be made upon the signature of the Manager or such Person or Persons as shall be designated in writing by the Manager. Except in connection with Joint Ventures, the funds of the Company shall not be commingled with the funds of any other Person.

A-32

12.2  Maintenance of and Access to Basic Company Documents.

(a)	The Manager shall maintain at the Company’s principal office, the following documents:

(i)	the Membership List;

(ii)

a copy of the Certificate of Formation and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate of Formation or any such amendment has been executed;

(iii)	copies of this Agreement and any amendments hereto;

(iv)

copies of the audited financial statements of the Company for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Members’ equity at or for such Fiscal Year, together with the report of the Company’s independent auditors with respect thereto;

(v)	copies of the Company’s federal, state and local income tax returns and reports, if any, for the three most recently completed Fiscal Years;

(vi)	records as required by applicable tax authorities including those specifically required to be maintained by “tax shelters,” if so required by the Company; and

(vii)	investor suitability records for Shares sold by any Affiliate of the Manager for a period of six years.

(b)

Each Member and his or her designated representative shall be given access to all of the foregoing records of the Company and such other records of the Company which relate to business affairs and financial condition of the Company, and may inspect the same and make copies of the same (subject, in the case of copying the Membership List, to compliance with clause (c) of this Section 12.2) at a reasonable expense to such Member, during normal business hours upon reasonable advance written notice to the Manager, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Member or his or her representative will wish to examine or copy or both.

(c)

In addition, the Manager shall mail a copy of the Membership List to, or as directed by, any Member within ten (10) business days of receipt by the Company of a written request therefor together with a check in payment of the cost to the Manager of preparing and transmitting such list to such party or his designated representative; provided that, in connection with any copying or request for a copy, such Member shall certify to the Company that the Member is not requesting the Membership List for the purpose of (i) providing the Membership List (or any of the information set forth therein) to any third party (other than to the Member’s designated representative(s)), (ii) selling the Membership List, (iii) using the Membership List for a commercial purpose unrelated to the Shares, or (iv) using the Membership List for an unlawful purpose.

(d)

If the Manager refuses or neglects to (i) permit a Member or his or her representative to examine the Membership List at the office of the Company during normal business hours and with reasonable notice to the Manager or (ii) produce and mail a copy of the Membership List within ten (10) days after receipt of the applicable Member’s written request (evidenced by a U.S. Postal Service registered or certified mail receipt), the Manager shall be liable to such Member who requested such list for the costs, including reasonable attorneys’ fees, incurred by such Member to compel production of the Membership List, and for the actual damages (if any) suffered by such Member by reason of such refusal or neglect. It shall be a defense that the requesting Member (i) has failed to pay the required fee, or (ii) has not provided the Manager with the certification called for by Section 12.2(c) hereof, or (iii) the Manager, in good faith, believes that the Member’s purpose in requesting the Membership List is for the purpose of (A) providing the List (or any of the information set forth therein) to any third party (other than to the Member’s designated representative(s)), (B) selling the Membership List, (C) using the Membership List for a commercial purpose unrelated to the Shares, or (D) using the Membership List for an unlawful purpose. The remedies provided under this Section 12.2 to Members requesting copies of the Membership List are in addition to, and shall not in any way limit, other remedies available to Members under federal law or any applicable state laws.

A-33

12.3  Financial Books and Accounting.

The Manager shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Company. Except to the extent otherwise required by the accounting methods adopted by the Company for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Company shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

12.4  Fiscal Year.

Except as may otherwise be determined from time to time by the Manager (in a manner which is consistent with the Code and the Treasury Regulations thereunder or is consented to by the IRS), the Fiscal Year of the Company for both federal income tax and financial reporting purposes shall end on December 31 of each year.

12.5  Reports.

(a)

Quarterly Reports. Not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the Manager shall send, to each Person who was a Member at any time during such Fiscal Quarter, the following written materials:

(i)

a report containing the same financial information as is contained in the Company’s quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended, which shall include unaudited financial statements for the Company at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Members’ equity, all of which financial statements shall be prepared in accordance with the rules and regulations of the Commission;

(ii)

a tabular summary, prepared by the Manager, with respect to the fees and other compensation and costs and expenses which were paid or reimbursed by the Company to the Manager and its Affiliates during such Fiscal Quarter, identified and properly allocated as to type and amount. Such tabulation shall (A) include a detailed statement identifying any services rendered or to be rendered to the Company and the compensation received therefor (if any) and (B) summarize the terms and conditions of any contract (if any), which was not filed as an exhibit to the Registration Statement, as amended and in effect as on the Effective Date. The requirement for such summary shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Manager and its Affiliates; and

(iii)

until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Members (as provided in Section 8.6, above), a special report concerning all Investments made during such Fiscal Quarter which shall include (A) a description of the types of Equipment and Leases acquired, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and Indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

A-34

(b)	Annual Reports. Not later than 120 days after the end of each Fiscal Year, the Manager shall send to each Person who was a Member at any time during such Fiscal Year the following written materials:

(i)

financial statements for the Company for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Members’ equity, which shall be prepared in accordance with the rules and regulations of the Commission and shall be accompanied by an auditor’s report containing an opinion of the Company’s auditors;

(ii)

an analysis, prepared by the Manager (which need not be audited by the Company’s auditors), of distributions made to the Manager and the Members during such Fiscal Year separately identifying the portion (if any) of such distributions from:

(A)	Cash From Operations during such period;

(B)	Cash From Operations during a prior period which had been held as Reserves;

(C)	Cash From Sales;

(D)	Capital Contributions originally used to establish a Reserve;

(iii)

a status report with respect to each piece of Equipment which individually represents at least 10% of the aggregate Purchase Price of the Company’s Investments held at the end of such Fiscal Year, which report shall state:

(A)	the condition of each such item of Equipment, to the knowledge of the Manager;

(B)	how such Equipment was being utilized as of the end of such Fiscal Year (i.e., leased, operated directly by the Company or held for lease, repair or sale), to the knowledge of the Manager;

(C)	the remaining term of any Lease to which such Equipment is subject;

A-35

(D)	the projected or intended use of such Equipment during the next following Fiscal Year;

(E)	the method used to determine values set forth therein;

(F)	such other information as may be relevant to the value or use of such Equipment as the Manager, in good faith, deems appropriate;

(iv)

the annual report shall contain a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the Manager and its Affiliates by the Company during such Fiscal Year identified (and properly allocated) as to type and amount:

(A)

In the case of any fees and other compensation, such breakdown shall identify the services rendered or to be rendered to the Company and the compensation therefor (if any) and shall summarize the terms and conditions of any contract (if any) which was not filed as an exhibit to the Registration Statement, as amended and in effect on the Effective Date. The requirement for such information shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Manager and its Affiliates;

(B)

In the case of reimbursed costs and expenses, the Manager shall also prepare an allocation of the total amount of all such items and shall include support for such allocation to demonstrate how the Company’s portion of such total amounts were allocated between the Company and any other Programs in accordance with this Agreement and the respective governing agreements of such other Programs. Such cost and expense allocation shall be reviewed by the Accountants in connection with their audit of the financial statements of the Company for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such auditors shall state that, in connection with the performance of such audit, such auditors reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the Manager and its Affiliates, the cost of whose services were reimbursed; and

(C)

The additional costs of the special review required by this subsection (iv) will be itemized by the auditors on a Program by Program basis and may be reimbursed to the Manager and its Affiliates by the Company in accordance with this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report;

A-36

(v)

until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Members (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Year which shall include (A) a description of the types of Equipment or Leases acquired, (B) the total Purchase Price paid for such Investments, (C) the amounts of Capital Contributions and Indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Year.

12.6  Tax Returns and Tax Information.

The Manager shall:

(a)

prepare or cause its accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Company for each Fiscal Year not later than 75 days after the end of such Fiscal Year; and

(b)

deliver to each Member by March 15 following each Fiscal Year a Form K-1 or other statement setting forth such Member’s share of the Company’s income, gains, losses, deductions, and items thereof, and credits if any, for such Fiscal Year.

12.7  Accounting Decisions.

All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Manager in accordance with the accounting methods adopted by the Company for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be acceptable to the accountants, and the Manager may rely upon the advice of the accountants as to whether such decisions are in accordance with the methods adopted by the Company for federal income tax purposes or generally accepted accounting principles.

12.8  Federal Tax Elections.

The Company, in the sole and absolute discretion of the Manager, may make elections for federal tax purposes as follows:

(a)

in case of a transfer of all or some of the Shares of a Member, the Company, in the absolute discretion of the Manager, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Company. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee; and

(b)

all other elections, including, but not limited to, the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Company under the Code shall be made by the Manager in such manner as will, in the opinion of the Manager (as advised by counsel or the accountants as the Manager deems necessary) be most advantageous to the Members as a group. The Company shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

A-37

12.9  Tax Matters Partner.

(a)

The Manager is hereby designated as the “Tax Matters Partner” under Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Company level by the Internal Revenue Service with respect to Company matters. Any Member shall have the right to participate in such administrative or judicial proceedings relating to the determination of Company items at the Company level to the extent provided by Section 6224 of the Code. The Members shall not act independently with respect to tax audits or tax litigation affecting the Company, and actions taken by the Manager as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Members.

(b)	The Tax Matters Partner shall have the following duties;

(i)

to the extent and in the manner required by applicable law and regulations, to furnish the name, address, number of Shares owned and taxpayer identification number of each Member to the Secretary of the Treasury or his delegate (the “Secretary”); and

(ii)

to the extent and in the manner required by applicable law and regulations, to keep each Member informed of administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes (such judicial proceedings referred to hereinafter as “judicial review”).

(c)

Subject to Section 6.3 hereof, the Company shall indemnify and reimburse the Tax Matters Partner for all reasonable expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. The payment of all such expenses shall be made before any distributions are made from Cash Flow. Neither the Manager nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner; and the provisions on limitations of liability of the Manager and indemnification set forth in Section 6.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

(d)	The Tax Matters Partner is hereby authorized, but not required:

(i)

to enter in to any settlement with the IRS or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Members, except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Member;

A-38

(ii)

in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a “final adjustment”) is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United Sates for the district in which the Company’s principal place of business is located, the United States Court of Claims or any other appropriate forum;

(iii)	to intervene in any action brought by any other Member for judicial review of a final adjustment;

(iv)

to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

(v)

to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Member for tax purposes, or an item affected by such item; and

(vi)	to take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

12.10  Reports to Federal and State Authorities.

The Manager shall prepare and file with all appropriate federal and state regulatory bodies and other authorities all reports required to be so filed by federal and state securities or “blue sky” authorities and by the NASAA Guidelines.

Section 13. MEETINGS AND VOTING RIGHTS OF THE MEMBERS.

13.1  Meetings of the Members.

(a)

A meeting of the Members may be called by the Manager on its own initiative, and shall be called by the Manager following its receipt of written request(s) for a meeting from Members holding 10% or more of the then outstanding Shares, to act upon any matter on which the Members may vote (as set forth in this Agreement). Every such request for a meeting shall state with reasonable specificity (i) the purpose(s) for which such meeting is to be held and (ii) the text of any matter, resolution or action proposed to be voted upon by the Members at such meeting (with which text the Manager shall, subject to the provisions of Section 13.3, submit an accurate summary of such proposal in its Notice of such meeting to the Members). Within ten days following the receipt of such a request, the Manager shall give Notice to all Members of such meeting in the manner and for a time and place as specified in paragraph 13.1(b). In addition, the Manager acting on its own initiative may submit for action by Consent of the Members, in lieu of a meeting, any matter on which the Members may vote as set forth in this Section 13 (other than those matters which are the purpose of a meeting called by Members holding 10% or more of the outstanding Shares).

A-39

(b)

A Notice of any such meeting (or action by written Consent without a meeting) shall be given to all Members either (i) personally or by certified mail (if such meeting is being called, or Consent action is being solicited, by the Manager upon the request of the Members) or (ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the Manager on its own initiative) and a meeting called pursuant to such Notice shall be held (or Consent action taken) not less than 15 days nor more than 60 days after the date such Notice is distributed. Such Notice shall be delivered or mailed to each Member at his or her record address, or at such other address as he or she may have furnished in writing to the Manager for receipt of Notices, and shall state the place, date and time of such meeting (which shall be the place, date and time, if any, specified in the request for such meeting or such other place, date and time as the Manager shall determine to be reasonable and convenient to the Members) and shall state the purpose(s) for which such meeting is to be held. If any meeting of the Members is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the Majority Interest shall constitute a quorum at all meetings of the Members; provided, however, that, if there be no such quorum, holders of a majority of the Shares so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Members need be given to any Member who attends in person or is represented by proxy (except when a Member attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Member otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.

(c)

For the purpose of determining the Members entitled to vote on any matter submitted to the Members at any meeting of such Members (or to take action by Consent in lieu thereof), or any adjournment thereof, the Manager or the Members requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than fifty (50) days nor less than ten (10) days prior to any such meeting (or Consent action), for the purpose of any such determination.

(d)

Any Member may authorize any Person or Persons to act for such Member by proxy in respect of all matters as to which such Member is entitled to participate, whether by waiving Notice of any meeting, taking action by Consent or voting as to any matter or participating at a meeting of the Members. Every proxy must be signed by a Member or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

(e)

At each meeting of the Members, the Members present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

A-40

13.2  Voting Rights of the Members.

Subject to Section 13.3, the Members (other than the Manager), acting by Consent of the Majority Interest may take the following actions without the concurrence of the Manager:

(a)

amend this Agreement, other than (1) in any manner to allow the Members to take part in the control or management of the Company’s business, and (2) without the specific Consent of the Manager, to alter the rights, powers and duties of the Manager as set forth in this Agreement;

(b)	dissolve the Company;

(c)	remove the Manager and elect one or more Substitute Managers; and

(d)

approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Company except for any such Sale or series of Sales while liquidating the Investments during the Liquidation Period.

With respect to any Shares owned by the Manager and its Affiliates, the Manager and its Affiliates may not vote on matters submitted to the Members regarding the removal of the Manager and its Affiliates or regarding any transaction between the Company and the Manager and its Affiliates. In determining the requisite percentage of Shares necessary to approve a matter on which the Manager and its Affiliates may not vote or consent, any Shares owned by the Manager and its Affiliates shall not be included.

13.3  Limitations on Action by the Members.

The rights of the Members under Section 13.2 shall not be exercised or be effective in any manner (a) to subject a Member to liability as a Manager under the Delaware Act or under the laws of any other jurisdiction in which the Company may be qualified or own an item of Equipment or (b) to contract away the fiduciary duty owed to such Member by the Manager and its Affiliates under common law. Any action taken pursuant to Section 13.2 shall be void if any non-Affiliated Member, within 45 days after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction on grounds that, or an opinion of legal counsel selected by the Members to the effect that, such action, if given effect, would have one or more of the prohibited effects referred to in this Section 13.3. For purposes of this Section 13.3, counsel shall be deemed to have been selected by the Members if such counsel is affirmatively approved by the Consent of the Majority Interest within 45 days of the date that the holders of 10% or more of the Shares propose counsel for this purpose.

Section 14. AMENDMENTS.

14.1  Amendments by the Manager.

Subject to Section 13.2 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the Manager without the Consent of the Majority Interest to effect any change in this Agreement for the benefit or protection of the Members, including, without limitation:

(a)	to add to the representations, duties or obligations of the Manager or to surrender any right or power granted to the Manager herein;

A-41

(b)

to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;

(c)

to preserve the status of the Company as a “partnership” for federal income tax purposes (or under the Delaware Act or any comparable law of any other state in which the Company may be required to be qualified);

(d)

to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any “blue sky” commission) or by any Administrator or similar such official;

(e)	to permit the Shares to fall within any exemption from the definition of “plan assets” contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

(f)

if the Company is advised by counsel, by the Company’s accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such counsel, such accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

(g)	to change the name of the Company or the location of its principal office.

14.2  Amendments with the Consent of the Majority Interest.

In addition to the amendments permitted to be made by the Manager pursuant to Section 14.1, the Manager may propose to the Members, in writing, any other amendment to this Agreement. The Manager may include in any such submission a statement of the purpose for the proposed amendment and of the Manager’s opinion with respect thereto. Upon the Consent of the Majority Interest, such amendment shall take effect; provided, however, that no such amendment shall increase the liability of any Member or adversely affect in a disproportionate manner (other than any disproportionate results that are due to a difference in relative number of Shares owned) any Member’s share of distributions of cash or allocations of Profits or Losses for tax purposes or of any investment tax credit amounts of the Company without in each case the consent of each Member affected thereby.

Section 15. POWER OF ATTORNEY.

15.1  Appointment of Attorney-in-Fact.

By their subscription for Shares and their admission as Members hereunder, Members make, constitute and appoint the Manager, each authorized officer of the Manager and each Person who shall thereafter become a Substitute Manager during the term of the Company, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

(a)

this Agreement, Schedule A to this Agreement and the Certificate of Formation under the Delaware Act and any other applicable laws of the State of Delaware and any other applicable jurisdiction, and any amendment of any thereof (including, without limitation, amendments reflecting the addition of any Person as a Member or any admission or substitution of other Members or the Capital Contribution made by any such Person or by any Member) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Member (including, without limitation, any Substitute Manager and any Substitute Member);

A-42

(b)

any other document, certificate or instrument required to reflect any action of the Members duly taken in the manner provided for in this Agreement, whether or not such Member voted in favor of or otherwise consented to such action;

(c)

any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Company is doing or intends to do business or that the Manager deems advisable;

(d)	any certificate of dissolution or cancellation of the Certificate of Formation that may be reasonably necessary to effect the termination of the Company; and

(e)

any instrument or papers required to continue or terminate the business of the Company pursuant to Section 9.5 and Section 11 hereof; provided, however, that no such attorney-in-fact shall take any action as attorney-in-fact for any Member if such action could in any way increase the liability of such Member beyond the liability expressly set forth in this Agreement or alter the rights of such Member under Section 8, unless (in either case) such Member has given a power of attorney to such attorney-in-fact expressly for such purpose.

15.2  Amendments to Agreement and Certificate of Formation.

(a)

Each Member is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Company, in each case with the approval of less than all of the Members, if a specified percentage of the Members shall have voted in favor of, or otherwise consented to, such action. If, as and when:

(i)

any amendment of this Agreement is proposed or any action is proposed to be taken or omitted by, or with respect to, the Company, which amendment or action requires, under the terms of this Agreement, the Consent of the Members;

(ii)

Members holding the percentage of Shares specified in this Agreement as being required for such amendment or action have consented to such amendment or action in the manner contemplated by this Agreement; and

(iii)	any Member has failed or refused to consent to such amendment or action (hereinafter referred to as the “non-consenting Member”),

then each non-consenting Member agrees that each attorney-in-fact specified in Section 15.1 is hereby authorized and empowered to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish, for and on behalf of such non-consenting Member, and in his name, place and stead, any and all documents, certificates and instruments that the Manager may deem necessary, convenient or advisable to permit such amendment to be lawfully made or such action lawfully taken or omitted. Each Member is fully aware that he or she has executed this special power of attorney and that each other Member will rely on the effectiveness of such special power of attorney with a view to the orderly administration of the Company’s business and affairs.

A-43

(b)

Any amendment to this Agreement reflecting the admission to the Company of any Substitute Member shall be signed by the Manager and by or on behalf of the Substitute Member. Any amendment reflecting the withdrawal or removal of the Manager and the admission of any Substitute Manager of the Company upon the withdrawal of the Manager need be signed only by such Substitute Manager.

15.3  Power Coupled with an Interest.

The foregoing grant of authority by each Member:

(a)

is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Member;

(b)

may be exercised for such Member by a signature of such attorney-in-fact or by listing or referring to the names of all of the Members, including such Member, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

(c)

shall survive the Assignment by any Member of all or less than all of such Member’s Shares, provided that, if any Assignee of all of a Member’s Shares shall have furnished to the Manager a power of attorney complying with the provisions of Section 15.1 of this Agreement and the admission to the Company of such Assignee as a Substitute Member shall have been approved by the Manager, this power of attorney shall survive such Assignment with respect to the assignor Member for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such Assignment and admission and shall thereafter terminate with respect to such Member.

Section 16. GENERAL PROVISIONS.

16.1  Notices, Approvals and Consents.

All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been delivered when the same are (a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered, (c) sent by overnight courier or (d) telecopied. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Company:

(a)	If to the Company or the Manager, at the principal office of the Company, to:

ICON Leasing Fund Eleven, LLC
c/o ICON Capital Corp.
100 Fifth Avenue, Tenth Floor
New York, NY 10011
Attention: General Counsel
Telephone: (212) 418-4700
Telecopy: (212) 418-4739

with a copy to:

ICON Capital Corp.
260 California Street, 7th Floor
San Francisco, CA 94111
Attention: President
Telephone: (415) 981-4266
Telecopy: (415) 454-2984

(b)

If to any Member, at the address set forth in Schedule A hereto opposite such Member’s name, or to such other address as may be designated for the purpose by Notice from such Member given in the manner hereby specified.

A-44

16.2  Further Assurances.

The Members will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

16.3  Captions.

Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

16.4  Binding Effect.

Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Company.

16.5  Severability.

If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

16.6  Integration.

This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

16.7  Applicable Law.

This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.

16.8  Counterparts.

This Agreement may be signed by each party hereto upon a separate counterpart (including, in the case of a Member, a separate subscription agreement or signature page executed by one or more such Members), but all such counterparts, when taken together, shall constitute but one and the same instrument.

16.9  Creditors.

No creditor who makes a loan to the Company shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Company other than as a secured creditor except solely by an assignment of the Shares of a Member as provided herein above

A-45

16.10  Interpretation.

Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

16.11  Successors and Assigns.

Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. In furtherance of and not in limitation of the foregoing, the Manager may assign as collateral security or otherwise any items of compensation payable to it pursuant to the terms of this Agreement; notwithstanding any such assignment the Manager and not any such assignee shall remain solely liable for its obligations hereunder.

16.12  Waiver of Action for Partition.

Each of the parties hereto irrevocably waives, during the term of the Company, any right that he or she may have to maintain any action for partition with respect to the property of the Company.

Section 17. DEFINITIONS.

Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and “Article” and “Section” references are references to the Articles and Sections of this Agreement.

“Acquisition Expenses” means expenses (other than Acquisition Fees) incurred and paid to any Person which are attributable to selection and acquisition of equipment and leases, whether or not acquired or entered into, including legal fees and expenses, travel and communications expenses, costs of credit reports and appraisals and reference materials used to evaluate transactions, non-refundable option payments on equipment and other tangible or intangible personal property not acquired, fees payable to finders and brokers which are not Affiliates of the Manager, accounting fees and expenses, costs of each acquisition of an item of Equipment or Lease (including the negotiation of Leases and the negotiation and documentation of Company borrowings, including commitment or standby fees payable to Lenders), insurance costs and miscellaneous other expenses however designated.

“Acquisition Fees” means, in connection with any Investment, the amount payable from all sources in respect of (a) all fees and commissions paid by any party in connection with the selection and purchase of any item of Equipment or Lease, however designated and however treated for tax and accounting purposes, and (b) all finder’s fees and loan fees or points paid in connection therewith to a lender which is not an Affiliate of the Manager, but not any Acquisition Expenses.

“Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Member’s Capital Account balance shall be (a) reduced for any items described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6), (b) increased for any amount such Member is unconditionally obligated to contribute to the Company no later than the end of the taxable year in which his or her Shares, or the Manager’s Shares, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after such liquidation, and (c) increased for any amount such Member is treated as being obligated to contribute to the Company pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain).

“Adjusted Capital Contribution” means, as to any Member (other than the Manager), as of the date of determination, such Member’s Capital Contribution reduced, but not below zero, by all distributions theretofore made to such Member by the Company which are deemed to be in reduction of such Member’s Capital Contribution pursuant to Section 8.4(d)(ii).

“Administrator” means the official or agency administering the securities laws of a state.

“Affiliate” means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any officer, director or manager of such Person, (c) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or manager, any other Person for which such Person acts in such capacity.

“Affiliated Investment” means any Investment in which the Manager, any of its Affiliates or any Program either has or in the past has had an interest, but excluding any Joint Venture.

“Affiliated Member” means any officer, employee or securities representative of the Manager or any Affiliate of the Manager or of any Selling Dealer who is admitted as a Member at a Closing.

“Agreement” means this Limited Liability Company Agreement, as the same may hereafter be amended, supplemented or restated from time to time.

A-46

“Applicable Repurchase Price” means, with respect to any Share, the following amount (determined as of the date of repurchase of such Share):

(a)  during the Offering Period, at $920 per Share, minus cash distributions received;

(b)  during the Operating Period, at $950 per Share plus a 4% annual return for each full year of membership, minus cash distributions received; and

(c)  during the Liquidation Period, at a price per Share equal to the net asset value per Share as determined from the most recent financial statements of the Company.

“Assignee” means any Person to whom any Shares have been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

“Assignment” means, with respect to any Shares, the offer, sale, assignment, transfer, gift or other disposition of, such Share, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the terms “Assign” and “Assigning” have a correlative meaning.

“Capital Account” means the capital account maintained for each Member pursuant to Section 5.4 of this Agreement.

“Capital Contributions” means (a) as to the Manager, its initial $1,000 contribution to the capital of the Company plus such additional amounts as may be contributed to the capital of the Company by the Manager, (b) as to the Initial Member, its initial $1,000 contribution to the capital of the Company, which contribution shall be returned to the Initial Member upon the admission of additional Members to the Company and (c) as to any other Member, the gross amount of initial investment in the Company actually paid by such Member for Shares, without deductions for Underwriting Fees, Sales Commissions and Front-End Fees.

“Cash Flow” means cash on hand derived from Cash From Operations and Cash From Sales.

“Cash From Operations” means cash provided to the Company from operations, without deduction for depreciation, but after deducting cash used to pay all other expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

“Cash From Sales” means the cash received by the Company as a result of a Sale reduced by (a) all Indebtedness of the Company required to be paid as a result of the Sale, whether or not then payable (including, without limitation, any liabilities on an item of Equipment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the Manager), (b) any accrued but previously unpaid Management Fees to the extent then payable, (c) any Reserves to the extent deemed reasonable by the Manager and (d) all expenses incurred in connection with such Sale. In the event the Company takes back a promissory note or other evidence of Indebtedness in connection with any Sale, all payments subsequently received in cash by the Company with respect to such note shall be included in Cash From Sales upon receipt, irrespective of the treatment of such payments by the Company for tax or accounting purposes. If, in payment for Equipment sold, the Company receives purchase money obligations secured by liens on such Equipment, the amount of such obligations shall not be included in Cash From Sales until and to the extent the obligations are realized in cash, sold or otherwise disposed of.

A-47

“Closing” means the admission of Members to the Company in accordance with Section 5.2 of this Agreement.

“Closing Date” means any date on which any Member shall be admitted to the Company, which may occur on the Initial Closing Date or any subsequent Closing Date up to and including the Final Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended, and in effect from time to time, or corresponding provisions of subsequent laws.

“Commission” means the Securities and Exchange Commission.

“Company” means ICON Leasing Fund Eleven, LLC, a Delaware limited liability company.

“Company Loan” has the meaning specified in Section 6.2(c) of this Agreement.

“Company Minimum Gain” has the meaning specified in Treas. Reg. Sections 1.704-2(b)(2) and (d) and such additional amount as shall be treated as Company Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

“Company Nonrecourse Deductions” shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(c) and (j).

“Consent” means either (a) consent given by vote at a meeting called and held in accordance with the provisions of Section 13.1 of this Agreement or (b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

“Controlling Person” means, with respect to the Manager or any of its Affiliates, any of its chairmen, directors, presidents, vice presidents, corporate secretary, treasurer, any holder of a 5% or larger equity interest in the Manager or any such Affiliate, or any Person having the power to direct or cause the direction of the Manager or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, senior vice president, secretary, controller or treasurer be considered a Controlling Person.

“Cumulative Return” means, as to any Member, an amount equal to an eight (8.0%) percent annual cumulative return on such Member’s Adjusted Capital Contribution (calculated before application of any distribution made to such Member on the date of such calculation) as outstanding from time to time, compounded daily from a date not later than the last day of the calendar quarter in which the original Capital Contribution is made.

“Dealer-Manager” means ICON Securities Corp., an Affiliate of the Manager.

“Dealer-Manager Agreement” means the agreement entered into between the Company and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. Code Ann. tit. 6, Sections 18-101, et seq., as amended from time to time, and any successor thereto.

“Dissolution Event” has the meaning specified in Section 11.1 of this Agreement.

A-48

“Due Diligence Expenses” has the meaning specified in Section 6.4(d) of this Agreement.

“Effective Date” means the date the Registration Statement is declared effective by the Commission.

“Equipment” means any equipment, rights relating to equipment (including residual rights) and related property, real or personal, acquired by the Company, or in which the Company has acquired a direct or indirect interest, of the types of equipment referred to in Section 3.2 of this Agreement and shall also be deemed to include other tangible and intangible real or personal property which at any time is owned in fee simple or subject to a Lease.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” means an interest-bearing account established and maintained by the Manager with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Monies received from subscribers, including Persons who are to be admitted as Members as a result of the Closing occurring on the Initial Closing Date.

“Escrow Agent” means JP Morgan Chase Bank or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the Manager to serve in such capacity pursuant to the Escrow Agreement.

“Escrow Agreement” means that certain Escrow Agreement between the Company, the Manager, the Dealer-Manager and the Escrow Agent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

“Final Closing Date” means the last Closing Date on which any Member (other than a Substitute Member) shall be admitted to the Company, which shall be as soon as practicable following the Termination Date.

“First Cash Distributions” means, with respect to any Member, distributions made to such Member by the Company during the Offering Period and Operating Period on a monthly basis equal to the Member’s Capital Contribution (as such Capital Contribution is reduced by any amounts of uninvested Capital Contributions distributed to such Member pursuant to Section 8.6, by any amounts paid to such Member for the repurchase of such Member’s Shares pursuant to Section 10.5 and by distributions in any prior month in excess of one-twelfth of the Initial Distribution Rate on a Member’s Capital Contribution) times one-twelfth of the Initial Distribution Rate.

“Fiscal Period” means any interim accounting period established by the Manager within a Fiscal Year.

“Fiscal Quarter” means, for each Fiscal Year, the three-calendar-month period which commences on the first day of such Fiscal Year or any of each subsequent three-calendar-month period.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 12.4 of this Agreement.

“Front-End Fees” means fees and expenses paid by any Person for any services rendered during the Company’s organizational and offering or acquisition phases including Sales Commissions, Underwriting Fees, O & O Expense Allowance, Acquisition Fees and Acquisition Expenses and Leasing Fees, and all other similar fees however designated.

A-49

“Full-Payout Lease” means any lease, entered into or acquired from time to time by the Company, pursuant to which the aggregate noncancellable rental payments due during the initial term of such lease, on a net present value basis, are at least sufficient to permit the Company to recover the Purchase Price of the Equipment subject to such lease.

“Gross Asset Value” means, with respect to any asset of the Company, the asset’s adjusted tax basis, except that:

(a)  the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the fair market value of such asset on the date of contribution;

(b)  the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values at such times as the Members’ Capital Accounts are adjusted pursuant to Section 5.4(h) hereof;

(c)  the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution;

(d)  to the extent not otherwise reflected in the Members’ Capital Accounts, the Gross Asset Values of Company assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b); and

(e)  if on the date of contribution of an asset or a revaluation of an asset in accordance with (b)-(d) above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

“Gross Income” means the Company’s gross income for federal income tax purposes.

“Gross Offering Proceeds” mean the aggregate gross amount of Capital Contributions made by the Members other than the Manager and the Initial Member in the Offering.

“Gross Revenues” means receipts of the Company from any and all sources including, but not limited to, (a) rental and royalty payments realized under Leases whether or not pledged to a Lender and including such payments assigned for direct payment to such Lenders and (b) interest earned on funds on deposit for the Company (other than Subscription Monies).

“Gross Share Price” means $1,000.00 for each whole Share purchased by a Member (other than an Affiliated Member); provided, however, that for Members who purchase Shares from a broker who does not charge a Sales Commission, the Gross Share Price is $920.00 per Share.

A-50

“Indebtedness” means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

“Indemnitee” has the meaning specified in Section 6.3(a) of this Agreement.

“Initial Closing Date” means the first Closing Date for the Company on which Members holding in the aggregate Shares equal to, or greater than, the Minimum Offering are admitted to the Company, and which shall be not later than fifteen (15) days after Subscription Monies are released from the Escrow Account to the Company.

“Initial Distribution Rate” means the initial rate of distributions to be paid on a Member’s Capital Contributions as determined by the Manager, in the Manager’s sole discretion.

“Investment Committee” means a committee established by the Manager to set Investment review policies and procedures, and approve significant Investments and Investments which differ from the standards and procedures it has established. The Investment Committee will, at all times, consist of at least two persons designated by the Manager.

“Investments” means, collectively, the Company’s portfolio, from time to time, of Equipment and Leases (including any interest of the Company therein, whether direct or indirect, equity or non-equity, through a nominee, Joint Venture or otherwise), working capital reserves allocable to the Investments (except for the working capital reserves in excess of 3%), and other cash payments such as interest and taxes, but excluding Front-End Fees.

“Involuntary Withdrawal” means, with respect to the Manager, the removal or involuntary withdrawal of the Manager from the Company pursuant to Section 9.2 of this Agreement.

“IRA” means an Individual Retirement Account and its related funding vehicle.

“IRS” or “Service” means the Internal Revenue Service or any successor agency thereto.

“Joint Venture” means any syndicate, group, pool, partnership, limited liability company, business trust or other unincorporated organization through or by means of which the Company acts jointly with any Program or with any non-Affiliated Person to make Investments.

“Lease” means any Full-Payout Lease and any Operating Lease and any residual value interest therein.

“Leasing Fees” means the total of all fees and commissions paid by any party in connection with the initial Lease of Equipment.

“Lender” means any Person that lends cash or cash equivalents to the Company, including any Person that acquires by purchase, assignment or otherwise an interest in the future rents payable under any Lease and in the related Equipment, and any property securing, any such transaction.

“Lessee” means a lessee under a Lease.

A-51

“Liquidation Period” means the period commencing on the first day following the end of the Operating Period and continuing for the amount of time deemed necessary by the Manager for orderly termination of its operations and affairs and liquidation or disposition of the Company’s Investments and other assets and the realization of the maximum proceeds therefor, which period is expected to continue for at least thirty six (36) months beyond the end of the Operating Period but which could last until the expiration of the term of the Company as set forth in Section 4.

“Majority” or “Majority Interest” means Members owning more than 50% of the aggregate outstanding Shares.

“Management Fees” means, for any Fiscal Year, a fee in an amount equal to the lesser of (a) the sum of (i) an amount equal to 5% of annual Gross Revenues realized under Operating Leases (except for Operating Leases for which management services are performed by non-Affiliates under the Manager’s supervisions for which 1% of annual Gross Revenues realized shall be payable) and (ii) an amount equal to 2% of annual Gross Revenues realized under Full-Payout Leases that are Net Leases; (b) an amount equal to 7% of annual Gross Revenues from Equipment owned and operated by the Company in the manner contemplated by the NASAA Guidelines (i.e., the Manager provides both asset management and additional services relating to the continued and active operation of such Equipment, such as ongoing marketing or re-leasing of Equipment, hiring or arranging for the hiring of crews or operating personnel for such Equipment and similar services), and (c) the amount of reasonable management fees customarily paid to non-affiliated third parties rendering similar services in the same geographic location and for similar types of equipment.

“Manager” means ICON Capital Corp., a Connecticut corporation, and any Person who subsequently becomes an additional or Substitute Manager duly admitted to the Company in accordance with this Agreement, in such Person’s capacity as a Manager of the Company. For purposes of Sections 6.2 (b) and (c), and Section 6.4, “Manager” shall also mean any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will manage or participate in the management of the Company, and any Affiliate of such person; provided, however, it does not include a Person whose only relation with the Company is that of an independent equipment manager and whose only compensation is as such nor wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Shares.

“Maximum Offering” means receipt and acceptance by the Company of subscriptions by Persons eligible to purchase a total of 200,000 Shares on or before the Final Closing Date.

“Member” means any Person who is the owner of at least one Share and who has been admitted to the Company as a Member and any Person who becomes a Substitute Member in accordance with this Agreement, in such Person’s capacity as a Member of the Company.

“Member Nonrecourse Debt” means any Company nonrecourse liability for which any Member bears the economic risk of loss within the meaning of Treas. Reg. Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning specified in Treas. Reg. Section 1.704-2(i)(3), and such additional amount as shall be treated as Member Nonrecourse Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

“Member Nonrecourse Deductions” shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(i)(2) and (j).

A-52

“Membership List” means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Shares held by, each Member, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

“Minimum Offering” means receipt and acceptance by the Company of subscriptions for not less than 1,200 Shares (excluding any Shares in excess of 60 Shares collectively subscribed for by the Manager or any Affiliate of the Manager).

“NASAA Guidelines” means the Statement of Policy regarding Equipment Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

“NASD” means the National Association of Securities Dealers, Inc.

“Net Lease” means a Lease under which the Lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the noncancellable rental payments pursuant to such Lease are absolutely net to the Company.

“Net Offering Proceeds” means the Gross Offering Proceeds minus Underwriting Fees, Sales Commissions and the O & O Expense Allowance payable by the Company.

“Net Share Price” means $1,000 for each whole Share less an amount equal to up to 8% thereof (equivalent to Sales Commissions) for each Share or fraction thereof purchased by an Affiliated Member.

“Net Worth” means, with respect to any Person as of any date, the excess, on such date, of assets over liabilities, as such items would appear on the balance sheet of such Person in accordance with generally accepted accounting principles.

“Notice” means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

“O & O Expense Allowance” has the meaning specified in Section 6.4(e) of this Agreement.

“Offering” means the offering of Shares pursuant to the Prospectus.

“Offering Period” means the period from the Effective Date to the Termination Date.

“Operating Expenses” includes (a) all costs of personnel (including officers or employees of the Manager or its Affiliates other than Controlling Persons) involved in the business of the Company, allocated pro rata to their services performed on behalf of the Company, but excluding overhead expenses attributable to such personnel; (b) all costs of borrowed money, taxes and assessments on Investments and other taxes applicable to the Company; (c) legal, audit, accounting, brokerage, appraisal and other fees; (d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Company or in connection with the business of the Company; (e) fees and expenses paid to independent contractors, bankers, brokers and services, leasing agents and sales personnel consultants and other equipment management personnel, insurance brokers and other agents (all of which shall only be billed directly by, and be paid directly to, the provider of such services); (f) expenses (including the cost of personnel as described in (a) above) in connection with the disposition, replacement, alteration, repair, refurbishment, leasing, licensing, re-leasing, re-licensing, financing, refinancing and operation of Equipment (including the costs and expenses of insurance premiums, brokerage and leasing and licensing commissions, if any, with respect to its Investments and the cost of maintenance of its Equipment; (g) expenses of organizing, revising, amending, converting, modifying or terminating the Company; (h) expenses in connection with distributions made by the Company to, and communications and bookkeeping and clerical work necessary in maintaining relations with, its Members, including the costs of printing and mailing to such Person evidences of ownership of Shares and reports of meetings of the Members and of preparation of proxy statements and solicitations of proxies in connection therewith; (i) expenses in connection with preparing and mailing reports required to be furnished to the Members for investor, tax reporting or other purposes, and reports which the Manager deems it to be in the best interests of the Company to furnish to the Members and to their sales representatives; (j) any accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Company (including an allocable portion of the Company’s costs of acquiring and owning computer equipment used in connection with the operations and reporting activities of the Company and any other investment programs sponsored by the Manager or any of its Affiliates, the Company’s interest in which equipment shall be liquidated in connection with the Company’s liquidation); (k) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of Equipment; (l) the costs and expenses incurred in qualifying the Company to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Company; and (m) the costs incurred in connection with any litigation or regulatory proceedings in which the Company is involved.

A-53

“Operating Lease” means any lease, entered into or acquired from time to time by the Company, pursuant to which the aggregate noncancellable rental payments during the initial term of such lease, on a net present value basis, are not sufficient to recover the Purchase Price of the Equipment leased thereby.

“Operating Period” means the period commencing with the Initial Closing Date and ending five (5) years after the Final Closing Date; provided, however, that such period may be extended at the sole and absolute discretion of the Manager for a further period of not more than an additional 36 months.

“Operations” means all operations and activities of the Company except Sales.

“Organizational and Offering Expenses” means (a) all costs and expenses incurred in connection with, and in preparing the Company for, qualification under federal and state securities laws, and subsequently offering and distributing the Shares to the public (except for Sales Commissions and Underwriting Fees payable to the Dealer-Manager or any Selling Dealer), including, but not limited to, (i) printing costs, (ii) registration and filing fees, (iii) attorneys’, accountants’ and other professional fees and (iv) Due Diligence Expenses and (b) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the Manager or any of its Affiliates while engaged in organizing the Company and registering the Shares.

“Payout” means the time when the aggregate amount of cash distributions to a Member (other than the Manager) equals the amount of such Member’s Capital Contribution plus an amount equal to an eight (8.0%) percent annual cumulative return on such Capital Contribution, compounded daily from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating distributions actually made to a Member as first being applied to satisfy such 8.0% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Member’s Capital Contribution). Income earned on escrowed funds and distributed to Members may be used to satisfy the cumulative return requirement.

“Person” shall mean any natural person, partnership, limited liability company, trust, corporation, association or other legal entity, including, but not limited to, the Manager and any of its Affiliates.

“Profits” or “Losses” means, for any Fiscal Year, the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)  any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss;

(b)  any expenditure of the Company described in Code Section 705(a)(2)(B), or treated as such pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses shall be applied to reduce such taxable income or increase such loss;

A-54

(c)  gain or loss resulting from a taxable disposition of any asset of the Company shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;

(d)  in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3); and

(e)  any items which are specially allocated pursuant to Section 8.2(f) shall not be taken into account in computing Profits or Losses.

“Program” means, in addition to the Company, a limited or general partnership, joint venture, limited liability company, unincorporated association or similar organization, formed and/or operated by the Manager or any of its Affiliates for the primary purpose of investment in and the operation of or gain from an interest in Equipment or Leases.

“Prospectus” means the prospectus included as part of the Registration Statement in the final form in which such prospectus is filed with the Commission pursuant to Rule 424 under the Securities Act and as thereafter supplemented or amended pursuant thereto.

“Purchase Price” means, with respect to any Investment, the price paid by, or on behalf of, the Company, including the cash paid, Indebtedness incurred, assumed or to which the Company’s share of proceeds from the Lease, re-Lease, Lease renewal or Equipment sale are subject, and the amount of the related Acquisition Fees on such item of Equipment or Lease, plus that portion of the reasonable, necessary and actual expenses incurred by the Manager or any of its Affiliates in acquiring Investments on an arm’s length basis with a view to transferring such Investments to the Company, which is allocated to the Investments in question in accordance with allocation procedures employed by the Manager or such Affiliate from time to time and within generally accepted accounting principles. With respect to any Investment sold by the Company, “Purchase Price” means the price paid to the Company, including the cash paid, Indebtedness incurred, assumed or to which the buyer’s share of proceeds from the Lease, re-Lease, Lease renewal or Equipment sale are subject. Purchase Price shall also include, with respect to options to acquire Equipment or any interest therein, the sum of the exercise price (including Indebtedness that would be assumed if the option were concurrently exercised) and the price to acquire the option.

“Qualified Plan” means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, as amended, and its related trust.

“Qualified Subscription Account” means the interest-bearing account established and maintained by the Company for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of Subscription Monies received from Persons who are to be admitted as Members as a result of Closings to be held subsequent to the Initial Closing Date.

“Registration Statement” means the Registration Statement for the Shares on a proper form filed with the Commission under the Securities Act which Registration Statement was declared effective by the Commission.

“Re-Leasing Fees” means, a fee in an amount equal to the lesser of: (i) 2% of monthly Gross Revenues from the re-Lease of Equipment to a party who was not previously a lessee thereof; or (ii) fees which are competitive and/or customarily charged by others rendering comparable leasing services for similar Equipment transactions; provided, however, that no Re-Leasing Fees shall be paid if the Manager receives Management Fees equal to 7% of the Gross Revenues pursuant to Section 6.4(g) of this Agreement.

“Re-Sale Fees” means the lesser of: (i) 3% of the Purchase Price paid to the Company by the purchaser of the Investment; or (ii) one-half of reasonable, customary and competitive brokerage fees paid for services rendered in connection with the sale of Investments of similar size, type and location.

A-55

“Reserves” means reserves established by the Company for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders and other appropriate items, in an amount not less than (a) 0.5% of the Gross Offering Proceeds until the end of the Operating Period and (b) during the Liquidation Period, the lesser of (i) 0.5% of the Gross Offering Proceeds and (ii) 0.5% of the Company’s aggregate Adjusted Capital Contributions.

“Sale” means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Company’s Investments.

“Sales Commissions” has the meaning specified in Section 6.4(c) of this Agreement.

“Schedule A” means Schedule A attached to, and made a part of, this Agreement, which sets forth the names, addresses, Capital Contributions and number of Shares owned by the Members, as amended or supplemented from time to time to add or delete, as the case may be, such information with respect to any Member.

“Secondary Market” has the meaning specified in Section 10.2(c) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Dealer” means each member firm of the National Association of Securities Dealers, Inc. which has been selected by the Dealer-Manager to offer and sell Shares and which has entered into a Selling Dealer Agreement with the Dealer-Manager.

“Selling Dealer Agreement” means each of the agreements entered into between the Dealer-Manager and any Seller Dealer, each substantially in the respective form thereof filed as an exhibit to the Registration Statement.

“Share” means a membership interest in the Company.

“Subscription Agreement” means the Subscription Agreement substantially in the form thereof attached as an exhibit to the Prospectus.

“Subscription Monies” means the funds received from a subscriber in respect of a purchase of Shares.

“Substitute Manager” means any successor to the Manager admitted to the Company in accordance with Section 9.5 of the Agreement.

“Substitute Member” means any Assignee of Shares who is admitted to the Company as a Member pursuant to Section 10.3 of this Agreement.

“Tax Matters Partner” means the Person designated pursuant to Section 6231(a)(7) of the Code to manage administrative and judicial tax proceedings conducted at the Company level by the Internal Revenue Service with respect to Company matters. The Manager is designated Tax Matters Partner for the Company in Section 12.9 of this Agreement.

“Termination Date” means the earliest of (a) the date on which the Maximum Offering has been sold, (b) twelve (12) months following the Effective Date provided that such twelve-month period may be extended at the sole and absolute discretion of the Manager for a further period of not more than an additional twelve (12) months and (c) the termination of the Offering by the Manager at any time.

“Treasury Regulation” or “Treas. Reg.” means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

“Underwriting Fees” has the meaning specified in Section 6.4(b) of this Agreement.

“Unpaid Cumulative Return” means, as to any Member, the amount of such Member’s Cumulative Return calculated through the date as of which such Unpaid Cumulative Return is being calculated, reduced (but not below zero) by the aggregate distributions theretofore made to such Member by the Company pursuant to Sections 8.1(b) and 11.3 of this Agreement which are deemed to be a reduction of such Member’s Unpaid Cumulative Return pursuant to Section 8.4(d)(i).

“Unpaid Target Distribution” means, as to any Member, as of any given date, the sum of such Member’s Adjusted Capital Contribution plus such Member’s Unpaid Cumulative Return.

“Voluntary Withdrawal” means, with respect to the Manager, the voluntary withdrawal from the Company of the Manager as the Manager of the Company, or the voluntary sale, assignment, encumbrance or other disposition of all of the Manager’s Shares pursuant to Section 9.1 of this Agreement.

“Withdrawal” means, with respect to the Manager, the Voluntary or Involuntary Withdrawal of such Manager.

A-56

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

ICON CAPITAL CORP.

MANAGER	By:	/s/ Paul B. Weiss

President

INITIAL MEMBER:		/s/ Thomas W. Martin

Thomas W. Martin

A-57

SCHEDULE A

NAMES, ADDRESSES AND CAPITAL CONTRIBUTIONS OF MEMBERS

	Name and Address	Capital Contributions Made	Shares

1.	Manager	$1,000	1.00
	ICON Capital Corp.
	100 Fifth Avenue
	Tenth Floor
	New York, New York 10011

2.	Initial Member
	Thomas W. Martin	$1,000	1.00
	ICON Capital Corp.
	100 Fifth Avenue
	Tenth Floor
	New York, New York 10011

A-58

EXHIBIT B
Prior Performance Tables

The following unaudited tables disclose certain information relating to the performance, operations and investment for eleven of our previous publicly-offered income-oriented programs (collectively, the “Prior Public Programs”):

•	ICON Cash Flow Partners, L.P., Series A (“Series A”)
•	ICON Cash Flow Partners, L.P., Series B (“Series B”)
•	ICON Cash Flow Partners, L.P., Series C (“Series C”)
•	ICON Cash Flow Partners, L.P., Series D (“Series D”)
•	ICON Cash Flow Partners, L.P., Series E (“Series E”)
•	ICON Cash Flow Partners L.P. Six (“LP Six”)
•	ICON Cash Flow Partners L.P. Seven (“LP Seven”)
•	ICON Income Fund Eight A L. P. (“Fund Eight A”)
•	ICON Income Fund Eight B L.P. (“Fund Eight B”)
•	ICON Income Fund Nine, LLC (“Fund Nine”)
•	ICON Income Fund Ten, LLC (“Fund Ten”)

Purchasers of shares in Fund Eleven being offered by this prospectus will not acquire any ownership interest in any of the Prior Public Programs and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Programs. We are sometimes referred to as the General Partner in the Tables that follow rather than the Manager because some of the Prior Public Programs are limited partnerships rather than limited liability companies.

The Prior Public Programs have investment objectives that are similar to those of Fund Eleven. We considered the following factors in determining that the investment objectives of the Prior Public Programs were similar to those of Fund Eleven:

•	The types of equipment to be acquired
•	The structure of the leases to such equipment
•	The credit criteria for lessees,
•	The intended investment cycles
•	The reinvestment policies and the investment goals.

Therefore, all of the information set forth in the following tables may be deemed to relate to programs with investment objectives similar to those of Fund Eleven.

Additional information concerning the Prior Public Programs will be contained in the Annual Reports on Form 10-K for each such Program which may be obtained (after their respective filing dates) without charge by contacting ICON Capital Corp., 100 Fifth Avenue, New York, New York 10011. Such Annual Reports on Form 10-K will also be available upon request at the office of the Securities and Exchange Commission, Washington, D.C. The results of the Prior Public Programs should not be considered indicative of the likely results of Fund Eleven. Moreover, the information presented below should not be considered indicative of the extent to which the Prior Public Programs will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

Three of our prior public programs, Series A, Series B and Series C, experienced unexpected losses in 1992, and the effects of such losses are reflected in the returns to investors set forth on Table III and in the risk factor entitled “You May not Receive Any Income From This Investment Nor a Complete Return of All Of Your Investment” on page __. The losses incurred by investors in those programs do not take into account the benefit of tax-deferral resulting from the fact that a significant portion of early distributions received by investors comprised a return of capital, which was not subject to tax at the time of receipt. Series A experienced losses of $133,569 in 1992 primarily related to the bankruptcy of Richmond Gordman Stores, Inc. In 1992, Series B wrote down its residual positions by $506,690, $138,218 of which was related to the bankruptcy of Richmond Gordman Stores, Inc. and $368,472 of which was related to rapid obsolescence of equipment due to unexpected withdrawal of software support by the manufacturer. Series C wrote down its residual position in 1992 by $1,412,365 relating to the bankruptcy of PharMor, Inc., which involved the reported misappropriation of funds by the management of that company and the overstatement of inventory on its audited financial statements.

Series A, Series B and Series C were all syndicated before 1991 by ICON Capital Corp. under prior ownership and management. In 1996, we (ICON Capital Corp.) were acquired by Messrs. Clarke, Weiss and Martin who have comprised our executive management since that time. All members of our acquisition and remarketing departments joined those departments upon or subsequent to the ownership change. Each of Series A, Series B and Series C had investment objectives and policies significantly different than those of Fund Eleven. For example, the majority of the equipment acquired by those programs was new or recently delivered, whereas for the Fund Eleven the majority, if not all, of the equipment to be purchased will be used equipment already subject to lease, which we believe presents substantially less risk than purchasing new equipment. Additionally, Series A, Series B and Series C attempted to compete with money center banks in the highly competitive business of originating new leases. Current management’s philosophy is to exclusively acquire leases in the secondary market, which does not involve direct competition with such institutions. Each of Series A, Series B and Series C had the ability to, and did, invest in financing transactions, which Fund Eleven will not do. Finally, the amount of the gross offering proceeds raised by each of Series A, Series B and Series C was substantially smaller than what is likely to be raised by Fund Eleven. Fewer offering proceeds result in smaller portfolios of equipment and less portfolio diversification. Series A raised only $2.5 million, and Series B and Series C each raised only $20 million. Other equipment leasing businesses we have syndicated under current management have raised in excess of 99% of the amounts offered, which have been between $75 and $100 million.

Series D, Series E and LP Six and LP Seven are currently in their liquidation periods. Series D has not made a distribution to its limited partners since April 1, 2001. Series E has not made a distribution to its limited partners since May 1, 2004. LP Six has not made a distribution to its limited partners since March 1, 2004. LP Seven has not made a distribution to its limited partners since April 1, 2003; however, it currently has significant assets remaining to be liquidated.

If you purchase shares in Fund Eleven, you will not have any ownership interest in any other business as a result of your purchase. You should not assume that you will experience returns, if any, comparable to those experienced by investors in our Prior Public Programs.

Additionally, see Table VI “Acquisition of Equipment by the Prior Public Programs” which is contained as an exhibit to the registration statement, as amended, of which this prospectus is a part.

Table	Description	Page
I	Experience in Raising and Investing Funds	B-3

II	Compensation to ICON Capital Corp. and Affiliates	B-7

III	Operating Results of Prior Public Programs	B-9

IV	Results of Completed Prior Public Programs	B-20

V	Sales or Disposition of Equipment by Prior Public Programs	B-23

B-2

TABLE I
Experience in Raising and Investing Funds
December 31, 2003
(unaudited)

The following table sets forth certain information, as of December 31, 2003, concerning the experience of ICON Capital Corp. in raising and investing funds in all completed Prior Public Programs. Information is provided with respect to the manner in which the proceeds of the offerings have been applied. Also presented is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in equipment.

	Series A		Series B		Series C

Dollar amount offered	$40,000,000		$20,000,000		$20,000,000

Dollar amount raised	$2,504,500	100.0%	$20,000,000	100.0%	$20,000,000	100.0%
Less: Offering Expenses:
Selling Commissions	262,973	10.5%	1,800,000	9.0%	2,000,000	10.0%
Organization and offering expenses paid to General Partner or its Affiliates	100,180	4.0%	900,000	4.5%	600,000	3.0%
Reserves	25,045	1.0%	200,000	1.0%	200,000	1.0%

Offering proceeds available for investment	$2,116,302	84.5%	$17,100,000	85.5%	$17,200,000	86.0%

Debt proceeds	$4,190,724		$46,092,749		$50,355,399

Total equipment acquired	$7,576,758		$65,580,973		$70,257,280

Acquisition fees paid to General Partner and its affiliates	$206,710		$2,219,998		$2,396,810

Equipment acquisition costs as a percentage of amount raised:
Purchase price	81.84%		82.23%		82.70%
Acquisition fees paid to General Partner or its Affiliates	2.66%		3.27%		3.30%

Percent invested	84.50%		85.50%		86.00%

Percent leveraged (debt proceeds divided by total equipment acquired)	55.31%		70.28%		71.67%
Date offering commenced	1/9/87		7/18/89		12/7/90
Original offering period (in months)	24		18		18
Actual offering period (in months)	24		17		7
Months to invest 90% of amount available for investment (measured from the beginning of offering)	24		18		10

B-3

TABLE I
Experience in Raising and Investing Funds (continued)
December 31, 2003
(unaudited)

The following table sets forth certain information, as of December 31, 2003, concerning the experience of ICON Capital Corp. in raising and investing funds in all completed Prior Public Programs. Information is provided with respect to the manner in which the proceeds of the offerings have been applied. Also presented is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in equipment.

	Series D		Series E		L.P. Six

Dollar amount offered	$40,000,000		$80,000,000		$120,000,000

Dollar amount raised	$40,000,000	100.0%	$61,041,151	100.0%	$38,385,712	100.0%
Less: Offering Expenses:
Selling Commissions	4,000,000	10.0%	6,104,115	10.0%	3,838,571	10.0%
Organization and offering expenses paid to General Partner or its Affiliates	1,400,000	3.5%	2,136,440	3.5%	1,343,500	3.5%
Reserves	400,000	1.0%	610,412	1.0%	383,857	1.0%

Offering proceeds available for investment	$34,200,000	85.5%	$52,190,184	85.5%	$32,819,784	85.5%

Debt proceeds	$71,712,589		$181,626,869		$139,890,251

Total equipment acquired	$132,771,421		$272,630,824		$169,037,967

Acquisition fees paid to General Partner and its affiliates	$4,539,336		$7,021,906		$4,390,033

Equipment acquisition costs as a percentage of amount raised:
Purchase price	82.19%		82.99%		82.97%
Acquisition fees paid to General Partner or its Affiliates	3.31%		2.51%		2.53%

Percent invested	85.50%		85.50%		85.50%

Percent leveraged (non-recourse debt financing divided by total purchase price)	54.01%		66.62%		82.76%
Date offering commenced	8/23/91		6/5/92		11/12/93
Maximum offering period (in months)	18		24		24
Actual offering period (in months)	10		13		24
Months to invest 90% of amount available for investment (measured from the beginning of offering)	4		9		16

B-4

TABLE I
Experience in Raising and Investing Funds (continued)
December 31, 2003
(unaudited)

The following table sets forth certain information, as of December 31, 2003, concerning the experience of ICON Capital Corp. in raising and investing funds in all completed Prior Public Programs. Information is provided with respect to the manner in which the proceeds of the offerings have been applied. Also presented is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in equipment.

	L.P. Seven		Fund Eight A		Fund Eight B

Dollar amount offered	$100,000,000		$75,000,000		$75,000,000

Dollar amount raised	$99,999,681	100.0%	$74,996,504	100.0%	$75,000,000	100.0%
Less: Offering Expenses:
Selling Commissions	9,999,968	10.0%	7,499,650	10.0%	7,500,000	10.0%
Organization and offering expenses paid to General Partner or its Affiliates	3,499,989	3.5%	2,351,840	3.1%	1,875,000	2.5%
Reserves	999,997	1.0%	749,965	1.0%	750,000	1.0%

Offering proceeds available for investment	$85,499,728	85.5%	$64,395,049	85.9%	$64,875,000	86.5%

Debt proceeds	$265,804,645		$90,671,114		$171,267,529

Total equipment acquired	$316,939,843		$142,691,295		$201,923,755

Acquisition fees paid to General Partner and its affiliates	$10,043,219		$5,894,302		$9,007,511

Equipment acquisition costs as a percentage of amount raised:
Purchase price	82.43%		81.93%		82.04%
Acquisition fees paid to General Partner or its Affiliates	3.07%		3.97%		4.46%

Percent invested	85.50%		85.90%		86.50%

Percent leveraged (non-recourse debt financing divided by total purchase price)	83.87%		63.54%		84.82%
Date offering commenced	11/9/95		10/5/98		6/14/00
Maximum offering period (in months)	36		24		24
Actual offering period (in months)	34		20		16
Months to invest 90% of amount available for investment (measured from the beginning of offering)	14		17		21
B-5

TABLE I
Experience in Raising and Investing Funds (continued)
December 31, 2003
(unaudited)

The following table sets forth certain information, as of December 31, 2003, concerning the experience of ICON Capital Corp. in raising and investing funds in all completed Prior Public Programs. Information is provided with respect to the manner in which the proceeds of the offerings have been applied. Also presented is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in equipment.

	Fund Nine		Fund Ten		Total All Programs

Dollar amount offered	$100,000,000		$150,000,000		$820,000,000

Dollar amount raised	$99,743,474	99.74%	$23,784,330	15.86%	$555,455,353
Less: Offering Expenses:
Selling Commissions	9,974,347	10.00%	2,378,433	10.00%	55,358,057
Organization and offering expenses paid to General Partner or its Affiliates	2,237,745	2.24%	832,451	3.50%	17,457,145
Reserves	997,435	1.00%	237,843	1.00%	5,554,554

Offering proceeds available for investment	$86,533,947	86.76%	$20,335,603	86.15%	$456,929,994

Debt proceeds	$196,640,059		--		$1,218,251,928

Total equipment acquired	$248,126,975		$3,600,000		$1,631,137,091

Prepaid service fees to General Partner and its affiliates			$1,545,981		$1,545,981
Acquisition fees paid to General Partner and its affiliates	$8,557,110		--		$74,276,935

Equipment acquisition costs as a percentage of amount raised:
Purchase price	51.62%		15.14%
Prepaid service fees to General Partner and its affiliates			6.50%
Acquisition fees paid to General Partner or its Affiliates	8.58%

Percent invested	60.20%		21.64%

Percent leveraged (non-recourse debt financing divided by total purchase price)	80.33%		0%
Date offering commenced	11/26/01		6/02/03
Maximum offering period (in months)	24		24
Actual offering period (in months)	17		23
Months to invest 90% of amount available for investment (measured from the beginning of offering)	20		48

B-6

TABLE II
Compensation to ICON Capital Corp. and Affiliates
December 31, 2003
(unaudited)

The following table sets forth certain information, as of December 31, 2003, concerning the compensation derived by ICON Capital Corp. and its affiliates from its Prior Public Programs:

	Series A	Series B	Series C	Series D	Series E
Date offering commenced	1/9/87	7/18/89	12/7/90	8/23/91	6/5/92
Date offering closed	1/8/89	11/16/90	6/20/91	6/5/92	7/31/92
Dollar amount raised	$2,504,500	$20,000,000	$20,000,000	$40,000,000	$61,041,151
Amounts paid to the General Partner and its Affiliates from proceeds of the offering:
Underwriting commissions	$37,568	$200,000	$400,000	$800,000	$1,220,823
Organization and offering reimbursements	$100,180	$900,000	$600,000	1,400,000	$2,136,440
Acquisition fees	$206,710	$2,219,998	$2,396,810	$4,539,336	$7,021,906
Dollar amount of cash generated from operations before deducting such payments/accruals to the General Partner and Affiliates	$4,880,566	$22,437,271	$23,294,505	$41,798,100	$133,551,535
Amount paid or accrued to General Partner and Affiliates:
Management fee	$308,910	$2,782,287	$2,685,205	$4,903,958	$9,439,706
Administrative expense reimbursements	$109,962	$714,538	$596,158	$1,857,470	$5,139,223

B-7

TABLE II
Compensation to ICON Capital Corp. and Affiliates (continued)
December 31, 2003
(unaudited)

The following table sets forth certain information, as of December 31, 2003, concerning the compensation derived by ICON Capital Corp. and its affiliates from its Prior Public Programs:

	LP Six	LP Seven	Fund 8A	Fund 8B	Fund Nine	Fund Ten
Date offering commenced	11/12/93	11/9/95	9/23/98	5/24/00	11/26/01	6/2/03
Date offering closed	11/8/95	9/16/98	5/17/00	10/17/01	4/30/03	ongoing
Dollar amount raised	$38,385,712	$99,999,681	$74,996,504	$75,000,000	$99,743,474	$23,784,330
Amounts paid to the General Partner and its Affiliates from proceeds of the offering:
Underwriting commissions	$767,714	$1,999,994	$1,770,943	$1,500,000	$1,994,869	$475,687
Organization and offering reimbursements	$1,343,500	$3,499,989	$2,351,840	$1,875,000	$2,473,616	$832,451
Acquisition fees	$4,390,033	$10,043,219	$5,894,302	$9,744,277	$8,557,110
Prepaid service fees						$1,545,981
Dollar amount of cash generated from operations before deducting such payments/accruals to the General Partner and Affiliates	$42,149,235	$15,167,773	$17,555,489	$3,833,397	$4,206,988	$555,341
Amount paid or accrued to General Partner and Affiliates:
Management fee	$5,639,254	$11,635,082	$6,537,576	$5,583,326	$2,501,725	$18,391
Administrative expense reimbursements	$2,803,407	$4,625,951	$2,642,352	$2,513,859	$1,000,686	$7,357

B-8

TABLE III

Operating Results of Prior Public Programs--Series D
December 31, 2003
(unaudited)

The following table summarizes the operating results of Series D, which are maintained in accordance with Generally Accepted Accounting Principles (“GAAP”) for financial statement purposes.

	For the Years Ended December 31,
	2003	2002	2001	2000	1999
Revenues	$483,375	$1,602,109	$869,839	$1,593,583	$2,303,583
Net (loss) gain on sales or remarketing of equipment	$116,939	$(8,001)	$4,856	$606,784	$354,424

Gross revenue	600,314	1,594,108	874,695	2,200,367	2,658,007
Less:
Interest expense	213,428	245,280	303,593	527,065	602,920
Depreciation expense	252,456	408,696	383,784	542,309	682,185
Management fees--General Partner	--	--	--	47,532	193,017
Administrative expense reimbursement--General Partner	--	--	--	12,292	113,548
General and administrative	153,211	143,386	154,959	239,388	214,256
Amortization of initial direct costs	--	455	4,515	11,166	28,406
Provision for bad debts(2)	--	(133,903)	(256,928)
		$662,388	$284,772
Net (loss) income--GAAP	$(18,781)	$655,764	$281,924	$820,615	$823,675

Net (loss) income--GAAP--allocable to limited partners	$(18,593)	$412,581	$21,669	$812,409	$815,438

Taxable income from operations(1)	$(690,135)	$219,628	$61,013	$78,679	$(716,556)

Cash generated from operations	$(117,244)	$1,494	527,845	$66,348	$584,985
Cash generated from sales of equipment	142,303			4,699,107	3,946,052
Cash generated from refinancing	--	--	--

Cash generated from operations, sales and refinancing	25,059	221,122	588,858	4,765,455	4,531,037
Less:
Cash distributions to investors from operations, sales and refinancing	--	--	588,646	4,091,082	2,461,219
Cash distributions to General Partner from operations, sales and refinancing	--	--	5,946	41,323	24,840
Cash generated from (used by) operations, sales and refinancing after cash distributions	$25,059	$221,122	$(5,734)	$633,050	$2,044,978

Tax data and distributions per $1,000 limited partner investment
Federal income tax results:
Taxable income from operations(1)	$(17.29)	$10.23	$.54	$1.95	$(17.77)

Cash distributions to investors
Source (on GAAP basis)
Investment income	--			$20.36	$20.43
Return of capital	--			$83.18	$41.24
Source (on Cash basis)
--Operations	--			$1.68	$14.66
--Sales	--			$101.86	$47.01
--Refinancing	--	--	--	--	--
--Other	--	--	--	--	--
Weighted average number of limited partnership ($100) units outstanding	399,118			399,118	399,118
_____________________
(1)	The difference between Net (loss) income - GAAP and Taxable (loss) income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.
(2)	Series D records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of Series D’s portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

B-9

TABLE III

Operating Results of Prior Public Programs--Series E
December 31, 2003
(unaudited)

The following table summarizes the operating results of Series E, which are maintained in accordance with GAAP for financial statement purposes.
	For the Years Ended December 31,
	2003	2002	2001	2000	1999
Revenues	$1,862,979	$5,868,038	$5,319,664	$6,278,942	$9,302,860
Net (loss) gain on sales or remarketing of equipment	$309,286	$(14,300)	$68,268	$253,737	$901,005

Gross revenue	2,172,265	5,853,738	5,387,932	6,532,679	10,203,865
Less:
Interest expense	1,160,763	1,428,860	2,333,153	3,007,236	4,106,569
Management fees--General Partner	208,593	354,788	537,237	748,178	928,946
Administrative expense reimbursement--General Partner	128,341	194,272	339,737	458,930	539,853
(Reversal of) provision for bad debts(2)	--	(700,000)	2,162,304	500,000	1,000,000
Amortization of initial direct costs	11,674	61,569	123,307	102	33,195
Depreciation	3,099,866	1,553,222	1,124,383	587,211	587,211
General and administrative	575,104	606,778	624,122	722,414	685,647
Minority interest (income) expense in joint venture	(119,656)	52,601	(460,987)	112,178	79,754

Net income (loss)--GAAP	$(2,892,420)	$2,301,648	$(1,395,324)	$396,430	$2,242,510

Net income (loss)--GAAP--allocable to limited partners	$(2,863,496)	$2,278,632	$(1,381,371)	$392,466	$2,220,085

Taxable (loss) income from operations(1)	$(773,985)	$(1,145,495)	$(2,541,572)	$(124,261)	$797,077

Cash generated from operations(3)	$1,619,622	$5,255,183	8,300,201	$9,359,980	$11,671,010
Cash generated from sales of equipment	484,966	2,394,019	738,728	2,159,942	3,776,513
Cash generated from refinancing	--	--	--	--	--

Cash generated from operations, sales and refinancing	2,104,588	7,649,202	9,038,929	11,519,922	15,447,523
Less:
Cash distributions to investors from operations, sales and refinancing	1,621,978	2,594,024	1,356,383	3,672,173	4,381,933
Cash distributions to General Partner from operations, sales and refinancing	16,383	26,202	13,564	37,091	44,258

Cash generated from operations, sales and refinancing after cash distributions	$466,227	$5,028,976	$7,668,982	$7,810,658	$11,021,332

Tax and distribution data per $1,000 limited partner investment Federal income tax results:
Taxable income (loss) from operations(1)	$(12.73)	$(18.66)	$(41.39)	$(2.02)	$12.98

Cash distributions to investors
Source (on GAAP basis)
Investment income	--	$37.50	--	$6.50	$36.52
Return of capital	$26.70	$5.20	$22.30	$53.91	$35.57
Source (on Cash basis)
--Operations	26.70	$42.70	$22.30	$60.41	$72.09
--Sales	--	--	--	--	--
--Refinancings	--	--	--	--	--
--Other	--	--	--	--	--
Weighted average number of limited partnership ($100) units outstanding	607,856	607,856	607,856	607,856	607,856
_____________________
(1)	The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.
(2)	Series E records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of Series E’s portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.
(3)	Included in the cash generated from operations are distributions received from unconsolidated joint ventures net of investments made in unconsolidated joint ventures.

B-10

TABLE III

Operating Results of Prior Public Programs--L.P. Six
December 31, 2003
(unaudited)

The following table summarizes the operating results of L.P. Six, which are maintained in accordance with GAAP for financial statement purposes.

	For the Years Ended December 31,
	2003	2002	2001	2000	1999
Revenues	$1,398,846	$3,734,231	$3,455,018	$5,303,544	$4,597,536
Net (loss) gain on sales or remarketing of equipment	$(210,706)	$1,153,371	1,269,006	589,547	438,622

Gross revenue	1,188,140	4,887,602	4,724,024	5,893,091	5,036,158
Less:
Interest expense	1,105,218	1,604,884	2,031,014	1,928,625	1,686,377
Management fees--General Partner	106,843	320,138	481,734	466,522	675,025
Amortization of initial direct costs	706	4,857	16,669	42,778	175,600
Depreciation	2,930,010	2,073,803	1,990,094	625,199	625,199
Administrative expense reimbursement--General Partner	39,635	142,061	239,947	232,159	345,569
(Reversal) provision for bad debts(3)	(204,018)	--	--	9,763	--
General and administrative	298,305	577,829	307,032	291,257	298,031
Minority interest (income) expense in joint venture	(31,733)	(3,459)	5,672	7,337	9,337

Net income (loss)--GAAP	$(3,056,826)	$167,489	$(348,138)	$2,289,451	$1,221,020

Net income (loss)--GAAP--allocable to limited partners	$(3,026,258)	$165,814	$(344,657)	$2,266,566	$1,208,810

Taxable (loss) income from operations(1)	$(1,827,116)	$1,483,986	$787,312	$(545,408)	$(3,406,939)

Cash (used by) generated from operations(4)	$1,979,894	$(1,948)	$960,004	$1,771,279	$2,684,592
Cash generated from sales of equipment	303,841	2,309,673	3,121,860	1,708,805	6,120,773
Cash generated from refinancing	--	--	--	--	--

Cash generated from operations, sales and refinancing	2,283,935	2,307,725	4,081,864	3,480,084	8,805,365
Less:
Cash distributions to investors from operations, sales and refinancing	2,417,343	2,462,627	3,488,143	3,858,906	4,075,766
Cash distributions to General Partner from operations, sales and refinancing	24,418	24,875	35,204	38,995	41,178

Cash (used by) generated from operations, sales and refinancing after cash distributions	$(158,026)	$(179,777)	$558,517	$(417,817)	$4,116,944

Tax and distribution data per $1,000 limited partner investment
Federal Income tax results:
Taxable income (loss) from operations(1)	$(48.36)	$(38.84)	$20.60	$(14.27)	$(88.95)

Cash distributions to investors(2)
Source (on GAAP basis)
Investment income	--	$4.40	--	$59.90	$31.88
Return of capital	$64.00	$60.70	$92.20	$42.10	$75.61
Source (on cash basis)
--Operations	52.40	--	$25.38	$46.82	$70.80
--Sales	8.04	$61.06	$66.82	$45.17	$36.69
--Refinancing	--	$4.04	--	--	--
--Other	3.56	--	--	$10.01	--
Weighted average number of limited partnership ($100) units outstanding	377,790	378,278	378,288	378,283	379,187

B-11

TABLE III

Operating Results of Prior Public Programs--L.P. Six (continued)
December 31, 2003
(unaudited)

_____________________
(1)	The difference between Net (loss) income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.
(2)	L.P. Six held its initial closing on March 31, 1994. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.
(3)	L.P. Six records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of L.P. Six’s portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.
(4)	Included in the cash generated from operations are distributions received from unconsolidated joint ventures net of investments made in unconsolidated joint ventures.

B-12

TABLE III

Operating Results of Prior Public Programs - L.P. Seven
December 31, 2003
(unaudited)

The following table summarizes the operating results of L.P. Seven, which are maintained in accordance with GAAP for financial statement purposes.
	For the Years Ended December 31,
	2003	2002	2001	2000	1999
Revenues	$3,456,008	$5,327,708	$8,788,111	$14,091,013	$19,456,830
Net gain on sales or remarketing of equipment	$120,524	$2,711,735	$71,381	$622,723	$115,427

Gross revenue	3,576,532	8,039,443	9,159,492	14,713,736	19,572,257
Less:
Interest expense	2,682,524	3,515,642	3,959,897	5,583,372	8,833,929
Depreciation	5,795,265	4,769,652	2,584,622	--	--
Management fees--General Partner	595,157	975,642	1,958,755	3,378,163	3,066,929
Amortization of initial direct costs	184,089	384,612	907,858	1,814,617	2,151,154
Administrative expense reimbursement--General Partner	242,909	419,784	661,519	1,268,398	1,158,866
Provision for impairment	5,250,000	--	--	--	--
Provision for (reversal of) bad debts(3)	--	--	(500,000)	400,000	200,000
General and administrative	1,554,202	1,567,263	1,019,905	970,890	642,961
Minority interest (income) expense in joint venture	(27,378)	4,838	43,952	5,035	4,900

Net income (loss)--GAAP	$(12,700,236)	$(3,597,990)	$(1,477,016)	$1,293,261	$3,514,436

Net income (loss)--GAAP--allocable to limited partners	$(12,573,234)	$(3,562,010)	$(1,462,246)	$1,280,328	$3,479,291

Taxable (loss) income from operations(1)	$(7,174,472)	$(1,879,840)	$(12,641,041)	$(7,228,799)	$(7,753,978)

Cash (used by) generated from operations(4)	$(578,069)	$(2,423,033)	$3,111,342	$9,882,377	$844,971
Cash generated from sales of equipment	1,050,865	(6,184,166)	7,771,021	4,516,096	4,750,000
Cash generated from refinancing	--	--	2,111,726	8,114,428	19,010,000

Cash generated from operations, sales and refinancing	472,796	3,761,073	12,994,089	22,512,901	24,604,971
Less:
Cash distributions to investors from operations, sales and refinancing	1,645,916	10,129,308	10,632,716	10,641,411	10,677,316
Cash distributions to General Partner from operations, sales and refinancing	16,627	102,316	100,023	107,493	107,872

Cash (used by) generated from operations, sales and refinancing after cash distributions	$(1,189,747)	$(6,470,551)	$2,261,350	$11,763,997	$13,819,783

Tax and distribution data per $1,000 limited partner investment
Federal income tax results:
Taxable income (loss) from operations(2)	$(72.65)	$(18.83)	$(126.52)	$(72.29)	$(77.33)

Cash distributions to investors
Source (on GAAP basis)
Investment income	--	--	--	$12.93	$35.05
Return of capital	$16.70	$102.50	$107.50	$94.57	$72.51
Source (on cash basis)
--Operations	--	--	$31.46	$99.83	$8.51
--Sales	10.64	$62.59	$76.04	$7.67	$47.85
--Refinancing	--	--	--	--	$51.20
--Other	6.06	$39.91	--	--	--
Weighted average number of limited partnership ($100) units outstanding	987,548	988,099	989,112	989,929	992,719

B-13

TABLE III

Operating Results of Prior Public Programs--L.P. Seven (continued)
December 31, 2003
(unaudited)

_____________________
(1)	The difference between Net (loss) income - GAAP and Taxable (loss) income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.
(2)	The program held its initial closing on March 31, 1994. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.
(3)	L.P. Seven records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of L.P. Seven’s portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.
(4)	Included in the cash generated from operations are distributions received from unconsolidated joint ventures net of investments made in unconsolidated joint ventures.

B-14

TABLE III
Operating Results of Prior Public Programs--Fund Eight A
December 31, 2003
(unaudited)

The following table summarizes the operating results of Fund Eight A, which are maintained in accordance with GAAP for financial statement purposes.
	For the Years Ended December 31,
	2003	2002	2001	2000	1999
Revenues	$7,730,932	$11,695,233	$12,687,511	$14,229,916	$9,131,846
Net (loss) gain on sales or remarketing of equipment on investment in joint venture	675,825	(404,710)	288,060	--	--

Gross revenue	8,406,757	11,290,523	12,975,571	14,229,916	9,131,846
Less:
Interest expense	3,389,986	5,181,248	6,279,671	7,361,127	4,397,728
General and administrative	834,950	936,992	608,169	497,164	313,181
Administrative expense reimbursement--General Partner	293,117	488,133	764,715	751,073	345,358
Management fees--General Partner	737,943	1,128,431	1,902,703	1,836,953	931,151
Depreciation expenses	3,486,214	4,016,556	2,729,052	2,646,303	594,308
Amortization of initial direct costs	198,211	332,183	702,003	819,348	885,106
Provision for (reversal of) bad debts(3)	--	300,000	--	200,000	385,000
Minority interest expense	14,493	13,501	18,574	15,947	17,874
Loss on termination	7,365,477	--	--	--	--
Net income (loss)--GAAP	$7,912,634	$(1,106,521)	$(29,316)	$102,001	$1,262,140

Net income (loss)--GAAP--allocable to limited partners	$7,833,508	$(1,095,456)	$(29,023)	$100,981	$1,249,519

Taxable (loss) income from operations(1)	$(1,725,123)	$(4,178,363)	$(6,964,536)	$(10,461,790)	$(5,564,701)

Cash (used by) generated from operations(2)	$(1,798,249)	$1,540,401	$3,506,570	$9,072,722	$1,825,719
Cash generated from sales of equipment	1,661,898	1,144,010	3,664,324	--	10,753,855
Cash generated from refinancing	3,684,718	--	3,004,674	--	--

Cash generated from operations, sales and refinancing	3,548,367	2,684,411	10,175,568	9,072,722	12,579,574
Less:
Cash distributions to investors from operations, sales and refinancing	6,040,214	8,000,244	8,022,337	7,640,879	3,632,817
Cash distributions to General Partner from operations, sales and refinancing	61,012	80,811	81,039	77,127	37,282

Cash (used by) generated from operations, sales and refinancing after cash distributions	$(2,552,859)	$(5,396,644)	$2,072,192	$1,354,716	$8,909,475
Tax and distribution data per $1,000 limited partner investment
Federal income tax results:
Taxable income (loss) from operations(1)	$(23.23)	$(55.55)	$(92.38)	$(145.72)	$(163.02)

Cash distributions to investors
Source (on GAAP basis)
Investment income	--	--	--	$1.40	$36.98
Return of capital	$81.30	$107.40	$107.50	$106.10	$70.52
Source (on cash basis)
--Operations	$81.30	$20.69	$46.99	$107.50	$54.03
--Sales	--	$15.36	$46.10	--	$53.47
--Refinancing	--	--	$11.41	--	--
--Other	--	$71.35	--	--	--
Weighted average number of limited partnership ($100) units outstanding	742,719	744,600	746.378	710,779	337,936
_____________________
(1)	The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.
(2)	Included in the cash generated from operations are distributions received from unconsolidated joint ventures net of investments made in unconsolidated joint ventures.
(3)	The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership’s portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

B-15

TABLE III

Operating Results of Prior Public Programs - Fund Eight B
December 31, 2003
(unaudited)

The following table summarizes the operating results of Fund Eight B, which are maintained in accordance with GAAP for financial statement purposes.

	For the Years Ended December 31,
	2003	2002	2001	2000
Revenues	$24,351,597	$25,191,872	$20,139,301	$742,302
Net (loss) gain on sales or remarketing of equipment on investment in joint venture	798,490	375,489	92,695	--

Gross revenue	25,150,087	35,467,361	20,231,996	742,302
Less:
Interest expense	7,486,199	7,249,407	5,010,154	123,815
General and administrative	2,023,442	580,106	400,323	51,576
Administrative expense reimbursement--General Partner	936,605	966,832	572,981	37,441
Management fees--General Partner	2,008,870	2,137,679	1,344,637	92,140
Depreciation expenses	17,796,463	14,171,054	11,680,535	111,940
Amortization of initial direct costs	229,278	288,917	212,748	33,510
Provision for (reversal of) bad debts(3)	--	--	--	--
Minority interest expense	(149,561)	210,263	190,509	655

Net income (loss)--GAAP	$(5,181,209)	$(136,897)	$820,109	$291,236

Net income (loss)--GAAP--allocable to limited partners	$(5,129,397)	$(135,528)	$811,908	$288,324

Taxable (loss) income from operations(1)	$(7,384,299)	$(7,504,574)	$(9,123,246)	$(14,279)

Cash generated from operations(2)	$(692,492)	$1,225,965	$638,360	$1,232,306
Cash generated from sales of equipment	5,720,100	2,341,096	629,514	--
Cash generated from refinancing	--	3,593,693	--	--

Cash generated from operations, sales and refinancing	5,027,608	7,160,754	1,267,874	1,232,306
Less:
Cash distributions to investors from operations, sales and refinancing	6,965,348	8,056,975	4,932,964	536,708
Cash distributions to General Partner from operations, sales and refinancing	70,347	81,384	49,845	5,228

Cash (used by) generated from operations, sales and refinancings after cash distributions	$(2,008,087)	$(977,605)	$(3,714,935)	$690,370
Tax and distribution data per $1,000 limited partner investment
Federal income tax results:
Taxable income (loss) from operations(1)	$(98.83)	$(99.13)	$(179.73)	$(1.07)

Cash distributions to investors
Source (on GAAP basis)
Investment income	--	--	$16.20	$2.18
Return of capital	$93.20	$107.50	$82.00	$1.88
Source (on cash basis)
--Operations	--	$16.36	$12.71	$4.06
--Sales	$76.55	$31.24	$12.53	--
--Refinancing	--	$47.95	--	--
--Other	$16.65	$11.95	$72.96	--
Weighted average number of limited partnership ($100) units outstanding	747,189	749,475	502,536	132,049

B-16

TABLE III

Operating Results of Prior Public Programs - Fund Eight B (continued)
December 31, 2003
(unaudited)

The following table summarizes the operating results of Fund Eight B, which are maintained in accordance with GAAP for financial statement purposes.

_____________________
(1)	The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.
(2)	Included in the cash generated from operations are distributions received from unconsolidated joint ventures net of investments made in unconsolidated joint ventures.
(3)	Fund 8B records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of Fund 8B’s portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

B-17

TABLE III

Operating Results of Prior Public Programs - Fund Nine
December 31, 2003
(unaudited)

The following table summarizes the operating results of Fund Nine, which are maintained in accordance with GAAP for financial statement purposes.

Year Ended December 31, 2003
Revenues	$35,494,836
Loss on sale of equipment	(2,753)
Income from investment in unconsolidated joint venture	197,986
Gross revenues	35,492,083
Less:
Depreciation and amortization	24,741,029
Interest	8,040,778
Management fee - Manager	1,897,722
Administrative fee reimbursement - Manager	759,089
General and administrative	699,436
Amortization of initial direct costs	94,354
Minority interest in consolidated joint venture expense	138,752
Net income (loss)--GAAP	$(879,077)
Net income (loss)--GAAP allocable to:
Additional members	(870,286)
Taxable (loss) income from operation(1)	$(1,033,797)
Cash generated from operations(2)	1,905,148
Cash generated from sales of equipment	433,617
Cash generated from refinancing	--
Cash generated from operations, sales and refinancing	2,338,765
Less:
Cash distributions for investors from operations, sales and refinancing	7,945,750
Cash distributions to General Partner from operations, sales and refinancing	80,260
Cash (used by) generated from operations, sales and refinancings after cash distributions	(5,687,245)
Tax data, etc.
Taxable loss from operations(1)	(11.38)
Cash distributions to investors source (on GAAP basis)
Investment income	--
Return of capital	87.49
Source (on cash basis)
--Operations	25.75
--Sales	4.77
--Refinancing	--
--Other	56.97
Weighted average number of additional member shares outstanding	90,813
_____________________
(1)	The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.
(2)	Included in the cash generated from operations are distributions received from unconsolidated joint ventures net of investments made in unconsolidated joint ventures.

B-18

TABLE III

Operating Results of Prior Public Programs - Fund Ten
December 31, 2003
(unaudited)

The following table summarizes the operating results of Fund Ten, which are maintained in accordance with GAAP for financial statement purposes.

Year Ended December 31, 2003
Revenues	$370,684
Net (loss) gain on sales or remarketing of equipment
Gross revenue	370,684
Less:
Interest expense	--
Depreciation expense	274,102
Amortization of prepaid service fees	127,986
Management fees - Manager	18,391
Administrative expense reimbursements - Manager	7,357
General and administrative	76,119
Minority interest expense	--
Net income (loss)--GAAP	$(133,271)
Net income (loss)--GAAP additional members	$(131,938)
Taxable income from operations(1)	160,150
Cash generated from operations	605,462
Cash generated from sales of equipment	--
Cash generated from refinancing	--
Cash generated from operations, sales and refinancing	605,462
Less:
Cash distributions to investors from operations, sales and refinancing	273,126
Cash distributions to Manager from operations, sales and refinancing	2,759
Cash generated from (used by) operations, sales and refinancings after cash distributions	329,577
Tax data and distributions per $1,000 additional members investment
Federal income tax results:
Taxable income from operations(1)	12.27
Cash distributions to investors
Source (on GAAP basis)
Investment income	--
Return of capital	20.93
Source (on Cash basis)
--Operations	20.93
--Sales	--
--Refinancing	--
--Other	--
Weighted average number of additional member ($1,000) shares outstanding	13,050
_____________________
(1)	The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

B-19

TABLE IV

Results of Completed Prior Public Programs—Series A
December 31, 2003
(unaudited)

The following table summarizes the operating results of Series A. Series A’s records were maintained in accordance with GAAP for financial statement purposes.
Dollar Amount Raised	$2,504,500
Number of Equipment Purchased	60
Date of Closing of Offering	February 1, 1989
Date of First Sale of Equipment	June 1990
Date of Final Sale of Equipment	May 1999

Tax and Distribution Data Per $1,000 Investment Through June 30, 1999 Federal Income Tax Results:

Ordinary Income (loss)
from operations	$533.70
from recapture	--
Capital Gain (loss)	$40.00
Deferred Gain
Capital	--
Ordinary	--
Cash Distributions to Investors
Source (on GAAP basis)
Investment income	$259.43
Return of capital	$784.60
Source (on cash basis)	--
Sales	$90.49
Refinancing	--
Operations	$924.15
Other	$29.25
Receivable on Net Purchase Money Financing	--

B-20

TABLE IV

Results of Completed Prior Public Programs—Series B
December 31, 2003
(unaudited)

The following table summarizes the operating results of Series B. Series B’s records were maintained in accordance with GAAP for financial statement purposes.

Dollar Amount Raised	$20,000,000
Number of Equipment Purchased	269
Date of Closing of Offering	11/16/90
Date of First Sale of Equipment	December 1990
Date of Final Sale of Equipment	September 2001

Tax and Distribution Data Per $1,000 Investment Through September 30, 1999 Federal Income Tax Results:

Ordinary Income (loss)
from operations	$258.20
from recapture	--
Capital Gain (loss)	$107.50
Deferred Gain
Capital	--
Ordinary	--
Cash Distributions to Investors
Source (on GAAP basis)
Investment income	$151.71
Return of capital	$788.36
Source (on cash basis)
Sales	$152.01
Refinancing	$756.00
Operations	$18.76
Other	$13.30
Receivable on Net Purchase Money Financing	--

B-21

TABLE IV

Results of Completed Prior Public Programs—Series C
December 31, 2003
(unaudited)

The following table summarizes the operating results of Series C. Series C’s records were maintained in accordance with GAAP for financial statement purposes.
Dollar Amount Raised	$20,000,000
Number of Equipment Purchased	261
Date of Closing of Offering	6/20/91
Date of First Sale of Equipment	December 1991
Date of Final Sale of Equipment	September 2001

Tax and Distribution Data Per $1,000 Investment Through September 30, 2001 Federal Income Tax Results:

Ordinary Income (loss)
from operations	$140.00
from recapture	--
Capital Gain (loss)	$70.90
Deferred Gain
Capital	--
Ordinary	--
Cash Distributions to Investors
Source (on GAAP basis)
Investment income	$183.62
Return of capital	$805.18
Source (on cash basis)
Sales	$116.90
Refinancing	$30.26
Operations	$758.99
Other	$82.65
Receivable on Net Purchase Money Financing	--

B-22

TABLE V

Sales or Dispositions of Equipment--Prior Public Programs—Series B
December 31, 2003
(unaudited)

The following table summarizes the sales or dispositions of equipment for Series B for the three years ended December 31, 2003.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost (1)	Net Book Value (2)	Net Proceeds (3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Computers	1996	2001	$52,676	$0	$0	$0	$0
Computers	1996	2001	49,905	$1	$0	$(1)	$0
Mnfctg	1996	2001	2,217	$0	$331	$331	$331
Mnfctg	1996	2001	42,371	$4,270	$4,310	$40	$0
Printing	1996	2001	48,492	$0	$0	$0	$0
Retail	1996	2001	21,087	$0	$47	$47	$0
Telecomm	1999	2001	55,320	$33,411	$3,500	$(29,911)	$0
Telecomm	1997	2001	400,263	$67,464	$17,702	$(49,762)	$(16,189)
Telecomm	1997	2001	16,531	$6,746	$3,399	$(3,347)	$92
Video	1996	2001	53,979	$0	$0	$0	$0
			$742,841	$111,891	$29,289	$(82,603)	$(15,766)
_______________
(1)	Acquisition cost includes Acquisition Fee.
(2)	Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3)	Cash received and/or principal amount of debt reduction less any direct selling cost.

B-23

TABLE V

Sales or Dispositions of Equipment--Prior Public Programs—Series C
December 31, 2003
(unaudited)

The following table summarizes the sales or dispositions of equipment for Series C for the three years ended December 31, 2003.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost (1)	Net Book Value (2)	Net Proceeds (3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Automotive	1996	2001	$28,050.80	$0	$126	$126	$0
Computers	1996	2001	$34,492.48	$0	$0	$(0)	$0
Computers	1996	2001	$20,038.98	$0	$478	$478	$0
Computers	1996	2001	$31,192.59	$0	$689	$689	$0
Computers	1994	2001	$13,872.15	$1,721	$0	$(1,721)	$0
Computers	1996	2001	$24,065.25	$0	$0	$0	$0
Computers	1996	2001	$40,299.20	$0	$355	$355	$0
Computers	1996	2001	$65,797.00	$0	$10,880	$10,880	$7,590
Computers	1996	2001	$43,814.17	$0	$0	$0	$0
Computers	1995	2001	$38,442.53	$2,477	$0	$(2,477)	$0
Computers	1996	2001	$60,724.99	$10,097	$0	$(10,097)	$0
Copiers	1996	2001	$17,653.97	$0	$1	$1	$0
Fixture	1996	2001	$54,243.65	$0	$12	$12	$0
Fixture	1995	2001	$35,142.53	$0	$4,930	$4,930	$4,930
Medical	1996	2001	$10,797.98	$0	$25	$25	$0
Medical	1996	2001	$16,462.37	$0	$55	$55	$0
Medical	1996	2001	$55,200.00	$0	$1,319	$1,319	$0
Medical	1996	2001	$22,480.63	$0	$0	$0	$0
Medical	1996	2001	$54,528.42	$4,818	$0	$(4,818)	$0
Mnfctg	1995	2001	$24,078.92	$1,333	$300	$(1,033)	$300
Mnfctg	1996	2001	$54,115.42	$0	$1	$1	$0
Mnfctg	1996	2001	$59,357.51	$6,620	$8,146	$1,526	$0
Mnfctg	1996	2001	$58,891.43	$16,505	$0	$(16,505)	$0
Printing	1996	2001	$36,278.12	$0	$1	$1	$0
Printing	1996	2001	$50,702.00	$0	$0	$0	$0
Telecomm	1996	2001	$37,926.97	$3,384	$3,750	$366	$0
			$988,650.00	$46,957	$31,069	$(15,888)	$12,820
_______________
(1)	Acquisition cost includes Acquisition Fee.
(2)	Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3)	Cash received and/or principal amount of debt reduction less any direct selling cost.

B-24

TABLE V

Sales or Dispositions of Equipment--Prior Public Programs—Series D
December 31, 2003
(unaudited)

The following table summarizes the sales or dispositions of equipment for Series D for the three years ended December 31, 2003.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost (1)	Net Book Value (2)	Net Proceeds (3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Mnfctg	1997	2001	$25,719	$0	$0	$0	$0
Computers	1996	2001	$52,398	$0	$0	$0	$0
Mnfctg	1995	2001	$29,555	$4,827	$4,827	$0	$4,827
Mnfctg	1995	2001	$41,382	$6,779	$6,779	$0	$6,779
Mnfctg	1995	2001	$56,307	$10,903	$10,903	$0	$10,903
Mnfctg	1995	2001	$80,224	$15,535	$15,535	$0	$15,535
Mnfctg	1995	2001	$94,859	$15,771	$15,771	$0	$15,771
Mnfctg	1995	2001	$126,355	$29,406	$29,406	$0	$0
Mnfctg	1995	2001	$365,934	$83,859	$83,859	$0	$83,859
Telecomm	1995	2001	$33,747	$1,214	$2,052	$838	$0
Computers	1995	2001	$21,881	$6,704	$6,704	$0	$6,704
Computers	1995	2001	$206,613	$22,967	$22,967	$0	$22,967
Computers	1997	2001	$338,654	$103,378	$103,378	$0	$103,378
Restaurant	1996	2001	$25,369	$3,049	$0	$(3,049)	$0
Restaurant	1997	2001	$26,226	$0	$0	$0	$0
Retail	1997	2001	$11,661	$0	$0	$0	$0
Mnfctg	1997	2001	$45,691	$0	$1,341	$1,341	$0
Computers	1995	2001	$63,001	$14,921	$14,921	$0	$14,921
Computers	1995	2001	$41,813	$4,045	$4,045	$0	$4,045
Computers	1996	2001	$74,483	$2,978	$13,681	$10,703	$13,681
Fixture	1995	2001	$19,851	$1,346	$0	$(1,346)	$0
Computers	1995	2001	$13,919	$848	$848	$0	$0
Computers	1996	2001	$21,974	$1,552	$1,552	$0	$0
Mnfctg	1996	2001	$9,061	$658	$658	$0	$223
Mnfctg	1996	2001	$11,688	$784	$784	$0	$222
Mnfctg	1996	2001	$14,780	$1,148	$1,148	$0	$437
Mnfctg	1996	2001	$15,737	$1,242	$1,242	$0	$485
Mnfctg	1996	2001	$16,641	$1,115	$1,115	$0	$315
Mnfctg	1996	2001	$21,381	$1,457	$1,457	$0	$429
Mnfctg	1996	2001	$42,965	$3,289	$3,289	$0	$1,224
Mnfctg	1996	2001	$49,786	$3,878	$3,878	$0	$1,484
Mnfctg	1996	2001	$51,423	$3,131	$3,131	$0	$0
Mnfctg	1996	2001	$366,876	$30,446	$30,446	$0	$0
Restaurant	1998	2001	$294,497	$30,525	$0	$(30,525)	$0
Mnfctg	1997	2001	$39,504	$0	$0	$0	$0
Medical	1992	2001	$2,380	$0	$1,049	$1,049	$1,049
Medical	1992	2001	$12,053	$0	$3,264	$3,264	$3,264
Medical	1992	2001	$10,187	$0	$2,047	$2,047	$2,047
Mnfctg	1995	2001	$203,247	$36,417	$36,417	$0	$36,417
Mnfctg	1995	2001	$244,978	$19,347	$19,347	$0	$19,347
Mnfctg	1997	2001	$29,233	$0	$0	$0	$0
Medical	1992	2001	$12,590	$0	$1,647	$1,647	$1,425
Computers	1995	2001	$2,255	$407	$407	$0	$0
Computers	1995	2001	$2,387	$433	$433	$0	$0
Computers	1996	2001	$3,448	$235	$235	$0	$0
Computers	1995	2001	$3,970	$720	$720	$0	$0

B-25

TABLE V

Sales or Dispositions of Equipment--Prior Public Programs—Series D (continued)
December 31, 2003
(unaudited)

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost (1)	Net Book Value (2)	Net Proceeds (3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)

Computers	1996	2001	$4,573	$810	$810	$0	$(220)
Computers	1996	2001	$4,771	$402	$402	$0	$172
Computers	1995	2001	$4,774	$867	$867	$0	$0
Computers	1996	2001	$5,113	$905	$905	$0	$(246)
Computers	1996	2001	$6,604	$1,186	$1,186	$0	$(317)
Computers	1995	2001	$6,725	$1,214	$1,214	$0	$0
Computers	1995	2001	$6,725	$1,214	$1,214	$0	$0
Computers	1995	2001	$6,725	$1,214	$1,214	$0	$0
Computers	1995	2001	$6,725	$1,214	$1,214	$0	$0
Computers	1995	2001	$10,815	$1,952	$1,952	$0	$0
Computers	1996	2001	$11,405	$1,111	$1,111	$0	$562
Computers	1996	2001	$12,750	$2,258	$2,258	$0	$(613)
Computers	1996	2001	$13,179	$2,367	$2,367	$0	$(634)
Computers	1995	2001	$19,560	$3,547	$3,547	$0	$0
Computers	1996	2001	$20,661	$3,658	$3,658	$0	$(993)
Computers	1995	2001	$23,871	$4,918	$4,918	$0	$0
Computers	1995	2001	$29,312	$4,536	$4,536	$0	$4,536
Computers	1996	2001	$44,394	$8,690	$8,690	$0	$6,556
Computers	1995	2001	$44,639	$7,806	$7,806	$0	$0
Computers	1996	2001	$48,406	$8,643	$8,643	$0	$(2,327)
Computers	1995	2001	$63,012	$10,903	$10,903	$0	$0
Computers	1995	2001	$79,594	$16,049	$16,049	$0	$0
Computers	1996	2001	$141,403	$25,379	$25,379	$0	$(6,798)
Computers	1995	2001	$189,036	$33,296	$33,296	$0	$0
Computers	1995	2001	$193,912	$34,994	$34,994	$0	$0
Computers	1995	2001	$207,681	$37,660	$37,660	$0	$0
Computers	1996	2001	$236,734	$42,508	$42,508	$0	$(11,381)
Computers	1996	2001	$343,468	$60,967	$60,967	$0	$(172)
Computers	1996	2001	$590,870	$104,623	$104,623	$0	$(28,407)
Fixture	1995	2001	$1,786	$129	$129	$0	$0
Fixture	1996	2001	$5,299	$256	$256	$0	$(255)
Fixture	1996	2001	$6,077	$547	$547	$0	$255
Fixture	1996	2001	$6,286	$310	$310	$0	$(302)
Fixture	1995	2001	$23,214	$1,670	$1,670	$0	$0
Fixture	1996	2001	$26,628	$1,289	$1,289	$0	$(1,280)
Fixture	1996	2001	$32,428	$2,461	$2,461	$0	$(1,559)
Fixture	1995	2001	$34,524	$2,484	$2,484	$0	$0
Fixture	1996	2001	$65,138	$5,121	$5,121	$0	$(3,132)
Fixture	1996	2001	$81,265	$8,383	$8,383	$0	$4,476
Fixture	1996	2001	$124,736	$8,232	$8,232	$0	$(5,997)
Furniture	1996	2001	$29,421	$2,260	$2,260	$0	$(1,414)
Mnfctg	1995	2001	$4,018	$290	$290	$0	$0
Mnfctg	1995	2001	$6,674	$534	$534	$0	$0
Mnfctg	1996	2001	$7,450	$694	$694	$0	$336
Mnfctg	1996	2001	$8,557	$492	$492	$0	$(411)
Mnfctg	1996	2001	$10,788	$848	$848	$0	$(519)
Mnfctg	1996	2001	$22,333	$1,107	$1,107	$0	$(1,074)
Mnfctg	1995	2001	$25,585	$2,048	$2,048	$0	$0
Mnfctg	1995	2001	$26,443	$2,090	$2,090	$0	$0
Mnfctg	1995	2001	$27,809	$2,226	$2,226	$0	$0
Mnfctg	1996	2001	$29,489	$1,696	$1,696	$0	$(1,418)
Mnfctg	1995	2001	$33,481	$2,419	$2,419	$0	$0
Mnfctg	1996	2001	$38,167	$2,949	$2,949	$0	$(1,835)
Mnfctg	1995	2001	$51,169	$4,148	$4,148	$0	$0
Mnfctg	1996	2001	$60,986	$3,122	$3,122	$0	$(2,932)
Mnfctg	1996	2001	$70,638	$5,553	$5,553	$0	$(3,396)

B-26

TABLE V

Sales or Dispositions of Equipment--Prior Public Programs—Series D (continued)
December 31, 2003
(unaudited)

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost (1)	Net Book Value (2)	Net Proceeds (3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)

Mnfctg	1995	2001	$96,425	$6,967	$6,967	$0	$0
Mnfctg	1996	2001	$99,266	$7,557	$7,557	$0	$(4,772)
Mnfctg	1996	2001	$158,205	$12,006	$12,006	$0	$(7,606)
Photograph	1996	2001	$8,426	$416	$416	$0	$(405)
Telecomm	1996	2001	$1,326	$235	$235	$0	$(64)
Telecomm	1995	2001	$3,921	$318	$318	$0	$0
Telecomm	1996	2001	$5,065	$899	$899	$0	$(244)
Video	1995	2001	$9,013	$746	$746	$0	$0
Furniture	1995	2001	$37,163	$3,114	$22,000	$18,886	$0
Computers	1997	2002	$12,885	$(1)	$0	$1	$0
Printing	1997	2002	$50,151	$(2)	$0	$2	$0
Computers	1997	2002	$29,732	$11,130	$0	$(11,130)	$0
Medical	1997	2002	$12,102	$(1)	$27	$28	$0
Mnfctg	1997	2002	$40,211	$495	$495	$0	$0
Mnfctg	1997	2002	$16,742	$0	$0	$0	$0
Mnfctg	1996	2002	$914,635	$0	$0	$0	$0
Computers	1997	2002	$9,850	$6	$0	$(6)	$0
Medical	1997	2002	$33,992	$0	$0	$0	$0
Automotive	1997	2002	$49,711	$471	$471	$0	$0
Fixture	1995	2002	$68,143	$0	$0	$0	$0
Mnfctg	1995	2002	$59,668	$0	$0	$0	$0
Mnfctg	1995	2002	$42,702	$0	$0	$0	$0
Mnfctg	1995	2002	$115,454	$0	$0	$0	$0
Mnfctg	1995	2002	$107,056	$0	$0	$0	$0
Mnfctg	1995	2002	$91,673	$0	$0	$0	$0
Mnfctg	1995	2002	$172,686	$0	$0	$0	$0
Mnfctg	1995	2002	$139,021	$0	$0	$0	$0
Mnfctg	1995	2002	$367,787	$0	$0	$0	$0
Mnfctg	1995	2002	$72,048	$(997)	$0	$997	$0
Fixture	1995	2002	$45,733	$(2,107)	$0	$2,107	$0
Retail	1997	2003	$27,933	$0	$348	$348	$0
Mnfctg	2001	2003	$74,728	$25,364	$141,956	$116,591	$141,956
			$9,489,960	$994,812	$1,133,971	$113,794	$439,864
_______________
(1)	Acquisition cost includes Acquisition Fee.
(2)	Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.
(3)	Cash received and/or principal amount of debt reduction less any direct selling cost.

B-27

TABLE V

Sales or Dispositions of Equipment--Prior Public Programs—Series E
December 31, 2003
(unaudited)

The following table summarizes the sales or dispositions of equipment for Series E for the three years ended December 31, 2003.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost (1)	Net Book Value (2)	Net Proceeds (3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Aircraft	1996	2001	$702,508	$0	$0	$0	$0
Alliance	1997	2001	$59,823	$561	$897	$336	$0
Audio	1999	2001	$46,541	$41,050	$0	$(41,050)	$0
Automotive	1997	2001	$37,658	$17,964	$19,962	$1,999	$0
Automotive	1998	2001	$55,270	$0	$12	$12	$0
Automotive	1997	2001	$20,952	$246	$352	$106	$0
Automotive	1998	2001	$35,734	$127	$2,373	$2,246	$0
Automotive	1997	2001	$4,538	$1,632	$48	$(1,585)	$0
Automotive	1997	2001	$12,060	$3,863	$0	$(3,863)	$0
Automotive	1998	2001	$44,826	$543	$443	$(99)	$0
Automotive	1997	2001	$31,149	$17,566	$10,221	$(7,346)	$0
Automotive	1998	2001	$17,934	$0	$604	$604	$0
Computers	1998	2001	$32,434	$0	$2,586	$2,586	$0
Computers	1998	2001	$14,169	$967	$429	$(539)	$0
Computers	1997	2001	$22,324	$0	$1	$1	$0
Computers	1998	2001	$38,219	$0	$1,422	$1,422	$0
Computers	1998	2001	$20,176	$122	$685	$563	$0
Computers	1998	2001	$1,968	$0	$854	$854	$0
Computers	1998	2001	$29,465	$0	$70	$70	$0
Computers	1998	2001	$17,503	$0	$1,095	$1,095	$0
Computers	1998	2001	$12,608	$0	$529	$529	$0
Computers	1997	2001	$20,803	$0	$36	$36	$0
Computers	1997	2001	$10,363	$0	$1,221	$1,221	$0
Computers	1998	2001	$19,173	$0	$0	$0	$0
Computers	1998	2001	$41,460	$0	$2,063	$2,063	$0
Computers	1998	2001	$13,863	$235	$452	$217	$0
Computers	1998	2001	$2,251	$0	$72	$72	$0
Computers	1997	2001	$41,900	$220	$1,877	$1,658	$0
Computers	1998	2001	$18,273	$0	$0	0.00	$0
Computers	1997	2001	$11,468	$0	$4	$4	$0
Computers	1997	2001	$20,140	$992	$1,407	$415	$0
Computers	2001	2001	$84,977	$656	$2,926	$2,269	$0
Computers	1998	2001	$4,132	$0	$1,149	$1,149	$0
Computers	1997	2001	$57,044	$0	$0	$0	$0
Computers	1998	2001	$10,805	$0	$329	$329	$0
Computers	1998	2001	$7,922	$0	$0	$0	$0
Computers	1997	2001	$77,364	$0	$0	$0	$0
Computers	1998	2001	$768	$0	$33	$33	$0
Computers	1998	2001	$25,047	$0	$0	$0	$0
Computers	1997	2001	$18,563	$237	$292	$55	$0
Computers	1997	2001	$43,764	$0	$598	$598	$0
Computers	1997	2001	$40,118	$268	$1,311	$1,043	$0
Computers	1998	2001	$35,980	$0	$0	$0	$0
Computers	1998	2001	$7,732	$620	$604	$(16)	$0
Computers	1998	2001	$17,087	$0	$856	$856	$0
Computers	1997	2001	$18,332	$491	$675	$183	$0

B-28

TABLE V

Sales or Dispositions of Equipment--Prior Public Programs—Series E (continued)
December 31, 2003
(unaudited)

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost (1)	Net Book Value (2)	Net Proceeds (3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)

Computers	1997	2001	$45,705	$637	$0	$(637)	$0
Computers	1998	2001	$1,111,094	$104,162	$87,801	$(16,361)	$(353,713)
Computers	1998	2001	$7,855	$0	$109	$109	$0
Computers	1998	2001	$31,543	$7,543	$7,506	$(37)	$0
Computers	1998	2001	$29,262	$500	$0	$(500)	$0
Computers	1997	2001	$19,537	$4,385	$5,015	$630	$0
Computers	1998	2001	$3,657	$621	$499	$(122)	$0
Computers	1998	2001	$27,567	$8,093	$0	$(8,093)	$0
Computers	1998	2001	$3,859,430	$0	$0	$0	$(996,435)
Computers	1998	2001	$784,397	$0	$0	$0	$(271,878)
Computers	2001	2001	$471,541	$75,795	$75,796	$0	$0
Computers	2001	2001	$25,717	$5,000	$16,164	$11,164	$0
Computers	1997	2001	$65,477	$0	$0	$0	$0
Computers	1997	2001	$10,015	$751	$619	$(132)	$0
Computers	1998	2001	$25,591	$0	$0	$0	$0
Computers	1998	2001	$20,208	$6,988	$7,382	$395	$0
Computers	1997	2001	$11,587	$0	$0	$0	$0
Computers	1997	2001	$12,624	$342	$596	$254	$0
Computers	1998	2001	$15,987	$0	$380	$380	$0
Computers	1998	2001	$23,471	$404	$0	$(404)	$0
Computers	1998	2001	$10,316	$46	$463	$417	$0
Computers	1998	2001	$8,772	$288	$288	$0	$0
Computers	1998	2001	$4,398	$0	$0	$0	$0
Computers	1998	2001	$9,678	$95	$142	$48	$0
Computers	1997	2001	$35,728	$765	$842	$77	$0
Computers	1997	2001	$28,217	$305	$0	$(305)	$0
Construction	1997	2001	$32,171	$12,655	$13,725	$1,070	$0
Construction	1998	2001	$21,429	$1,435	$0	$(1,435)	$0
Copiers	1998	2001	$41,360	$1,100	$1,545	$444	$0
Copiers	1998	2001	$14,914	$0	$670	$670	$0
Dimension	1997	2001	$63,534	$21,456	$19,975	$(1,481)	$0
Fixture	1997	2001	$47,077	$3,524	$0	$(3,524)	$0
Fixture	1997	2001	$45,173	$0	$1,552	$1,552	$0
Fixture	1996	2001	$29,892	$1,537	$1,861	$324	$0
Fixture	1997	2001	$3,322	$0	$0	$0	$0
Fixture	1997	2001	$20,564	$0	$0	$0	$0
Fixture	1998	2001	$41,611	$4,571	$3,989	$(581)	$0
Fixture	1998	2001	$19,962	$605	$605	$0	$0
Fixture	1998	2001	$55,740	$844	$1,498	$654	$0
Fixture	1997	2001	$49,131	$993	$0	$(993)	$0
Fixture	1998	2001	$19,360	$0	$0	$0	$0
Fixture	1998	2001	$97,333	$49,421	$55,082	$5,662	$0
Fixture	1997	2001	$25,628	$0	$1,991	$1,991	$0
Fixture	1997	2001	$47,548	$1,855	$493	$(1,362)	$0
Fixture	1998	2001	$26,904	$0	$80	$80	$0
Fixture	1997	2001	$46,439	$3,480	$0	$(3,480)	$0
Furniture	1997	2001	$388,702	$0	$38,198	$38,198	$0
Furniture	1997	2001	$177,028	$9,551	$6,588	$(2,963)	$0
Furniture	1998	2001	$4,862	$764	$766	$2	$0
Furniture	1997	2001	$24,130	$497	$0	$(497)	$0
Furniture	1997	2001	$30,449	$0	$102	$102	$0
Furniture	1997	2001	$10,449	$614	$732	$118	$0
Material	1997	2001	$27,771	$3,669	$4,132	$463	$0
Medical	1997	2001	$22,540	$0	$0	$0	$0
Medical	1997	2001	$47,076	$0	$59	$59	$0
Medical	1998	2001	$30,131	$383	$13,640	$13,257	$0

B-29

TABLE V

Sales or Dispositions of Equipment--Prior Public Programs—Series E (continued)
December 31, 2003
(unaudited)

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost (1)	Net Book Value (2)	Net Proceeds (3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)

Medical	1997	2001	$11,533	$0	$34	$34	$0
Mnfctg	1997	2001	$18,329	$0	$6	$6	$0
Mnfctg	1997	2001	$28,195	$50	$0	$(50)	$0
Mnfctg	1997	2001	$49,492	$0	$594	$594	$0
Mnfctg	1998	2001	$12,899	$483	$483	$0	$0
Mnfctg	1997	2001	$12,116	$367	$367	$0	$0
Mnfctg	1998	2001	$304,689	$0	$0	$0	$0
Mnfctg	1998	2001	$28,769	$0	$0	$0	$0
Mnfctg	1997	2001	$43,190	$0	$0	$0	$0
Mnfctg	1997	2001	$25,902	$0	$965	$965	$0
Mnfctg	1997	2001	$34,571	$0	$2,697	$2,697	$0
Mnfctg	1997	2001	$43,539	$17,209	$19,074	$1,865	$0
Mnfctg	1997	2001	$54,192	$0	$1,720	$1,720	$0
Mnfctg	1997	2001	$29,595	$15,829	$14,053	$(1,775)	$0
Mnfctg	1998	2001	$18,925	$0	$0	$0	$0
Mnfctg	1997	2001	$17,965	$0	$1,265	$1,265	$0
Mnfctg	1997	2001	$39,693	$8,118	$7,858	$(260)	$0
Office Equip	1998	2001	$40,189	$1,348	$0	$(1,348)	$0
Office Equip	1997	2001	$12,890	$230	$248	$18	$0
Office Equip	1998	2001	$22,094	$303	$0	$(303)	$0
Other	1997	2001	$51,233	$0	$4,229	$4,229	$0
Photography	1997	2001	$24,372	$0	$0	$0	$0
Printing	1998	2001	$76,451	$33,574	$37,500	$3,926	$0
Medical	1997	2001	$35,863	$0	$10	$10	$0
Printing	1998	2001	$38,541	$9,086	$10,434	$1,348	$0
Printing	1997	2001	$29,574	$20,092	$22,215	$2,124	$0
Restaurant	1997	2001	$16,277	$239	$0	$(239)	$0
Restaurant	1997	2001	$74,429	$1,972	$2,175	$203	$0
Restaurant	1997	2001	$9,164	$0	$2,230	$2,230	$0
Restaurant	1997	2001	$26,586	$1,303	$0	$(1,303)	$0
Restaurant	1997	2001	$7,399	$0	$4	$4	$0
Restaurant	1997	2001	$64,586	$30,206	$0	$(30,206)	$0
Restaurant	1998	2001	$17,114	$0	$6	$6	$0
Restaurant	1998	2001	$48,904	$18,149	$19,856	$1,707	$0
Restaurant	1997	2001	$20,997	$0	$72	$72	$0
Restaurant	1998	2001	$2,585	$0	$0	$0	$0
Restaurant	1997	2001	$21,887	$0	$0	$0	$0
Restaurant	1997	2001	$15,009	$215	$0	$(215)	$0
Restaurant	1998	2001	$81,183	$0	$3,132	$3,132	$0
Restaurant	1998	2001	$24,013	$0	$0	$0	$0
Restaurant	1998	2001	$8,046	$0	$0	$0	$0
Restaurant	1997	2001	$8,776	$0	$72	$72	$0
Restaurant	1997	2001	$32,702	$0	$0	$0	$0
Restaurant	1997	2001	$15,393	$0	$0	$0	$0
Restaurant	1999	2001	$64,786	$176	$0	$(176)	$0
Retail	1999	2001	$3,139	$0	$0	$0	$0
Retail	1997	2001	$18,100	$0	$735	$735	$0
Retail	1998	2001	$21,934	$403	$572	$169	$0
Retail	1998	2001	$14,758	$0	$0	$0	$0
Retail	1998	2001	$17,736	$0	$205	$205	$0
Retail	1997	2001	$27,337	$0	$368	$368	$0
Retail	1998	2001	$13,761	$(0)	$484	$484	$0
Retail	1998	2001	$15,662	$4	$1,251	$1,247	$0
Retail	1998	2001	$23,930	$0	$0	$0	$0
Retail	1997	2001	$38,394	$961	$961	$0	$0
Telecomm	1999	2001	$18,275	$0	$66	$66	$0

B-30

TABLE V

Sales or Dispositions of Equipment--Prior Public Programs—Series E (continued)
December 31, 2003
(unaudited)

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost (1)	Net Book Value (2)	Net Proceeds (3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)

Telecomm	1999	2001	$18,337	$0	$3,273	$3,273	$0
Telecomm	1998	2001	$33,317	$10,209	$11,227	$1,018	$(2,100)
Telecomm	1997	2001	$12,589	$0	$1,433	$1,433	$0
Telecomm	1997	2001	$105,616	$3,052	$3,052	$0	$0
Telecomm	1997	2001	$75,298	$0	$0	$0	$0
Telecomm	1998	2001	$94,696	$47,804	$52,417	$4,613	$0
Telecomm	1997	2001	$28,025	$0	$0	$0	$0
Telecomm	1997	2001	$20,333	$298	$0	$(298)	$0
Telecomm	1996	2001	$15,040	$0	$532	$532	$0
Telecomm	1993	2001	$6,771	$57	$3,225	$3,168	$0
Telecomm	1997	2001	$29,010	$255	$2,224	$1,970	$0
Telecomm	1997	2001	$20,530	$0	$0	$0	$0
Telecomm	1998	2001	$116,486	$10,645	$13,357	$2,711	$(33,237)
Telecomm	1998	2001	$18,483	$0	$610	$610	$0
Telecomm	1997	2001	$229,916	$260	$7,854	$7,594	$0
Telecomm	1998	2001	$22,295	$0	$0	$0	$0
Telecomm	1996	2001	$16,252	$2,959	$7,433	$4,474	$0
Telecomm	1993	2001	$6,753	$71	$2,266	$2,194	$0
Telecomm	1993	2001	$180,617	$1,876	$35,819	$33,943	$0
Telecomm	1993	2001	$3,389	$185	$0	$(185)	$0
Telecomm	1993	2001	$33,171	$0	$0	$0	$0
Telecomm	1996	2001	$13,625	$4,405	$171	$(4,234)	$(510)
Telecomm	1997	2001	$26,856	$0	$0	$0	$0
Video	1997	2001	$33,006	$0	$100	$100	$0
Video	1998	2001	$45,566	$2,892	$2,818	$(75)	$0
Video	1997	2001	$61,777	$0	$195	$195	$0
Video	1997	2001	$63,004	$0	$2,257	$2,257	$0
Video	1997	2001	$30,891	$1,142	$3,156	$2,014	$0
Telecomm	1993	2002	$11,028	$44	$440	$396	$440
Mnfctg	1996	2002	$20,773	$300	$715	$415	$0
Telecomm	1998	2002	$25,615	$621	$11,852	$11,231	$6,729
Telecomm	1998	2002	$38,190	$2,046	$0	$(2,046)	$0
Retail	1996	2002	$30,364	$0	$0	$0	$0
Telecomm	1996	2002	$20,611	$0	$149	$149	$149
Telecomm	2000	2002	$14,160	$5,507	$3,317	$(2,190)	$0
Fixture	1998	2002	$177,102	$149,045	$149,045	$0	$0
Fixture	1996	2002	$56,207	$5,000	$5,763	$763	$5,763
Retail	1994	2002	$93,880	$6,568	$210,306	$203,737	$140,000
Telecomm	1998	2002	$142,224	$36,870	$0	$(36,870)	$0
Telecomm	1998	2002	$575,991	$145,280	$49,839	$(95,440)	$0
Telecomm	1998	2002	$20,050	$5,349	$0	$(5,349)	$0
Telecomm	1998	2002	$600,722	$100,171	$0	$(100,171)	$0
Telecomm	1998	2002	$19,412	$132	$0	$(132)	$0
Telecomm	1998	2002	$340,124	$64,515	$74,338	$9,822	$6,313
Retail	1998	2002	$1,729,079	$372,472	$429,182	$56,709	$83,366
Retail	1998	2002	$2,845,753	$514,718	$571,460	$56,742	$2,309
Medical	1998	2002	$98,353	$13,544	$3,071	$(10,472)	$0
Medical	1998	2002	$75,632	$13,796	$9,406	$(4,390)	$0
Medical	1998	2002	$42,126	$13,436	$17,576	$4,140	$9,151
Telecomm	1998	2002	$1,079,602	$278,093	$137,434	$(140,659)	$0
Computers	1995	2003	$40,681	$(55)	$0	$55	$0
Fixture	1998	2003	$160,148	$1,925	$9,306	$7,381	$7,381
Computers	1998	2003	$338,605	$14,977	$21,429	$6,452	$6,452
Manufacturing	1998	2003	$1,150,000	$(3)	$0	$3	$0
Telecomm	1999	2003	$21,315	$357	$957	$600	$(262)
Manufacturing	2001	2003	$848,858	$(61,841)	$390,845	$452,686	$797,529

B-31

TABLE V

Sales or Dispositions of Equipment--Prior Public Programs—Series E (continued)
December 31, 2003
(unaudited)

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost (1)	Net Book Value (2)	Net Proceeds (3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)

Telecomm	1993	2003	$106,346	$0	$0	$0	$0
Telecomm	1993	2003	$5,175	$0	$0	$0	$0
			$24,086,233	$2,353,330	$2,835,158	$481,828	$(592,553)
____________________
(1)	Acquisition cost includes Acquisition Fee.
(2)	Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Cash received and/or principal amount of debt reduction less any direct selling cost.

B-32

TABLE V

Sales or Dispositions of Equipment--Prior Public Programs—L.P. Six
December 31, 2003
(unaudited)

The following table summarizes the sales or dispositions of equipment for L.P. Six for the three years ended December 31, 2003.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost (1)	Net Book Value (2)	Net Proceeds (3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Computers	1995	2001	$1,537	$272	$272	$0	$0
Computers	1995	2001	$1,827	$272	$272	$0	$0
Computers	1995	2001	$1,884	$362	$362	$0	$0
Computers	1995	2001	$1,900	$303	$303	$0	$0
Computers	1995	2001	$2,058	$538	$538	$0	$0
Computers	1995	2001	$2,521	$404	$404	$0	$0
Computers	1995	2001	$2,822	$226	$226	$0	$0
Computers	1995	2001	$3,020	$404	$404	$0	$0
Computers	1995	2001	$3,338	$482	$482	$0	$0
Computers	1995	2001	$3,453	$842	$842	$0	$0
Computers	1995	2001	$4,130	$729	$729	$0	$0
Computers	1996	2001	$5,168	$632	$632	$0	$0
Computers	1995	2001	$6,723	$899	$899	$0	$899
Computers	1996	2001	$9,491	$658	$658	$0	$0
Computers	1995	2001	$13,962	$2,036	$2,036	$0	$2,036
Computers	1995	2001	$15,418	$0	$0	$0	$0
Computers	1995	2001	$17,007	$2,480	$2,480	$0	$2,480
Computers	1995	2001	$17,887	$1,105	$1,105	$0	$0
Computers	1995	2001	$18,565	$3,822	$3,822	$0	$0
Computers	1995	2001	$19,523	$3,490	$3,490	$0	$0
Computers	1995	2001	$19,828	$3,557	$3,557	$0	$0
Computers	1995	2001	$23,548	$2,876	$2,876	$0	$0
Computers	1995	2001	$28,609	$4,719	$4,719	$0	$0
Computers	1995	2001	$29,790	$2,652	$2,652	$0	$0
Computers	1995	2001	$35,635	$7,527	$7,527	$0	$0
Computers	1995	2001	$41,297	$5,417	$5,417	$0	$0
Computers	1995	2001	$41,297	$8,440	$8,440	$0	$0
Computers	1995	2001	$43,169	$5,747	$5,747	$0	$5,747
Computers	1995	2001	$50,193	$2,304	$0	$(2,304)	$0
Computers	1996	2001	$98,206	$13,554	$13,554	$0	$13,554
Computers	1995	2001	$118,168	$17,563	$17,563	$0	$17,563
Computers	1995	2001	$195,129	$55,572	$55,572	$0	$15,321
Computers	1995	2001	$215,834	$31,333	$31,333	$0	$31,333
Fixture	1995	2001	$107,342	$16,077	$16,077	$0	$16,077
Furniture	1996	2001	$8,530	$1,483	$1,483	$0	$0
Furniture	1995	2001	$29,923	$2,468	$2,458	$(11)	$2,458
Manfctg	1994	2001	$1,160	$180	$180	$0	$0
Manfctg	1996	2001	$2,723	$542	$542	$0	$(132)
Manfctg	1996	2001	$2,825	$472	$472	$0	$(137)
Manfctg	1996	2001	$3,542	$327	$327	$0	$155
Manfctg	1995	2001	$4,466	$878	$878	$0	$878
Manfctg	1996	2001	$5,752	$1,065	$1,065	$0	$0
Manfctg	1997	2001	$6,471	$342	$403	$61	$0
Manfctg	1996	2001	$7,191	$1,374	$1,374	$0	$(349)
Manfctg	1995	2001	$8,532	$1,969	$1,969	$0	$0
Manfctg	1995	2001	$11,251	$0	$0	$0	$0

B-33

TABLE V

Sales or Dispositions of Equipment--Prior Public Programs—L.P. Six (continued)
December 31, 2003
(unaudited)

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost (1)	Net Book Value (2)	Net Proceeds (3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)

Manfctg	1995	2001	$13,470	$747	$747	$0	$0
Manfctg	1996	2001	$14,227	$2,569	$2,569	$0	$(691)
Manfctg	1996	2001	$15,975	$4,941	$7,443	$2,502	$1,727
Manfctg	1996	2001	$16,180	$3,066	$3,066	$0	$0
Manfctg	1996	2001	$16,423	$3,266	$3,266	$0	$(797)
Manfctg	1995	2001	$17,834	$1,866	$1,866	$0	$0
Manfctg	1996	2001	$18,687	$3,377	$3,377	$0	$0
Manfctg	1994	2001	$18,965	$4,098	$4,098	$0	$0
Manfctg	1995	2001	$19,449	$3,114	$3,114	$0	$0
Manfctg	1996	2001	$19,596	$2,348	$2,348	$0	$(951)
Manfctg	1995	2001	$20,199	$4,015	$4,015	$0	$0
Manfctg	1996	2001	$20,934	$3,887	$3,887	$0	$0
Manfctg	1994	2001	$21,322	$2,036	$2,036	$0	$0
Manfctg	1995	2001	$24,750	$3,798	$3,798	$0	$0
Manfctg	1996	2001	$25,927	$0	$3,225	$3,225	$1,966
Manfctg	1996	2001	$26,577	$0	$3,548	$3,548	$2,258
Manfctg	1994	2001	$26,787	$3,441	$3,441	$0	$0
Manfctg	1996	2001	$27,846	$0	$4,360	$4,360	$3,009
Manfctg	1994	2001	$27,855	$4,765	$4,765	$0	$0
Manfctg	1995	2001	$30,577	$3,723	$3,723	$0	$0
Manfctg	1996	2001	$31,486	$5,965	$5,965	$0	$0
Manfctg	1996	2001	$37,745	$6,928	$6,928	$0	$(1,852)
Manfctg	1995	2001	$37,762	$4,970	$4,970	$0	$0
Manfctg	1995	2001	$38,584	$2,033	$2,033	$0	$0
Manfctg	1996	2001	$38,821	$13,071	$13,071	$0	$13,071
Manfctg	1996	2001	$41,404	$12,292	$12,292	$0	$(2,010)
Manfctg	1995	2001	$41,644	$8,440	$8,440	$0	$0
Manfctg	1995	2001	$41,887	$5,789	$5,789	$0	$0
Manfctg	1996	2001	$45,113	$14,438	$14,438	$0	$14,438
Manfctg	1996	2001	$47,931	$0	$7,906	$7,906	$5,579
Manfctg	1995	2001	$49,080	$8,321	$8,321	$0	$0
Manfctg	1994	2001	$54,072	$9,160	$9,160	$0	$9,160
Manfctg	1995	2001	$67,996	$11,454	$11,454	$0	$0
Manfctg	1994	2001	$70,582	$11,873	$11,873	$0	$0
Manfctg	1994	2001	$71,260	$12,390	$12,390	$0	$0
Manfctg	1994	2001	$85,490	$15,543	$15,543	$0	$15,543
Manfctg	1996	2001	$91,169	$30,940	$36,417	$5,477	$36,417
Manfctg	1995	2001	$95,005	$0	$0	$0	$0
Manfctg	1996	2001	$124,010	$15,171	$15,171	$0	$(6,020)
Manfctg	1996	2001	$130,477	$30,712	$30,712	$0	$0
Manfctg	1994	2001	$131,136	$24,022	$24,022	$0	$24,022
Manfctg	1995	2001	$133,883	$9,065	$9,065	$0	$9,065
Manfctg	1995	2001	$165,818	$35,071	$35,071	$0	$32,200
Manfctg	1994	2001	$192,412	$33,426	$33,426	$0	$33,426
Manfctg	1996	2001	$202,667	$45,629	$45,629	$0	$0
Manfctg	1996	2001	$202,693	$0	$30,065	$30,065	$20,226
Manfctg	1994	2001	$210,513	$41,452	$41,452	$0	$41,452
Manfctg	1996	2001	$215,851	$0	$17,778	$17,778	$7,300
Manfctg	1996	2001	$218,566	$6,154	$28,666	$22,513	$0
Manfctg	1994	2001	$233,447	$67,556	$67,556	$0	$0
Manfctg	1996	2001	$239,563	$57,445	$57,445	$0	$0
Manfctg	1996	2001	$258,267	$56,005	$76,846	$20,842	$64,309
Manfctg	1995	2001	$265,294	$55,521	$55,521	$0	$42,750
Manfctg	1998	2001	$313,830	$0	$27,271	$27,271	$0
Manfctg	1996	2001	$339,013	$0	$23,658	$23,658	$7,201
Manfctg	1994	2001	$403,482	$76,823	$76,823	$0	$0

B-34

TABLE V

Sales or Dispositions of Equipment--Prior Public Programs—L.P. Six (continued)
December 31, 2003
(unaudited)

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost (1)	Net Book Value (2)	Net Proceeds (3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)

Manfctg	1996	2001	$456,157	$75,925	$96,879	$20,953	$0
Manfctg	1995	2001	$846,717	$204,748	$270,000	$65,252	$270,000
Material	1996	2001	$11,643	$2,155	$2,155	$0	$388
Material	1996	2001	$13,673	$2,614	$2,614	$0	$(664)
Material	1996	2001	$18,207	$4,542	$4,542	$0	$0
Material	1996	2001	$29,758	$27,328	$28,837	$1,509	$64
Medical	1995	2001	$24,003	$0	$1,400	$1,400	$0
Printing	1995	2001	$2,747	$576	$576	$0	$0
Printing	1997	2001	$16,779	$0	$0	$0	$0
Printing	1995	2001	$20,055	$0	$3,723	$3,723	$2,606
Printing	1995	2001	$35,755	$4,141	$4,141	$0	$0
Production	2000	2001	$2,729,084	$1,681,574	$2,231,062	$549,488	$0
Restaurant	1995	2001	$52,487	$0	$862	$862	$0
Restaurant	1999	2001	$66,618	$0	$0	$0	$0
Restaurant	1995	2001	$117,421	$0	$0	$0	$0
Telecomm	1995	2001	$1,690	$389	$389	$0	$0
Telecomm	2000	2001	$2,214	$283	$164	$(119)	$0
Telecomm	1995	2001	$9,687	$407	$407	$0	$0
Telecomm	2000	2001	$10,966	$10,647	$3,500	$(7,147)	$0
Telecomm	1996	2001	$14,939	$307	$0	$(307)	$0
Telecomm	1996	2001	$15,320	$921	$3,418	$2,497	$2,674
Telecomm	1996	2001	$16,130	$0	$4,638	$4,638	$3,855
Telecomm	1999	2001	$16,916	$0	$807	$807	$0
Telecomm	1996	2001	$17,551	$3,540	$3,540	$0	$0
Telecomm	1999	2001	$28,825	$0	$1,376	$1,376	$0
Telecomm	1996	2001	$40,763	$0	$2,905	$2,905	$2,905
Telecomm	1995	2001	$66,355	$9,859	$9,859	$0	$9,859
Telecomm	1996	2001	$69,868	$14,530	$18,726	$4,196	$15,335
Telecomm	1996	2001	$73,871	$0	$12,271	$12,271	$6,530
Telecomm	1996	2001	$74,455	$0	$0	$0	$0
Telecomm	1996	2001	$82,821	$0	$14,860	$14,860	$10,840
Telecomm	1997	2001	$90,855	$41,553	$17,266	$(24,288	$8,445
Telecomm	1996	2001	$101,875	$(0)	$14,099	$14,099	$9,154
Telecomm	1996	2001	$107,650	$0	$0	$0	$(5,226)
Telecomm	1996	2001	$110,604	$0	$8,748	$8,748	$3,379
Telecomm	1996	2001	$113,038	$3,225	$36,845	$33,620	$31,333
Telecomm	1996	2001	$121,860	$1,950	$2,431	$481	$0
Telecomm	1996	2001	$126,461	$31,118	$31,118	$0	$0
Transport	2000	2001	$1,705,056	$1,362,202	$1,552,256	$190,054	$0
Computers	1995	2002	$114,048	$16,462	$16,462	$0	$16,462
Production	1995	2002	$21,009	$16,002	$20,002	$4,000	$8,626
Manfctg	1996	2002	$21,961	$6,997	$6,997	$0	$6,997
Manfctg	1996	2002	$143,218	$41,493	$41,493	$0	$41,493
Telecomm	1996	2002	$48,914	$6,009	$4,200	$(1,809)	$4,200
Manfctg	1996	2002	$183,330	$74,795	$74,795	$0	$0
Manfctg	1996	2002	$24,098	$8,637	$8,637	$0	$8,637
Trailers	2000	2002	$65,322	$41,367	$38,070	$(3,297)	$4,578
Printing	1997	2002	$10,394	$982	$1,000	$18	$0
Furniture	1998	2002	$35,500	$593	$706	$113	$0
Construction	1998	2002	$702,731	$277,705	$0	$(277,705)	$(137,159)
Telecomm	1999	2002	$7,243,058	$(122,148)	$662,391	$784,539	$662,391
Printing	1995	2002	$47,916	$647	$0	$(647)	$0
Manfctg	1995	2002	$54,088	$11,568	$84	$(11,484)	$4,075
Manfctg	1996	2002	$583,011	$38,134	$38,134	$0	$301,771
Manfctg	1996	2002	$524,586	$30,589	$30,589	$0	$285,022
Manfctg	1996	2002	$34,147	$7,688	$1,472	$(6,216)	$1,472

B-35

TABLE V

Sales or Dispositions of Equipment--Prior Public Programs—L.P. Six (continued)
December 31, 2003
(unaudited)

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost (1)	Net Book Value (2)	Net Proceeds (3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)

Tractors/Trucks	2000	2003	$143,067	$52,870	$78,750	$25,880	$32,270
Manfctg	1998	2003	$9,407	$3,737	$42	$(3,695)	$0
Manfctg	1996	2003	$130,488	$50,439	$50,439	$0	$50,439
Trailers	2000	2003	$49,468	$42,093	$23,630	$(18,463)	$4,923
Trailers	2000	2003	$355,587	$200,000	$99,037	$(100,963)	$(15,958)
Trailers	2000	2003	$356,502	$200,000	$135,005	$(64,995)	$19,580
Manfctg	1995	2003	$124,688	$28,365	$26,594	$(1,771)	$30,051
Manfctg	1996	2003	$359,130	$70,787	$24,996	$(45,791)	$97,297
Manfctg	1996	2003	$88,956	$17,358	$28,692	$11,334	$42,698
Manfctg	1996	2003	$80,402	$15,689	$25,935	$10,246	$38,594
Manfctg	1996	2003	$62,197	$12,928	$22,000	$9,072	$30,959
Manfctg	1996	2003	$24,728	$5,429	$8,991	$3,563	$12,554
Manfctg	1996	2003	$377,790	$89,150	$27,778	$(61,372)	$80,388
Manfctg	1996	2003	$46,555	$10,851	$17,336	$6,484	$23,820
			$26,211,353	$5,732,857	$7,058,671	$1,325,814	$2,508,338
____________________
(1)	Acquisition cost includes Acquisition Fee.
(2)	Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Cash received and/or principal amount of debt reduction less any direct selling cost.

B-36

TABLE V

Sales or Dispositions of Equipment--Prior Public Programs—L.P. Seven
December 31, 2003
(unaudited)

The following table summarizes the sales or dispositions of equipment for L.P. Seven for the three years ended December 31, 2003.

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost (1)	Net Book Value (2)	Net Proceeds (3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Audio	1998	2001	$13,007	$1,173	$1,299	$126	$(3,904)
Automotive	1998	2001	$49,565	$31,337	$38,665	$7,328	$0
Computers	1998	2001	$419	$500	$3,635	$3,135	$3,467
Computers	1998	2001	$77,034	$61,236	$61,236	$0	$0
Computers	1996	2001	$22,103	$1,982	$2,891	$909	$1,818
Computers	1996	2001	$116,172	$13,871	$13,871	$0	$8,231
Computers	1996	2001	$17,669	$2,776	$2,776	$0	$1,918
Computers	1996	2001	$4,199	$825	$825	$0	$621
Computers	1996	2001	$53,738	$7,787	$7,787	$0	$5,179
Computers	1996	2001	$5,061	$734	$734	$0	$4,888
Computers	1996	2001	$10,970	$1,590	$1,590	$0	$1,057
Computers	1996	2001	$185,788	$22,513	$22,513	$0	$13,495
Computers	1996	2001	$8,034	$892	$892	$0	$502
Computers	1996	2001	$17,348	$2,514	$2,514	$0	$1,672
Computers	1996	2001	$6,241	$815	$815	$0	$512
Computers	1996	2001	$11,094	$1,608	$1,608	$0	$1,059
Computers	1996	2001	$62,210	$9,016	$9,016	$0	$5,996
Computers	1996	2001	$6,267	$965	$849	$(116)	$0
Computers	1997	2001	$1,389,182	$270,352	$201,076	$(69,276)	$(180,571)
Computers	1997	2001	$2,136,712	$415,831	$309,276	$(106,554)	$(256,358)
Computers	1997	2001	$3,592,503	$699,145	$519,993	$(179,151)	$(406,378)
Computers	1997	2001	$3,206,261	$623,977	$464,087	$(159,890)	$(357,109)
Computers	1997	2001	$939,815	$182,900	$136,032	$(46,867)	$(107,298)
Computers	1997	2001	$1,220,389	$237,502	$176,644	$(60,859)	$(128,995)
Computers	1997	2001	$3,487,862	$343,815	$663,086	$319,271	$40,668
Computers	1997	2001	$4,035,913	$396,369	$767,340	$370,971	$48,453
Computers	1997	2001	$4,157,568	$392,179	$787,107	$394,927	$59,605
Furniture	1999	2001	$431,468	$286,072	$289,989	$3,917	$0
Furniture	1999	2001	$130,127	$163,809	$162,790	$(1,019)	$0
Furniture	1998	2001	$256,817	$256,291	$175,057	$(81,234)	$0
Mnfctg	1998	2001	$627,660	$0	$0	$0	$0
Mnfctg	1997	2001	$2,335,849	$444,524	$490,030	$45,506	$313,071
Mnfctg	1997	2001	$3,971,208	$778,539	$840,154	$61,615	$530,734
Mnfctg	1997	2001	$2,925,291	$542,242	$625,415	$83,173	$432,774
Mnfctg	1997	2001	$2,681,781	$512,053	$566,672	$54,620	$497,859
Mnfctg	1997	2001	$2,604,196	$494,973	$552,552	$57,579	$368,794
Office Equip	1996	2001	$2,605,985	$499,544	$475,000	$(24,544)	$0
Retail	1996	2001	$33,323	$0	$0	$0	$0
Telecomm	1997	2001	$164,906	$3,912	$84,587	$80,675	$52,567
Telecomm	1997	2001	$212,270	$155,794	$69,227	$(86,567)	$28,010
Telecomm	1996	2001	$176,630	$55,792	$79,580	$23,788	$(33,463)
Telecomm	1996	2001	$115,363	$27,404	$0	$(27,404)	$(5,598)
Telecomm	1996	2001	$48,670	$0	$1,457	$1,457	$0
Telecomm	1996	2001	$120,506	$0	$37,204	$37,204	$31,354
Telecomm	1996	2002	$149,433	$55,846	$57,313	$1,468	$51,681
Mnfctg	1996	2002	$99,972	$55,476	$62,146	$6,671	$0

B-37

TABLE V

Sales or Dispositions of Equipment--Prior Public Programs—L.P. Seven (continued)
December 31, 2003
(unaudited)

Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost (1)	Net Book Value (2)	Net Proceeds (3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)

Furniture	2000	2002	$366,784	$71,068	$71,068	$0	$(73,357)
Office Equip	1997	2002	$234,440	$11,685	$28,521	$16,835	$12,613
Agriculture	1998	2002	$201,725	$32,500	$32,500	$0 $(40,345)
Fixture	1997	2002	$2,580,631	$478,502	$1,388,156	$909,654	$1,338,844
Fixture	1998	2002	$362,790	$733,249	$1,329,318	$596,069	$188,217
Furniture	1998	2002	$3,155,466	$948,913	$1,679,130	$730,217	$1,637,072
Furniture	1998	2002	$2,017,116	$629,908	$1,080,578	$450,670	$1,046,490
Restaurant	1998	2002	$10,784	$1,784	$1,784	$0	$0
Furniture	1998	2002	$37,114	$3,068	$4,054	$986	$0
Mnfctg	1998	2002	$155,952	$831	$0	$(831)	$0
Telecomm	1996	2002	$149,433	$55,846	$57,313	$1,468	$0
Mnfctg	1996	2002	$99,972	$55,476	$62,146	$6,671	$0
Retail	1998	2003	$60,028	$0	$0	$0	$0
Computers	1998	2003	$60,509	$0	$0	$0	$0
Fixture	1998	2003	$102,237	$37,444	$0	$0	$0
Telecomm	1999	2003	$0	$2,658	$274	$274	$0
Mnfctg	1996	2003	$171,941	$0	$82,500	$35,869	$57,992
Medical	2000	2003	$26,752	$432	$2,837	$2,405	$0
Fixture	1998	2003	$1,156,650	$495,783	$574,889	$79,106	$(16,119)
Computers	1998	2003	$32,207	$0	$784	$13,125	$0
Telecomm	1998	2003	$153,853	$0	$14,000	$(11,000)	$0
Medical	1998	2003	$71,196	$125	$10,901	$0	$0
Telecomm	1998	2003	$14,121	$0	$0	$2	$0
Furniture	1998	2003	$12,802	$0	$0	$3	$0
Retail	1998	2003	$95,463	$0	$0	$(6)	$0
			$55,854,543	$11,615,745	$15,188,082	$3,542,370	$5,177,718
____________________
(1)	Acquisition cost includes Acquisition Fee.
(2)	Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Cash received and/or principal amount of debt reduction less any direct selling cost.

B-38

TABLE V

Sales or Dispositions of Equipment--Prior Public Programs—Fund Eight A
December 31, 2003
(unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Eight A for the three years ended December 31, 2003.

Lessee	Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost (1)	Net Book Value (2)	Net Proceeds (3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
CMGI, Inc	Computers	1998	2001	$463,856	$227,495	$225,795	$(1,700)	$(95,517)
CMGI, Inc	Computers	1998	2001	$4,292,944	$2,084,396	$2,118,854	$34,458	$(884,001)
Oxford Health Plans	Computers	1999	2001	$4,790,102	$376,819	$466,923	$90,105	$(1,459,758)
Oxford Health Plans	Computers	1999	2001	$4,425,850	$345,676	$430,262	$84,585	$(1,348,754)
Oxford Health Plans	Computers	1999	2001	$4,345,930	$341,878	$422,490	$80,613	$(1,324,399)
Oxford Health Plans	Computers	1999	2002	$4,191,582	$339,628	$418,461	$78,834	$0
Petsmart, Inc	Furniture	1998	2002	$931,031	$316,339	$509,928	$193,589	$259,632
Pharma Print, Inc	Manufacturing	1999	2002	$1,637,703	$0	$0	$0	$0
Pharma Print, Inc	Manufacturing	1999	2002	$521,515	$0	$0	$0	$0
Amazon.com	Computers	1999	2002	$7,463,414	$892,753	$215,621	$(677,133)	$0
Petsmart, Inc	Furniture	1998	2003	$1,521,870	$497,593	$807,620	$310,027	$298,837
E-Trade Group	Furniture	2000	2003	$1,910,231	$479,873	$764,077	$284,205	$(452,147)
Boeing	Aircraft	1997	2003	$20,136,500	$16,107,158	$13,222,722	$(2,884,436)	$(99,588)
Sky Airlines	Aircraft	1997	2003	$19,872,166	$14,503,285	$10,022,244	$(4,481,041)	$(2,245,321)
				$76,504,692	$5,902,449	$29,624,998	$(6,887,895)	$(5,006,107)
____________________
(1)	Acquisition cost includes Acquisition Fee.
(2)	Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Cash received and/or principal amount of debt reduction less any direct selling cost.

B-39

TABLE V

Sales or Dispositions of Equipment--Prior Public Programs—Fund Eight B
December 31, 2003
(unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Eight B for the three years ended December 31, 2003.

Lessee	Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost (1)	Net Book Value (2)	Net Proceeds (3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Whirlpool Corp	Construction	2000	2001	$149,521	$94,940	$134,600	$39,660	$24,328
Coca Cola	Transportation	2000	2001	$368,707	$33,567	$28,317	$(5,250)	$(49,770)
SG Cowen	Office Equipment	2000	2001	$161,433	$117,445	$128,455	$11,010	$(2,572)
International Paper	Construction	2000	2001	$1,868	$912	$2,100	$1,188	$434
The Perrier Group	Transportation	2000	2001	$9,123	$6,400	$10,578	$4,178	$2,169
Lucent Technologies	Computers	2000	2001	$95,917	$75,493	$83,055	$7,562	$16,799
Nestle , USA	Transportation	2000	2001	$239,914	$201,980	$231,828	$29,848	$83,579
AES c/o Somerset	Construction	2000	2001	$16,061	$6,082	$10,581	$4,499	$(765)
Telefonica	Office Equipment	2000	2002	$139,444	$88,181	$74,178	$(14,003)	$0
Borg Imaging	Medical	2000	2002	$41,720	$15,000	$20,250	$5,250	$0
AES c/o Somerset	Construction	2000	2002	$28,706	$10,199	$15,000	$4,801	$0
SG Cowen	Office Equipment	2000	2002	$431,526	$147,850	$219,750	$71,900	$0
SG Cowen	Office Equipment	2000	2002	$127,598	$70,114	$75,395	$5,281	$0
National Fuel Gas	Office Equipment	2000	2002	$121,484	$65,538	$80,550	$15,012	$0
National Fuel Gas	Office Equipment	2000	2002	$68,359	$37,168	$45,616	$8,448	$0
The Perrier Group	Tractors	2000	2002	$11,863	$4,954	$5,711	$757	$0
GE Engine Services	Production	2000	2002	$508,285	$124,363	$173,954	$49,591	$0
GE Engine Services	Production	2000	2002	$575,692	$64,976	$127,214	$62,238	$0
GE Engine Services	Production	2000	2002	$123,444	$8,838	$18,345	$9,507	$0
Conopco	Forklifts	2000	2002	$197,147	$983	$9,865	$8,882	$0
NBC	Production	2000	2002	$114,650	$57,978	$75,000	$17,022	$0
Rich Products	Trailers	2000	2002	$190,237	$118,245	$150,000	$31,755	$0
Crowley Foods	Trailers	2000	2002	$95,337	$51,029	$19,000	$(32,029)	$0
Niagra Mohawk	Construction	2000	2002	$64,505	$6,182	$16,859	$10,678	$0
Conopco	Forklifts	2000	2002	$104,386	$39,316	$43,878	$4,562	$0
Borg Imaging	Medical	2000	2002	$53,288	$9,200	$14,205	$5,005	$0
Cains	Forklifts	2000	2002	$16,996	$9,739	$9,450	$(289)	$0
Niagra Mohawk	Crane	2001	2002	$55,836	$37,308	$62,452	$25,144	$0
Tree of Life	Materials	2000	2002	$335,586	$153,786	$192,183	$38,396	$0
The Perrier Group	Tractors	2000	2002	$314,812	$152,002	$185,250	$33,248	$0
Coca Cola	Trailers	2001	2002	$184,091	$141,292	$156,877	$15,585	$0
Coca Cola	Trailers	2001	2002	$92,045	$76,022	$6	$(76,017)	$0

B-40

TABLE V

Sales or Dispositions of Equipment--Prior Public Programs—Fund Eight B (continued)
December 31, 2003
(unaudited)

Lessee	Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost (1)	Net Book Value (2)	Net Proceeds (3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)

Nestle, USA	Trailers	2000	2002	$404,282	$255,999	$256,366	$367	$0
Xerox Corporation	Forklifts	2000	2002	$4,180	$3,200	$1,190	$(2,010)	$0
Lucent Technologies	Computers	2000	2002	$70,497	$52,200	$14,184	$(38,016)	$0
Lucent Technologies	Computers	2000	2002	$150,467	$72,002	$27,867	$(44,135)	$0
Conopco	Forklifts	2000	2002	$460,253	$238,928	$285,293	$46,365	$0
Borg Imaging	Printer	2000	2002	$129,931	$14,885	$23,833	$8,948	$0
Nestle, USA	Circuit Board	2000	2002	$147,400	$73,471	$48,800	$(24,671)	$0
GE Plastics	Forklifts	2000	2002	$51,612	$17,086	$45,000	$27,914	$0
Crowley Foods	Trailers	2000	2003	$5,682	$4,716	$2,500	$(2,216)	$590
National Fuel Gas	Office Equipment	2000	2003	$95,933	$33,376	$44,808	$11,432	$(1,828)
International Paper	Trucks	2000	2003	$101,141	$59,907	$47,000	$(12,907)	$12,986
Nestle, USA	Materials	2000	2003	$17,832	$7,306	$8,000	$694	$3,490
Nestle, USA	Materials	2000	2003	$45,568	$17,448	$20,780	$3,332	$269
Avery Dennison	Forklifts	2000	2003	$66,564	$0	$6,774	$6,774	$(13,255)
Avery Dennison	Forklifts	2000	2003	$68,458	$0	$6,250	$6,250	$(14,349)
Conopco	Forklifts	2000	2003	$37,082	$47,854	$37,394	$(10,460)	$(3,489)
Perrier Grp	Tractor/Truck	2000	2003	$28,308	$38,328	$55,648	$17,320	$23,137
Lucent Tech	Circuit Board	2000	2003	$61,087	$78,080	$30,171	$(47,909)	$(16,002)
Lucent Tech	Circuit Board	2000	2003	$33,260	$40,000	$15,000	$(25,000)	$(4,852)
Heluva Good Cheese	Forklifts	2000	2003	$8,463	$0	$2,132	$2,132	$(1,552)
Conagra	Trailers	2000	2003	$86,917	$119,080	$147,824	$28,744	$87,822
Conagra	Misc Material	2000	2003	$62,390	$85,476	$129,500	$44,024	$60,574
Conagra	Misc Material	2000	2003	$13,953	$19,481	$23,566	$4,085	$13,282
Conagra	Production	2000	2003	$11,962	$17,258	$18,421	$1,163	$4,949
Conagra	Production	2000	2003	$8,271	$11,548	$12,737	$1,189	$3,421
Conagra	Production	2000	2003	$53,931	$75,299	$83,051	$7,752	$22,312
CSK Auto	Computers	2000	2003	$2,024,558	$674,388	$1,000,907	$326,519	$344,879
CSK Auto	Retail Signs	2001	2003	$4,250,000	$2,234,060	$2,670,014	$435,954	$312,149
				$13,539,564	$6,318,456	$7,485,512	$1,167,056	$908,735
____________________
(1)	Acquisition cost includes Acquisition Fee.
(2)	Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Cash received and/or principal amount of debt reduction less any direct selling cost.

B-41

TABLE V

Sales or Dispositions of Equipment--Prior Public Programs—Fund Nine
December 31, 2003
(unaudited)

The following table summarizes the sales or dispositions of equipment for Fund Nine for the three years ended December 31, 2003.

Lessee	Type of Equipment	Year of Acquisition	Year of Disposition	Total Acquisition Cost (1)	Net Book Value (2)	Net Proceeds (3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
OAO Corporation	Computer	2001	2003	$298,325	$61,297	$75,767	$14,470	$(116,570)
OAO Corporation	Computer	2001	2003	$1,040,479	$218,965	$237,552	$18,587	$(380,800)
Ball Corporation	Material Handling	2001	2003	$28,816	$11,356	$17,500	$6,144	$(1,316)
Ball Corporation	Copier	2001	2003	$6,882	$613	$1,858	$1,245	$(2,704)
International Paper	Copier	2001	2003	$219,881	$84,263	$98,028	$13,765	$(42,696)
Texas Genco	Railcars(11)	2002	2003	$150,205	$139,883	$82,832	$(57,051)	$(30,827)
Conwell Corporation	Trailer	2003	2003	$38,855	$38,183	$39,079	$897	$0
Ball Corporation	Material Handling	2002	2003	$20,345	$2,708	$2,131	$(578)	$(11,639)
Ball Corporation	Material Handling	2002	2003	$6,369	$630	$2,192	$1,562	$(1,884)
				$1,810,157	$557,897	$556,938	$(960)	$(588,436)
____________________
(1)	Acquisition cost includes Acquisition Fee.
(2)	Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Cash received and/or principal amount of debt reduction less any direct selling cost.

B-42

EXHIBIT C

ICON LEASING FUND ELEVEN, LLC
INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT

Consult with your financial planner regarding suitability requirements and subscriber representations.

1.	INVESTMENT	•	Each share costs $1,000.00.
		•	The minimum initial investment for U.S. citizens and U.S. resident aliens is 5 shares ($5,000.00).
For IRAs and Qualified Plans, the minimum initial investment is 3 shares ($3,000.00).
•
If you purchased shares of ICON Income Fund Ten, LLC or ICON Income Fund Nine, LLC or limited partnership units in ICON Income Fund Eight B L.P., you may elect to reinvest your distributions from those funds into ICON Income Fund Eleven, LLC without making the minimum investment.

2.	REGISTRATION INFORMATION	•	Complete all of the information requested in 2(a) and 2(c).
		•	Complete section 2(b) only if this investment is for an IRA, Qualified Plan or Trust.

3.	FORM OF OWNERSHIP	•	Mark only one box.
		•	Consult your registered representative with any questions for designation on form of ownership.

4.	DISTRIBUTION ALTERNATIVES	•	For non-qualified accounts only, complete this section if you want your distributions sent to an address other than as shown in Section 2(a).

5.	SIGNATURES AND INITIALS	•	Signature(s) and initials of subscriber(s) are required for all parties in each of the spaces provided. Subscriptions cannot be accepted without signature(s) and initials.
		•	Signature of an authorized partner or officer is required for a Partnership or Corporation.
Signature of a trustee is required for a Custodial or Trust account.

6.	BROKER/DEALER INFORMATION	•
The registered representative must complete this section of the Subscription Agreement. An authorized branch manager or registered principal of the broker/dealer firm must sign the Subscription Agreement. Subscriptions cannot be accepted without this broker/dealer authorization.

7.	INVESTMENT CHECK & SUBSCRIPTIONS	•
If your registered representative notifies you that the sale of 1,200 shares (or 10,000 shares in the case of residents of Pennsylvania) has not been completed, make checks payable to "The JP Morgan Chase Bank ICON Leasing Fund Eleven, LLC Escrow Account." Otherwise, make checks payable to "ICON Leasing Fund Eleven, LLC." Your check should be in the amount of your subscription as shown in Section 1 of the Subscription Agreement.

		•	Wiring instructions are available upon request.
Mailing:
For IRA or Qualified Accounts, mail the subscription document with your check and any transfer instructions to your designated Custodian.
		•	For all other accounts, mail the subscription document with your check to:
Equity Department
ICON Capital Corp.
100 Fifth Avenue, Tenth Floor
New York, New York 10011

		•	The pink copy of the Subscription Agreement will be returned to you for your records upon confirmation of your ICON investment.
		•	The yellow copy for the Subscription Agreement is for the Registered Representative.

NO SUBSCRIPTION AGREEMENT WILL BE PROCESSED UNLESS FULLY COMPLETED AND ACCOMPANIED BY PAYMENT IN FULL. ANY SUBSCRIPTION PAYMENT WHICH IS DISHONORED WILL CAUSE THE SUBSCRIPTION AND ANY CERTIFICATE FOR SHARES TO BE VOID AS OF THE SUBSCRIPTION DATE AND SHALL OBLIGATE THE SUBSCRIBER TO PAY ALL COSTS AND CHARGES ASSOCIATED THEREWITH.

If you have any questions about completing this Subscription Agreement, please call ICON Capital Corp., Subscription Processing Desk, at (800) 343-3736 x140.

Important Information About Opening an Account: In order to assist the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. When opening an account, you will be asked for your name, address, date of birth and other information that will be used to identify you, including a driver's license or other identifying documents.

C-1

IMPORTANT INFORMATION FOR SUBSCRIBER(S)

•	No offer to sell shares may be made except by means of this prospectus.

•	You should not rely upon any oral statements by any person, or upon any written information other than as specifically set forth in this Prospectus and Supplements thereto or in promotional brochures clearly marked as being prepared and authorized by the Manager of Fund Eleven, ICON Capital Corp., or by the Dealer-Manager, ICON Securities Corp., for use in connection with the offering of shares to the general public by means of this Prospectus.

•	An investment in the shares involves certain risks including, without limitation, the matters set forth in the Prospectus under the captions "Risk Factors," "Conflicts of Interest," "Management" and "Federal Income Tax Consequences."

•	The representations you are making on page C-4 do not constitute a waiver of any of your rights under the Delaware Limited Liability Company Act or applicable federal and state securities laws.

•	The shares are subject to substantial restrictions on transferability.

•	There will be no public market for the shares.

•	It may not be possible for you to readily liquidate your shares, if at all, even in the event of an emergency.

•	Any transfer of shares is subject to our approval and must comply with the terms of Section 10 of the LLC Agreement.

•	Some states impose more stringent standards than the general requirements described under the "Investor Suitability" section in the Prospectus.

•	The State of California has additional restrictions on the transfer of shares, as summarized in the following legend:

"It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the Sate of California, except as permitted in the Commissioner's rules."

C-2

ICON

**ICON USE ONLY**
Date:________________________
No. of Shares:________________
Blue Sky State:_______________
Officer Approval:

**1. Type of Investment:** (check one)

Initial Investment — Dollar Amount $ ____________________
Additional Investment — No. of Shares ____________________

**2. Registration Information:** (Please type or print clearly)

(a) Subscriber Information
Name(s) Mr./Mrs./Ms.____________________
Tax I.D. No. or Social Security No.____________________
Residential Address____________________
City____________________ State____________________ Zip Code ____________
Telephone No.____________________

(c) Citizenship (check one)
U.S. Citizen
U. S. Resident Alien

(b) Trustee or Custodial Information (Qualified Plans, other SEP, Keogh, Trustee, etc.) (if applicable)
Trustee/Custodian's Name(s) ____________________ Tax I.D. No.____________________
FBO____________________ Acct. No.____________________
Date Trust or Account Established____________________ Year to Which Subscription Applicable____________________
Trustee's or Custodian's Address____________________
Street____________________
City____________________ State____________________ Zip Code____________________
Contact Name____________________ Telephone No.____________________

**3. Form of Ownership:** (check only one)

☐ Individual Ownership
☐ Husband and Wife, as Community Property
☐ Corporation
☐ Trust
☐ Joint Tenants
☐ Partnership
☐ Custodial Account
☐ Profit Sharing Plan
☐ Tenants in Common
☐ IRA, SEP, Keogh
☐ 401(k)
☐ Defined Benefit Plan

**FIDUCIARY ACCOUNTS ONLY**
(all Sections in 2(b) must be filled out)
____________ IRA, SEP, Keogh
____________ Custodial Account
____________ Profit Sharing Plan

For Individual Ownership or JTWROS Only: Transfer Upon Death (optional)
____________________________________________
*Transferee Name and Social Security No.

**4. Distribution Alternatives:** (Complete if Payee is different than in Section 2(a) or 2(b) above, or if distributions are to be reinvested.)

Check if:
☐ You would like to have distributions reinvested in additional shares during the Offering Period. (Up to an 8% sales commission on the amount reinvested to be paid to your broker).
☐ You would like to have direct deposits of distributions or to have your distributions split between one or more Payees. (If you elect this alternative you must complete the Special Payment Instruction Form).
☐ You would like to have distributions sent to the Payee and Address listed below. Complete the following section:

Payee Name____________________
Branch____________________ Acct. No.____________________ ABA No.____________________
Street Address____________________
City____________________ State____________________ Zip Code____________________

**5. Initials and Signatures**

The undersigned confirms that he/she/it:
- (Initial _______ ) Received the Prospectus at least five business days prior and has read page C-2 hereof.
- (Initial _______ ) Makes the representations contained on page C-4 hereof.
- (Initial _______ ) Acknowledges that an investment in shares is not liquid.
- (Initial _______ ) Declares that, to the best of his/her/its knowledge, all information in Sections 1-4 on this page C-3 is accurate and may be relied upon by the Manager.
- (Initial _______ ) Appoints the Manager as his/her/its attorney-in-fact as described in Paragraph 2 on page C-4.
- (Initial _______ ) Meets the minimum income and net worth standards established by Fund Eleven.
- (Initial _______ ) Is purchasing the shares for his/her/its own account and not with a view to distribution.

**BY SIGNING THIS AGREEMENT, THE SUBSCRIBER IS NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED.**

**Subscriptions cannot be accepted without initials and signature(s)**

X ____________________
Subscriber's Signature — Date

X ____________________
Authorized Signature — Date
(Custodian/Trustee/Officer/Partner)

X ____________________
Subscriber's Signature — Date

X ____________________
Authorized Signature — Date
(Custodian/Trustee/Officer/Partner)

**6. Broker/Dealer Information:** (Please type or print clearly)

The Selling Dealer must sign below and, by doing so, represents that both it and its registered representative which solicited the subscription (the "Registered Representative"): (i) is duly licensed by, and in good standing with, the NASD and may lawfully offer shares in the State(s) listed in Section 2(a); (ii) has reasonable grounds to believe, based on information obtained from the Subscriber concerning his/her investment objectives, other investments, financial situation and needs and any other information known by the Selling Dealer or Registered Representative, that the Investment described in Section 1 is suitable in light of Subscriber's income, net worth and other characteristics; (iii) the Registered Representative has (a) informed the Subscriber as to the risk of ownership and limited liquidity of the shares and (b) delivered a current copy of the Prospectus to the Subscriber in connection with the offering of shares; and (iv) the Selling Dealer has complied with all of the terms of the Selling Dealer Agreement.

Brokerage Firm Name____________________
Supervisor____________________ Telephone No.____________________
Registered Representative Name____________________
Rep. No.____________________ Telephone No.____________________
Representative's Street Address____________________
City____________________ State____________________ Zip Code____________________
Authorized Signature X____________________

**(Branch Manager or Registered Principal)**
**Subscription cannot be accepted without signature.**

**7. Investment Check & Subscriptions:**

Mail the completed Subscription Agreement with a check payable as indicated in the instructions to Section 7 to:
ICON Capital Corp., Attn: Equity Department, 100 Fifth Avenue, Tenth Floor, New York, NY 10011.
Wiring instructions available upon request.

ACCEPTANCE BY MANAGER OF ICON LEASING FUND ELEVEN, LLC — ICON Capital Corp., Manager

By: ____________________
Authorized Signature — Date

C-3

INVESTOR SUITABILITY REQUIREMENTS AND SUBSCRIBER REPRESENTATIONS

1.	Subscription for Shares.

•
Each Subscriber, by signing his/her name in Section 5 on Page C-3, thereby: (a) subscribes for the number and dollar amount of shares set forth in Section 1 on Page C-3; (b) agrees to become a member of Fund Eleven upon acceptance of his/her subscription by the Manager; and (c) adopts, and agrees to be bound by each and every provision of Fund Eleven's LLC Agreement and this Subscription Agreement.

•
Each Subscriber is tendering good funds herewith in full payment for the shares (computed at $1,000 per share), subject to waiver of commissions by some brokers (as described in the "Plan of Distribution" section of the Prospectus) and to the minimum investment requirements (as described in the "Subscriptions; Minimum Investment" Section of the Prospectus).

2.	Appointment of the Manager as Subscriber's Attorney-in-Fact.

•
By signing his/her name in Section 5 on Page C-3, (and effective upon admission as a member of Fund Ten), each Subscriber thereby makes, constitutes and appoints the Manager, each authorized officer of the Manager and each person who shall thereafter become a substitute Manager during the term of Fund Eleven, with full power of substitution, as the true and lawful attorney-in-fact of, in the name, place and stead of, such member, to the full extent, and for the purposes and duration, set forth in Section 15 of the Operating Agreement (all of the terms of which are hereby incorporated herein by this reference).

•
Such purposes include, without limitation, the power to make, execute, sign, acknowledge, affirm, deliver, record and file any (a) document or instrument which the Manager deems necessary or desirable to carry out fully the provisions of the LLC Agreement (in the manner and for the purposes provided in Section 15.1 of the LLC Agreement) and (b) amendment to the LLC Agreement and to the Certificate of Formation of Fund Eleven (in the manner and for the purposes provided in Section 15.2 of the LLC Agreement, including, without limitation, admission of Members to Fund Eleven and any application, certificate, instrument, affidavit or other document required or appropriate in connection with registration or documentation of Fund Eleven's investments).

•
The foregoing appointment shall not in any way limit the authority of the Manager as attorney-in-fact for each Member of Fund Eleven under Section 15 of the LLC Agreement. The power of attorney hereby granted is coupled with an interest, is irrevocable and shall survive the Subscriber's death, incapacity, insolvency or dissolution or his/her/its delivery of any assignment of all or any portion of his/her/its shares.

3.	General Subscriber Representations.

•	As a condition to Subscriber's being admitted as a member of Fund Eleven, Subscriber hereby represents that he/she/it:

(a)
Either (i) has annual gross income of $60,000 plus a net worth of $60,000 (exclusive of his/her investment in Fund Eleven, home, home furnishings and automobiles) or a net worth of $225,000 (determined in the same manner), or (ii) meets any higher investor gross income and/or net worth standards applicable to residents of his/her/its State, as set forth in the 'Investor Suitability" Section of the Prospectus;

(b)	If Subscriber is an IRA or a Qualified Plan, it has been accurately identified as such in Sections 2(b) and 3 on Page C-3

(c)	Has accurately identified himself/herself in Section 2(c) on Page C-3 as a U.S. Citizen or a U.S. resident alien and

(d)	Each subscriber who is purchasing shares for Individual Ownership (as indicated in Section 3 on Page C-3) is in fact purchasing for his or her or its own account and not with a view to distribution.

•	If Subscriber is investing in a fiduciary or representative capacity, such investment is being made for one or more persons, entities or trusts meeting the above requirements.

4.	Additional Fiduciary and Entity Representations.

•
If the person signing this Subscription Agreement is doing so on behalf of another person or entity who is the Subscriber, including, without limitation, a corporation, a partnership, an IRA, a Qualified Plan, or a trust (other than a Qualified Plan), such signatory, by signing his/her/its name in Section 5 of Page C-3, thereby represents and warrants that

(a)	He or she is duly authorized to (i) execute and deliver this Subscription Agreement, (ii) make the representations contained herein on behalf of Subscriber and (iii) bind Subscriber thereby; and

(b)
This investment is an authorized investment for Subscriber under applicable documents and/or agreements (articles of incorporation or corporate by-laws or action, partnership agreement, trust indenture, etc.) and applicable law.

5.	Under penalty of perjury, by signing his/her/its name in Section 5 on Page C-3, each Subscriber thereby certifies that:

(a)	The Taxpayer Identification Number or Social Security Number listed in Section 2(a) or 2(b) (if applicable) on Page C-3 is correct; and

(b)
He/she/it is not subject to backup withholding either because the Internal Revenue Service has (i) not notified such Subscriber that he/she/it is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) has notified such Subscriber that he/she/it is no longer subject to backup withholding. (If you have been notified that you are currently subject to backup withholding, strike the language under clause (b) of this paragraph 5 before signing).

Upon the Subscriber's execution of this Subscription Agreement and acceptance thereof by the Manager, this Subscription Agreement (consisting of pages C-1 through C-4) will become a part of the LLC Agreement.

C-4

## SPECIAL PAYMENT INSTRUCTION FORM

### DISTRIBUTIONS TO DIRECT DEPOSIT ACCOUNTS AND/OR MULTIPLE PAYEES

Please use this form only if you would like your cash distributions to be directly deposited into an account and/or sent to more than one account, location or payee. Note that all distributions in an IRA must be sent to the custodian. You may designate up to five accounts, locations or payees.

First Payee Choose One: Direct Deposit by ACH OR Check

Bank Name____________________
Bank Address____________________
City__________ State__________ Zip__________
Branch No. ____________________

Name of Account Holder____________________
Account No.____________________
Account Type____________________
Bank Routing No.____________________

% to be Paid* [ ]

Second Payee Choose One: Direct Deposit by ACH OR Check

Bank Name____________________
Bank Address____________________
City__________ State__________ Zip__________
Branch No.____________________

Name of____________________
Account Holder____________________
Account No.____________________
Account Type____________________
Bank Routing No.____________________

% to be Paid* [ ]

Third Payee Choose One: Direct Deposit by ACH OR Check

Bank Name____________________
Bank Address____________________
City__________ State__________ Zip__________
Branch No.____________________

Name of____________________
Account Holder____________________
Account No.____________________
Account Type____________________
Bank Routing No.____________________

% to be Paid* [ ]

Fourth Payee Choose One: Direct Deposit by ACH OR Check

Bank Name____________________
Bank Address____________________
City__________ State__________ Zip__________
Branch No.____________________

Name of____________________
Account Holder____________________
Account No.____________________
Account Type____________________
Bank Routing No.____________________

% to be Paid* [ ]

Fifth Payee Choose One: Direct Deposit by ACH OR Check

Bank Name____________________
Bank Address____________________
City__________ State__________ Zip__________
Branch No.____________________

Name of____________________
Account Holder____________________
Account No.____________________
Account Type____________________
Bank Routing No.____________________

% to be Paid* [ ]

Original signatures of all joint investors or custodial authorizations are required.
* Please note that the total of all the "to be Paid" boxes should equal 100%.

____________________
Original Signature--Subscriber--Member
Or Authorized/Custodial Representative

____________________
Original Signature--Subscriber--Member
Or Authorized/Custodial Representative

Date Signed ____________________

____________________
Original Signature--Subscriber--Member
Or Authorized/Custodial Representative

Please make a copy for your records
Attach this form to the Subscription Agreement.

C-5

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The estimated expenses of the Company in connection with the offering (assuming the sale of the maximum of $200,000,000 of shares) are as follows:

Securities and Exchange Commission Registration Fee	$23,540
National Association of Securities Dealers, Inc. Filing Fee	$20,500
Blue Sky Expenses	$135,000
Legal Fees and Expenses	$250,000
Accounting Fees and Expenses	$110,000
Printing	$750,000
Advertising	$425,000
Miscellaneous	$50,000
Total	$1,764,040

ITEM 14. Indemnification of Managers and Officers

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless its members or manager or other persons from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in a limited liability company's limited liability company agreement.

Section 6.3 of the LLC Agreement of the Company, included in the prospectus as Exhibit A, provides for indemnification of the manager, its affiliates and individual officers under certain circumstances. Reference is made to such section of the LLC Agreement, and to “Summary of the LLC Agreement — Indemnification” and “Fiduciary Responsibility — Indemnification” in the prospectus.

The above discussion of Section 18-108 and of the Company’s LLC Agreement is not intended to be exhaustive and is respectively qualified in its entirety by such statute and the Company’s LLC Agreement.

ITEM 15. Recent Sales of Unregistered Securities

On December 17, 2004, the company was capitalized with the issuance to each of ICON Capital Corp. and Thomas W. Martin of 1 Share for a purchase price of $1,000 per share for an aggregate purchase price of $2,000. The Shares were purchase for investment and for the purpose of organizing the Company. The Company issued these Shares in reliance on an exemption from registration under Section 4(2) of the Securities Act.

ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit No.	Exhibit

1.1	Form of Dealer-Manager Agreement
1.2	Form of Selling Dealer Agreement
3.1*	Certificate of Formation of ICON Leasing Fund Eleven, LLC filed with the Delaware Secretary of State on December 2, 2004
4.1	ICON Leasing Fund Eleven, LLC Limited Liability Company Agreement (included as Exhibit A to the prospectus)
4.2	Subscription Agreement, including the member signature page and power of attorney (included as Exhibit C to the prospectus)
5.1*	Opinion of Hirschler Fleischer
8.1*	Opinion of Hirschler Fleischer with respect to certain tax matters
10.1	Form of Escrow Agreement
23.1	Consent of Hays & Company, LLP
23.2	Consent of Hays & Company, LLP
23.3*	Consent of Hirschler Fleischer (included in Exhibit 5.1)
23.4*	Consent of Hirschler Fleischer (included in Exhibit 8.1)
24.1	Power of Attorney (included on Signature Page)

* To be filed by amendment.

II-1

(b) Financial Statement Schedules.

All schedules have been omitted as the requested information is inapplicable or is presented in the prospectus, the balance sheets, financial statements or related notes.

ITEM 17. Undertakings

(a)  Rule 415 Offering.

The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) To send to each member at least on an annual basis a detailed statement of any transactions with the manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

II-2

(6) To send to the members, within 45 days after the close of each quarterly fiscal period, the information specified by the Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission.

(7) To send to the members the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Manager of the Company (or controlling persons of the Manager or of the Company) pursuant to the provisions described under Item 14 above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the manager or controlling person of the manager or of the Company in the successful defense of any action suit or proceeding) is asserted by any such manager or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c) The Company further undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 describing each lease transaction not described in the prospectus or a prior supplement to the registration statement promptly after there arises a reasonable probability that such transaction will be acquired if the transaction would require a commitment by the Company of an amount of offering proceeds in excess of 10 percent of the offering proceeds received as of that date by the Company.

II-3

TABLE VI

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on December 30, 2004.

ICON LEASING FUND ELEVEN, LLC (a Delaware limited liability company)

By:	ICON Capital Corp. its Manager

By:	/s/ Paul B. Weiss

Name: Paul B. Weiss Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael A. Reisner and Patricia Palmer and each of either or them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on this 30th day of December, 2004.

Signatures	Title(s)

/s/ Beaufort J. B. Clarke	Chief Executive Officer and Chairman of ICON
Beaufort J. B. Clarke	Capital Corp., the Manager of the Company

/s/ Paul B. Weiss	President and Director of ICON Capital Corp.
Paul B. Weiss

/s/ Thomas W. Martin	Executive Vice President, Treasurer and Director
Thomas W. Martin	of ICON Capital Corp.

II-5

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Form of Dealer-Manager Agreement
1.2	Form of Selling Dealer Agreement
3.1*	Certificate of Formation of ICON Leasing Fund Eleven, LLC filed with the Delaware Secretary of State on December 2, 2004
4.1	ICON Leasing Fund Eleven, LLC Limited Liability Company Agreement (included as Exhibit A to the prospectus)
4.2	Subscription Agreement, including the member signature page and power of attorney (included as Exhibit C to the prospectus)
5.1*	Opinion of Hirschler Fleischer
8.1*	Opinion of Hirschler Fleischer with respect to certain tax matters
10.1	Form of Escrow Agreement
23.1	Consent of Hays & Company, LLP
23.2	Consent of Hays & Company, LLP
23.3*	Consent of Hirschler Fleischer (included in Exhibit 5.1)
23.4*	Consent of Hirschler Fleischer (included in Exhibit 8.1)
24.1	Power of Attorney (included on Signature Page)

* To be filed by amendment.

II-6